PROSPECTUS
Filed Pursuant to Rule 424(b)(4)
Registration No. 333-280599

SAFE PRO GROUP INC.

1,020,000

Shares of Common Stock

This is the initial public offering of 1,020,000 shares of our common stock at an initial public offering price of $5.00 per share.

Prior to this offering, there has been no public market for our common stock. We have been approved to list our common stock on the NASDAQ Capital Market (the “Nasdaq”) under the symbol “SPAI.”

In addition to the firm commitment underwritten offering of our common stock by us pursuant to this prospectus, simultaneously with the initial public offering, certain of our securities holders are offering 897,120 shares of our common stock pursuant to a prospectus to be used in connection with the potential distribution of such shares by such security holders (the “Resale Prospectus”).

We are an “emerging growth company” and a “smaller reporting company” as defined under U.S. federal security laws and, as such, have elected to comply with certain reduced public company reporting requirements in this prospectus and future filings. Investing in our common stock involves a high degree of risk. See “Prospectus Summary — Implications of Being an Emerging Growth Company”, “Prospectus Summary – Implications of Being a Smaller Reporting Company” and “Risk Factors — Risks Related to this Offering and Ownership of Our Common Stock”.

Upon the closing of this offering, our officers and directors will retain controlling voting power in our company. As a result, our officers and directors will have the ability to substantially influence all matters submitted to our stockholders for approval and to substantially influence or control our operations, management, and affairs. In addition, we will be a “controlled company” under Nasdaq’s rules, although we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the rules of Nasdaq. See “Risk Factors – If we are a ‘controlled company’ under the rules of Nasdaq, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public stockholders.” for more information.

Investing in our common stock is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, ACCURATE, OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share	Total
Initial public offering price (1)	$5.00	$5,100,000
Underwriting discounts and commissions (2)	$0.40	$408,000
Proceeds to us, before expenses	$4.60	$4,692,000

(1)	Assumes no exercise of the over-allotment option we have granted to the underwriters, as described below.

(2)	Represents an underwriting discount of 8.0%. We have also agreed to issue to the representative warrants to purchase up to a total of 51,000 shares of common stock at an exercise price equal to $6.25 per share. The warrants and the underlying shares of common stock are registered on the registration statement of which this prospectus is a part, See “Underwriting” on page 52 for additional disclosure regarding compensation payable to the underwriters.

We have granted a 45-day over-allotment option to the underwriters to purchase up to an aggregate of 153,000 additional shares of common stock solely to cover over-allotments, if any. The purchase price to be paid per additional share of common stock will be equal to the public offering price of one share, less the underwriting discounts and commissions.

The underwriters expect to deliver our shares to purchasers in the offering on or about August 29, 2024.

Sole Book-Running Manager

Dawson James Securities, Inc.

Spartan Capital Securities LLC

The date of this prospectus is August 28, 2024.

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ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part, which we have filed with the Securities and Exchange Commission (the “SEC”), includes exhibits that provide more detail on the matters discussed in this prospectus.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or any related free writing prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the jurisdiction of the United States who come into possession of this prospectus are required to inform themselves about and to observe any restrictions relating to this Offering and the distribution of this prospectus applicable to that jurisdiction.

Unless the context otherwise requires, the terms the “Company,” “Safe Pro Group,” “we,” “us” and “our” refer to Safe Pro Group Inc. and our subsidiaries. We have registered our name, logo and the trademarks “Airborne Response®” and “SpotlightAI™” in the United States. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners. Except as set forth above and solely for convenience, the trademarks and trade names in this prospectus are referred to without the ®, © and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets, which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Through and including September 22, 2024 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and may not contain all of the information that you should consider before investing in our shares of common stock. You are urged to read this prospectus in its entirety, including the information under “Risk Factors” and our financial statements and related notes included elsewhere in this prospectus before making an investment decision.

Our Company

Safe Pro Group has strategically acquired and assembled three business units focused on protecting those who protect us all. Our strategic emphasis is on the development of a cloud-based ecosystem for analyzing drone imagery utilizing proprietary artificial intelligence (“AI”), machine learning (“ML”), deep learning, and applied computer vision software for hyper scalable processing, analysis, and reporting. Our core capabilities include artificial intelligence/machine learning, mission critical drone services and the manufacturer of ballistic protective products. Safe Pro is led by a team of executives and subject matter experts drawn from the government and commercial sectors dedicated to assembling unique safety and security technologies for governments, enterprises, and non-governmental organizations (“NGOs”) enabling them to respond to evolving threats.

We provide the following categories of product offerings and solutions to our customers:

●	Artificial Intelligence and Machine Learning Software Technology and Photogrammetry Analysis Tools. Through our Safe Pro AI (“Safe Pro AI”) unit, we have developed an ecosystem of advanced artificial intelligence-powered object detection and data analysis and reporting tools for hyper-scalable, cloud-based processing of drone imagery. Our machine learning, deep learning, and applied computer vision software technologies layer AI detection into advanced photogrammetry applications, specifically, the collection, processing, and analysis of aerial imagery captured by commercial-off-the-shelf (“COTS”) drone platforms. Safe Pro AI’s AI-powered analysis engine and software tools enable the rapid detection and identification of small objects present in drone-based images and utilize that data and imagery to securely generate detailed, high resolution orthomosaic maps highlighting objects of interest. Our AI data analysis tools, utilizing our robust proprietary datasets, can support humanitarian, government/military, enterprise, NGO and first responder markets by providing situational awareness and delivering actionable intelligence.

○	Currently, our patent-pending software blends AI, machine learning and computer vision capabilities that enable rapid, cloud-based automated processing of drone imagery and data for small object detection of threats such as landmines, unexploded ordnance (“UXO”), and other remnants of war. Our software ecosystem supports a wide array of applications and use cases where the ability to rapidly analyze drone-based imagery can significantly improve operational effectiveness and safety such as:

■	Allowing security and first responder personnel to detect items of interest including contraband or weapons at an incident location;

■	Detecting damage or potential structural issues present in critical infrastructure such as roads or bridges which can indicate potentially hazardous conditions; and,

■	Analyzing agricultural crops for growth or signs of crop damage, as well as collecting data to generate topographical maps to detect and correct drainage issues.

●	Bullet and Blast Resistant Personal Protection Equipment. Through our Safe-Pro USA, LLC unit, we are a specialist in the manufacturer of ultra-premium bullet and blast resistant protection equipment utilized by domestic and international customers in the military, law enforcement, and humanitarian/peacekeeping markets.

○	We offer a full array of bullet and blast resistant personal protection equipment including:

■	Complete Explosive Ordnance Disposal (“EOD”) Systems, demining aprons and bomb blankets; body armor & ballistic plates, complying with government and industry standards as well as armor systems for ground vehicles and aircraft including helicopters.

○	We have more than 30 years of combined experience in the U.S. defense industry with a proven expertise and strength in the design, engineering, and manufacture of advanced armor composites.

■	All bullet and blast resistant protection equipment are proudly designed, engineered, and manufactured in the United States and meets or exceeds the United States Government and NATO standards including U.S. National Institute of Justice (“NIJ”) and STANAG standards.

●	Aerial Managed Services and Mission-Critical Uncrewed Solutions Through our Airborne Response Corp. unit, we provide a wide range of contracted aerial platform-based technology services predominantly using small Uncrewed Aircraft Systems (“UAS”) — commonly referred to as “drones.” This includes Drone as a Responder, critical infrastructure inspection, storm and emergency response, and other customized aerial remote sensing, sometimes combined with machine learning and artificial intelligence (“AI”) processing, to provide comprehensive data-driven insights and detailed reporting to allow our customers to improve decision making surrounding their core operations.

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○	Services offered include:

■	Drone as a Responder (“DaaR”) solutions providing autonomous drone operations in support of public safety, emergency management, security, critical infrastructure, and other rapid incident response and assessment needs.

■	Critical infrastructure inspection (ex: telecommunications networks and power grids) utilizing visual and/or IR/ thermal sensors.

■	Data capture, analytics and processing powered by machine learning and artificial intelligence (“AI”) to provide customers with comprehensive data-driven insights and reporting.

■	Aerial mapping of ground-based infrastructure and other targeted assets.

■	UAS-related training and consultation services.

■	Other customized and/or specialized services upon request by key customers.

○	Drone-based, aerial services are provided to customers across multiple industries including:

■	Enterprises such as critical infrastructure, insurance, public utilities, and telecommunication network operators.

■	State and local/municipal governments and agencies.

■	First responders including police, fire and other public safety organizations.

To date, we have incurred substantial operating losses since our inception, and expect to continue to incur significant operating losses for the foreseeable future. For the quarter ended March 31, 2024, and 2023, we have incurred net losses of $1,143,860 and $482,987, respectively. As of March 31, 2024, we had an accumulated deficit of $7,966,150. For the years ended December 31, 2023, and 2022, we have incurred net losses of approximately $6.3 million and $0.5 million, respectively. As of December 31, 2023, we had an accumulated deficit of approximately $6.8 million.

SAFE PRO GROUP INC.

Safe Pro Group was formed as a holding company to acquire innovative security and protection products and through a series of acquisitions, we and our operating subsidiaries have expanded our service offerings and geographic reach over the past two years.

On June 7, 2022, pursuant to a Share Exchange Agreement, we completed the acquisition of our wholly-owned subsidiary, Safe-Pro USA, LLC. Safe-Pro USA LLC was formed in November 2008 and develops an array of unique products in development for, and marketed to, government, law enforcement and humanitarian aid organizations seeking personal protective gear. Pursuant to the Share Exchange Agreement, the Company acquired 100% of the member interests of Safe-Pro USA, LLC in exchange for 3,000,000 shares of the Company’s Series A Preferred Stock.

On August 29, 2022, pursuant to an Acquisition Agreement, we acquired our wholly-owned subsidiary, Airborne Response Corp., a provider of mission critical aerial intelligence solutions using uncrewed aircraft systems (“UAS”) – more commonly known as “drones”. Pursuant to the Acquisition Agreement, the Company acquired 100% of the member interests of Airborne Response Corp. for 3,275,000 shares of the Company’s Series B Preferred Stock.

On March 9, 2023, pursuant to a Share Exchange Agreement, we acquired our wholly-owned subsidiary, Demining Development LLC, the developer of award-winning AI, ML and computer vision systems. Pursuant to the Share Exchange Agreement, the Company acquired 100% of the member interests of Demining Development LLC in exchange for 281,250 shares of the Company’s common stock. Following the acquisition, the business was renamed Safe Pro AI LLC.

As a result of our acquisitions, our company is comprised of the following principal operating units, each of which was acquired because they possess emerging technologies that can be leveraged together to create innovative new approaches to the development and sale of security and protective solutions for customers:

●	Safe Pro AI LLC is a developer of award-winning advanced artificial intelligence (“AI”), powered data analysis tools for hyper-scalable cloud-based processing of drone imagery and data. Safe Pro AI’s capabilities enable the rapid, automated processing of drone imagery making it an ideal solution for several applications including demining, in law enforcement and security, as well as critical infrastructure monitoring. The technology currently is being applied to the identification, classification, and clearance of landmines. Powered by the hyper-scalability of the Amazon Web Services Cloud (“AWS”), it is built with an extensive proprietary landmine and unexploded ordnance (“UXO”) dataset. Safe Pro AI’s initial software platform called SpotlightAI, can rapidly detect threats from commercially available drone imagery, relaying precise GPS location and actionable reporting information to decision makers and ground personnel, greatly increasing the scale and efficacy of remediation efforts versus existing human and dog-based identification methods. Through the combination of AI, ML, and drone technologies, Safe Pro’s new demining solution directly addresses the limitations of current landmine/UXO clearance methodologies which can be slow, expensive, and dangerous. The Company intends to utilize its AI, ML and computer vision technology to create and analyze large datasets. The Company’s technology is currently under evaluation and use in the field by the Ukrainian government as well as several humanitarian aid organizations.

●	Safe-Pro USA LLC is a manufacturer of bullet and blast resistant personal protection equipment. Safe-Pro USA LLC designs solutions to meet mission requirements and budgets for a full array of protective solutions including complete Explosive Ordnance Disposal (“EOD”) systems, demining aprons and bomb blankets to lightweight and body armor and ballistic plates. Safe-Pro USA LLC serves multiple international customers and several U.S. Government and law enforcement end users. In July 2023, Safe-Pro Group was awarded a Multiple Award Schedule (“MAS”) contract by the U.S. General Services Administration (“GSA”) for its Safe-Pro USA ballistic protection products. This contract will allow Federal, State and Local government customers and agencies to easily purchase its Explosive Ordnance Disposal (“EOD”) and Personal Protective Equipment (“PPE”) products through the GSA Schedule for their safety and security needs. The government contract was awarded with an initial five-year term with three extensions for five years each for a maximum of twenty years. In October 2023, Safe-Pro USA was certified as a HUBZone small business concern by the U.S. Small Business Administration. The Historically Underutilized Business Zone (HUBZone) program’s purpose is to provide Federal contracting assistance for qualified small business concerns located in historically underutilized business zones, in an effort to increase employment opportunities, investment, and economic development. The HUBZone program includes unique access to certain federal government contracts, set-aside opportunities, and priority consideration in competitive procurements for certified companies in compliance with the Federal Acquisition Regulation (FAR).

●	Airborne Response Corp., a provider of mission-critical uncrewed solutions and aerial managed services using uncrewed aircraft systems (“UAS”) – more commonly known as “drones” – to State and Local municipalities, agencies and institutions and enterprise customers. Airborne Response provides a wide range of UAS-based aerial technology services, including Drone as a Responder (“DaaR”), critical infrastructure inspection, storm and disaster emergency response and customized aerial data capture. Combined with machine learning and artificial intelligence (“AI”) processing, these services can provide customers with comprehensive data-driven insights and customized reporting to help clients improve decision making surrounding their core operations. Airborne Response Corp. currently serves an existing base of enterprise customers, including Florida Power & Light (“FPL”), Citizens Property Insurance Corporation, and Motorola Solutions and was actively engaged in supporting state and local agency response, relief, and recovery efforts in the aftermath of Category 4 Hurricane Ian in September 2022. In November 2023, Airborne Response Corp. was awarded its first Drone as a Responder services contract by a city police department in South Florida under which it will provide operational support for law enforcement, public safety, and other first responders, assisting them to utilize advanced, U.S.-friendly “Blue-UAS” drone technologies for both “Blue Sky” normal business operations as well as “Gray Sky” rapid incident management and disaster response operations.

Each of our operating subsidiaries is operated and managed under a centralized corporate structure, as reflected in our corporate structure chart below:

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Summary of Risk Factors

Our ability to execute our business strategy is subject to numerous risks, as more fully described in the section captioned “Risk Factors” immediately following this prospectus summary. You should read these risks before you invest in our common stock. In particular, risks associated with our business include, but are not limited to, the following:

●	We lack an established operating history on which to evaluate our consolidated business and determine if we will be able to execute our business plan, and we can give no assurance that our operations will result in profits.

●	We incurred net losses for; the three months ended March 31, 2024 of $1,143,860 and for the years ended December 31, 2023 and 2022, respectively of $6,314,649 and $507,641. We cannot assure as to when, or if, we will become profitable and generate positive cash flows.

●	We expect to continue to incur losses from operations and negative cash flows, which raise substantial doubt about our ability to continue as a going concern.

●	We may not generate sufficient cash flows to cover our operating expenses.

●	If we are unable to obtain additional funding when needed, our business operations will be harmed, and if we do obtain additional financing, our then-existing shareholders may suffer substantial dilution.

●	Raising capital in the future could cause dilution to our existing shareholders and may restrict our operations or require us to relinquish rights.

●	The re-occurrence of the COVID-19 pandemic may negatively affect our operations depending on the severity and longevity of the pandemic.

●	Rapid technological change in our market and/or changes in customer requirements could cause our products to become obsolete or require us to redesign our products, which would have a material adverse effect on our business, operating results and financial condition.

●	Changes in legislation at both the Federal and state levels may detrimentally impact our ability to perform certain contracted services to government customers.

●	Product development is a long, expensive, and uncertain process, and our failure to develop marketable products in our various markets could adversely affect our business, prospects and financial condition.

●	We compete with companies that have significantly more resources for their research and development efforts than we have or have received government contracts for the development of new products.

●	Product quality problems, defects, errors or vulnerabilities in our products could harm our reputation and adversely affect our business, financial condition, results of operations and prospects.

●	If critical components or raw materials used to manufacture our products become scarce or unavailable, then we may incur delays in manufacturing and delivery of our products, which could damage our business.

Controlled Company Status

Upon the closing of this offering, our officers and directors will retain controlling voting power in our company. As a result, our officers and directors will have the ability to substantially influence all matters submitted to our stockholders for approval and to substantially influence or control our operations, management, and affairs. In addition, we will be a “controlled company” under Nasdaq’s rules, although we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the rules of Nasdaq. See “Risk Factors – If we are a ‘controlled company’ under the rules of Nasdaq, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public stockholders.” for more information.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as the term is used in Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and therefore, we may take advantage of certain exemptions from various public company reporting requirements, including:

● a requirement to only have two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis;

● exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

● reduced disclosure obligations regarding executive compensation; and,

● exemptions from the requirements of holding a non-binding advisory stockholder vote on executive compensation and any golden parachute payments.

We may take advantage of these provisions for up to five years or such an earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenues, have more than $700.0 million in market value of our capital stock held by non-affiliates or issue more than $1.235 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available benefits of the JOBS Act. We have taken advantage of some of the reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We are also a “smaller reporting company,” as defined under SEC Regulation S-K. As such, we also are exempt from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and also are subject to less extensive disclosure requirements regarding executive compensation in our periodic reports and proxy statements. We will continue to be deemed a smaller reporting company until our public float exceeds $75 million on the last day of our second fiscal quarter in the preceding fiscal year.

Our Corporate Information

We were incorporated in the State of Delaware under the name CyberNate Corp. on December 15, 2021. On July 13, 2022, we effectuated a certificate of change with the State of Delaware, changing our name to Safe Pro Group Inc. Our principal business address is 18305 Biscayne Blvd, Suite 222, Aventura Florida 33160, and our telephone number is (786) 409-4030. Our website address is www.SafeProGroup.com, and many of our subsidiaries also have their own websites linked to and that may be accessed from our principal corporate website. Information on our website and on that of our subsidiaries is not part of this prospectus. We have included our website address as an inactive textual reference only.

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THE OFFERING

Securities Offered	1,020,000 shares of common stock.

Over-Allotment	We have granted the underwriters a 45-day over-allotment option to purchase up to an aggregate of 153,000 additional shares of common stock solely to cover over-allotments, if any. The purchase price to be paid per additional share of common stock shall be equal to the public offering price of one share, less the underwriting discounts and commissions.

Common Stock Outstanding before this Offering	9,117,583 shares

Common Stock Outstanding after this Offering	13,680,249 shares (or 13,833,249 shares if the underwriters exercise their over-allotment option in full).

Use of Proceeds

We estimate that we will receive net proceeds of approximately $4.2 million (or approximately $4.9 million if the underwriters exercise their over-allotment option to purchase additional shares in full) from this offering after deducting estimated underwriting discounts and commissions and estimated expenses payable by us.

We intend to use the net proceeds of this offering for the repayment of debt, working capital and general corporate purposes. See “Use of Proceeds” on page 20 for more information.

Risk Factors	An investment in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 6 for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.

Representative Warrants

Upon the closing of this offering, we will issue to Dawson James Securities, Inc., (“Dawson” or the “Representative”) as representative of the underwriters, warrants entitling the Representative to purchase up to 51,000 shares of common stock (the “Representative Warrants”). The Representative Warrants shall be exercisable beginning six months from the date of this prospectus for a period of five years from the commencement of sales pursuant to this registration statement of which this prospectus forms a part at an exercise price of $6.25 per share of common stock. The Representative Warrants and the underlying shares of common stock are registered on the registration statement of which this prospectus is a part. See “Underwriting” on page 52 for more information.

Lock-Up Agreements	Our executive officers and directors have agreed with the underwriters not to sell, transfer or dispose of any common stock or similar securities for 180 days following the effective date of the registration statement for this offering without the prior written consent of the Representative. Any other holders of more than 5% of the outstanding shares of our common stock have also agreed with the underwriters not to sell, transfer or dispose of any common stock or similar securities for 180 days following the effective date of the registration statement for this offering without the prior written consent of the Representative. See “Underwriting” on page 52 for more information.

Trading Symbol	Our common stock is listed on the Nasdaq under the symbol “SPAI”.

The number of shares of common stock to be outstanding after this offering is based on 9,117,583 shares of common stock outstanding as of August 2, 2024 plus (i) 2,810,000 shares of common stock to be issued upon the conversion of our outstanding Series A and Series B preferred stock into common stock upon the closing of this offering at a conversion price of $5.00, (ii) 1,020,000 shares of common to be issued for the offering, (iii) 480,000 shares of common as issuable to certain executives pursuant to their respective employment agreements, (iv) 252,666 shares issuable upon conversion of convertible notes and accrued interest as calculated to July 31, 2024, and does not give effect to:

● 849,768 shares issuable upon exercise of outstanding warrants to purchase our common stock at a weighted average exercise price of $1.26 per share;

● 3,345,000 shares available for future issuance under the Safe Pro Group Inc. 2022 Stock Plan; and

● 51,000 shares of common stock issuable upon exercise of warrants to be issued to the Representative in connection with this offering at an exercise price of $6.25 per share.

Unless otherwise indicated, this prospectus reflects and assumes no exercise by the underwriters of their over-allotment option.

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Selected Financial Information

The following tables set forth our summary financial data as of the dates and for the periods indicated. We have derived the summary statement of operations data for the quarter ended March 31, 2024 and 2023 from our unaudited consolidated financial statements included elsewhere in this prospectus. We have derived the summary statement of operations data for the years ended December 31, 2023 and 2022 from our audited consolidated financial statements included elsewhere in this prospectus. The following summary financial data should be read with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes and other information included elsewhere in this prospectus.

Consolidated Statement of Operations Data

	Three Months Ended		Years Ended
	March 31,	March 31,	December 31,	December 31,
	2024	2023	2023	2022
REVENUES:
Product sales	$222,356	$366,969	$622,455	$189,416
Services	85,297	6,538	295,265	961,191
Total Revenues	307,653	373,507	917,720	1,150,607

COST OF REVENUE
Product sales	148,212	229,169	461,111	204,556
Services	32,226	7,403	145,528	427,514
Total Cost of Revenues	180,438	236,572	606,639	632,070

Gross profit	127,215	136,935	311,081	518,537
Total Operating (expenses)	1,212,101	619,058	(6,618,011)	(1,021,380)
Total Other (expense)	(58,974)	(864)	(7,719)	(4,798)
Net loss	$(1,143,860)	$(482,987)	$(6,314,649)	(507,641)
Basic and diluted loss per share of common stock	$(0.13)	$(0.06)	$(0.79)	$(0.10)
Basic and diluted weighted average number of shares of common stock outstanding	8,779,825	7,499,798	7,984,743	5,284,610

Balance Sheet Data:

	March 31, 2024	December 31, 2023	As Adjusted IPO

Cash	$399,607	$703,368	$4,636,272
Current Assets	1,086,249	1,273,908	5,322,914
Total assets	3,165,280	3,430,199	7,401,945
Current Liabilities	2,139,018	1,416,729	1,222,946
Total liabilities	2,357,980	1,653,841	1,441,908
Stockholders’ equity	807,300	1,776,358	5,960,037
Total liabilities and shareholders’ equity	$3,165,280	$3,430,199	$7,401,945

(1) The “as adjusted – IPO” column assumes: (i) the issuance of 480,000 shares of common stock pursuant to certain employment agreements, (ii) the issuance of 2,810,000 shares of common stock upon the conversion of our outstanding Series A and Series B preferred stock into common stock upon the closing of this offering, (iii) the issuance of 252,666 shares of common stock issuable upon the conversion of convertible debt and accrued interest, and (iv) the receipt of the net proceeds from the sale of shares of our common stock by us in this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

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RISK FACTORS

An investment in our in our securities involves a high degree of risk. The risks described below include all material risks to investors in this offering that are known to our company. You should carefully consider such risks before participating in this offering. Our business, financial condition and results of operations could be materially harmed by these risks. As a result, the trading price of our common stock could decline, and you might lose all or part of your investment. When determining whether to buy our common stock, you should also refer to the other information in this prospectus, including our financial statements and the related notes included elsewhere in this prospectus.

Risks Related to Our Business and Industry

We lack an established operating history on which to evaluate our consolidated business and determine if we will be able to execute our business plan, and we can give no assurance that our operations will result in profits.

While Safe-Pro USA LLC has conducted business operations since 2008, Airborne Response Corp. has conducted business operations since 2016, and Safe Pro AI LLC has conducted business since 2021, they were later combined under Safe Pro Group on June 7, 2022, August 29, 2022, and March 9, 2023, respectively. We have a limited operating history as a consolidated company upon which you may evaluate our business and prospects. Our business operations are subject to numerous risks, uncertainties, expenses, and difficulties associated with early-stage enterprises. You should consider an investment in our company in light of these risks, uncertainties, expenses, and difficulties. Such risks include:

●	the absence of an operating history in our current business and at our current scale;

●	our ability to raise capital to develop our business and fund our operations;

●	expected continual losses for the foreseeable future;

●	our ability to anticipate and adapt to developing markets;

●	acceptance by customers;

●	limited marketing experience;

●	competition from competitors with substantially greater financial resources and assets;

●	the ability to identify, attract and retain qualified personnel; and
●	reliance on key personnel.

Because we are subject to these risks, and the other risks discussed below, you may have a difficult time evaluating our business and your investment in our company.

We incurred net losses for the three months ended March 31, 2024 and 2023, respectively and in the years ended December 31, 2023, and 2022, we cannot assure you as to when, or if we will become profitable and generate positive cash flows.

We have incurred significant net losses since our inception. For the quarter ended March 31, 2024, and 2023, we have incurred net losses of $1,143,860 and $482,987, respectively. As of March 31, 2024, we had an accumulated deficit of $7,966,150. For the years ended December 31, 2023, and 2022, we have incurred net losses of approximately $6.3 million and $0.5 million, respectively. As of December 31, 2023, we had an accumulated deficit of approximately $6.8 million. If our revenue grows more slowly than currently anticipated, or if operating expenses are higher than expected, we may be unable to consistently achieve profitability, our financial condition will suffer, and the value of our common stock could decline. Even if we are successful in increasing our sales, we may incur losses in the foreseeable future as we continue to develop and market our products and services. If sales revenue from any of our current products or any additional products that we develop in the future is insufficient, or if our product development is delayed, we may be unable to achieve profitability and, in the event, we are unable to secure financing for prolonged periods of time, we may need to temporarily cease operations and, possibly, shut them down altogether. Furthermore, even if we can achieve profitability, we may be unable to sustain or increase such profitability on a quarterly or annual basis, which would adversely impact our financial condition and significantly reduce the value of our common stock.

We may need to raise additional capital to grow our business and satisfy our anticipated future liquidity needs, and we may not be able to raise it on terms acceptable to us, or at all.

Growing and operating our business will require significant cash outlays, liquidity reserves and capital expenditures and commitments to respond to business challenges, including developing or enhancing new or existing products. As of August 2, 2024, we had cash on hand of $70,774. If cash on hand, cash generated from operations, and the net proceeds from this offering are not sufficient to meet our cash and liquidity needs, we may need to seek additional capital, potentially through debt or equity financing. To the extent that we raise additional capital through the sale of additional equity or convertible securities, your ownership interest may be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing, if available, would result in increased fixed payment obligations and a portion of our operating cash flows, if any, being dedicated to the payment of principal and interest on such indebtedness. In addition, debt financing may involve agreements that include restrictive covenants that impose operating restrictions, such as restrictions on the incurrence of additional debt, the making of certain capital expenditures or the declaration of dividends. Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our products. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or considering specific strategic considerations. If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or product candidate development programs or the commercialization of any product candidate or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, operating results and prospects and cause the price of the common stock to decline.

Our losses from operations could continue to raise substantial doubt regarding our ability to continue as a going concern. Our ability to continue as a going concern requires that we obtain sufficient funding to finance our operations.

We do not have sufficient existing cash and cash equivalents, without giving effect to the proceeds from this offering, to support operations for at least one year following the date our consolidated financial statements included in this prospectus are issued. Our independent registered public accounting firm has included an explanatory paragraph in its report on our financial statements as of December 31, 2023, stating that our recurring losses and cash used from operations since inception and required additional funding to finance our operations raise substantial doubt about our ability to continue as a going concern. If we are unable to obtain sufficient funding, we could be forced to delay the implementation of our business plan, and our financial condition and results of operations will be materially and adversely affected, and we may be unable to continue as a going concern. After the completion of this offering, future financial statements may continue to disclose substantial doubt about our ability to continue as a going concern. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all.

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We may not generate sufficient cash flows to cover our operating expenses.

Until we can generate significant sales of our various product lines, we expect to continue to incur losses primarily as a result of; lack of working capital needed to increase our sales force, personnel needed to accommodate the increase in sales and our corporate general and administrative expenses. Our operations to date have been funded primarily through sales of our debt and equity securities. As of March 31, 2024, we had negative working capital of approximately $1,052,769 and cash on hand of $399,607. Since inception to date of this filing, we have raised gross proceeds of approximately $3.3 million from the sale of debt and equity securities and used those proceeds to fund our business. We believe that our existing cash of $70,774, and the net proceeds of this offering will be sufficient to meet our anticipated cash requirements for at least two years from the closing of this offering. This estimate is based upon assumptions that may prove to be incorrect, and we could exhaust our available cash resources sooner than we currently expect. In the event that we are unable to generate sufficient cash from our operating activities or raise additional funds, we may be required to delay, reduce or severely curtail our operations or otherwise impede our on-going business efforts, which could have a material adverse effect on our business, operating results, financial condition and long-term prospects.

If we are unable to obtain additional funding when needed, our business operations will be harmed, and if we do obtain additional financing, our then-existing shareholders may suffer substantial dilution.

As we take steps in the commercialization and marketing of our products and technologies or respond to potential opportunities and/or adverse events, our working capital needs may change. We anticipate that if our cash and cash equivalents are insufficient to satisfy our liquidity requirements, we will require additional funding to sustain our ongoing operations and to continue our research and development activities. We do not have any contracts or commitments for additional funding, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all, if needed. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to conduct business operations. If we are unable to obtain additional financing to finance a revised growth plan, we will likely be required to curtail such plans or cease our business operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Raising capital in the future could cause dilution to our existing shareholders and may restrict our operations or require us to relinquish rights.

In the future, we may seek additional capital through a combination of private and public equity offerings, debt financing and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through collaboration or strategic alliance arrangements with third parties, we may have to relinquish valuable rights to our future revenue streams or product candidates on terms that are not favorable to us.

Rapid technological change in our market and/or changes in customer requirements could cause our products to become obsolete or require us to redesign our products, which would have a material adverse effect on our business, operating results and financial condition.

The market for our products is characterized by rapid technological change, frequent new product introductions and enhancements, uncertain product life cycles, changing customer demands and evolving industry standards, any of which can render existing products obsolete. We believe that our future success will depend in large part on our ability to develop new and effective products in a timely manner and on a cost-effective basis. As a result of the complexities inherent in our products, major new products and product enhancements can require long development and testing periods, which may result in significant delays in the general availability of new releases or significant problems in the implementation of new releases. In addition, if we or our competitors announce or introduce new products our current or future customers may defer or cancel purchases of our products, which could materially adversely affect our business, operating results and financial condition. Our failure to develop successfully, on a timely and cost-effective basis, new products or new product enhancements that respond to technological change, evolving industry standards or customer requirements would have a material adverse effect on our business, operating results and financial condition.

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Product development is a long, expensive and uncertain process, and our failure to develop marketable products in our various markets could adversely affect our business, prospects and financial condition.

The development of our technologies and products, particularly for our AI based UXO detection software, is a costly, complex and time-consuming process, and the investment in product development often involves a long wait until a return, if any, is achieved on such investment. We continue to make significant investments in research and development relating to our technologies and products. Investments in new technology and processes are inherently speculative. Technical obstacles and challenges we encounter in our research and development process may result in delays in or abandonment of product commercialization, substantially increase the costs of development and negatively affect our results of operations.

We compete with companies that have significantly more resources for their research and development efforts than we have or have received government contracts for the development of new products.

A number of our competitors have received considerable funding from the government or government-related sources to develop various technologies or products. Most of these organizations and many of our other competitors have greater financial, technical, manufacturing, marketing and sales resources and capabilities than we do. In addition, with respect to products we are developing for certain markets, we anticipate increasing competition because of industry consolidation, which has enabled companies to enhance their competitive position and ability to compete against us. These organizations also compete with us to:

●	attract parties for acquisitions, joint ventures or other collaborations;

●	license proprietary technology that is competitive with the technology we are developing;

●	attract funding; and,

●	attract and hire talented and other qualified personnel.

Our competitors may succeed in developing and commercializing products earlier than we do. Our competitors may also develop products or technologies that are superior to those we are developing and render our technology candidates or technologies obsolete or non-competitive. If we cannot successfully compete with new or existing products and technologies, our marketing and sales will suffer and our financial condition would be adversely affected.

Successful technical development of our products does not guarantee successful commercialization.

Even if we successfully complete the technical development for one or all of our product development programs, we may still fail to develop a commercially successful product for a number of reasons, including, among others, the following:

●	failure to obtain the required regulatory approvals for their use;

●	prohibitive production costs;

●	competing products;

●	lack of innovation of the product;

●	continuing technological changes in the market rendering the product obsolete;

●	failure to scale-up our operations sufficiently to satisfy demand for our products;

●	ineffective distribution and marketing;

●	lack of sufficient cooperation from our partners; and

●	demonstrations of the products not aligning with or meeting customer needs.

Although we have sold our Safe-Pro USA and Airborne Response products and services, our success in the market for the products we develop will depend largely on our ability to prove our products’ capabilities. Upon demonstration, our products may not have the capabilities they were designed to have or that we believed they would have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with a larger, more established, more proven company than ours. Moreover, competing products may prevent us from gaining wide market acceptance of our products. We may not achieve significant revenue from new product investments for a number of years, if at all.

Product quality problems, defects, errors or vulnerabilities in our products could harm our reputation and adversely affect our business, financial condition, results of operations and prospects.

We may experience quality control problems in our manufacturing operations. We produce complex products that incorporate advanced materials and technologies and that we believe to be state-of-the-art for our industry. Despite our testing prior to their release, our products may contain undetected defects or errors, including design, manufacturing or quality issues, especially when first introduced or when new versions are released. Product defects or errors in the future could affect the performance of our products and could delay the development or release of new products or new versions of products. In addition, undetected quality problems may prompt unexpected product returns and adversely affect warranty costs. Allegations of unsatisfactory performance could cause us to lose revenue or market share, damage our reputation in the market and with customers, and increase our warranty costs and related returns, which could negatively impact our gross margins, cause us to incur substantial costs in redesigning the products, cause us to lose significant customers, subject us to liability for damages or divert our resources from other tasks, any one of which could materially adversely affect our business, financial condition, results of operations and prospects. In terms of potential product liability lawsuits, we maintain a commercial general liability policy for all products produced by its Safe-Pro USA subsidiary.

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If we lose our rights to use software we currently license from third parties, we could be forced to seek alternative technology, which could increase our operating expenses and could adversely affect our ability to compete.

We license certain software used in our products from third parties, generally on a non-exclusive basis. The termination of any of these licenses, or the failure of the licensors to adequately maintain or update their software, could delay our ability to ship our products while we seek to implement alternative technology offered by other sources and could require significant unplanned investments on our part if we are forced to develop alternative technology internally. In addition, alternative technology may not be available to us on commercially reasonable terms from other sources. In the future, it may be necessary or desirable to obtain other third-party technology licenses relating to one or more of our products or relating to current or future technologies to enhance our product offerings. There is a risk that we will not be able to obtain licensing rights to the needed technology on commercially reasonable terms, or at all.

We are dependent upon our distributors in certain jurisdictions to provide localized support and other local services which assist us in avoiding certain costs and investments.

We currently sell a number of our body armor products in certain markets through distributors, allowing us to avoid certain costs relating to operating in those markets, including but not limited to local support costs, costs of maintaining a local legal entity, administration costs and logistics. If we choose or are required to sell direct in these markets (due to customer preference, termination of a distributor relationship or other reasons), the cost advantages described will no longer be available to us, which could result in an increase in our operating costs.

If critical components or raw materials used to manufacture our products become scarce or unavailable, then we may incur delays in manufacturing and delivery of our products, which could damage our business.

We rely on a limited number of suppliers for the raw materials and hardware components necessary to manufacture our products. We do not have any long-term agreements with any of our suppliers that oblige them to continue to sell their materials or products to us. Our reliance on these suppliers involves significant risks and uncertainties as to whether our suppliers will provide an adequate supply of the required raw materials, component parts, and products. Lead-times for limited-source materials and components can be as long as six months, vary significantly and depend on factors such as the specific supplier, contract terms and demand for a component at a given time. During the COVID-19 pandemic, shortages in allocations of components and materials resulted in delays in receiving materials. Shortages and delays in obtaining components and materials in the future could impede our ability to meet customer orders. In addition, as the demand for these components and other products increases, it is likely that the price for these components and materials will increase. If we are unable to obtain the raw materials or components used in our products, we may not be able to deliver our products on a timely or cost-effective basis, which could cause our customers to terminate their contracts with us, increase our costs and materially harm our business, results of operations, and financial condition. Furthermore, if our suppliers are unable or unwilling to supply the raw materials or components we require, we will be forced to locate alternative suppliers and possibly redesign our products to accommodate materials or components from alternative suppliers. This would likely cause significant delays in manufacturing and shipping our products to customers and could materially harm our business.

Our dependence and exposure on component suppliers are heightened when we introduce new products. New products frequently include materials components that we do not use in other product lines. When we introduce new products, we must secure reliable sources of supply for those products at volumes that will be dictated by end-customer demand. Demand is often difficult to predict until the new product is better established. Constraints in our supply chain can slow the progress of new product rollouts, adversely affecting our business, results of operations and financial condition.

However, should we experience delays in getting the raw materials required for the production of our products, we believe we will be able to source additional suppliers that have the capability to supply the materials needed. We believe the use of these alternate suppliers can mitigate the risk of disruption if we are unable to obtain materials from our primary suppliers, but we will not be able to eliminate all delays if we are required to source new suppliers without notice.

Our potential customers for our Safe-Pro USA products are likely to include U.S. Government or Government-related entities that are subject to appropriations by Congress. Reduced funding for defense procurement and research and development programs would likely adversely impact our ability to generate revenues.

We anticipate that a significant portion of our revenue to be derived from our ballistic protection products and a substantial percentage of our revenue to be derived from those product sales, at least in the near term, will come from U.S. Government and Government-related entities, including the U.S. Department of Defense and other departments and agencies. Government programs in which we may seek to participate, and contracts for tethered aerostats and drones or microwave radios, must compete with other programs for consideration during Congress’ budget and appropriations hearings, and may be affected by changes not only in political power and appointments but also general economic conditions and other factors beyond our control. A government closure based on a failure of Congress to agree on federal appropriations or the uncertainty surrounding a continuing resolution may result in termination or delay of federal funding opportunities we are pursuing. Reductions, extensions, or terminations in a program in which we are seeking to participate, or overall defense or other spending could adversely affect our ability to generate revenues and realize any profits. We cannot predict whether potential changes in security, defense, communications, and intelligence priorities will afford opportunities for our business in terms of research and development or product contracts, but any reduction in government spending on such programs could negatively impact our ability to generate revenues. In addition, our ability to participate in U.S. Government programs may be affected by the adoption of new laws or regulations relating to government contracting or changes in existing laws or regulations, changes in political or public support for security and defense programs, and uncertainties associated with the current global threat environment and other geo-political matters.

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Opportunities for expanded uses of our drone-based services in the United States are limited by federal and state laws and rulemaking.

The UAS-based services we offer to customers within the United States are limited by federal laws and rulemaking, including the commercial drone regulations (Part 107) adopted by the U.S. Federal Aviation Administration (the “FAA”) at the end of August 2016. Our ability to develop and provide new services for use in the United States will be limited by federal law and regulations, which can be slow and subject to delays based on political turnover and disruptions in federal funding, among other reasons. The Part 107 rules limit the altitude, available airspace and weight of a drone and also requires the certification of remote pilots that can operate a drone for commercial purposes in the United States. We, or our customers, may seek waivers from the Part 107 rules for expanded operations; however, the processing of waivers is lengthy and uncertain. Political limits on the ability to issue new regulations could slow the growth of this market.

Rapidly evolving technological advances in aviation, aerospace, automation, and/or remote sensing may reduce demand for some of our service offerings.

As technology improves, the capabilities surrounding the tools we use may render some of our service offerings obsolete. The regulatory and technology environment may evolve to the point where demand for remote pilots services are detrimentally impacted, resulting in a reduction in demand for our aerial-based services.

One of our key customers may bolster its in-house aerial drone capabilities thereby reducing dependency on our services.

During 2023, UAS services provided to Florida Power & Light (FPL) represented approximately 29% of our overall revenue. During the first quarter of 2024, such services represented approximately 24.8% of our revenue. Our contract with FPL allows them to call upon us to provide UAS services under defined criteria at a defined price. While FPL maintains their own UAS fleet, it is currently not large enough to cover their entire Florida service area, particularly in times of natural disasters. Therefore, they call upon Airborne Response to provide services from time-to-time. However, should FPL decide to expand their in-house UAS fleets and flight teams, they would have a diminished need for our services, thereby reducing our revenue.

Some of our products may be subject to governmental regulations pertaining to exportation, which may limit the markets in which we can sell some of our products.

International sales of certain of our products, including our ballistic protection equipment and AI products, may be subject to U.S. laws, regulations and policies like the International Traffic in Arms Regulations (“ITAR”) and other export laws and regulations and may be subject to first obtaining licenses, clearances or authorizations from various regulatory entities. If we are not allowed to export our products or the clearance process is burdensome, our ability to generate revenue would be adversely affected. The failure to comply with any of these regulations could adversely affect our ability to conduct our business and generate revenues, as well as increase our operating costs. Members of management are registered with the Defense Trade Controls Compliance (“DTCC”) program with the United States Department of State and maintains relations with additional subject matter experts on the topic of ITAR and international export controls. Currently, our sales do not require us to be registered with the DTCC, but sales of future products may require registration with DTCC. If in the future we are required to have personnel registered with the DTCC for new business opportunities, and if we lose such personnel, we would be unable to pursue such new business.

Economic conditions in the U.S. and worldwide could adversely affect our revenues.

Our revenues and operating results depend on the overall demand for our products and services. If the U.S. and worldwide economies weaken, either alone or in tandem with other factors beyond our control (including war, political unrest, pandemic, shifts in market demand for our services, actions by competitors or other causes), we may not be able to maintain or expand the growth of our revenue.

Sales to customers outside the United States or with international operations expose us to risks inherent in international sales.

During the three months ended March 31, 2024, approximately 21.0% of our revenues were derived from sales outside of the United States and for the year ended December 31, 2023, approximately 33.6% of our revenues were derived from sales outside of the United States. While our near-term focus is on the North American market, a key element of our growth strategy is to expand our worldwide customer base and our international operations, initially through agreements with third-party resellers, distributors and other parties that can market and sell our products in foreign jurisdictions. Supporting our distributors operating in international markets may require significant resources and management attention and may subject us to regulatory, economic and political risks that are different from those in the United States. While our Safe-Pro USA subsidiary has operating experience in some international markets, we cannot assure you that our expansion efforts into other international markets will be successful. Our experience in the United States and other international markets in which we already have a presence may not be relevant to our ability to expand in other international markets. Our international expansion efforts may not be successful in creating further demand for our products outside of the United States or in effectively selling our products in the international markets we enter. In addition, we face risks in doing business internationally that could adversely affect our business, including:

●	the need and expense to localize and adapt our products for specific countries, including translation into foreign languages, and ensuring that our products enable our customers to comply with local telecommunications industry laws and regulations, some of which are frequently changing;

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●	data privacy laws which require that customer data be stored and processed in a designated territory;

●	difficulties in staffing and managing foreign operations, including employee laws and regulations;

●	different pricing environments, longer sales cycles and longer accounts receivable payment cycles, and collections issues;

●	new and different sources of competition;

●	weaker protection for intellectual property and other legal rights than in the United States and practical difficulties in enforcing intellectual property and other rights outside of the United States;

●	laws and business practices favoring local competitors;

●	compliance challenges related to the complexity of multiple, conflicting and changing governmental laws and regulations, including employment, tax, privacy and data protection, and anti-bribery laws and regulations;

●	increased financial accounting and reporting burdens and complexities;

●	restrictions on the transfer of funds;

●	our ability to repatriate funds from abroad without adverse tax consequences;

●	adverse tax consequences, including the potential for required withholding taxes;

●	fluctuations in the exchange rates of foreign currency in which our foreign revenues or expenses may be denominated;

●	changes in trade relations and trade policy, including the status of trade relations between the United States and China, and the implementation of or changes to trade sanctions, tariffs, and embargoes;

●	public health crises, such as epidemics and pandemics, including COVID-19; and

●	unstable regional and economic political conditions in the markets in which we operate.

Any of the foregoing factors could have a material adverse effect on our business, results of operations, and financial condition. Some of our customers also have international operations and are subject to the risks described above. Even if we are able to successfully manage the risks of international operations, our business may be adversely affected if our customers are not able to successfully manage these risks, which could adversely affect our business.

Geopolitical and macroeconomic events and conditions could adversely affect our business, operating results, financial condition and cash flows.

Our business is sensitive to geopolitical and security issues, including foreign policy actions taken by governments such, as tariffs, sanctions, embargoes, export and import controls and other trade restrictions, which can affect the demand for our products and services, the ability to sell our products and services, and disrupt our supply chain, all of which could adversely affect our business.

Global conflicts, including Russia’s invasion of Ukraine, have significantly elevated global geopolitical tensions and security concerns. In addition, the U.S. Government and other nations have implemented broad economic sanctions and export controls targeting Russia, which, combined with the Ukraine conflict, has indirectly disrupted the global supply chain and increased pressures on certain resources. The Ukraine conflict also has increased the threat of malicious cyber activity from nation states and other actors.

Heightened levels of inflation and the potential worsening of macro-economic conditions, including slower growth or recession, changes to fiscal and monetary policy, tighter credit, higher interest rates and currency fluctuations, present a risk for us, our suppliers and the stability of the broader defense industrial base. If we are unable to successfully mitigate the impact of inflation, our profits, margins and cash flows, particularly for existing fixed-price contracts, may be adversely affected. Although we believe defense spending is more resilient to adverse macro-economic conditions than many other industrial sectors, our suppliers and other partners, many of which are more exposed to commercial markets or have fewer resources, may be adversely impacted to a more significant degree than we are by an economic downturn, which could affect their performance and adversely impact our operations. In addition, macroeconomic conditions could cause budgetary pressures for our government customers resulting in reductions or delays in spending, which could adversely impact our business.

We intend to pursue strategic transactions in the future, which could be difficult to implement, disrupt our business or change our business profile significantly.

We intend to continue to pursue potential strategic transactions, which could involve acquisitions of businesses or assets, joint ventures or investments in businesses, products or technologies that expand, complement or otherwise relate to our current or future business. We also intend to consider, from time to time, opportunities to engage in joint ventures or other business collaborations with third parties to address particular market segments. However, we may be unable to find suitable acquisition candidates or other suitable partners or products or may be unable to complete acquisitions or strategic transactions on favorable terms, if at all. For example, while the historical financial and operating performance or an acquisition or joint venture partner are among the criteria we evaluate in determining which acquisition or joint venture targets to pursue, there can be no assurance that any business or assets we acquire or contract with will continue to perform in accordance with past practices or will achieve financial or operating results that are consistent with or exceed past results. Any such failure could adversely affect our business, financial condition or results of operations.

In addition, any completed acquisition or other transaction may not result in the intended benefits for other reasons and any completed acquisition or other transaction will create or involve a number of other risks such as, among others:

●	the need to integrate and manage the businesses and products acquired with our own business and products;

●	additional demands on our resources, systems, procedures and controls;

●	disruption of our ongoing business; and

●	diversion of management’s attention from other business concerns.

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Moreover, these transactions could involve:

●	substantial investment of funds or financings by issuance of debt or equity securities that could result in dilution to our stockholders, impact our ability to service our debt within scheduled repayment terms or include covenants or other restrictions that would impede our ability to manage our operations;

●	substantial investment with respect to technology transfers and operational integration; and,

●	the acquisition or disposition of product lines or businesses.

Also, such activities could result in one-time charges and expenses and have the potential to either dilute the interests of existing stockholders or result in the issuance of or assumption of debt.

Such acquisitions, investments, joint ventures or other business collaborations may involve significant commitments of financial and other resources of our company. Any such activity may not be successful in generating revenue, income or other returns to us, and the resources committed to such activities will not be available to us for other purposes. Moreover, if we are unable to access capital markets on acceptable terms or at all, we may not be able to consummate acquisitions or may have to do so on the basis of a less than optimal capital structure. Our inability to (i) take advantage of growth opportunities for our business or for our products or (ii) address risks associated with acquisitions or investments in businesses may negatively affect our operating results. Additionally, any impairment of goodwill or other intangible assets acquired in an acquisition or in an investment or charges to earnings associated with any acquisition or investment activity may materially reduce our earnings. These future acquisitions or joint ventures may not result in their anticipated benefits, and we may not be able to properly integrate acquired products, technologies or businesses with our existing products and operations or combine personnel and cultures. Failure to do so could deprive us of the intended benefits of those acquisitions.

If we fail to protect our intellectual property rights, we could lose our ability to compete in the marketplace.

Our intellectual property and proprietary rights are important to our ability to remain competitive and for the success of our products and our business. Patent protection can be limited and not all intellectual property is or can be patented. We rely on a combination of patent, trademark, copyright, and trade secret laws as well as confidentiality agreements and procedures, non-competition agreements and other contractual provisions to protect our intellectual property, other proprietary rights and our brand. We have little protection when we must rely on trade secrets and nondisclosure agreements. Our intellectual property rights may be challenged, invalidated or circumvented by third parties. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by employees or competitors. Furthermore, our competitors may independently develop technologies and products that are substantially equivalent or superior to our technologies and/or products, which could result in decreased revenues for us. Moreover, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the U.S. Litigation may be necessary to enforce our intellectual property rights, which could result in substantial costs to us and substantial diversion of management’s attention. If we do not adequately protect our intellectual property, our competitors could use it to enhance their products. Our inability to adequately protect our intellectual property rights could adversely affect our business and financial condition and the value of our brand and other intangible assets.

If we fail to protect our intellectual property rights, our ability to pursue the development of our technologies and products would be negatively affected.

Our success will depend in part on our ability to obtain patents and maintain adequate protection of our intellectual property and technologies. Some foreign countries lack rules and methods for defending intellectual property rights and do not protect proprietary rights to the same extent as the United States. We have filed an international patent application, and many companies have had difficulty protecting their proprietary rights in foreign countries. We may not be able to prevent misappropriation of our proprietary rights.

The patent process is subject to numerous risks and uncertainties and there can be no assurance that we will be successful in protecting our technologies by obtaining and enforcing patents. These risks and uncertainties include the following:

●	there can be no guarantee that any patents will issue from pending patent applications or future patent applications, if any, and there can be no guarantee that any issued patents will adequately protect our intellectual property, as the legal standards relating to the validity, enforceability and scope of protection of patent and other intellectual property rights are complex and often uncertain and are subject to change that can affect validity of patents issued under previous legal standards, particularly with respect to the law of subject matter eligibility;

●	patents that may be issued or licensed may be challenged, invalidated, declared unenforceable, or circumvented, or otherwise may not provide any competitive advantage;

●	our competitors, many of which have substantially greater resources than us and many of which have made significant investments in competing technologies, may seek, or may already have obtained, patents that will limit, interfere with, or eliminate our ability to make, use, and license our technologies either in the United States or in international markets;

●	there may be significant pressure on the United States government and other international governmental bodies to limit the scope of patent protection both inside and outside the United States for technologies that prove successful as a matter of public policy regarding security concerns;

●	countries other than the United States may have less restrictive patent laws than those upheld by United States courts, allowing foreign competitors the ability to exploit these laws to create, develop, and market competing products.

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Moreover, any patents issued to us may not provide us with meaningful protection, or others may challenge, circumvent, or narrow our patents. Third parties may also independently develop technologies similar to ours or design around any patents on our technologies.

In addition, the United States Patent and Trademark Office and patent offices in other jurisdictions have often required that patent applications concerning software inventions be limited or narrowed substantially, and often reject or restrict patent applications that are found to be directed to merely abstract ideas, thereby potentially limiting the scope of protection against competitive challenges. Thus, even if we or our licensors are able to obtain patents, the patents may be substantially narrower than anticipated.

Our success depends on our pending patent applications, patents that may be licensed exclusively to us, and other patents to which we may obtain assignment or licenses. We may not be aware, however, of all patents, published applications, or published literature that may affect our business by blocking our ability to commercialize our products, preventing the patentability of products or services by us or our licensors, or covering the same or similar technologies that may invalidate our patent applications, limit the scope of our future patent claims or adversely affect our ability to market our products and services.

In addition to our pending patent applications, we rely on a combination of trade secrets, confidentiality, nondisclosure and other contractual provisions, and security measures to protect our confidential and proprietary information. These measures may not adequately protect our trade secrets or other proprietary information. If they do not adequately protect our rights, third parties could use our technology, and we could lose any competitive advantage we may have. In addition, others may independently develop similar proprietary information or techniques or otherwise gain access to our trade secrets, which could impair any competitive advantage we may have.

Patent protection and other intellectual property protection are crucial to the success of our business and prospects, and there is a substantial risk that such protections will prove inadequate.

Other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit.

We do not believe our product technologies infringe the proprietary rights of any third party, but claims of infringement are becoming increasingly common, and third parties may assert infringement claims against us. It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patents or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for or otherwise restrict our use of the intellectual property rights of third parties. If we are required to obtain licenses to use any third-party technology, we would have to pay royalties, which may significantly reduce any profit on our products. In addition, any such litigation could be expensive and disruptive to our ability to generate revenue or enter into new market opportunities. If any of our products are found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing or to cease production of such products altogether.

Security breaches, including cybersecurity incidents and other disruptions could compromise our information, expose us to liability and harm our reputation and business.

In the ordinary course of our business we collect and store sensitive data, including intellectual property, personal information, our proprietary business information and that of our customers, suppliers and business partners, and personally identifiable information of our customers and employees in our data centers and on our networks. The secure maintenance and transmission of this information is critical to our operations and business strategy. We rely on commercially available systems, software, tools and monitoring to provide security for processing, transmission, and storage of confidential information. Computer hackers may attempt to penetrate our computer systems and, if successful, misappropriate personal or confidential business information. In addition, an associate, contractor, or other third-party with whom we do business may attempt to circumvent our security measures in order to obtain such information and may purposefully or inadvertently cause a breach involving such information. Despite the security measures we have in place and any additional measures we may implement in the future to safeguard our systems and to mitigate potential security risks, our facilities and systems, and those of our third-party service providers, could be vulnerable to security breaches. Any such compromise of our data security and access, public disclosure, or loss of personal or confidential business information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disruption of our operations, damage to our reputation, loss of our customers’ willingness to transact business with us, and subject us to additional costs and liabilities which could materially adversely affect our business.

We do not carry insurance against all potential risks and losses, and our insurance might be inadequate to cover all of our losses or liabilities or may not be available on commercially reasonable terms.

We have limited, and potentially insufficient, insurance coverage for expenses and losses that may arise in connection with the quality of our products, property damage, work-related accidents and occupational illnesses, natural disasters, and environmental contamination. In addition, we have no insurance coverage for loss of profits or other losses caused by the death or incapacitation of our senior management. As a result, losses or liabilities arising from these or other such events could increase our costs and could have a material adverse effect on our business, financial condition, results of operations and prospects.

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We intend to reevaluate the purchase of insurance, policy limits and terms annually or when circumstances warrant from time to time. Future insurance coverage for our industry could increase in cost and may include higher deductibles or retentions than we could obtain now. In addition, some forms of insurance may become unavailable in the future or unavailable on terms that we believe are economically acceptable. No assurance can be given that we will be able to maintain insurance in the future at rates that we consider reasonable, and we may elect to continue to maintain minimal or no insurance coverage. We may not be able to secure additional insurance or bonding that might be required by new governmental regulations. This may cause us to restrict our operations in certain jurisdictions, which might severely impact on our financial position. The occurrence of a significant event, not fully insured against, could have a material adverse effect on our financial condition and results of operations.

The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnity.

We develop and sell products where insurance or indemnification may not be available, including:

●	designing and developing products using advanced and unproven technologies and drones in intelligence and homeland security applications that are intended to operate in high demand, high risk situations; and,

●	designing and developing products to collect, distribute and analyze various types of information.

Failure of certain of our products could result in loss of life or property damage. Certain products may raise questions with respect to issues of civil liberties, intellectual property, trespass, conversion, and similar concepts, which may raise new legal issues. Indemnification to cover potential claims or liabilities resulting from a failure of technologies developed or deployed may be available in certain circumstances, but not in others. We are not able to maintain insurance to protect against all operational risks and uncertainties. Substantial claims resulting from an accident, failure of our product, or liability arising from our products in excess of any indemnity or insurance coverage (or for which indemnity or insurance is not available or was not obtained) could harm our financial condition, cash flows, and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

AI and ML technologies and services are highly competitive, rapidly evolving, and require significant investment, including development and operational costs. Other companies may develop AI and/or ML products and technologies similar or superior to our technologies, or more cost-effective to deploy. Other companies may also have or obtain patents or other proprietary rights that would prevent or interfere with our ability to make, use, or sell our own AI and ML products and services. In addition, governments have passed laws and are likely to pass additional laws regulating AI and ML software technologies and associated intellectual property. Laws and regulations focused on the development, use, protection, and provision of AI and ML technologies and other digital products and services could result in regulatory actions or compliance costs.

If a successful product liability claim were made against us, our business could be seriously harmed.

Our agreements with our customers typically, although not always, contain provisions designed to limit our exposure to potential product liability claims. Despite this, it is possible that these limitations of liability provisions may not be effective as a result of existing or future laws or unfavorable judicial decisions. We have not experienced a material product liability claim to date; however, the sale and support of our products may entail the risk of those claims, which are likely to be substantial in light of the use of our products in critical applications. A successful product liability claim could result in significant monetary liability to us and could seriously harm our business.

If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified technical, management and sales personnel. The failure to recruit additional key personnel when needed with specific qualifications and on acceptable terms or to retain good relationships with our partners might impede our ability to continue to develop, commercialize and sell our products. To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees. The loss of any members of our management team may also delay or impair the achievement of our business objectives and result in business disruptions due to the time needed for their replacements to be recruited and become familiar with our business. We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

If we are required to reclassify independent contractors as employees, we may incur additional costs and taxes which could adversely affect our business, financial condition, results of operations and prospects.

We engage a significant number of independent contractors in our operations, particularly in our research and development efforts, for whom we do not pay or withhold any federal, state or provincial employment tax. There are a number of different tests used in determining whether an individual is an employee, or an independent contractor and such tests generally take into account multiple factors. There can be no assurance that legislative, judicial, or regulatory (including tax) authorities will not introduce proposals or assert interpretations of existing rules and regulations that would change, or at least challenge, the classification of our independent contractors. Although we believe we have properly classified our independent contractors, the U.S. Internal Revenue Service or other U.S. federal or state authorities or similar authorities of a foreign government may determine that we have misclassified our independent contractors for employment tax or other purposes and, as a result, seek additional taxes from us or attempt to impose fines and penalties. If we are required to pay employer taxes or pay federal withholding with respect to prior periods with respect to or on behalf of our independent contractors, our operating costs will increase, which could adversely impact our business, financial condition, results of operations and prospects.

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The control deficiencies in our internal control over financial reporting may, until remedied, cause errors in our financial statements or cause our filings with the SEC to not be timely.

At the end of the period March 31, 2024, our certifying officers have concluded that the Company’s disclosure controls and procedures were not effective. We believe our disclosure controls and procedures were and remain not effective due to; (i) a lack of segregation of duties within accounting functions, (ii) need for the establishment of an integrated accounting and manufacturing inventory ERP cloud-based software, in order to effectively track the movement of our inventory, consolidate our financial statements and add a layer of internal control for transaction approvals and (iii) the need to improve monitoring controls over revenue recognition. If we do not remedy our internal control over financial reporting or disclosure controls and procedures, there may be errors in our financial statements that could require a restatement or our filings may not be timely made with the SEC. We have implemented additional policies and procedures to remedy our effectiveness and have actively started pursuing upgrading our accounting software, however, until we raise sufficient capital resources, to invest in accounting software and add personnel for the segregation of duties, we may not achieve our desired objectives. Moreover, no control environment, no matter how well designed and operated, can prevent or detect all errors or fraud. We may identify material weaknesses and control deficiencies in our internal control over financial reporting in the future that may require remediation and could lead investors to lose confidence in our reported financial information, which could lead to a decline in our stock price.

Risks Relating to our Common Stock and this Offering

We will incur significant costs from operating as a public company, and our management expects to devote substantial time to public company compliance programs.

As a public company, we will incur significant legal, accounting and other expenses due to our compliance with regulations and disclosure obligations applicable to us, including compliance with the Sarbanes-Oxley Act, as well as rules implemented by the SEC and the Nasdaq. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact, in ways we cannot currently anticipate, the way we operate our business. Our management and other personnel will devote a substantial amount of time to these compliance programs and monitoring of public company reporting obligations and as a result of the new corporate governance and executive compensation related rules, regulations and guidelines prompted by the Dodd-Frank Act and further regulations and disclosure obligations expected in the future, we will likely need to devote additional time and costs to comply with such compliance programs and rules. These rules and regulations will cause us to incur significant legal and financial compliance costs and will make some activities more time-consuming and costlier.

To comply with the requirements of being a public company, we may need to undertake various actions, including implementing new internal controls and procedures and hiring new accounting or internal audit staff. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is accumulated and communicated to our principal executive and financial officers. Our current controls and any new controls that we develop may become inadequate and weaknesses in our internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls when we become subject to this requirement could negatively impact the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we may be required to include in our periodic reports we will file with the SEC under Section 404 of the Sarbanes-Oxley Act, harm our operating results, cause us to fail to meet our reporting obligations or result in a restatement of our prior period financial statements. If we are not able to demonstrate compliance with the Sarbanes-Oxley Act, that our internal control over financial reporting is perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and the price of our common stock could decline. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on the Nasdaq.

We have broad discretion in how we use the proceeds of this offering and may not use these proceeds effectively.

We will have considerable discretion in the application of the net proceeds of this offering. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

A sustained, active trading market for our common stock may not develop or be maintained, which may limit investors’ ability to sell shares at all or at an acceptable price.

As we are in our early stage of development, an investment in our Company will likely require a long-term commitment, with no certainty of return. There is currently no trading market for our common stock, and we cannot predict whether an active market for our shares of common stock will ever develop or be sustained in the future. In the absence of an active trading market:

●	investors may have difficulty buying and selling or obtaining market quotations;

●	market visibility for our common stock may be limited; and,

●	a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

The lack of an active market impairs your ability to sell your shares of common stock at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares of common stock. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares of common stock and may impair our ability to acquire additional assets by using our shares of common stock as consideration.

Our stock price may be volatile, which could result in substantial losses to investors and litigation.

In addition to changes to market prices based on our results of operations and the factors discussed elsewhere in this “Risk Factors” section, the market price of and trading volume for our common stock may change for a variety of other reasons, not necessarily related to our actual operating performance. The capital markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In addition, the average daily trading volume of the securities of small companies can be very low, which may contribute to future volatility. Factors that could cause the market price of our common stock to fluctuate significantly include:

●	the results of operating and financial performance and prospects of other companies in our industry;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	announcements of innovations, increased service capabilities, new or terminated customers or new, amended or terminated contracts by our competitors;

●	the public’s reaction to our press releases, other public announcements, and filings with the SEC;

●	lack of securities analyst coverage or speculation in the press or investment community about us or market opportunities in the defense industry;

●	changes in government policies in the United States and, as our international business increases, in other foreign countries;

●	changes in earnings estimates or recommendations by securities or research analysts who track our common stock or failure of our actual results of operations to meet those expectations;

●	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

●	changes in accounting standards, policies, guidance, interpretations or principles;

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●	any lawsuit involving us, our services or our products;

●	arrival and departure of key personnel;

●	sales of common stock by us, our investors or members of our management team; and,

●	changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural or man-made disasters.

Any of these factors, as well as broader market and industry factors, may result in large and sudden changes in the trading volume of our common stock and could seriously harm the market price of our common stock, regardless of our operating performance. This may prevent you from being able to sell your shares at or above the price you paid for your shares of our common stock, if at all. In addition, following periods of volatility in the market price of a company’s securities, stockholders often institute securities class action litigation against that company. Our involvement in any class action suit or other legal proceeding could divert our senior management’s attention and could adversely affect our business, financial condition, results of operations and prospects.

Our common stock’s market price may experience rapid and substantial volatility price fluctuations.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to several factors, most of which we cannot control, including:

●	actual or anticipated variations in our periodic operating results;
●	increases in market interest rates that lead investors of our common stock to demand a higher investment return; stock-run up;
●	changes in earnings estimates;
●	changes in market valuations of similar companies;
●	actions or announcements by our competitors;
●	adverse market reaction to any increased indebtedness we may incur in the future;
●	additions or departures of key personnel;
●	actions by stockholders;
●	speculation in the media, online forums, or investment community; and,
●	our intentions and ability to list our common stock on the Nasdaq and our subsequent ability to maintain such listing.

The public offering price of our common stock has been determined by negotiations between us and the underwriter based upon many factors and may not be indicative of prices that will prevail following the closing of this offering. In addition, the stock market in general, and the stock of early-stage companies like ours in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance, financial condition, or prospects, making it difficult for investors to assess the rapidly changing value of our stock. Volatility in the market price of our common stock may prevent investors from being able to sell their common stock at or above the initial public offering price.

We have never declared or paid cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We currently intend to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay cash dividends will be dependent upon our financial condition, operating results, capital requirements, applicable contractual restrictions and other such factors as our board of directors may deem relevant.

There is an increased potential risk for new public companies similar to ours of rapid and substantial price volatility which may add to the risk of investing in this offering.

There have been recent instances of extreme stock price run-ups followed by rapid price declines and stock price volatility seemingly unrelated to company performance following a number of recent initial public offerings, particularly among companies with relatively smaller public floats. Additionally, our common stock may be subject to rapid and substantial price volatility, including any stock-run up, which may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our shares of common stock. As a result, you may suffer a loss on your investment.

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The initial public offering price of the shares of common stock may not be indicative of the value of our assets or the price at which your shares can be resold. The initial public offering price of the shares of common stock may not be an indication of our actual value.

Prior to this offering, there was no public market for our shares of common stock. The initial public offering price of each share will be determined based upon negotiations between the underwriters and us. Factors considered in determining such price in addition to prevailing market conditions will include an assessment of our future prospects, an increase in value of our common stock due to becoming a public company and prior valuations of our shares of common stock prepared for us. Such price does not have any relationship to any established criteria of value, such as book value or earnings per share. Such price may not be indicative of the current market value of our assets. No assurance can be given that our shares of common stock can be resold at or above the initial public offering price. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been instituted against the public company. Regardless of its outcome, this type of litigation could result in substantial costs to us and a likely diversion of our management’s attention. You may not receive a positive return on your investment when you sell your shares and you may lose the entire amount of your investment.

Upon the closing of this offering, our directors and executive officers will own or control approximately 63.5% of our outstanding common stock, which may limit your ability to propose new management or influence the overall direction of the business; this concentration of control may also discourage potential takeovers that could otherwise provide a premium to you.

Upon the closing of this offering, our executive officers and directors will beneficially own or control approximately 63.5% of our outstanding common stock, or approximately 57.9% if the underwriters exercise their over-allotment option in full. These persons will have the ability to substantially influence all matters submitted to our stockholders for approval and to substantially influence or control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions.

If you purchase shares of our common stock in this offering, you will incur immediate dilution in the book value of your shares.

The initial public offering price of our common stock will be substantially higher than the pro forma as adjusted net tangible book value per share of our common stock. Therefore, if you purchase our common stock in this offering, you will pay a price per share of our common stock that substantially exceeds the book value of our tangible assets after subtracting our liabilities. Based on the initial public offering price of $5.00 per share, you will experience immediate dilution of $4.69 per share, representing the difference between our pro forma as adjusted net tangible book value per share, after giving effect to this offering, and the initial public offering price. Further, the future exercise of any outstanding options or warrants to purchase shares of our common stock, or the conversion of outstanding convertible indebtedness into shares of our common stock, will cause you to experience additional dilution. See “Dilution.”

We may need to raise additional capital in the future. Additional capital may not be available to us on reasonable terms, if at all, when or as we require. If we issue additional shares of our common stock or other securities that may be convertible into, or exercisable or exchangeable for, our common stock, our existing stockholders will experience further dilution and could trigger anti-dilution provisions in outstanding warrants.

We may need to raise additional capital in the future. Future financings may involve the issuance of debt, equity and/or securities convertible into or exercisable or exchangeable for our equity securities. These financings may not be available to us on reasonable terms or at all when and as we require funding. If we are able to consummate such financings, the trading price of our common stock could be adversely affected and/or the terms of such financings may adversely affect the interests of our existing stockholders. Any failure to obtain additional working capital when required would have a material adverse effect on our business and financial condition and may result in a decline in our stock price. Any issuances of our common stock, preferred stock, or securities such as warrants or notes that are convertible into, exercisable or exchangeable for, our capital stock, would have a dilutive effect on the voting and economic interest of our existing stockholders.

The number of shares being registered for sale concurrently with this offering is significant in relation to our outstanding shares.

Pursuant to a separate resale prospectus included in the registration statement of which this prospectus forms a part, we are also registering 897,120 shares of common stock for resale by certain selling stockholders. All of the shares of common stock registered for sale on behalf of the selling stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. We have included the resale prospectus in the registration statement to register these restricted shares for sale into the public market by the selling stockholders. These restricted securities, if sold in the market all at once or at about the same time, could depress the market price and also could affect our ability to raise equity capital. Any outstanding shares not sold by the selling stockholders pursuant to the resale prospectus will remain as “restricted shares” in the hands of the holders, except for those sales that satisfy the requirements under Rule 144 or another exemption to the registration requirements under the Securities Act.

The offering price of the primary offering and resale offering could differ.

The initial public offering price of our common stock is based upon several factors, including prevailing market conditions, our historical performance, estimates of our business potential and earnings prospects, and the market valuations of similar companies. The offering price in the primary offering bears no relationship to our assets, earnings or book value, or any other objective standard of value. Additionally, the initial public offering price in the primary offering of $5.00 per share and is substantially higher than the prices at which the selling stockholders acquired their shares.

The selling stockholders may sell the resale shares at prevailing market prices or privately negotiated prices after close of the primary offering and listing of our common stock on the Nasdaq Capital Market. Therefore, the offering prices of our common stock in the primary offering and the resale offering could differ. As a result, purchasers in the resale offering could pay more or less than the offering price in the primary offering.

Our officers and directors are entitled to indemnification from us for liabilities under our certificate of incorporation, which could be costly to us and may discourage the exercise of stockholder rights.

Our certificate of incorporation provide that we possess and may exercise all powers of indemnification of our officers, directors, employees, agents and other persons and our bylaws also require us to indemnify our officers and directors as permitted under the provisions of the Delaware General Corporation Law (“DGCL”). We also have contractual indemnification obligations under our agreements with our directors and officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers, and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers, and employees even though such actions, if successful, might otherwise benefit our company and stockholders. In November of 2023, the Company obtained D&O liability insurance for an aggregate liability of $2,000,000, which has a term of one year, which the Company intends to renew in future periods.

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Our bylaws and Delaware law may discourage, delay or prevent a change of control of our company or changes in our management, which could have the result of depressing the trading price of our common stock.

Certain anti-takeover provisions of Delaware law could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition arguably could benefit our stockholders.

Section 203 of the DGCL is a company anti-takeover statute. Section 203 prohibits a stockholder from engaging in a business combination with a company for three years after the stockholder acquires 15% or more of the company’s voting equity. If a company’s board pre-approves such a business combination, however, the Section 203 anti-takeover protections do not apply.

Various provisions of our bylaws may delay, defer or prevent a tender offer or takeover attempt of us that a stockholder might consider in his or her best interest. Our bylaws may be adopted, amended or repealed by the affirmative vote of the holders of at least a majority of our outstanding shares of capital stock entitled to vote for the election of directors, and except as provided by Delaware law, our board of directors shall have the power to adopt, amend or repeal the bylaws by a vote of not less than a majority of our directors. The interests of these stockholders and directors may not be consistent with your interests, and they may make changes to the bylaws that are not in line with your concerns.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

If equity research analysts do not publish research or reports about our business, or if they issue unfavorable commentary or downgrade our common stock, the market price of our common stock will likely decline.

The trading market for our common stock will rely in part on the research and reports that equity research analysts, over whom we have no control, publish about us and our business. We may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the market price for our common stock could decline. In the event we obtain securities or industry analyst coverage, the market price of our common stock could decline if one or more equity analysts downgrade our common stock or if those analysts issue unfavorable commentary, even if it is inaccurate, or cease publishing reports about us or our business.

Our certificate of incorporation and bylaws provides that the state and federal courts located in the State of Delaware will be the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our certificate of incorporation and bylaws provides that the state and federal courts located in the State of Delaware will be the exclusive forum for the following types of actions or proceedings:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or to our stockholders;

●	an action asserting a claim arising pursuant to any provision of the DGCL; or

●	any action asserting a claim governed by the internal affairs doctrine.

Notwithstanding the foregoing, the exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended. or any claim for which the federal courts have exclusive or concurrent jurisdiction.

While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our certificate of incorporation and bylaws. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find either exclusive forum provision in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could harm our business.

Our certificate of incorporation allows our board of directors to create a new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of our preferred stock. Currently our board of directors has the authority to designate and issue up to 10,000,000 shares of our “blank check” preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Our failure to meet the continued listing requirements of the Nasdaq could result in de-listing of our common stock.

If, after listing, we fail to satisfy the continued listing requirements of the Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, the Nasdaq may take steps to de-list our common stock. Such a de-listing would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a de-listing, we would take actions to try to restore our compliance with the Nasdaq marketplace rules, but our common stock may not be listed again, and such actions may not stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with the Nasdaq marketplace rules.

If we are a “controlled company” under the rules of Nasdaq, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public stockholders.

Under Nasdaq’s rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including, without limitation, (i) the requirement that a majority of the Board of Directors consist of independent directors, (ii) the requirement that the compensation of our officers be determined or recommended to our Board of Directors by a compensation committee that is comprised solely of independent directors, and (iii) the requirement that director nominees be selected or recommended to the Board of Directors by a majority of independent directors or a nominating committee comprised solely of independent directors.

Upon the closing of this offering, our directors and executive officers will own or control approximately 63.5% of our outstanding common stock. As a result, we will be a “controlled company” under Nasdaq’s rules. Although we currently do not intend to rely on the “controlled company” exemption, we could elect to rely on this exemption in the future if we continue to be a controlled company after this offering. If we elected to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Our status as a controlled company could cause our common stock to look less attractive to certain investors or otherwise harm our trading price.

As an “emerging growth company” under the Jumpstart Our Business Startups Act, or JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.

As an “emerging growth company” under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. We are an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of $1.235 billion or more;

●	the last day of the fiscal year following the fifth anniversary of this offering;

●	the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

●	the date on which we are deemed a “large accelerated issuer” as defined under the federal securities laws.

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For so long as we remain an emerging growth company, we will not be required to:

● have an auditor report on our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

● comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis);

● submit certain executive compensation matters to shareholders advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010;

● include detailed compensation discussion and analysis in our filings under the Securities Exchange Act of 1934, as amended, and instead may provide a reduced level of disclosure concerning executive compensation;

● may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and,

● are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements and exemptions.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

We cannot predict if investors will find our securities less attractive due to our reliance on these exemptions. If investors were to find our common stock less attractive as a result of our election, we may have difficulty raising all of the proceeds we seek in this offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. These statements involve risks known to us, significant uncertainties, and other factors which may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements.

Some of the statements under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and elsewhere in this prospectus constitute “forward-looking statements” that represent our beliefs, projections and predictions about future events. From time to time in the future, we may make additional forward-looking statements in presentations, at conferences, in press releases, in other reports and filings and otherwise. Forward-looking statements are all statements other than statements of historical fact, including statements that refer to plans, intentions, objectives, goals, targets, strategies, hopes, beliefs, projections, prospects, expectations or other characterizations of future events or performance, and assumptions underlying the foregoing. The words “may,” “could,” “should,” “would,” “will,” “project,” “intend,” “continue,” “believe,” “anticipate,” “estimate,” “forecast,” “expect,” “plan,” “potential,” “opportunity,” “scheduled,” “goal,” “target,” and “future,” variations of such words, and other comparable terminology and similar expressions and references to future periods are often, but not always, used to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements about the following:

●	our prospects, including our future business, revenues, expenses, net income, earnings per share, gross margins, profitability, cash flows, cash position, liquidity, financial condition and results of operations, backlog of orders and revenue, our targeted growth rate, our goals for future revenues and earnings, and our expectations about realizing the revenues in our backlog and in our sales pipeline;

●	the potential impact of COVID-19 on our business and results of operations;

●	the effects on our business, financial condition, and results of operations of current and future economic, business, market and regulatory conditions, including the current economic and market conditions and their effects on our customers and their capital spending and ability to finance purchases of our products, services, technologies and systems;

●	the effects of fluctuations in sales on our business, revenues, expenses, net income, earnings per share, margins, profitability, cash flows, capital expenditures, liquidity, financial condition, and results of operations;

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●	our products, services, technologies, and systems, including their quality and performance in absolute terms and as compared to competitive alternatives, their benefits to our customers and their ability to meet our customers’ requirements, and our ability to successfully develop and market new products, services, technologies and systems;

●	our markets, including our market position and our market share;

●	our ability to successfully develop, operate, grow and diversify our operations and businesses;

●	our business plans, strategies, goals and objectives, and our ability to successfully achieve them;

●	the sufficiency of our capital resources, including our cash and cash equivalents, funds generated from operations, availability of borrowings under our credit and financing arrangements and other capital resources, to meet our future working capital, capital expenditure, lease and debt service and business growth needs;

●	the value of our assets and businesses, including the revenues, profits and cash flows they are capable of delivering in the future;

●	the effects on our business operations, financial results, and prospects of business acquisitions, combinations, sales, alliances, ventures and other similar business transactions and relationships;

●	industry trends and customer preferences and the demand for our products, services, technologies and systems; and,

●	the nature and intensity of our competition, and our ability to successfully compete in our markets.

These statements are necessarily subjective, are based upon our current plans, intentions, objectives, goals, strategies, beliefs, projections and expectations, and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based, or the success of our business. Furthermore, industry forecasts are likely to be inaccurate, especially over long periods of time.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that may cause actual results, our performance or achievements, or industry results to differ materially from those contemplated by such forward-looking statements include, without limitation, those discussed under the caption “Risk Factors” in this prospectus.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $4.2 million (or approximately $4.9 million if the underwriters exercise their over-allotment option to purchase additional shares of common stock in full).

We intend to use the net proceeds from the sale of the securities offered hereby for the following principal purposes:

Use of Net Proceeds	$ *	%
Repayment of debt (1)	236,500	5.6%
Working capital and general corporate purposes (2)	3,995,500	94.4%

Total	$4,232,000	100.0%

(1) Represents repayment of notes payable for $220,000 and $16,500 at an interest rate of 8% per annum, that matures on the earlier of August 31, 2024 or five business days after the closing of this offering pursuant to a promissory note with Sixth Borough Fund LP, an entity controlled by Robert D. Keyser Jr., a principal of the Representative and Jacson T. Long, respectively.

(2) Includes (i) accrued wages and expenses due to Daniyel Erdberg of $367,327 as of the date of this filing; (ii) accrued wages and expenses due to Theresa Carlise of $125,318; (iii) accrued wages due to Pravin Borkar of $20,704 and (iv) accrued wages due to Christopher Todd of $54,602, as of the date of this filing.

DIVIDEND POLICY

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

CAPITALIZATION

The following table sets forth our actual cash and capitalization, each as of March 31, 2024:

●	on an actual basis; and

●	on a pro forma basis to reflect (i) the issuance of 480,000 shares of common stock pursuant to certain employment agreements, (ii) the issuance of 2,810,000 shares of common stock upon the conversion of our outstanding Series A and Series B preferred stock into common stock upon the closing of this offering at an a conversion price of $5.00, and (iii) issuance of 252,666 shares of common stock issuable upon the conversion of convertible debt and accrued interest.

●	on a pro forma as adjusted basis to reflect such pro forma adjustments and to reflect the sale by us of 1,020,000 shares of common stock at an initial public offering price to the public of $5.00 per share, and after deducting the discounts and commissions and estimated offering expenses payable by us and the receipt by us of the expected net proceeds of such sale, and the application of such net proceeds as described herein under the caption “Use of Proceeds.”

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You should read the information in this table together with our consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

	March 31, 2024 Actual	Adjustments to Pro forma	Pro forma as Adjusted
	(unaudited)		(unaudited)
Cash and cash equivalents	$399,607	4,236,665	$4,636,272
Accrued compensation	391,005	(316,447)	74,558
Current portion of long-term debt, net of unamortized discounts and debt issuance costs	578,780	(578,780)	-
Long-term debt, net of unamortized discounts and debt issuance costs	146,000	-	146,000
Due to related party	394,808	-	394,808

Stockholders’ Equity:
Preferred stock, ($0.0001 par value; 100,000,000 shares authorized)
Series A ($0.0001 par value; 3,000,000 shares issued and outstanding as of March 31, 2024 and no shares issued and outstanding pro forma)	300	(300)	-
Series B ($0.0001 par value; 3,275,000 shares issued and outstanding as of March 31, 2024 and no shares issued and outstanding pro forma)	328	(328)	-

Common stock, (par value $0.0001 per share, 200,000,000 shares authorized, 8,784,770 shares issued and outstanding as of March 31, 2024 and 13,680,249 shares issued and outstanding pro forma	878	490	1,368
Additional paid-in capital	8,771,944	8,131,049	16,902,993
Accumulated deficit	(7,966,150)	(2,978,175)	(10,944,325)
Total stockholders’ equity	807,300	5,152,736	5,960,037
Total capitalization	$3,165,280		$7,401,945

The preceding table is based on shares outstanding as of March 31, 2024, and includes the following adjustments:

● the pre-offering issuance of 152,813 shares of common stock and warrants for $3.20 per unit;

● the pre-offering issuance of 180,000 restricted stock awards, pursuant to the Company’s 2022 Equity Plan;

● adjustments for additional accrued compensation and the respective payment at offering of $437,837, due Mr. Erdberg and Ms. Carlise as of June 24, 2024;

● the issuance of 252,666 shares of common stock for the conversion of $808,506 convertible debt and accrued interest to July 31, 2024 and the related offset to debt discount and additional paid in capital of $171,222;

● short term note payable for $236,500 for proceeds of $215,000 at an interest rate of 8% per annum, payable from proceeds of offering;

● the conversion of Preferred Stock Series A and Series B, as converted at the offering price of $5.00 for 2,810,000 shares of common stock; and

● the issuance of 480,000 shares of common stock at offering and cash compensation of $25,000, to certain executives per their respective employment agreements;

does not give effect to:

● 849,768 shares issuable upon exercise of outstanding warrants to purchase our common stock at a weighted average exercise price of $1.26 per share;

●$130,115 additional accrued compensation due Mr. Erdberg, Ms Carlise, Mr. Todd and Mr. Borkar as of the date of this filing.

● 3,345,000 shares available for future issuance under the Safe Pro Group Inc. 2022 Stock Plan; and

● 51,000 shares of common stock issuable upon exercise of the Representative Warrants to be issued to the Representative in connection with this offering at an exercise price of $6.25 per share.

DILUTION

If you invest in our shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per share of common stock and the pro forma as adjusted net tangible book value per share after giving effect to this offering.

Our net tangible book value as of March 31, 2024, was $(956,447), or approximately $(0.11) per share of common stock. Net tangible book value per share is determined by dividing the net tangible book value of our company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.

Dilution represents the difference between the amount per share paid by investors in this offering and the pro forma net tangible book value per share of common stock after the offering. After giving effect to: (i) the issuance of 480,000 shares of common stock pursuant to certain employment agreements, (ii) the issuance of 2,810,000 shares of common stock upon the conversion of our outstanding Series A and Series B preferred stock into common stock upon the closing of this offering at a conversion price of $5.00, and (iii) issuance of 252,666 shares of common stock issuable upon the conversion of convertible debt and accrued interest, and (iv) the sale of 1.020 million shares of common stock in this offering at an initial public offering price of $5.00 per share and after deducting underwriting commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2024 would have been approximately $4,196,289, or approximately $0.31 per share. This represents an immediate increase in pro forma net tangible book value of $0.42 per share to our existing stockholders and immediate dilution of $4.69 per share to new investors purchasing shares at the initial public offering price.

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The following table illustrates the range of immediate dilution to new investors:

Initial public offering price per share	$5.00
Net tangible book value per share as of March 31, 2024	$(0.11)
Increase in net tangible book value per share attributable to new investors in this offering	$0.42
Pro forma as adjusted net tangible book value per share after this offering	$0.31
Dilution per share to investors in this offering	$4.69

The preceding table is based on 8,784,770 shares outstanding as of March 31, 2024 and the adjustments set forth above, and does not give effect to:

● 849,768 shares issuable upon exercise of outstanding warrants at offering, to purchase our common stock at a weighted average exercise price of $1.26 per share;

● 3,345,000 shares available for future issuance under the Safe Pro Group Inc. 2022 Stock Plan; and

● 51,000 shares of common stock issuable upon exercise of the Representative Warrants to be issued to the Representative in connection with this offering at an exercise price of $6.25 per share.

The information above assumes that the underwriters do not exercise their over-allotment option. If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value will increase to $0.35 per share, representing an immediate increase to existing stockholders of $0.46 per share and an immediate dilution of $4.65 per share to new investors. If any shares are issued upon exercise of outstanding options or warrants, or conversion of any preferred stock, new investors will experience further dilution.

The following tables set forth, as of August 2, 2024, the total consideration paid to us and the average price per share paid by the existing holders of our common stock, and (i) the issuance of 252,666 shares of common stock for the conversion of convertible debt and accrued interest and (ii) the price to be paid by new investors at the public offering price, at an initial public offering price of $5.00 per share. Does not include (i) shares of common stock and warrants exercisable at a weighted average exercise price per share of $1.26, for 849,768 shares of common stock, (ii) 2,810,000 shares of common stock issuable upon the conversion of preferred stock and (iii) 480,000 shares of common stock issuable for restricted stock awards due per employment agreements.

	Shares Purchased		Total Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
Existing stockholders	9,117,583	87.8%	$2,719,754	31.5%	$0.30
Investors conversion of convertible debt and accrued interest at offering	252,666	2.4%	$808,531	9.4%	$3.20
Investors purchasing shares in this offering	1,020,000	9.8%	$5,100,000	59.1%	$5.00

Total	10,390,249	100.0%	$8,628,285	100.0%	$0.83

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

Business Overview

We were incorporated in the State of Delaware on December 15, 2021. Safe Pro Group Inc. is the parent company of Airborne Response Corp. and Safe-Pro USA, LLC, which were both incorporated in Florida, in 2016 and 2008, respectively. On March 9, 2023, Safe Pro Group Inc. acquired Demining Development LLC, a privately held developer of Artificial Intelligence (“AI”) and Machine Learning (“ML”) software technology for processing of drone-based imagery and data. On August 30, 2023, Demining Development LLC filed an amended and restated Articles of Organization to change its name to Safe Pro AI LLC. We are a company focused on innovative security and protection solutions, specifically, advanced artificial intelligence / machine learning (AI/ML) software technology for the creation of robust datasets sourced from the analysis of aerial imagery, bullet and blast resistant personal protection equipment and providing mission-critical aerial managed services.

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Through a layered approach to the development and integration of advanced technologies in artificial intelligence, drone-based remote sensing technologies and services, and personal protective gear, Safe Pro Group seeks to provide government, NGOs and enterprises with innovative solutions designed to respond to evolving threats.

Principle of Consolidation

Our consolidated financial statements included in this prospectus include our accounts and those of our subsidiaries: Airborne Response Corp., Safe-Pro USA LLC, and Safe Pro AI LLC from their respective dates of acquisition.

Segment Information

The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker is the chief executive officer of the Company, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. During the year ended December 31, 2023, the Company operated in three reportable business segments which consisted of (1) the business of Safe-Pro USA, (2) the business of Airborne Response, and (3) the business of Safe Pro AI. For the year ended December 31, 2022, the Company operated in two reportable business segments which consisted of (1) the business of Safe-Pro USA and (2) the business of Airborne Response The Company’s reportable segments are strategic business units that offer different products. They are managed separately based on the fundamental differences in their operations and locations.

Significant Components of Our Results of Operations

Revenues. Our revenues are generated primarily from the sale of our products, which consist primarily of personal protective gear (“PPE”) and ballistic protective equipment including Explosive Ordnance Disposal (“EOD”) and blast and fragmentation resistant vests and body armor, as well as aerial managed services (drones) for the inspection of customer’s critical infrastructure including radio towers and power grids. At contract inception, we assess the goods and services promised in the contract with customers and identify a performance obligation for each. To determine the performance obligation, we consider all products and services promised in the contract regardless of whether they are explicitly stated or implied by customary business practices. The timing of satisfaction of the performance obligation is not subject to significant judgment. We measure revenue as the amount of consideration expected to be received in exchange for transferring goods and services. We generally recognize product revenues at the time of shipment, provided that all other revenue recognition criteria have been met.

Cost of Goods Sold and Gross Profit. Gross profit has been and will continue to be affected by various factors, including changes in our supply chain and the evolving product mix. The margin profile of our current products and future products will vary depending on operating performance, features, materials, manufacturer and supply chain. Gross margin will vary as a function of changes in pricing due to competitive pressure, our third-party manufacturing, labor costs for services and depreciation for our drone related fixed assets, our production costs, which includes depreciation related costs for manufacturing equipment, costs of shipping and logistics, provision for excess and obsolete inventory and other factors. We expect our gross margins will fluctuate from period to period depending on the interplay of these various factors.

Operating Expenses. We classify our operating expenses as salary, wages and payroll taxes, research and development, professional fees, selling, general, administrative, non-production and services related depreciation and amortization. Additionally, we separate depreciation and amortization expense into its own category.

Salary, Wages and Payroll Taxes. Salaries are representative of officer and stock-based compensation and administrative personnel costs. Wages consist primarily of manufacturing wages. The salary and wages associated payroll tax is reflected here as well.

Research and Development expenses consist of costs associated with personnel and contractor fees associated with the design and development of our products, product certification, travel, recruiting and information technology. We generally recognize research and development expenses as incurred. Development costs incurred prior to establishment of technological feasibility are expensed as incurred. We expect our research and development costs to continue to increase as we develop new products and modify existing products to meet the changes within our markets.

Professional Fees primarily represent certain costs for legal, audit, accounting, public company expense, investor relations, consulting fees and share-based compensation.

Selling, General and Administrative expenses consist of expenses associated with our training programs, trade shows, marketing programs, promotional materials, demonstration equipment, commissions payable, national and local regulatory approvals of our products, travel, entertainment, recruiting, operating supplies such as, computer equipment, drones, EOD testing supplies; and facilities and other supporting overhead costs. For the year ending December 31, 2024, we expect selling, general and administrative expenses to increase, as we ramp up our sales and marketing expansion efforts to correspond with our increased production efforts, relating to our personal protective gear, the availability of additional AI-powered image processing solutions and new drone-based services such as Drone as a Responder (DaaR).

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Depreciation and Amortization expense consists of depreciation related to computer and related office equipment, as well as amortization related to finite-lived intangibles.

Interest Expense is comprised of interest expense associated with our secured notes payable and convertible notes. The amortization of debt discounts is also recorded as part of interest expense.

Provision for Income Taxes. Current and deferred income tax expense or benefit in any given period will depend upon a number of events and circumstances, one of which is the income tax net income or loss from operations for the period which is usually different from the U.S. GAAP net income or loss, for the period due to differences in tax laws and timing differences. Management assesses our deferred tax assets in each reporting period, and if it is determined that it is not more likely than not to be realized, we will record a change in our valuation allowance in that period.

Results of Operations

Comparison of the Three Months Ended March 31, 2024 and 2023

The following table provides certain selected financial information for the periods presented:

Consolidated Statement of Operations Data:
	Three Months Ended
	March 31,	March 31,
	2024	2023	Change	%
REVENUES:
Product Sales	$222,356	$366,969	$(144,613)	(39.4)%
Services	85,297	6,538	78,759	1204.6%
Total Revenues	307,653	373,507	(65,854)	(17.6)%

COST OF REVENUES:
Product sales	148,212	229,169	(80,957)	(35.3)%
Services	32,226	7,403	24,823	335.3%
Total Cost of Revenues	180,438	236,572	(56,134)	(23.7)%
Gross profit (loss)	127,215	136,935	(9,720)	(7.1)%

Operating expenses:
Salary, wages and payroll taxes	434,578	318,003	116,575	36.7%
Research and development	85,777	21,958	63,819	290.6%
Professional fees:
Professional fees - other	362,773	135,942	226,831	166.9%
Stock based compensation – professional fees	98,000	55,000	43,000	78.2%
Total Professional fees	460,773	190,942	269,831	141.3%
Selling, general and administrative expenses	185,372	42,627	142,745	334.9%
Depreciation and amortization	45,601	45,528	73	0.2%
Total operating expenses	1,212,101	619,058	593,043	95.8%

Loss from operations	(1,084,886)	(482,123)	(602,763)	125.0%
Other income (expense)
Interest income	-	505	(505)	(100.0)%
Interest expense	(58,974)	(1,369)	(57,605)	4207.8%
Total Other income (expense)	(58,974)	(864)	(58,110)	6725.7%
Net loss	$(1,143,860)	$(482,987)	$(660,873)	136.8%
Net loss per share – basic and diluted (1)	$(0.13)	$(0.06)	$(0.07)	102.3%
Weighted average number of shares of common stock outstanding – basic & diluted	8,779,825	7,499,798

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Consolidated Balance Sheet Data:
	Three Months Ended
	March 31,	December 31,
	2024 (Unaudited)	2023	Change	%
Cash	$399,607	$703,368	$(303,761)	(43.2)%
Property and equipment, net	305,484	320,928	(15,444)	(4.8)%
Working capital (2)	(1,052,769)	(142,821)	(909,948)	(637.1)%
Total assets	3,165,280	3,430,199	(264,919)	(7.7)%
Total liabilities	2,357,980	1,653,841	704,139	42.6%
Additional paid in capital	8,771,944	8,597,147	174,797	2.0%
Accumulated deficit	(7,966,150)	(6,822,290)	(1,143,860)	16.8%
Total stockholders’ equity	$807,300	$1,776,358	$(969,058)	(54.6)%

Net Revenue. For the three months ended March 31, 2024 and 2023, revenues generated were $307,653 and $373,507, a decrease of $65,854 or 17.6%. Comparable sales for Safe-Pro USA decreased $144,613, or 39.4%, from $366,969 to $222,356. Comparable sales for Airborne Response increased $78,760, or 1204.7%, from $6,538 to $85,297. The decrease in revenue was attributable to a reduction in revenue generated for military grade bomb suits, offset by an increase in law enforcement safety products.

Cost of Sales. During the three months ended March 31, 2024 and 2023, cost of revenues decreased to $180,438 compared to $236,572, for the three months ended March 31, 2023, a decrease of $56,134, or 23.7%, which is directly related to the 17.6% decrease in revenue for the same period in the prior year. For the three months ended March 31, 2024 and 2023, gross profit margins were 41.4% and 36.7% respectively. The increase in margin was attributable to increase in sales for law enforcement safety equipment, which have a higher gross profit margin, as compared to military bomb disposal suits. We expect our cost of revenues to continue to increase during fiscal 2024 and beyond, as we expand our operations and begin generating additional revenues under our current business. However, we are unable at this time to estimate the amount of the expected increases.

Operating Expenses. Total operating expenses for the three months ended March 31, 2024 were $1,212,101, an increase of $593,043, or 95.8%, from total operating expenses for the three months ended March 31, of $619,058. Factors resulting in the increase are described more fully below.

Salaries, wages and payroll taxes were $434,578 and $318,003 for the three months ended March 31, 2024 and 2023, respectively, an increase of $116,575, or 36.7%. The increases were primarily attributable to an increase in personnel to accommodate the company’s expansion and in preparation for the Company’s initial public offering.

Research and Development expenses were $85,777 and $21,958, for the three months ended March 31, 2024 and 2023, respectively, an increase of $63,819 or 290.6%. The increase is primarily attributable to the Company’s development of advanced artificial intelligence (“AI”) -powered object detection and data analysis and reporting tools for hyper-scalable, cloud-based processing of drone imagery.

Professional fees were $460,773 and $190,942 for the three months ended March 31, 2024 and 2023, respectively, an increase of $269,831 or 141.3%. The increase during the three months ended March 31, 2024 as compared to the prior period in 2023, was attributable to costs associated with the preparation of the Company’s initial public offering. Share based compensation, non-cash expenses are included in professional fees and represented $98,000 and $55,000, for the three months ended March 31, 2024 and 2023, respectively, of the total.

Selling, general and administrative expenses were $185,372 and $42,627 for the three months ended March 31, 2024 and 2023, respectively, an increase of $142,745 or 334.9%. The increase is attributable to travel, insurance related costs, employee benefits and marketing.

Depreciation and amortization expenses were $45,601 and $45,528 for the three months ended March 31, 2024 and 2023, respectively, an increase of $73, or 0.2%.

We expect our expenses in each of these areas to continue to increase during fiscal 2024 and beyond as we expand our operations and begin generating additional revenues for our current business. However, we are unable at this time to estimate the amount of the expected increases.

Total Other (Income) Expense. Our total other expenses were $58,974 compared to $864 during the three months ended March 31, 2024 and 2023 respectively, an increase of $58,110 or 6,725.7%. The increase is primarily attributed to interest expense related to convertible debt in 2024, as compared to interest expense of $1,369, from the same period in 2023, and offset by a decrease of interest income of $505.

Net Income (Loss). We recorded a net loss of $1,143,860 for the three months ended March 31, 2024 as compared to a net loss of $482,987, for the three months ended March 31, 2023. The increase is a result of the factors as described above.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At March 31, 2024, we had a cash balance of $399,607 and negative working capital of $1,052,769.

Our current assets at March 31, 2024 decreased by $187,659, or 14.7%, to $1,086,249 from $1,273,908, from December 31, 2023. The decreases included cash of $303,761 and accounts receivable of $90,491, offset by an increase in inventory of $43,480 and prepaid expenses and other current assets of $163,113.

Our current liabilities at March 31, 2024 increased to $2,139,018 from $1,416,729 or an increase of $722,289, or 51.0% from December 31, 2023. The increase is comprised of increases in; convertible note payable, net of discount of $234,984, accrued compensation of $187,559, contract liabilities of $343,517, current portion of lease liabilities of $1,562, offset by a decreases in; accounts payable of $14,083, accrued expenses of $20,504 and due to related parties of $10,746.

Operating Activities

Net cash flows used in operating activities for the three months ended March 31, 2024 amounted to $568,016 and were primarily attributable to our net loss of $1,143,860 and lease costs of $6, offset by depreciation and amortization expense of $60,677, stock-based compensation and professional fees of $98,000 and amortization of debt discount of $36,785. Changes in operating assets and liabilities were reflected by increases in; inventory of $ 43,480, prepaid and other current assets of $163,313, contract liabilities of $343,517, accrued compensation of $187,559; and offset by decreases in accounts receivable of $90,491, accounts payable $14,083 and accrued expenses of $20,504.

Net cash flows provided by operating activities for the three months ended March 31, 2023 amounted to $517,756 and were primarily attributable to our net loss of $482,986 offset by depreciation and amortization expense of $59,279, stock-based compensation of $55,000 and lease costs of $698. Changes in operating assets and liabilities were reflected by increases in; accounts receivable of $205,705 and accounts payable of $49,083 and offset by decreases in; inventory of $73,148, prepaid and other current assets of $33,944, accrued expenses of $31,335, contract liabilities of $22,351 and accrued compensation of $46,531.

Financing Activities

Net cash flows provided by (used in) financing activities were $264,255 and $(404,199), for the three months ended March 31, 2024 and 2023, respectively. During the three months ended March 31, 2024, we had proceeds from the sale of convertible notes payable of $275,001, offset by repayments due to related party for $10,746. During the three months ended March 31, 2023, we had repayments of related party payable of $404,199.

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Results of Operations

Comparison of the Years Ended December 31, 2023 and 2022

The following table provides certain selected financial information for the periods presented:

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2023	2022	Change	%

REVENUES:
Product sales	622,455	189,416	433,039	228.6%
Services	295,265	961,191	(665,926)	-69.3%

Total Revenues	917,720	1,150,607	(232,887)	-20.2%

COST OF REVENUES:			-
Product sales	461,111	204,556	256,555	125.4%
Services	145,528	427,514	(281,986)	-66.0%

Total Cost of Revenues	606,639	632,070	(25,431)	-4.0%

GROSS PROFIT	311,081	518,537	(207,456)	-40.0%

OPERATING EXPENSES:
Salary, wages and payroll taxes:
Salary, wages and payroll taxes	1,324,386	427,363	897,023	209.9%
Stock-based compensation wages	979,000	-	979,000
Total salary, wages and payroll taxes	2,303,386	427,363	1,876,023	439.0%
Research and development	373,655	-	373,655
Professional fees:
Professional fees-other	671,240	337,968	333,272	98.6%
Stock based compensation – professional fees	2,637,700	-	2,637,700
Total professional fees	3,308,940	337,968	2,970,972	879.1%
Selling, general and administrative expenses	449,874	180,174	269,700	149.7%
Depreciation and amortization	182,156	75,875	106,281	140.1%

Total Operating Expenses	6,618,011	1,021,380	5,596,631	547.9%

LOSS FROM OPERATIONS	(6,306,930)	(502,843)	(5,804,087)	1154.3%

OTHER INCOME (EXPENSES):
Interest income	508	44	464	1054.5%
Interest expense	(8,227)	(4,842)	(3,385)	69.9%

Total Other Expenses, net	(7,719)	(4,798)	(2,921)	60.9%

NET LOSS	$(6,314,649)	$(507,641)	(5,807,008)	1143.9%

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.79)	$(0.10)	$(0.69)	723.3%

WEIGHTED AVERAGE COMMON STOCK OUTSTANDING:
Basic and diluted	7,984,743	5,284,610

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	Years Ended
Consolidated Balance Sheet Data:
	December 31,	December 31,
	2023	2022	Change	%
Cash	$703,368	$1,752,266	$(1,048,898)	(59.9)%
Property and equipment, net	320,928	348,832	(27,904)	(8.0)%
Working capital (2)	(142,821)	1,002,491	(1,145,312)	(114.25)%
Total assets	3,430,199	4,238,707	(808,508)	(19.1)%
Total liabilities	1,653,841	1,657,932	(4,091)	(0.2)%
Accumulated deficit	(6,822,290)	(507,641)	(6,314,649)	1243.9%
Total stockholders’ equity	$1,776,358	$2,580,775	$(804,417)	(31.2)%

Net Revenue. For the years ended December 31, 2023 and 2022, revenues generated were approximately $917,720 and $1,150,607, a decrease of $232,887 or 20.2%. Comparable sales for Safe-Pro USA increased $613,039, or 6510.6%, from $9,416 to $622,455. Safe-Pro USA comparable periods are representative of the full year of 2023 as compared to June 7, 2022 (acquisition date) to December 31, 2022. Safe-Pro USA’s revenues are increased when primary customers demand increases due to military and or law enforcement needs. Comparable sales for Airborne Response decreased $845,926, or 74.1%, from $1,141,191 to $295,265. The decrease in revenue was attributable to the gain in 2022 from the effects from Hurricane Ian in October 2022, which increased drone related services. Airborne Response comparable periods are representative of the full year of 2023 as compared to August 29, 2022 (acquisition date) to December 31, 2022.

Cost of Sales. During the years ended December 31, 2023, cost of revenues decreased to $606,639 compared to $632,070 for the year ended December 31, 2022, a decrease of $25,431, or 4.0%. We expect our cost of revenues to continue to increase during fiscal 2024 and beyond, as we expand our operations and begin generating additional revenues under our current business. However, we are unable at this time to estimate the amount of the expected increases. Gross profit margins during the year ended December 31, 2023 and 2022 were 33.9% and 45.1% respectively. The decline in margin was attributable to production services and production supplies recorded in 2023 from inventory work in process and matching the expenses with when revenue was incurred, as well as, Safe-Pro USA has lower gross profit margin and had increased sales in 2023.

Operating Expenses. Total operating expenses for the year ended December 31, 2023 were $6,618,011, an increase of $5,596,631, or 547.9%, from total operating expenses for the year ended December 31, 2022, of $1,021,380. Factors resulting in the increase are described more fully below.

Salaries, wages and payroll taxes were $2,303,286 and $427,363 for the year ended December 31, 2023 and 2022, respectively, an increase of $1,876,023, or 439.0%. The increases were primarily attributable to an increase in personnel to accommodate the company’s expansion and in preparation for the Company’s initial public offering. Share based compensation for non-cash expenses represented $979,000 of the increase and related to the issuance of 500,000 fully vested restricted stock awards of the Company’s stock with a fair market value of $1.94 to $1.96 per share, for the year ended December 31, 2023. For the years ended December 31, 2023 and 2022, stock-based compensation was $979,000 and $0.

Research and Development expenses were $373,655 and $0, for the years ended December 31, 2023 and 2022, respectively, an increase of $373,655 or 100%. The increase is primarily attributable to the Company’s development of advanced artificial intelligence (“AI”) -powered object detection and data analysis and reporting tools for hyper-scalable, cloud-based processing of drone imagery.

Professional fees were $3,308,940 and $337,968 for the years ended December 31, 2023 and 2022, respectively, an increase of $2,970,972 or 879.1%. The increase during the year ended December 31, 2023 as compared to the prior year in 2022, was attributable to costs associated with the preparation of the Company’s initial public offering. Share based compensation for non-cash expenses represented $2,637,700 of the increase, relating to the issuance of 1,740,000 fully vested restricted stock awards of the Company’s stock with a fair market value in the range of $1.00 to $1.96 per share, for the year ended December 31, 2023. For the years ended December 31, 2023 and 2022, stock-based compensation was $2,637,700 and $0.

Selling, general and administrative expenses were $449,874 and $180,174 for the years ended December 31, 2023 and 2022, respectively, an increase of $269,700 or 149.7%. The increase is attributable to the comparison of a full year of operations in 2023 to a partial year of operations, due to the timing of acquisitions acquired.

Depreciation and amortization expenses were $182,156 and $75,875 for the years ended December 31, 2023 and 2022, respectively, an increase of $106,281, or 140.1%. The increase was attributable to assets added later in the year 2022, which have a full year’s depreciation in 2023.

We expect our expenses in each of these areas to continue to increase during fiscal 2024 and beyond as we expand our operations and begin generating additional revenues for our current business. However, we are unable at this time to estimate the amount of the expected increases.

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Total Other (Income) Expense. Our total other expenses were $7,719 compared to $4,798 during the years ended December 31, 2023 and 2022 respectively, an increase of $2,921 or 60.9%. The increase is primarily attributed to interest expense related to convertible debt as compared to interest expense of $4,842, from the same period in 2022, and offset by an increase of interest income of $464.

Net Income (Loss). We recorded a net loss of $6,314,649 for the year ended December 31, 2023 as compared to a net loss of $507,641, for the year ended December 31, 2022. The increase is a result of the factors as described above.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At December 31, 2023, we had a cash balance of $703,368 and negative working capital of $142,821.

Our current assets at December 31, 2023 decreased by $1,080,881, or 45.9%, to $1,273,908 from $2,354,789, from December 31, 2022. The decreases included cash of $1,048,898, inventory of $5,083 and prepaid expenses and other current assets of $88,052, offset by an increase in accounts receivable of $61,152.

Our current liabilities at December 31, 2023 increased to $1,416,729 from $1,352,298 or an increase of $64,431, or 4.8% from December 31, 2022. The increase is comprised of increases in; convertible note payable, net of discount of $373,796, accounts payable of $118,038, accrued compensation of $69,041, contract liabilities of $40,692, current portion of lease liabilities of $5,984, offset by a decreases in; accrued expenses of $18,023 and due to related parties of $495,097, resulting from additional advances from Pravin Borkar of $298,361 in 2023, offset by repayments to him of $793,458 in 2023.

Operating Activities

Net cash flows used in operating activities for the year ended December 31, 2023 amounted to $2,003,878 and were primarily attributable to our net loss of $6,314,649, offset by depreciation and amortization expense of $239,009, stock-based compensation and professional fees of $3,616,700, amortization of debt discount of $1,454, contributed services of $210,000 and lease costs of $1,877. Changes in operating assets and liabilities were reflected by increases in accounts receivable of $61,152, accounts payable of $118,038, contract liabilities of $40,692, accrued compensation of $69,041; and decreases in inventory of $5,083, prepaid and other current assets of $88,052 and accrued expenses of $18,023.

Net cash flows provided by operating activities for the year ended December 31, 2022 amounted to $1,079,093 and were primarily attributable to our net loss of $507,641 offset by depreciation and amortization expense of $105,356, interest paid with shares of common stock of $941, lease costs of $1,655 and contributed services of $221,973. Changes in operating assets and liabilities were reflected by decreases in accounts receivable of $1,560,216, and prepaid and other current assets of $111,248, accounts payable $44,144, accrued compensation of $13,865 and accrued expenses of $97,725; and increases in inventory of $297,099, security deposits $5,800 contract liabilities of $43,978.

Investing Activities

Net cash flows (used in) provided by investing activities were ($30,172) and $169,560 for the years ended December 31, 2023 and 2022, respectively. For the year ended December 31, 2023, we purchased property and equipment for $30,172. For the year ended December 31, 2022, purchase of property and equipment of $26,344 and cash received from acquisitions of $195,904.

Financing Activities

Net cash flows provided by financing activities were $985,152 and $503,613 for the years ended December 31, 2023 and 2022, respectively. During the year ended December 31, 2023, we had proceeds from the sale of common stock and warrants of $1,005,249, proceeds from the sale of convertible notes payable of $475,000, proceeds from related party advances of $298,361, offset by repayments due to related party for $793,458. During the year ended December 31, 2022, we had proceeds from the sale of common stock and warrants of $1,175,502, proceeds from the sale of convertible notes payable of $50,000 and proceeds from related party advances of $93,003, offset by repayments of related party payable of $814,892.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have had or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources.

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Recently Issued Accounting Pronouncements

In August 2020, FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40), (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact this guidance will have on its consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

Critical Accounting Policies and Estimates

The following is not intended to be a comprehensive list of our accounting policies or estimates. Our significant accounting policies are more fully described in Note 2 — Summary of Significant Accounting Policies in the Notes. In preparing our financial statements and accounting for the underlying transactions and balances, we apply our accounting policies and estimates as disclosed in the Notes. We consider the policies and estimates discussed below as critical to an understanding of our consolidated financial statements because their application places the most significant demands on our judgment, with financial reporting results dependent on estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Specific risks for these critical accounting estimates are described in the following paragraphs. Preparation of our financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

Besides estimates that meet the “critical” accounting estimate criteria, we make many other accounting estimates in preparing our financial statements and related disclosures. All estimates, whether or not deemed critical, affect reported amounts of assets, liabilities, revenue and expenses as well as disclosures of contingent assets and liabilities. Estimates are based on experience and other information available prior to the issuance of the financial statements. Materially different results can occur as circumstances change and additional information becomes known, including for estimates that we do not deem “critical.”

Accounts receivable and other receivables

The Company adopted ASC 326 “Financial Instruments – Credit Losses” on January 1, 2023. The Company recognizes an allowance for losses on accounts receivable and other receivables in an amount equal to the estimated probable losses net of recoveries under the current expected credit loss method. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts or other accounts considered at risk or uncollectible. The bad debt expense associated with the allowance for doubtful accounts related to accounts receivable and other receivables is recognized in selling, general and administrative expenses.

Revenue recognition

In accordance with ASU Topic 606 - Revenue from Contracts with Customers, the Company recognizes revenue in accordance with that core principle by applying the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company offers a warranty on its manufactured products. The Company considered the need to make an accrual for warranty expenses that may be incurred. Historically, the Company has incurred no warranty expense and accordingly, the Company believes that no warranty expense accrual is deemed necessary.

Safe-Pro USA

The Company recognizes revenue when, or as, the performance obligation is satisfied. Performance obligations are determined through a review of customer contracts and may differ between customers depending upon contract terms.

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For a Bangladesh customer for which Safe-Pro USA historically derived a significant portion of its revenue the Company has identified two performance obligations:

1)	The sale and delivery of safety equipment, ballistic and bomb vests, helmets, and other equipment.

2)	Training and final inspections related to the sale of the equipment.

The Company estimated the allocation of the transaction price to each of the above performance obligations since it does not have evidence of standalone selling process, which is summarized as follows:

●	Performance Obligation 1 - Historically, the Company has received 80% of the contract price upon shipment and presentation of required documents.

●	Performance Obligation 2 - The remaining 20% of the contract price shall be authorized and received after 1) post-shipment inspection is performed, functionality testing is performed, and approval of the testing is granted. The 20% is triggered after testing and training. Local training with the contracted items consists of 1) use and care training, 2) engineering, repair, & maintenance, and 3) inventory management. Historically, the remaining 20% has not been collected. Although the Company believes this 20% will ultimately be collected, due to the historical non-payment of this 20%, the Company will not record such revenue until such time as collection is probable and all training and inspections are completed.

In connection with the revenue associated with the significant customer discussed above, the Company shall pay a commission of approximately 10% of amounts collected to local agents that assist with the facilitation of training, shipment, and documentation. For the year ended December 31, 2023, there was $30,561 in commission expense, which is included in selling, general and administration expense on the accompanying consolidated statement of operations. For the period from June 8, 2022 to December 31, 2022, there was no commission expense. As of December 31, 2023 and 2022, accrued commissions amounted to $70,555 and $120,402, respectively, which is included in accrued expenses on the accompanying consolidated balance sheets.

Revenue from other Safe-Pro USA customers is generally recognized at the time of shipment, which is the time that the Company satisfies its performance obligations.

Revenue from product sales is recognized when the related goods are shipped whereas revenue from training and inspection activities is recognized when the services are completed and payment is probable. Discounts in multiple elements sold as a single arrangement are allocated proportionately to the individual elements based on the fair value charged when the element is sold separately.

Airborne Response

Airborne Response recognizes revenue when, or as, the performance obligation is satisfied. Performance obligations are determined through a review of customer contracts and may differ between customers depending upon contract terms. Revenues from services are recognized at a point in time when Airborne Response completes services pursuant to its agreements with clients and collectability is probable.

Safe Pro AI

Safe Pro AI will sell subscriptions to its customers for the use of its software under a software-as-a-service subscription model (“SaaS”), which will allow for the rapid, automated processing of aerial and ground-based imagery uploaded by customers, making it an ideal solution for a number of applications including demining, in law enforcement and security. The Company’s SaaS offerings shall be sold under a prepaid or postpaid, usage-based pricing system pursuant to a tiers model, allowing customers to choose the subscription level to be charged based upon their intended usage. The subscription tiers will utilize declining prices as the volume grows. Under this model, customers are charged an upfront fee based upon the number of gigapixels of aerial images uploaded into the system for processing. For customer convenience, Safe Pro AI will initially charge data processing fees on a per hectare basis (1 hectare = 1,000 square meters). Under prepaid pay-as-you-go plans, revenues related to contracts that do not include a specified contract period are recognized upon usage by the customer and satisfaction of the Company’s performance obligation. These usage-based revenues are constrained to the amount the Company expects to be entitled to and receive in exchange for providing access to its platform. If professional services are deemed to be distinct, revenue is recognized as services are performed. The Company does not view the signing of the contract or the provision of initial setup services as discrete earnings events that are distinct.

Goodwill and intangible assets

The Company’s business acquisitions typically result in the recording of goodwill and other intangible assets, which affect the amount of amortization expense and possibly impairment write-downs that the Company may incur in future periods.

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Intangible assets are carried at cost less accumulated amortization for finite-lived assets, computed using the straight-line method over the estimated useful life, less any impairment charges.

Goodwill represents the excess of the purchase price paid over the fair value of the net assets acquired in business acquisitions. Goodwill is not subject to amortization but is subject to impairment tests at least annually. The Company reviews the carrying amounts of goodwill by reporting unit at least annually, or when indicators of impairment are present, to determine if goodwill may be impaired. To test goodwill impairment, the Company may first assess qualitative factors to determine whether it is more likely than not that the fair value of goodwill is less than its carrying value. The Company would not be required to quantitatively determine the fair value of goodwill unless it determines, based on the qualitative assessment there are indicators of impairment. Under the quantitative test of goodwill, the Company compares the fair value of the reporting unit to its carrying value, including goodwill. If the carrying value exceeds the fair value, then the goodwill is impaired by the excess amount. The Company performs its annual testing for goodwill during the fourth quarter of each fiscal year or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit.

Intangibles assets, net consists of contractual employment agreements, customer relationships and acquired capitalized internal-use software. All intangible assets determined to have finite lives are amortized over their estimated useful lives. The useful life of an intangible asset is the period over which the asset is expected to contribute directly or indirectly to future cash flows. The Company periodically evaluates both finite and indefinite lived intangible assets for impairment upon occurrence of events or changes in circumstances that indicate the carrying amount of intangible assets may not be recoverable.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets, including intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation”, which requires recognition in the consolidated financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the employee, director, or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director, and non-employee services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to recognize forfeitures as they occur as permitted under the FASB’s Accounting Standards Update (“ASU”) 2016-09 Improvements to Employee Share-Based Payment.

Business acquisitions

The Company accounts for business acquisitions using the acquisition method of accounting where the assets acquired and liabilities assumed are recognized based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill. Determining the fair value of certain acquired assets and liabilities is subjective in nature and often involves the use of significant estimates and assumptions, including, but not limited to, the selection of appropriate valuation methodology, projected revenue, expenses, and cash flows, weighted average cost of capital, discount rates, and estimates of terminal values. Business acquisitions are included in the Company’s consolidated financial statements as of the date of the acquisition.

Asset Acquisitions

The Company evaluates acquisitions pursuant to ASC 805, “Business Combinations,” to determine whether the acquisition should be classified as either an asset acquisition or a business combination. Acquisitions for which substantially all of the fair value of the gross assets acquired are concentrated in a single identifiable asset or a group of similar identifiable assets are accounted for as an asset acquisition. For asset acquisitions, the Company allocates the purchase price of these acquired assets on a relative fair value basis and capitalizes direct acquisition related costs as part of the purchase price. Acquisition costs that do not meet the criteria to be capitalized are expensed as incurred and presented in general and administrative costs in the consolidated statements of operations, if any.

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BUSINESS

Overview

Safe Pro Group was created to acquire innovative security and protection products and has strategically acquired and assembled three business units focused on protecting those who protect us all. Our strategic emphasis is on the development of a cloud-based ecosystem for analyzing drone imagery and data utilizing proprietary artificial intelligence (“AI”), machine learning, deep learning, and applied computer vision software for hyper scalable processing, analysis, and reporting. Our core capabilities include artificial intelligence/machine learning, mission critical drone services and the manufacturer of ballistic protective products. Safe Pro is led by a team of executives and subject matter experts drawn from the government and commercial sectors dedicated to assembling unique safety and security technologies for governments, enterprises, and NGOs enabling them to respond to evolving threats.

We provide the following categories of product offerings and solutions to our customers:

●	Artificial Intelligence (“AI”) and Machine Learning (“ML”) Software Technology and Photogrammetry Analysis Tools. Through our Safe Pro AI unit, we have developed an ecosystem of advanced AI-powered object detection and data analysis and reporting tools for hyper-scalable, cloud-based processing of drone imagery. Our machine learning, deep learning, and applied computer vision software technologies layer AI detection into advanced photogrammetry applications, specifically, the collection, processing, and analysis of aerial imagery captured by commercial-off-the-shelf (“COTS”) drone platforms. Safe Pro AI’s AI-powered analysis engine and software tools enable the rapid detection and identification of small objects present in drone-based images and utilize that data and imagery to securely generate detailed, high resolution orthomosaic maps highlighting objects of interest. Our AI data analysis tools, utilizing our robust proprietary datasets, can support humanitarian, government/military, enterprise, NGO and first responder markets by providing situational awareness and delivering actionable intelligence.

○	Currently, our patent-pending software blends AI, machine learning and computer vision capabilities that enable rapid, cloud-based automated processing of drone imagery for small object detection of threats such as landmines, unexploded ordnance (“UXO”), and other remnants of war. Our software ecosystem supports a wide array of applications and use cases where the ability to rapidly analyze drone-based imagery can significantly improve operational effectiveness and safety such as:

●	Allowing security and first responder personnel to detect items of interest including contraband or weapons at an incident location;
●	Detecting damage or potential structural issues present in critical infrastructure such as roads or bridges which can indicate potentially hazardous conditions; and,
●	Analyzing agricultural crops for growth or signs of crop damage, as well as collecting data to generate topographical maps to detect and correct drainage issues.

●	Bullet and Blast Resistant Personal Protection Equipment. Through our subsidiary, Safe-Pro USA, LLC, we are a specialist in the manufacturer of ultra-premium bullet and blast resistant protection equipment utilized by domestic and international customers in the military, law enforcement, and humanitarian/peacekeeping markets.

○	We offer a full array of bullet and blast resistant personal protection equipment including:

●	Complete Explosive Ordnance Disposal (“EOD”) Systems, demining aprons and bomb blankets; body armor & ballistic plates to government and industry as well as armor systems for ground vehicles and aircraft including helicopters.

○	We have more than 30 years of combined experience in the U.S. defense industry with a proven expertise and strength in the design, engineering, and manufacture of advanced armor composites

●	All bullet and blast resistant protection equipment are proudly designed, engineered, and manufactured in the United States and meets or exceeds the United States Government and NATO standards including U.S. National Institute of Justice (“NIJ”) and STANAG standards.

●	Aerial Managed Services and Mission-Critical Uncrewed Solutions. Through our subsidiary, Airborne Response Corp., we provide a wide range of contracted aerial platform-based technology services predominantly using small Uncrewed Aircraft Systems (“UAS”) — commonly referred to as “drones.” This includes Drone as a Responder, critical infrastructure inspection, storm and emergency response and other customized aerial remote sensing, sometimes combined with machine learning and artificial intelligence (“AI”) processing, to provide comprehensive data-driven insights and detailed reporting to allow our customers to improve decision making surrounding their core operations.

○	Services offered include:

●	Drone as a Responder (“DaaR”) solutions providing autonomous drone operations in support of public safety, emergency management, security, critical infrastructure, and other rapid incident response and assessment needs

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●	Critical infrastructure inspection (ex: telecommunications networks and power grids) utilizing visual and/or IR thermal sensors.
●	Data capture, analytics and processing powered by machine learning and artificial intelligence (“AI”) to provide customers with comprehensive data-driven insights and reporting.
●	Aerial mapping of ground-based infrastructure and other targeted assets.
●	UAS-related training and consultation services.
●	Other customized and/or specialized services upon request by key customers.

○	Drone-based, aerial services are provided to customers across multiple industries including:

●	Critical infrastructure, enterprises such as insurance, public utilities, and telecommunication network operators.
●	State and local/municipal governments and agencies.
●	First responders including police, fire, and other public safety organizations.

Our Operating Units

Through a series of acquisitions, we and our operating subsidiaries have expanded our service offerings and geographic reach over the past two years. On June 7, 2022, we completed the acquisition of Safe-Pro USA, LLC. Safe-Pro USA LLC. was formed in November of 2008 and develops an array of unique products in development for, and marketed to, government, law enforcement and international humanitarian aid organizations seeking personal protective gear. In August 2022, we acquired the operations of Airborne Response Corp., a provider of mission critical aerial intelligence solutions using uncrewed aircraft systems (“UAS”) – more commonly known as “drones” and in March 2023, we acquired the assets and intellectual property of Demining Development LLC, the developer of award-winning artificial intelligence (“AI”), machine learning (“ML”) and computer vision systems. The business was rebranded and launched as Safe Pro AI. As a result of our acquisitions, our company is comprised of the following principal operating units, each of which was acquired because they possess emerging technologies that can be leveraged together to create innovative new approaches to the development and sale of security and protective solutions for customers:

●	Safe Pro AI LLC. (d/b/a Safe Pro AI) In March 2023, we acquired the assets and intellectual property of Demining Development LLC., the developer of award-winning artificial intelligence (“AI”), machine learning (“ML”) and computer vision systems technologies for the rapid processing and analysis of drone-based imagery. The business was rebranded and launched as Safe Pro AI. Safe Pro AI’s capabilities enable the rapid, automated processing of aerial imagery making it an ideal solution for several photogrammetry applications including demining, law enforcement and security as well as critical infrastructure inspection and agriculture. Powered by the Amazon Web Services (“AWS”) Cloud, the technology, called SpotlightAI, is initially being applied to the identification, classification, and clearance of landmines. Built with an extensive proprietary landmine and unexploded ordnance (“UXO”) dataset, Safe Pro AI can rapidly detect and identify threats present in drone imagery, relaying precise GPS location and actionable reporting information to decision makers and ground personnel, greatly increasing the scale and efficacy of remediation efforts versus existing human and dog-based identification methods. Through the combination of AI, ML, and drone technologies, Safe Pro AI’s new demining solution directly addresses the limitations of current mine/UXO clearance methodologies which can be slow, expensive, and dangerous. The Company intends to utilize its AI, ML and computer vision analysis and reporting technology to create and analyze large datasets for a number of uses outside of demining where it can uniquely be utilized to rapidly analyze drone-base imagery and data to provide actionable intelligence on the area of interest through the creation of detailed, high resolution orthomosaic maps.

●	Safe-Pro USA LLC is a manufacturer of bullet and blast resistant personal protection equipment. Safe-Pro USA LLC can rapidly prototype and customize solutions designed to meet mission requirements and budgets for a full array of personal protection equipment (“PPE”) including complete Explosive Ordnance Disposal (“EOD”) systems, demining aprons and bomb blankets to lightweight and body armor and ballistic plates. Safe-Pro USA LLC currently serves multiple international customers including a Canadian Humanitarian Aid organization and multiple U.S. government and law enforcement end-users.

●	Airborne Response Corp., a provider of mission-critical uncrewed solutions and aerial managed services using uncrewed aircraft systems (“UAS”) – more commonly known as “drones” – to State and Local municipalities, agencies and institutions, and Tier-1 enterprise customers. Airborne Response provides a wide range of UAS-based aerial technology services, including Drone as a Responder, critical infrastructure inspection, storm and disaster emergency response, and customized aerial data capture, combined with machine learning and artificial intelligence (“AI”) processing, to provide customers with comprehensive data-driven insights and customized reporting to help clients improve decision making surrounding their core operations. Airborne Response Corp. currently serves an existing base of enterprise customers, including Florida Power & Light (“FPL”), Citizens Property Insurance Corporation, and Motorola Solutions under long-term contracts and was actively engaged in supporting state and local agency response, relief, and recovery efforts in the aftermath of Category 4 Hurricane Ian in October 2022. In November 2023, Airborne Response Corp. was awarded its first Drone as a Responder (“DaaR”) services contract by a city police department in South Florida under which it will provide operational support for law enforcement, public safety, and other first responders, assisting them to utilize advanced, U.S.-friendly (Blue-UAS) drone technologies for both “Blue Sky” normal business operations as well as “Gray Sky” rapid incident management and disaster response operations.

We currently maintain a fleet of eleven drones through Airborne Response Corp. In the aftermath of natural disasters when our clients require additional support, we bring on outside contractors that have obtained a Remote Pilot Certificate from the Federal Aviation Administration (FAA). These outside contractors supply their own drones to complete fieldwork that is then reviewed by the Airborne Response team. Further, we provide a system for imagery data from third-party drones operated by outside contractors to be uploaded and analyzed leveraging artificial intelligence and machine learning.

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Our Growth Strategy

Safe Pro Group was created to invest in safety and security businesses and technologies that can be layered together to dramatically improve effectiveness of operations and provide actionable intelligence. Through this layered approach to the development and integration of advanced technologies in artificial intelligence, personal protective gear, and drone-based remote sensing technologies and services, Safe Pro Group can provide Government, NGOs and Enterprises with innovative solutions designed to respond to emerging threats.

Today, Safe Pro Group is targeting multiple markets where its AI, personal protective gear, and aerial/drone-based services can synergistically support customers in government/military, commercial, law enforcement and humanitarian aid sectors.

Highlighted market opportunities include:

●	Artificial Intelligence and Dataset Development

The Company intends to utilize Safe Pro AI’s technology, which enables the capture and rapid processing of large amounts of visual imagery to create new high-fidelity maps and data outputs utilizing AI and proprietary datasets for customers to analyze their existing data. These AI datasets and related software tools and reporting capabilities would help enterprise and government customers quickly assess the situation in agriculture fields, around critical infrastructure, sensitive facilities or any location of interest (ex: borders, ports, runways, etc.). Safe Pro AI’s product is specialized application of artificial intelligence in the large AI image analysis and recognition market, specifically focused on applying machine learning to the processing of drone-based imagery for object identification.

●	Landmine Detection and Remediation

The threat of anti-personnel landmines and/or unexploded ordnance is present in over 60 countries across Africa, the Middle East, South America, Southeast Asia, and throughout mainland China and Russia (source: statista). Current methodology for the detection and remediation of landmines and UXO requires the use of specially trained personnel using handheld detectors and dogs which can be slow, expensive, and dangerous.

The Ukraine Crisis: In Ukraine, The World Bank, The Ukraine Rapid Damage and Needs Assessment, February 2024, estimates that more than 165,000 km2 or nearly 64,000 square miles, will require a non-technical survey to determine the level of contamination with land mines and unexploded ordinance. The non-technical survey is the first step in analyzing an area for contamination.

The Safe Pro Solution: To address this scale and scope of the demining challenge in both conflict and non-conflict zones, we utilize AI, ML and computer vision capabilities and drones to enable the rapid, automated processing of aerial and ground-based imagery to detect threats including landmines and UXO. Safe Pro AI’s software provides an efficient and scalable solution to detect, map, and categorize different types of landmines, UXO, and sub-munitions and other ERW (“Explosive Remnants of War”) on the surface, greatly enhancing the speed and accuracy with which a non-technical survey can be produced. This dataset can be uploaded and processed in the Cloud, providing ground personnel with detailed, actionable intelligence about the location and type of hazard present, dramatically improving the efficiency, speed, and safety of demining operations. Additionally, ground personnel can be equipped with an array of advanced personal ballistic protective equipment, thereby providing customers with a complete solution for the remediation of landmines and other hazardous remnants of war. Once an area is cleared, an additional survey can be done to evaluate the clearance efforts. We are currently providing Safe Pro AI’s technology to customers on a trial basis.

●	Aerial Managed Services

The adoption of drone-based remote sensing technology has been rapid, enabled by its ability to quickly capture and relay high-resolution visual information and data quickly and accurately. Beyond the use of drones in military applications, technology has increasingly been utilized in applications including by government and commercial enterprise markets. These commercial markets include a wide array of sectors including agriculture, real estate, insurance, and the inspection of critical infrastructure such as telecommunications towers, rail and roadways, bridges, and power and utility grids.

In response to greater use of drones in security, law enforcement and public safety applications, the Company’s Airborne Response is developing Drone as a Responder (“DaaR”), a new service that can provide autonomous drone operations in support of public safety agencies, critical infrastructure providers, security firms, and other mission-critical sectors that will garner substantial value from the gathering of information and/or carriage of cargo via advanced uncrewed aerial platforms. Once fully deployed, this advanced network will offer rapid incident response and assessment, capturing, and relying real-time video and other relevant information to first responders for use in efficiently allocating resources and developing a response plan. We are currently under contract with a Florida Police Department and expect to deploy our DaaR service this year.

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●	Personal Protective Gear

In July 2023, Safe-Pro Group was awarded a Multiple Award Schedule (“MAS”) contract by the U.S. General Services Administration (“GSA”) for its Safe-Pro USA ballistic protection products. This contract will allow Federal, State and Local government customers and agencies to easily purchase its Explosive Ordnance Disposal (“EOD”) and Personal Protective Equipment (“PPE”) products through the GSA Schedule for their safety and security needs. The Government contract was awarded with an initial five (5) year term with three (3) extensions for five (5) years each for a maximum of twenty (20) years. The PPE market includes an array of product types including hard and soft products including plates and vests, each offering different levels of protection, primarily level IIA, level II, level IIIA, level III, level IV as determined by government and industry standards. Currently, the GSA has made one purchase of EOD and PPE. In October 2023, Safe-Pro USA was certified as a HUBZone small business concern by the U.S. Small Business Administration. The Historically Underutilized Business Zone (HUBZone) program’s purpose is to provide Federal contracting assistance for qualified small business concerns located in historically underutilized business zones, in an effort to increase employment opportunities, investment, and economic development. The HUBZone program includes unique access to certain federal government contracts, set-aside opportunities, and priority consideration in competitive procurements for certified companies in compliance with the Federal Acquisition Regulation (FAR).

With respect to each of the above referenced product areas our market penetration is minimal. However, we believe that in each product area we are able to differentiate our services from our competitors such that we will be able to grow our market penetration.

Our Customers

We manufacture and sell our products and services globally to commercial/enterprise, government, military, and humanitarian aid organizations. Our customers include a Canadian Humanitarian Aid organization, as well as enterprises such as Florida Power & Light, Citizen’s Insurance and Motorola Solutions, and various State and municipal governments and agencies. We support customers under both multi-year contracts as well as individual purchase order.

Under our contracts with Florida Power & Light (FPL), the principal electric utility in Florida, we, through our operating subsidiary, Airborne, provide UAS services related to the inspection of power poles and lines. The first contract is for the provision of UAS teams to inspect power lines and poles after a storm. This contract has a term beginning on March 25, 2024, and goes through December 30, 2026. Under this contract, FPL will call upon Airborne response to provide UAS teams after a storm. Airborne will be paid for having a team on standby, for one half day of work, or a full day of work. They are not obligated to call upon Airborne Response and there is no assurance that we will derive any income from this agreement. Under a previous version of this agreement, we were called upon and did provide services to FPL in the aftermath of storms.

We also have contracts with FPL to provide UAS teams to inspect power lines and poles with respect to regular maintenance. Under this contract we receive a fee per pole inspected or per mile of power line inspected. The fee can vary depending upon the level of service selected. We have 4 such contracts with FPL covering 4 regions of Florida in FPL’s coverage areas. Pursuant to these contracts FPL is not obligated to call upon us and there is no assurance that we will derive any income from this agreement. The term of these are agreements are from August 25, 2023, through August 24, 2026.

During the three months ended March 31, 2024, these contracts generated approximately $80,000 in revenue for Airborne.

We believe our diversified customer base provides us with an opportunity to leverage our skills, experience and varied product lines across markets and reduces our exposure to a single end market. Additionally, we believe the diversity of our customer base is an important strength of our company.

Furthermore, we believe that the scale and scope of the conflict in Ukraine has created a significant near-term opportunity for several of our products and services, in particularly, our AI-powered, drone-based solution for the identification and locating of UXO and personal protective equipment (“PPE”) such as our Explosive Ordnance Disposal and Blast and Fragmentation protective suits. We believe our AI-powered capabilities and experience in the design and manufacture of PPE have positioned our company to compete effectively for a number of projects currently being proposed by various governmental organizations involved with land reclamation, remediation and reconstruction efforts in Ukraine including units of that country’s government as well as international humanitarian aid organizations such as the United Nations Development Programme, the HALO Trust and Norwegian People’s Aid, among others.

Our personnel have made more than a dozen trips to Ukraine, and we maintain a number of contractors based in Ukraine working with potential partners regarding both the deployment of our Spotlight AI technology for the detection of UXO and the sale of personal protective equipment including blast resistant suits and body armor.

Our personnel were featured in a segment aired on the PBS Newshour (https://www.pbs.org/video/russian-invasion-1694720956/) demonstrating our UXO detection capability in Ukraine and we regularly give demonstrations and training to various governmental and non-governmental organizations involved in demining efforts in Ukraine. In June 2023, the United Nations Development Programme (UNDP), in collaboration with the Ministry of Economy (MoEc) of Ukraine, invited us to participate in a pilot demonstration in Ukraine (Phase I). This initiative was designed to showcase innovative tools and methodologies utilizing Unmanned Aerial Vehicles/ Unmanned Ground Vehicles (UAV/UGV) systems to enhance land release efficiency in agricultural areas across Ukraine. Upon completing the Phase I demonstration, in May 2024, we received an invitation from the UNDP to participate in Phase II testing in Ukraine. We completed the Phase II testing in June 2024. In July 2024, we received a purchase order (P.O.) from the UNDP for a Phase III operation, specifically an active survey of 25 hectares of land at a contracted rate of $175 per hectare.

Supplier Concentration

The following table sets forth information as to each supplier that accounted for 10% or more of the Company’s purchases for the three months ended March 31, 2024 and 2023.

	March 31, 2024		March 31, 2023

Minelab Electronics	$49,500	40.1%	$-
Industries Bitossi Inc.	$-	%	$66,411	66.5%
Hextronics	$39,600	32.1%	$-

The following table sets forth information as to each supplier that accounted for 10% or more of the Company’s purchases for the years ended December 31, 2023 and 2022.

	December 31, 2023		December 31, 2022

Barrday Corp	$54,399	25.3%	$28,510	4.6%
Industries Bitossi Inc.	$67,631	31.5%	$117,570	18.8%
Ideal Products Inc.	$4,512	2.1%	$169,000	27.1%
L Tech Ammunition	$-		$93,884	15.0%

During the three months ended March 31, 2024 and the years ended December 31, 2023 and 2022, we purchased substantially all of our inventory from three to four suppliers, see above. The loss of these suppliers may have a material adverse effect on our results of operations and financial condition. However, we believe that, if necessary, alternate vendors could supply similar products in adequate quantities to avoid material disruptions to operations.

Our Competition

As a combined, single organization, we compete in several industry segments including AI analysis, aerial managed services and body armor/personal protective equipment. Additionally, through our Safe Pro AI operation, we compete in the rapidly emerging AI-driven analytics market. Each of these industries are characterized by rapidly advancing technologies and material science, intense competition, and a strong emphasis on proprietary products. While we believe that our technology, knowledge and proven expertise in conducting drone-based operations and in the fabrication of protective gear utilizing advanced materials including composites and ceramics, provide competitive advantages, we face potential competition from many different sources. These sources include both domestic and international manufacturers of body armor and protective gear (such as Armor Express, MIRA Safety, RTS Tactical, Spartan Armor Systems), providers of drone services (such as Phoenix Drone Services LLC, Cyberhawk, Sky-Futures, DroneDeploy, Terra Drone Corporation, AgEagle Aerial Systems Inc., Aerodyne Group, Aerial Drone Services Inc., Sharper Shape Inc., Arch Aerial LLC, Australian UAV Pty Ltd., Drone Services Canada Inc., Dronegenuity, and FlyGuys.) and a large number of software technology development organizations.

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Many of our competitors may have significantly greater financial resources, and expertise in research and development, manufacturing, government contracting, obtaining regulatory approvals, and marketing than we do. These competitors may also compete with us in recruiting and retaining qualified software programmers, material engineers and fabricators and management personnel, as well as in acquiring technologies complementary to or necessary for our services. Smaller or early-stage companies may also prove to be significant competitors, particularly in regard to software development and software analytics through collaborative arrangements with large and established companies.

The key competitive factors affecting the success of our products vary by sector:

●	In body armor and protective gear, efficacy, safety, convenience, and price are principal selection criterion. Product pricing can be a major competitive consideration in certain international markets where customers may consider lower-cost/lower performance foreign-manufactured product options are available instead of high-quality/higher-performance Made in America products. As such, we may not be able to compete solely on pricing and our ability to compete in this market will be dependent on customers prioritizing what we believe are higher quality and higher performance products.

●	In aerial managed services, proximity to infrastructure or location and flight crew availability are major competitive factors. We are currently focused solely on providing these services in Florida and, as such, we may only compete in this market and not expand into new markets in the near future.

●	In AI development, software development expertise and system design can have significant impact on customer selection. Additionally, expertise in dataset collection and processing capabilities are critical. Our ability to compete in this market is dependent on our software continuing to stay current with new technologies and developments, which will require continued research and development in this area. As a smaller company, we may be unable to compete with larger and better financed entities in this market.

Research and Development

Research and Development expenses consist of costs associated with personnel and contractor fees associated with the design and development of our products, product certification, travel, recruiting and information technology. We generally recognize research and development expenses as incurred. Development costs incurred prior to establishment of technological feasibility are expensed as incurred. We expect our research and development costs to continue to increase as we develop new products and modify existing products to meet the changes within our markets.

We continue to make significant investments in research and development relating to our technologies and products. Investments in new technology and processes are inherently speculative. Technical obstacles and challenges we encounter in our research and development process may result in delays in or abandonment of product commercialization, substantially increase the costs of development and negatively affect our results of operations.

Research and Development expenses were $85,777 and $21,958, for the three months ended March 31, 2024 and 2023, respectively, an increase of $63,819 or 290.6%. The increase is primarily attributable to the Company’s development of advanced artificial intelligence (AI) -powered object detection and data analysis and reporting tools for hyper-scalable, cloud-based processing of drone imagery.

Intellectual Property

Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we currently rely on a combination of trade secrets, including know-how, employee and third-party non-disclosure agreements, and other contractual rights to establish and protect our proprietary rights in our technology.

We maintain a program designed to identify technology that is appropriate for patent and trade secret protection, and we file patent applications in the United States and, when appropriate, certain other countries for inventions that we consider significant. As of March 31, 2024, we had one patent applications pending in the United States. As of such date we had no patents granted in the United States. We may acquire patents through acquisitions or direct prosecution efforts and engage in licensing transactions to secure the right to use third parties’ patents. Although our business is not materially dependent upon any one patent, our patent rights and the products made and sold under our patents, taken as a whole, are a significant element of our business.

We also possess other intellectual property, including trademarks, know-how, trade secrets, design rights and copyrights. We control access to and use of our software, technology and other proprietary information through internal and external controls, including contractual protections with employees, contractors, customers and partners. Our software is protected by U.S. and international copyright, patent and trade secret laws. Despite our efforts to protect our software, technology and other proprietary information, unauthorized parties may still copy or otherwise obtain and use our software, technology and other proprietary information. In addition, we have expanded our international operations, and effective patent, copyright, trademark and trade secret protection may not be available or may be limited in foreign countries.

Companies in the industry in which we operate frequently are sued or receive informal claims of patent infringement or infringement of other intellectual property rights. We may receive such claims from companies, including from competitors and customers, some of which have substantially more resources and have been developing relevant technology similar to ours. As and if we become more successful, we believe that competitors will be more likely to try to develop products that are similar to ours and that may infringe on our proprietary rights. It may also be more likely that competitors or other third parties will claim that our products infringe their proprietary rights. Successful claims of infringement by a third party, if any, could result in significant penalties or injunctions that could prevent us from selling some of our products in certain markets, result in settlements or judgments that require payment of significant royalties or damages or require us to expend time and money to develop non-infringing products. We cannot assure you that we do not currently infringe, or that we will not in the future infringe upon any third-party patents or other proprietary rights, but will not and have never done so intentionally.

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Regulation

Each of our operating subsidiaries is subject to different types of government regulation. We are not subject to any specific environmental regulation and do not incur any costs associated with compliance with any environmental regulation.

Safe-USA LLC

Safe-Pro USA sells body armor and related protective personnel equipment. Exporting body armor from the United States involves compliance with various regulations governed by multiple federal agencies. These regulations are designed to control the distribution of military and dual-use items to ensure national security and foreign policy interests. The primary regulatory frameworks include the International Traffic in Arms Regulations (ITAR) the Export Administration Regulations (EAR) of the U.S. Department of Commerce, and trade sanctions regulations administered by the Office of Foreign Assets Controls of the U.S. Treasury Department.

1. International Traffic in Arms Regulations (ITAR)

ITAR is administered by the U.S. Department of State, Directorate of Defense Trade Controls (DDTC) and applies to defense articles and services listed on the U.S. Munitions List (USML). Level IV body armor are classified as defense articles. They are listed under Category X (Protective Personnel Equipment) of the USML. Exporting ITAR-controlled items requires a license from the DDTC.

Currently, we do not export Level IV body armor. Our protective equipment is exported for the use of non-governmental organizations in humanitarian demining efforts. While we are not currently subject to these export regulations, we are registered with DDTC.

2. Export Administration Regulations (EAR)

EAR is administered by U.S. Department of Commerce, Bureau of Industry and Security (BIS) and regulates dual-use items (commercial items with potential military applications) listed on the Commerce Control List (CCL). Body armor intended for civilian use or law enforcement are classified as dual-use items. NIJ (National Institute of Justice) level III body armor formerly on the USML is now under ECCN 1A613 and is exempt from export licensing. The license requirements are dependent upon an item’s technical characteristics, the destination, the end-use, and the end-user, and other activities of the end-user. Some exports may qualify for exceptions under specific conditions (e.g., shipments to certain friendly countries or under specific value thresholds).

3. Office of Foreign Assets Control (OFAC) Regulations

OFAC is administered by the U.S. Department of the Treasury and regulates economic and trade sanctions based on U.S. foreign policy and national security goals. OFAC limits or prohibits the export of certain items to countries, people and organizations. We do not export to Sanctioned Countries or Specially Designated Nationals for which a license would be required.

Additional restrictions and obligations

U.S. regulators may also impose new restrictions on previously non-controlled emerging or foundational items and technologies for which exports to countries such as China are deemed to present undesirable national security risks. Even without such legislative or regulatory action, we would be prohibited from exporting our products to any foreign recipient if we have knowledge that a violation of U.S. export regulations has occurred, is about to occur or is intended to occur in connection with the item. We maintain compliance with these various regulations by employing consultants with specific knowledge of ITAR and EAR compliance.

Safe Pro AI LLC

There is currently no state or federal regulation regarding the development of artificial intelligence or machine learning tools. Safe Pro AI does not collect personal identifiable information and is not subject to laws and regulations governing such as the California Consumer Privacy Act. Safe Pro AI’s primary product SpotlightAI is accessed through the web on a subscription basis. The subscription does not give a subscriber access to the code, only the right to the output of processed information. The code is executed on servers located in the United States and is not exported.

Regulations Relating to Drone Services

The UAS-based services we offer to customers within the United States are limited by federal laws and rulemaking, including the commercial drone regulations (Part 107) adopted by the U.S. Federal Aviation Administration (the “FAA”) at the end of August 2016. Our ability to develop and provide new services for use in the United States will be limited by federal law and regulations, which can be slow and subject to delays based on political turnover and disruptions in federal funding, among other reasons. The Part 107 rules limit the altitude, available airspace and weight of a drone and also requires the certification of remote pilots that can operate a drone for commercial purposes in the United States. We, or our customers, may seek waivers from the Part 107 rules for expanded operations; however, the processing of waivers is lengthy and uncertain. Political limits on the ability to issue new regulations could slow the growth of this market.

We are also subject to various domestic and international anti-corruption laws, such as the U.S. Foreign Corrupt Practices Act and similar anti-bribery and anti-kickback laws and regulations in other places where we do business. These laws and regulations generally prohibit companies and their intermediaries from offering or making improper payments to governmental, political and certain international organization officials for the purpose of obtaining, retaining or directing business. Our exposure for violating these laws and regulations increases as our international presence expands and as we increase sales and operations in foreign jurisdictions.

In addition, we are subject to, or are expected to facilitate our customers’ compliance with, environmental, health and safety laws and regulations in each of the jurisdictions in which we operate or sell our products. These laws and regulations govern, among other things, the handling and disposal of hazardous substances and wastes, employee health and safety and the use of hazardous materials in, and the recycling of, our products.

Environmental Matters

Our operations are subject to a variety of federal, state and local laws and regulations relating to environmental protection, including those governing the discharge, treatment, storage, transportation, remediation and disposal of hazardous materials and wastes; the restoration of damages to the environment; and health and safety matters. We believe that our operations are in material compliance with these laws and regulations. We incur expenses in complying with environmental requirements and could incur higher costs in the future as a result of more stringent requirements that may be enacted.

Some environmental laws, such as the U.S. federal Superfund law and similar state laws, can impose liability, without regard to fault, for the entire cost of the cleanup of contaminated sites on current or former site owners and operators or parties who sent waste to such sites. Based on currently available information, we do not believe that environmental matters will have a material adverse effect on our business, operating results or financial condition; however, we could incur substantial additional costs in the future as a result of any additional obligations imposed or conditions identified at these or other sites in the future.

Employees

As of August 2, 2024, we employed eleven full-time employees, two part time employees, and twenty independent contractors. We have never had a work stoppage, and none of our employees are represented by a labor organization or under any collective bargaining arrangements. We consider our employee relations to be good. Certain employees are subject to contractual agreements that specify requirements on confidentiality and restrictions on working for competitors, as well as other standard matters.

Certain of our employees are licensed to fly our drones. Currently, two part-time employees of our subsidiary, Airborne Response Corp., are licensed drone operators with FAA Part 107 Remote Pilot Certificates. Employees of our remaining subsidiaries, Safe Pro AI LLC and Safe-Pro USA LLC, are not required to be licensed pilots, as neither subsidiary operates drones.

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Properties

Currently, the Company does not own any real property. The Company currently rents its executive office space at 18305 Biscayne Blvd., Suite 222, Aventura, Florida 33160, which also houses employees of its Airborne Response business unit. The Company also leases a 7,000 sq. ft. facility located 1650 W 33rd PL, Hialeah, Florida 33012 which houses the manufacturing operations of its Safe-Pro USA business unit.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Neither our company nor any of our subsidiaries currently is a party to any legal proceeding that, individually or in the aggregate, is material to our company as a whole.

MANAGEMENT

Management and Board of Directors

The following table sets forth the name, age, and position of each of our executive officers, key employees and directors as of August 2, 2024.

Name	Age	Positions and Offices
Daniyel Erdberg	46	Founder, Chairman of the Board and Chief Executive Officer
Theresa Carlise	65	Chief Financial Officer, Treasurer and Assistant Secretary
Pravin Borkar	66	Chief Technical Officer, Director and Founder and President of Safe-Pro USA LLC
Christopher Todd	53	President and Founder of Airborne Response Corp.
Jonathan Leinwand, Esq.	53	General Counsel and Secretary
Arthur T Dean	78	Director
John E. Miller	82	Director
Lee Van Arsdale	72	Director

The following is information about the experience and attributes of the members of our board of directors and senior executive officers as of the date of this prospectus. The experience and attributes of our directors discussed below provide the reasons that these individuals were selected for board membership, as well as why they continue to serve in such positions.

Daniyel Erdberg, 46 is the Founder, Chairman, and CEO of Safe Pro Group Inc. and has served in such roles since its inception in December 2021. From 2014 through September 2019, Mr. Erdberg served as President of Drone Aviation Corp and served as its CEO and Director from October 2019, until its merger with COMSovereign Holding Corp. in December 2019, following which he was involved in the creation of several business ventures, including the founding of CyberNate Corp. which was incorporated in December 2021. Mr. Erdberg has over 20 years’ experience as a C-Level technology executive having led recent Nasdaq listings in the Drone, 5G, and SatCom sectors where he served in senior management positions including as Chief Executive Officer, President, and Chief Operating Officer. Throughout his career, Mr. Erdberg has been involved in the operation of companies involved in various sectors of technology including software development, telecommunications, wireless networking, and unmanned aerial systems. As the founder and leader of multiple public and private enterprises, he has built organizations from inception that included experience with an array of technologies and has successfully conducted business with government, military, and commercial entities. We believe Mr. Erdberg is qualified to serve on our board of directors due to his extensive experience with our company as a founder.

Theresa Carlise, 65, was appointed as Chief Financial Officer in June 2023. On March 27, 2024, she was appointed Treasurer and on April 12, 2024, Assistant Secretary. Ms. Carlise brings over 30 years of experience as a Chief Financial Officer for publicly traded companies. Ms. Carlise’s skillset includes equity-based transactions, strategic and tactical financial management with strong qualifications in all areas of accounting, financial analysis, reporting, restructuring and planning. From the period June 2021 to June 2023, she was the Chief Accounting Officer, Secretary & Treasurer at NextPlat Corp, formerly Orbsat Corp, a Nasdaq-listed e-commerce technology company, having earlier served as the Chief Financial Officer, Treasurer and Secretary of Orbsat Corp., its predecessor from June 2015 to December 2020. Before joining Orbsat Corp., she served as Chief Financial Officer, Secretary, Treasurer and Director of various publicly traded companies within the retail, telecommunications, distribution, transportation, mortgage banking and construction sectors.

Pravin Borkar, 66, was the founder of Safe-Pro USA LLC in November 2008, and was appointed as our Chief Technical Officer and Director on June 7, 2022 and holds the title of President of Safe-Pro USA, concurrent with its acquisition by Safe Pro Group Inc. He has over 30 years’ experience in the design, engineering and manufacturing of bullet and blast resistant personal protection equipment for the U.S. Department of Defense. Mr. Borkar has been responsible for the development and manufacture of body armor plates for military personnel as well as ballistic protection armor systems for Blackhawk, Chinook and CH-53 transport helicopters for the U.S. Army, Marines and Air Force. At Safe-Pro USA, Mr. Borkar has been responsible for the development of over 50 different bullet and blast resistant products. Mr. Borkar holds a Bachelor of Technology in Chemical Engineering and a Master of Science in Composites and Plastics Engineering from the University of Massachusetts.

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Christopher Todd, 53, has served as the President and founder of Airborne Response Corp. since August 2016. Mr. Todd has over 30 years of marketing and technology business experience. Mr. Todd previously served as an analyst advising Fortune 500 firms and major sports organizations in digital marketing and content strategies. Mr. Todd is also a Certified Emergency Manager (CEM®) and Federal Aviation Administration (FAA)-certified remote pilot. His experience includes hurricane response and recovery operations, structure collapses, aircraft accidents, and several other types of complex incidents. Additionally, Mr. Todd serves as the Executive Director of AIRT, Inc., a 501(c)3 non-profit organization that specializes in the deployment of Drones For Good® and serves as the official home of the DRONERESPONDERS program advancing public safety drone operations with over 8,500 members across more than 75 countries. Additionally, Mr. Todd serves as a command staff member of the Southeast Florida All-Hazards Incident Management Team headquartered at the Palm Beach Fire Rescue Department. Mr. Todd is the President of the Florida Peninsula Chapter of AUVSI, Inc. and serves on the advisory board for Commercial UAV Expo. Mr. Todd is a member of InfraGard, the public-private partnership between U.S. industry and the FBI, as well as the U.S. Coast Guard Auxiliary, where he previously served as the national Deputy Director of Governmental and Public Affairs and was named as the 2007 National “Auxiliarist of the Year.” Mr. Todd holds a Bachelor of Arts in journalism and mass communications from Drake University, and an Executive Master in Professional Studies in emergency and disaster management from Georgetown University in Washington, D.C.

Jonathan Leinwand, Esq., 53, General Counsel and Secretary. Mr. Leinwand earned his law degree (juris doctor) from the University of Miami School of Law in 1995. Mr. Leinwand first worked for Andrew Hall & Associates in Miami practicing in the area of complex commercial litigation. In 1996 he began his own practice concentrating on private placements, reporting under Securities Exchange Act of 1934, and acted as outside counsel on behalf of public companies traded on OTC Bulletin Board, OTC Markets, Nasdaq and American Stock Exchange as well as other corporate consulting work. Mr. Leinwand acts as “in-house” counsel for publicly traded companies handling corporate and securities issues, managing outside counsel, and advising on capital markets and fund raising. He also advises investors and broker-dealers on PIPES and compliance issues related to private placements and restricted securities. He is admitted to practice law in Florida and the Southern District of Florida.

Arthur T. Dean, 78, Director and Chairman of the Audit Committee. Mr. Dean is a proven senior executive with extensive leadership and management experience gained in the U.S. military and in the non-profit sector where he held senior leadership roles at large organizations with complex budgets. From August 1998 to February 2021, Mr. Dean served as the Chairman and CEO and the Chairman and CEO Emeritus, at the Community Anti-Drug Coalitions of America (CADCA) which represents over 5,000 community coalitions that involve individuals from key sectors including schools, law enforcement, youth, parents, healthcare, media, tribal communities, and others to prevent substance misuse. Earlier in his career, Mr. Dean held a number of senior positions in the U.S. Army including Director of Military Personnel Management and was the Deputy Chief of Staff for Personnel & Installation Management at the U.S. Army Forces Command, the Department of Defense’s largest field organization. He has received numerous awards and recognition for his achievements including the Community Anti-Drug Coalitions of America National Leadership Award, The National Prevention Network (NPN) Lifetime Achievement Award, U.S. Army War College Outstanding Alumnus Award, Adjutant General Corps Hall of Fame, the National Institute on Alcohol Abuse and Alcoholism (NIAAA)’s Senator Harold Hughes Memorial Award, 2016 and the National Conference on Citizenship Prestigious Franklin Award for Citizen of the Year. We believe Mr. Dean is qualified to serve on our board of directors due to his extensive experience in the military and his accounting knowledge.

John E. Miller, Lieutenant General, U.S. Army (Retired), 82, Director and Chairman of the Compensation Committee. LTG Miller is a decorated combat veteran who has served over 34 years in the U.S. Army, most recently as the Deputy Commanding General of the U.S. Army Training and Doctrine Command (TRADOC) responsible for coordinating the implementation of the Army’s first digitized command and control system in a combat brigade. He is a former commander of the 101st Airborne Division (Air Assault). LTG Miller also had multiple assignments at the U.S. Army Command and General Staff College where he held positions from Tactics Instructor to Commandant. While Commandant, he was concurrently responsible for 11 other Army Schools that provide tactical training and education for Commissioned and Non-Commissioned Officers. After his retirement from active duty, from 1997 to 2005, LTG Miller was a regional Vice President for Oracle Corporation’s Public Sector Division and served as a Divisional President for L-3 Communication from 1997 to 2005, providing linguist, intelligence analyst and technical support for deployed forces in 13 countries. Since 2007, LTG Miller has served as the President of Miller Analytics, LLC, which provides management and operational analysis and technology assessment consulting services for classified and unclassified programs with the Federal Government and related Technology and Aerospace and Defense Industries. Mr. Miller has served on the Board of Directors since May 28, 2021. Mr. Miller has served as the owner/consultant at Miller Analytics, LLC since September 2007. LTG Miller is currently a director at Nasdaq-listed NextPlat Corp, an e-commerce technology and healthcare services company since May 2021 and served as a member of the board of directors of Drone Aviation Holding Corp from December 2017 to November 2019. We believe LTG Miller is qualified to serve on our board of directors due to his extensive experience in the armed forces and role on multiple boards.

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Lee Van Arsdale, Colonel, U.S. Army (Retired), 72, Director and Chairman of the Nominating and Corporate Governance Committee. Colonel Van Arsdale is a distinguished member of the U.S. armed forces serving for over 25 years in the Army including multiple tours of duty with the Special Forces and Special Missions units, having been decorated for valor with the Silver Star and with the Purple Heart. Since 2010, Colonel Van Arsdale has served as a faculty member of Thayer Leadership, a higher education organization focused on executive leader development. Additionally, since his retirement from active duty, he was a senior business executive and entrepreneurial leader, serving in positions including as Chief Executive Officer of Triple Canopy Inc. (a Constellis company), an integrated security solutions company from 2006 to 2009, and as the Chief Executive Officer of Creative Radicals, a data analytics software solutions company where, since 2019, he currently serves as a Director. Colonel (Ret.) Van Arsdale’s military career as a soldier includes assignments in U.S. Army Special Forces, with 11 years spent in a U.S. Army Special Mission Unit. Over his 25-year Army career, Colonel (Ret.) Van Arsdale’s served in three combat zones in leadership positions, and participated in numerous classified operations, on a global scale. Following his military career, Lee was also the Assistant General Manager for National Security Response at the Bechtel Nevada Corporation; Unconventional Solutions, Inc., a private consulting firm, and was the founding Executive Director of the University of Nevada Las Vegas Institute for Security Studies. He currently serves on the boards of several public and private companies. Col Van Arsdale received the Excellence in Writing Award from the Army War College Foundation for a paper entitled The Use of Special Operations Forces in the Counter-proliferation of Weapons of Mass Destruction and is a recipient of the Combat infantryman’s Badge, Master Paratrooper Wings, Master Military Freefall Wings, Air Assault Wings, Ranger tab, and Special Forces tab in addition to the Silver Star and Purple Heart. He is a graduate from the U.S. Armed Forces Staff College and U.S. Army War College and received an M.S. from the University of Colorado and a B.S. from the United States Military Academy at West Point. We believe Colonel (Ret.) Van Arsdale is qualified to serve on our board of directors due to his extensive experience in the armed forces and in senior leadership roles in a number of technology businesses.

Board Composition and Structure; Director Independence

Our business and affairs are managed under the direction of our board of directors. At the closing of this offering, our board of directors will consist of 5 members of which 3 members are independent. The term of office for each director will be until his or her successor is elected at our annual meeting or his or her death, resignation or removal, whichever is earliest to occur.

While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, we believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities. As set forth in our corporate governance guidelines, when considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors and director nominees will provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Board Leadership Structure

Our amended and restated bylaws and our corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. Daniyel Erdberg currently serves as our Chief Executive Officer and Chairman of the Board.

As Chairman of the Board, Mr. Edberg’s key responsibilities will include facilitating communication between our board of directors and management, assessing management’s performance, managing board members, preparation of the agenda for each board meeting, acting as chair of board meetings and meetings of our company’s stockholders and managing relations with stockholders, other stakeholders, and the public.

We will take steps to ensure that adequate structures and processes are in place to permit our board of directors to function independently of management. The directors will be able to request at any time a meeting restricted to independent directors for the purpose of discussing matters independently of management and are encouraged to do so should they feel that such a meeting is required.

Committees of our Board of Directors

The standing committees of our board of directors consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the committees reports to our board of directors as they deem appropriate and as our board may request. Each committee of our board of directors has a committee charter that will set out the mandate of such committee, including the responsibilities of the chair of such.

The composition, duties and responsibilities of these committees are set forth below.

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Audit Committee

The audit committee is responsible for, among other matters:

●	appointing, retaining, and evaluating our independent registered public accounting firm and approving all services to be performed by them;

●	overseeing our independent registered public accounting firm’s qualifications, independence and performance;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and,

●	reviewing and approving related person transactions.

Our audit committee consists of three of our directors, Messrs. Dean, Miller and Van Arsdale, each of whom meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 under the Exchange Act and Nasdaq rules. Mr. Dean serves as the chairman of the audit committee, Our board of directors has determined that Mr. Dean qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K under the Securities Act. The written charter for our audit committee will be available on our corporate website at www.safeprogroup.com, upon the completion of this offering. The information on our website is not part of this prospectus.

Compensation Committee

The compensation committee is responsible for, among other matters:

●	reviewing key employee compensation goals, policies, plans and programs;

●	reviewing and approving the compensation of our directors, chief executive officer and other executive officers;

●	producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC;

●	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and,

●	administering our stock plans and other incentive compensation plans.

Our compensation committee consists of three of our directors, Messrs. Miller, Dean and Van Arsdale, each of whom meets the definition of “independent director” under the rules of the Nasdaq and the definition of non-employee director under Rule 16b-3 promulgated under the Exchange Act. Mr. Miller serves as chairman of our compensation committee. Our board of directors has adopted a written charter for the compensation committee in connection with this offering, which will be available on our corporate website at www.safeprogroup.com, upon the completion of this offering. The information on our website is not part of this prospectus.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee will be responsible for, among other matters:

●	determining the qualifications, qualities, skills and other expertise required to be a director and developing and recommending to the board for its approval criteria to be considered in selecting nominees for director;

●	identifying and screening individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

●	overseeing the organization of our board of directors to discharge our board’s duties and responsibilities properly and efficiently;

●	reviewing the committee structure of the board of directors and the composition of such committees and recommending directors to be appointed to each committee and committee chairmen;

●	identifying best practices and recommending corporate governance principles; and,

●	developing and recommending to our board of directors a set of corporate governance guidelines and principles applicable to us.

Our nominating and corporate governance committee consists of three of our directors, Messrs. Miller, Dean and Van Arsdale, each of whom meets the definition of “independent director” under the rules of the Nasdaq. Mr. Van Arsdale serves as chairman of our nominating and corporate governance committee. Our board of directors has adopted a written charter for the nominating and corporate governance committee in connection with this offering, which will be available on our corporate website at www.safeprogroup.com, upon the completion of this offering. The information on our website is not part of this prospectus.

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Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that had one or more of its executive officers serving as a member of our board of directors or compensation committee. None of the members of our compensation committee, when appointed, will have at any time been one of our officers or employees.

Other Committees

Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Director Term Limits

Our board of directors has not adopted policies imposing an arbitrary term or retirement age limit in connection with individuals serving as directors as it does not believe that such a limit is in the best interests of our company. Our nominating and corporate governance committee will annually review the composition of our board of directors, including the age and tenure of individual directors. Our board of directors will strive to achieve a balance between the desirability of its members having a depth of relevant experience, on the one hand, and the need for renewal and new perspectives, on the other hand.

Gender Diversity Policy

Our board of directors is committed to nominating the best individuals to fill director and executive roles. Our board has not adopted policies relating to the identification and nomination of women directors and executives and as it does not believe that it is necessary in the case of our company to have such written policies at this time. Our board of directors believes that diversity is important to ensure that board members and senior management provide the necessary range of perspectives, experience and expertise required to achieve effective stewardship and management. We have not adopted a target regarding women on our board or regarding women in executive officer positions as our board believes that such arbitrary targets are not appropriate for our company. We currently have one woman holding an executive position within our company.

Risk Oversight

Our board of directors oversees the risk management activities designed and implemented by our management. Our board of directors executes its oversight responsibility for risk management both directly and through its committees. The full board of directors also considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, our board of directors regularly receives detailed reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Our board of directors has delegated to the audit committee oversight of our risk management process. Our other board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full board of directors as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Code of Ethics

Our board of directors has adopted a Code of Ethics that applies to all of our employees, including our chief executive officer, chief financial officer and principal accounting officer. Our Code of Ethics will be available on our website at www.Safeprogroup.com by clicking on “Investors.” If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, financial and accounting officers by posting the required information on our website at the above address within four business days of such amendment or waiver. The information on our website is not part of this prospectus.

Our board of directors, management and all employees of our company are committed to implementing and adhering to the Code of Ethics. Therefore, it is up to each individual to comply with the Code of Ethics and to be in compliance of the Code of Ethics. If an individual is concerned that there has been a violation of the Code of Ethics, he or she will be able to report in good faith to his or her superior. While a record of such reports will be kept confidential by our company for the purposes of investigation, the report may be made anonymously and no individual making such a report will be subject to any form of retribution.

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Executive Compensation

Summary Compensation Table

The following table provides for the fiscal years indicated below certain summary information concerning compensation awarded to, earned by or paid to the individuals who served as our principal executive officer at any time during fiscal 2023 and our three other most highly compensated officers in fiscal 2023. These individuals are referred to in this prospectus as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(5)		All Other Compensation ($)		Total ($)
Daniyel Erdberg (1)	2023	285,000	13,575	-		27,700	(8)	325,575
Chief Executive Officer	2022	76,648	79,030	-		-		146,728
Theresa Carlise (2)	2023	78,904	-	391,400	(6)	-		470,304
Chief Financial Officer, Treasurer & Assistant Secretary	2022	-	-	-		-		-
Pravin Borkar	2023	120,000	-	-		-		120,000
Chief Technical Officer, and (President of Safe-Pro USA)	2022	-	-	-		-		146,728
Christopher Todd (3)	2023	225,000	20,363	485,000	(7)	18,000	(9)	748,363
(President of Airborne Response)	2022	76,648	105,374	-		4,552		177,623

(1)	For the year ended December 31, 2023, Mr. Erdberg earned pursuant to his employment agreement with Airborne Response an annual base salary of $225,000. Mr. Erdberg elected to waive $105,000 of his base salary receiving gross wages of $120,000. Per Mr. Edberg’s employment agreement dated November 1, 2023, with Safe Pro Group Inc., he is to receive an annual base salary of $360,000, to be accrued until the Company completes its initial public offering. The Company will terminate the Airborne Response employment agreement at such a time the accrual is paid. The Company accrued $60,000 representing two months of base salary in 2023.
(2)	For the year ended December 31, 2023, Ms. Carlise has accrued wages of $73,904 and was paid $5,000.
(3)	For the year ended December 31, 2023, Mr. Todd earned pursuant to his employment agreement with Airborne Response an annual base salary of $225,000. Mr. Todd elected to waive $105,000 of his base salary, receiving gross wages of $120,000.
(4)	Bonuses were earned by the respective officers per their employment agreements. The bonus is a performance-based bonus tied to revenue associated with a certain customer. In 2022, Mr. Erdberg assigned $50,000 of his bonus to Mr. Todd, for his efforts, which is not reflected in this table.
(5)	Amounts in this column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718. See Note 2 to the consolidated financial statements included in this prospectus for a description of the valuation.
(6)	On June 22, 2023, and November 1, 2023, Ms. Carlise was awarded 30,000 and 170,000 restricted shares of the Company’s common stock at a fair market value of $1.94 and $1.96, respectively.
(7)	On December 29, 2022, Mr. Todd was awarded 250,000 restricted shares with vesting contingent upon the Company’s listing on a National Market Exchange, which shall be deemed to have occurred upon the closing of this offering. On December 31, 2023, the Board of Directors approved the acceleration of the vesting. The fair market value of the award was $1.94.
(8)	Represents medical premiums payable pursuant to Airborne Response employment agreement of $18,700 and $7,000 accrued medical insurance payable pursuant to Safe Pro Group’s employment agreement. In addition, $2,000 is an auto allowance accrual.
(9)	For the year ended December 31, 2023, the amount is representative of medical premiums payable pursuant to Airborne Response employment agreement of $18,700. For the year ended December 31, 2022, an amount of $4,552 was accrued for medical insurance. `

Narrative Disclosure to the Summary Compensation Table

Pravin Borkar. On June 7, 2022, our wholly owned subsidiary, Safe-Pro USA LLC (“SPUSA”), entered into a three-year employment agreement with Pravin Borkar, that extends for five additional terms of one-year each, unless either party gives 30-days’ advance notice of non-renewal. Under the agreement Mr. Borkar will serve as SPUSA’s President and as our Chief Technical Officer and Director. Mr. Borkar will receive an annual base salary of $225,000 with participation in retirement and welfare benefits of up to $1,500 per month for medical premiums, effective upon the closing date of this offering. At the discretion of the Board of Directors, a portion of the base salary may be accrued and at the election of Mr. Borkar be paid in our common stock. Mr. Borkar shall be entitled to receive an annual cash bonus of an amount equal to up to 100% of his then-current base salary if we meet or exceed criteria adopted by the Compensation Committee of the Board of Directors. On August 26, 2023, pursuant to the Fourth Amendment to the Exchange Agreement, related to the acquisition of Safe-Pro USA, the Company agreed to pay Mr. Borkar, $120,000 annual base salary, retroactive to January 1, 2023, until such time that the Company is listed on a National Market Exchange, which shall be deemed to have occurred upon the closing of this offering.

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Daniyel Erdberg. On August 29, 2022, pursuant to the Acquisition Agreement by and between us and Airborne Response Corp. (“Airborne”), we assumed the obligations of Airborne, which included a three-year employment agreement dated March 21, 2022, between Airborne and Daniyel Erdberg, which extends for successive one-year renewal terms unless either party gives 30-days’ advance notice of non-renewal. Under the agreement, Mr. Erdberg serves as Airborne’s Chief Executive Officer and receives an annual base salary of $225,000 as well as participation in retirement and welfare benefits. At the discretion of the Board of Directors, a portion of the base salary may be accrued and at the election of Mr. Erdberg and be paid in our common stock. The agreement provides for a performance bonus based upon certain customer contracts of 15% in 2022; 10% in 2023; and 5% in 2024 of the Contribution Margin provided by such contracts during the term of the agreement. “Contribution Margin” means net revenue from sales (gross revenue net of refunds or charge backs), less expenses related to the provision of services or equipment under the contract. Additionally, Mr. Erdberg is entitled to receive an annual cash bonus of an amount equal to up to 100% of his then-current base salary if we meet or exceed criteria adopted by the Compensation Committee of the Board of Directors. In the event of termination “without cause” or resignation with “good reason” (as defined within the agreement), Mr. Erdberg shall receive one year base salary. During the years ended December 31, 2023 and 2022, Mr. Erdberg agreed to forgive an aggregate salary of $105,000 and $105,866, respectively.

On November 1, 2023, we entered into a five-year employment agreement with Mr. Erdberg, which extends automatically for successive one-year renewal terms unless either party gives 90-days’ advance notice of non-renewal. Upon the closing of this offering, the term of this agreement will automatically be amended to re-commence a new one-year term, from the listing date thereof.

Base Salary. During the first year of the term, we shall pay to Mr. Erdberg an annual salary of $360,000 (“Base Salary”). Thereafter, the Compensation Committee of the Board (the “Committee”) shall consider increases in Base Salary for subsequent years in connection with performance and a review of compensation provided at peer companies, which companies shall be subject to review on a continuing basis (the “Peer Group”), taking into account Company and individual performance objectives; provided, however, that Base Salary shall be increased as of each anniversary of the effective date of the agreement by a minimum of the greater of five percent or the annual increase in the Federal Consumer Price Index. Mr. Erdberg’s Base Salary shall not be decreased without Mr. Erdberg’s written consent. Notwithstanding the foregoing, the Base Salary shall be accrued on the books of the Company until such time that the Board determines that the Company has sufficient capital to begin paying the Base Salary monthly in cash. At such time any accrued and unpaid Base Salary shall be paid over a six-month period, or at the election of Mr. Erdberg in shares of common stock at the then current market price. Additionally, upon the commencement of cash payments of the Base Salary to Mr. Erdberg, Mr. Erdberg’s employment agreement with Airborne Response, shall be terminated by the mutual agreement of Mr. Erdberg and Airborne Response, with any accrued and unpaid salary to be paid to Mr. Erdberg at that time.

Additional Benefits. Pursuant to the agreement, Mr. Erdberg is entitled to certain other employee benefits and perquisites, including reimbursement of necessary and reasonable travel and participation in retirement and welfare benefits, and a car allowance of $1,000 per month. If the Company does not provide health insurance or if Mr. Erdberg is covered under a different policy, the Company shall reimburse Mr. Erdberg up to $3,500 per month for health insurance coverage, which may be accrued at the option of the Board and which may be paid in shares of the Company’s common stock at the option of Mr. Erdberg.

Long-term incentive award. During the term of the agreement, Mr. Erdberg shall have an annual target long-term incentive award opportunity of 300% of one year’s Base Salary. The Committee will award Mr. Erdberg’s long-term incentive award based on an evaluation of performance and Peer Group compensation practices, taking into account Company and individual performance objectives. In its sole discretion, the Committee may award a long-term incentive award in excess of the target long-term incentive award opportunity. Notwithstanding the foregoing, the Committee may grant a special long-term incentive award at any time. Long-term incentive awards not granted under the 2022 Safe Pro Group Equity Incentive Plan (collectively with any successor plan thereto, the “Equity Incentive Plan”) shall be deemed “earned” if Executive is employed on the last day of the applicable performance period and shall be paid no later than March 15th of the year immediately following the year in which the applicable performance period expired. Awards granted under the Equity incentive Plan shall be subject to the terms and conditions of such plan and the award agreement.

Annual Target Cash Bonus Opportunity. During the term of the agreement, Mr. Erdberg shall have an annual target cash bonus opportunity of 100% of one year’s Base Salary with a minimum guaranteed annual cash bonus of 25% of one year’s Base Salary. The Committee shall award Mr. Erdberg’s annual cash bonus based on an evaluation of performance and Peer Group compensation practices, taking into account Company and individual performance objectives. In its sole discretion, the Committee may award an annual cash bonus in excess of the annual cash bonus opportunity. Notwithstanding the foregoing, the Committee may grant a special bonus at any time. Annual cash bonuses shall be deemed “earned” if Mr. Erdberg is employed on the last day of the year to which the bonus relates and shall be paid no later than March 15th of the year immediately following the year to which the annual bonus relates.

Adjusted EBITDA Milestone Equity Award. In addition to the bonus awards set forth above, Mr. Erdberg shall be entitled to the bonus awards as follows: for each calendar year during the term of the agreement, in which the Company achieves the adjusted EBITDA. For the purposes hereof “Adjusted EBITDA” shall mean earnings before payment of interest, taxes, depreciation or amortization and shall not include unrealized gains or losses, non-cash expenses, gains or losses on foreign exchange, goodwill impairments, non-operating income, and share-based compensation. See table below.

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Market Cap Milestone Performance Award. Upon the Company meeting the Market Cap Milestones listed below and maintaining such market cap for a period of 22 consecutive trading days, Mr. Erdberg will be awarded that number of shares set forth in the table below and shall be based upon the value of all shares issued and outstanding during the period as used in the Basic earnings per share calculation.

Adjusted EBITDA Milestone	Bonus Awards Shares	Market Cap Milestones	Bonus Awards Shares
$500,000	100,000	$30,000,000	200,000
$1,000,000	200,000	$40,000,000	200,000
$2,000,000	225,000	$60,000,000	200,000
$4,000,000	237,500	$80,000,000	200,000
$5,000,000	237,500

National Security Exchange Registration Equity Award. Upon the Company completing this offering, Mr. Erdberg will be entitled to an award of 450,000 shares of common stock.

Significant Transaction Bonus. Upon the Company closing a Significant Transaction, as defined below, Mr. Erdberg shall be granted that number of shares of common stock or a new series of preferred shares of the Company that is convertible into common stock of the Company equal to 5% of the of the value of all of the consideration, including any stock, cash or debt, of such completed transaction. Mr. Erdberg can earn this grant of stock for each Significant Transaction closed by the Company during the Term of this Agreement. “Significant Transaction” shall mean the Company closing a financing for at least $500,000, not including the Company’s initial public offering, or the closing of an acquisition with a valuation (determined by the value of the consideration paid by the Company) of not less than $1,000,000.

As of December 31, 2023, in connection with Mr. Erdberg’s employment agreement, the Company accrued wages and other benefits due to Mr. Erdberg of $69,000, of which $60,000 is included in accrued compensation and $9,000 is included in accrued expenses on the accompanying consolidated balance sheet.

Christopher Todd. Pursuant to the Acquisition agreement dated August 29, 2022, the Company assumed the obligation of an additional three-year employment agreement, dated March 21, 2022 with Christopher Todd, that extends for a successive one-year renewal terms unless either party gives 30-days’ advance notice of non-renewal. Under the agreement, Mr. Todd serves as Airborne’s Chief Operating Officer and receives an annual base salary of $225,000 and participation in retirement and welfare benefits. At the discretion of the Board of Directors, a portion of his base salary may be accrued and at the election of Mr. Todd and be paid in common stock of the Company. The agreement provides for a performance bonus based upon certain customer contracts of 15% in 2022; 20% in 2022; 15% in 2023; and 10% in 2024 of the Contribution Margin provided by such contracts during the term of this Agreement. “Contribution Margin” shall mean net revenue from sales (gross revenue net of refunds or charge backs), less expenses related to the provision of services or equipment under the contract. Additionally, Mr. Todd is entitled to receive an annual cash bonus in an amount equal to up to 100% of his then-current base salary if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors. In the event of termination “without cause” or resignation with ‘good reason” (as defined within the Agreement), Mr. Todd shall receive one year base salary. During the years ended December 31, 2023 and 2022, Mr. Todd agreed to forgive an aggregate salary of $105,000 and $116,107, respectively.

Theresa Carlise. On June 22, 2023, the Company entered into a one-year employment agreement that extends for an additional one-year renewal term unless either party gives 30-days’ advance notice of non-renewal, with Theresa Carlise. Upon listing on Nasdaq or other National Market System exchange, the term of this agreement will automatically be amended to re-commence a new one-year term, from the listing date thereof. Ms. Carlise agreed to serve as Chief Financial Officer and receive 30,000 fully vested restricted shares of the Company and an annual base salary of $90,000, which shall accrue for the first six months at $5,000 per month and for the second six months shall be paid $10,000 per month, payable in semimonthly payments according to the Company’s payroll schedule. Ms. Carlise accrued salary will be payable upon such time the Company has raised $750,000 or is effective on a national market system exchange. Commencing upon effectiveness of the Company’s securities trading on a National Market Exchange, which shall be deemed to have occurred upon the closing of this offering, Ms. Carlise shall receive an equity award of 30,000 restricted shares of the Company’s stock, a cash bonus of $25,000, an annual base salary of $180,000, an auto allowance of $600 per month and reimbursement of health care premiums of up to $1,500 per month, which is reflected in accrued compensation on the Company’s consolidated balance sheet, at December 31, 2023.

On November 1, 2023, the Company entered into an amendment, (“Amendment No. 1”) to the employment agreement increasing the annual base salary to $120,000, accrued for the first six months at $10,000 per month and payable upon such time the Company has raised $750,000 or is effective on a national market system exchange. All other terms remain the same as in the original agreement. As of December 31, 2023, in connection with this agreement, the Company accrued wages due to Executive of $73,904, which is included in accrued compensation on the Company’s consolidated balance sheet.

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On March 27, 2024, the Compensation Committee of the Company’s Board of Directors approved Amendment No. 2, increasing the term of the agreement to two years from one year with an annual base salary of $150,000. The first six months is accrued and payable upon such time the Company has raised $750,000 or is effective on a national market system exchange. Upon the second six months, salary shall be paid at 10,000 per month, payable in semimonthly payments according to the Company’s payroll schedule and the remaining $2,500 a month, accrued until such time the Company has raised $750,000 or is effective on a national market system exchange. Commencing upon effectiveness of the Company’s securities trading on a National Market Exchange, which shall be deemed to have occurred upon the closing of this offering, Ms. Carlise agreement will re-commence to a three-year agreement with automatic renewals of three successive one-year terms. All other terms remain the same.

On April 12, 2024, the Compensation and Nominating Committees of the Company’s Board of Directors and the Board of Directors approved the Amended and Restated Employment Agreement (“A&R Agreement’) for Theresa Carlise. The Nominating Committee appointed Ms. Carlise as Assistant Secretary, in addition to her current positions as Chief Financial Officer and Treasurer. The Compensation Committee approved the following: (i) the benefits provided within the Agreement, upon the listing on a National Market Exchange, which shall be deemed to have occurred upon the closing of this offering, were to be accrued from the effective date of June 22, 2023 forward, to include $600 monthly auto allowance and insurance premiums of $1,500 month, (ii) four weeks of PTO, of which unused portion will accrue into the following year, (iii) annual minimum increases to Base Salary between 10-20%, to be determined by the Compensation Committee and (iii) adjustment to the language in Other Tax Matters, Section 409A.

Outstanding Equity Awards at Fiscal Year-End

There were no unexercised options and unvested shares of restricted stock awarded to the executive officers named above at the fiscal year ended December 31, 2023.

2022 Equity Incentive Plan

On July 1, 2022, the Company’s Board of Directors authorized and adopted the 2022 Equity Incentive Plan (the “2022 Plan”) and reserved 5,000,000 shares of common stock for issuance thereunder. The 2022 Plan’s purpose is to encourage ownership in the Company by employees, officers, directors and consultants whose long-term service the Company considers essential to its continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success. The 2022 Plan provides for the issuance of incentive stock options, non-statutory stock options, restricted stock, restricted stock units (“RSUs”), and other stock-based awards. During the year ended December 31, 2023 and 2022, the Company issued 595,000 and 830,000 shares of common stock, respectively, pursuant to the 2022 Plan. For the three months ended March 31, 2024, we issued 50,000 shares of common stock and has 3,525,000 shares available for issuance under the 2022 Plan. Since March 31, 2024, the Company issued 180,000 shares of common stock pursuant to the 2022 Plan and has 3,345,000 shares available for issuance under the 2022 Plan

Employment Agreements with Named Executives and Potential Payments Upon Termination or Change in Control

In connection with the execution of his or her employment agreement, each executive also executed our standard employee agreements containing customary confidentiality restrictions and work-product provisions, as well as customary non-competition covenants and non-solicitation covenants with respect to our employees, consultants and customers.

Other than as described above, there are no additional agreements with current management, prior to this filing.

Potential Payments Upon Termination or Change in Control

In the event of Termination without Cause or Change in Control, Mr. Edberg’s agreement provides for (i) a lump sum cash payment, payable on the Termination Date, equal to two times the sum of the following: (x) one year’s Base Salary at the annualized rate then in effect (or the rate that should be in effect but for any Base Salary diminution), (y) the greater of (I) the annual target cash bonus opportunity for the year of termination or (II) the average annual cash bonus for the three preceding completed years (provided, however, that if Executive has not been employed for at least three years in which an annual cash bonus was paid, such calculation will assume that an annual cash bonus equal to the target annual cash bonus opportunity was paid in the missing years), and (z) the target long-term incentive award for the year of the Termination Date; (ii) Medical Payment Amounts payable each month and continuing until the earlier of twenty-four months following the Termination Date or the date on which Executive becomes employed by a third party and becomes eligible to participate in such third party’s group health plan; (iii) to the extent permissible under applicable law and under any insurance policy insuring the Company’s health plan (if any), access to continued coverage under the Company’s health plan with the full cost payable by Executive for a period of up to twenty-four months commencing on the first day of the month following the Termination Date; and (iv) any unpaid Sign On Bonus.

In the event of Termination without Cause or Change in Control, Ms. Carlise agreement provides for the accrued but unpaid compensation through the end of the Term or any then applicable extension of the Term and any other benefits accrued to her under any Benefit Plans outstanding at such time and the reimbursement of documented, unreimbursed expenses incurred prior to such date, the Executive shall be entitled to the following severance benefits: (i) a cash payment, based on the current scale of Executive’s Base Salary, equal to the annual Base Salary, at such time, to be paid in a single lump sum payment not later than sixty (60) days following such termination, less withholding of all applicable taxes; (ii) continued provision for a period of twelve (12) months after the date of termination of the benefits under Benefit Plans extended from time to time by the Corporation to its senior Executives; and (iii) payment on a pro-rated basis of any bonus or other payments earned in connection with any bonus plan to which the Executive was a participant as of the date of the Executive’s termination of employment. In addition, any options or restricted stock shall be immediately vested upon termination of Executive’s employment.

In connection with the execution of his or her employment agreement, each executive also executed our standard employee agreements containing customary confidentiality restrictions and work-product provisions, as well as customary non-competition covenants and non-solicitation covenants with respect to our employees, consultants and customers.

DIRECTOR COMPENSATION

General

The following discussion describes the significant elements of the expected compensation program for members of the board of directors and its committees. Directors who are also executive officers (each, an “Excluded Director”) will not be entitled to receive any compensation for his or her service as a director, committee member or Chair of our board of directors or of any committee of our board of directors.

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Director Compensation

Our non-employee director compensation program is designed to attract and retain qualified individuals to serve on our board of directors. Our board of directors, on the recommendation of our compensation committee, will be responsible for reviewing and approving any changes to the directors’ compensation arrangements. In consideration for serving on our board of directors, each director (other than Excluded Directors) will be paid an annual retainer. All directors will be reimbursed for the reasonable out-of-pocket expenses incurred while serving as directors.

Prior to January 2024, we did not have any non-employee directors. Concurrent with the appointment of non-employee directors in January 2024, our board of directors approved the following new compensation program for the non-employee members of our board of directors.

Cash Compensation. Under such a program, we will pay each non-employee director a cash fee, payable quarterly, of $48,000 per year for service on our board of directors.

Committee Fees. If a non-employee director is designated to participate on a committee of our board of directors as either a chairperson or non-chairperson member, such director will be entitled to compensation in addition to the quarterly cash fee. The amount of the fee has not yet been determined.

Equity Awards. Each non-employee director will receive a one-time initial restricted stock award of 50,000 shares of our common stock. Each non-employee director shall also be eligible to receive grants of stock options, each in an amount designated by the Compensation Committee of our board of directors, from any equity compensation plan approved by the Compensation Committee of our Board.

In addition to such compensation, we will reimburse each non-employee director for all pre-approved expenses within 30 days of receiving satisfactory written documentation setting out the expense actually incurred by such director. These include reasonable transportation and lodging costs incurred for attendance at any meeting of our Board of Directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 2, 2024 by:

●	each person known by us to be a beneficial owner of more than 5% of our outstanding common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported based on regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is deemed to be the beneficial owner of securities that can be acquired by him or her within 60 days after August 2, 2024. Each beneficial owner’s percentage ownership is determined by assuming that warrants or convertible securities that are held by him or her, but not those held by any other person, and which are exercisable within 60 days after August 2, 2024 have been exercised and converted. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as indicated by footnote, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

In the table below, the percentage of beneficial ownership of our common stock is based on 9,117,583 shares of our common stock outstanding prior to this offering, which may be acquired within 60 days upon exercise of warrants (849,768), and shares of common stock available to acquire upon conversion of convertible debt and accrued interest (249,094), and 13,680,249 shares of our common stock after this offering, which includes 480,000 shares of common issuable per certain executive employment agreements, 252,666 shares of common stock issuable pursuant to the conversion of $808,533 convertible debt and accrued interest at offering, 1,020,000 shares of common stock issuable with this offering, 2,810,000 shares of common stock to be issued upon the conversion of our outstanding Series A and Series B preferred stock into common stock upon the closing of this offering at a conversion price of $5.00. Unless otherwise noted below, the address of the persons listed on the table is c/o Safe Pro Group Inc., 18305 Biscayne Blvd., Suite 222, Aventura, Florida 33160.

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Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned Prior to Offering	Percent of Common Stock Beneficially Owned After to Offering(2)
Executive officers and directors:
Daniyel Erdberg	4,600,000		50.5%	39.0	%(1)
Theresa Carlise	200,000		2.2%	2.0	%(2)
Pravin Borkar	-		-	11.0	%(3)
Christopher Todd	250,000	(4)	2.7%	5.3	%(5)
Jonathan Leinwand(6)	500,000		5.5%	4.4	%(7)
Arthur Dean	50,000		*	*
John E. Miller	50,000		*	*
Lee Van Arsdale	80,624	(8)	*	*
All Executive Officers and Directors as a group (8 persons)	5,730,624		62.9%	63.0%

Certain Persons
CNP Consulting LLC(9)	557,500		6.1%	4.5	%(10)
RealtyFolio LLC(11)	520,417		5.5%	3.8	%(12)

*	Less than 1%.

In determining the percent of voting power by a person or entity, (a) the numerator is the number of shares of common stock outstanding held by the beneficial owner as of August 2, 2024, including (i) shares which may be acquired within 60 days upon exercise of warrants, (ii) shares of common stock available to acquire upon conversion of convertible debt and (b) the denominator is the sum of (i) the total shares of common stock outstanding on August 2, 2024 (9,117,583) and (ii) the total number of shares that the beneficial owner may acquire upon exercise of warrants and or conversion of convertible debt. Does not include pre-offering beneficial ownership of 2,810,000 shares of common stock to be issued upon the conversion of our outstanding Series A and Series B preferred stock.

(1) Includes 270,000 shares of common stock issuable after the offering per Mr. Erdberg’s employment agreement and 470,000 shares issued from the conversion of 1,175,000 shares of Preferred Series B held in the name of DL2 Capital LLC, of which Mr. Erdberg is the beneficial owner.

(2) Includes 30,000 shares of common stock issuable after the offering per Ms. Carlise’s employment agreement and 50,000 shares of common issued after the offering from the amount previously owed to Mr. Erdberg from his employment agreement.

(3) Includes 1,500,000 shares issued from the conversion post offering of 3,000,000 shares of Preferred Series A.

(4) Includes 250,000 shares of common stock held by Christopher Todd Inc., of which Mr. Todd is the beneficial owner.

(5) Includes 470,000 shares issued from the conversion post offering of 1,175,000 shares of Preferred Series B held in the name of Christopher Todd Inc.

(6) The address of the beneficial owner is 18305 Biscayne Blvd., Suite 200, Aventura, FL 33160.

(7) Represents 125,000 shares of Preferred Series B, convertible post offering into 50,000 common shares.

(8) Includes 72,812 shares of common stock and 7,812 shares issuable within 60 days after August 2, 2024, upon the exercise of warrants at an exercise price of $1.00 per share.

(9) The address of the beneficial owner is 4446 Hendricks Ave Unit 133 Jacksonville, FL 32207. Includes 557,500 common shares held in the name of CNP Consulting LLC, of which Gregory S. Garson is the principal owner.

(10) Includes post offering conversion of 12,000 shares of Preferred Series B converted into 4,800 common shares, which is held in the name of TR FBO PRE TAX CNP Consulting Trust FBO Gregory S. Garson, of which Mr. Garson is principal owner.

(11) The address of the beneficial owner is 30 Broad St, New York, NY 10004. Includes (i) 106,250 shares of common stock, (ii) 161,736 shares issuable upon the conversion of debt and (iii) 254,688 shares issuable upon the exercise of warrants at an exercise price of $1.00 per share, within 60 days after August 2, 2024, which are held in the name of RealtyFolio, LLC, of which Jonathan Klein is the principal owner.

(12) Includes 161,736 shares of common stock upon the conversion at offering of convertible debt and accrued interest of $517,555.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Acquisition Related - Due to Related Party

Safe-Pro USA LLC

In connection with the Acquisition of Safe-Pro USA, on June 7, 2022, the Company agreed to assume a liability due to the former member of Safe-Pro USA and current President of Safe-Pro USA, Pravin Borkar of $2,193,901, which was further reduced to $1,622,540 to account for certain revenues not recognized since the performance obligation was not completed (See Note 2 – Revenue Recognition in the accompanying consolidated financial statements in this prospectus, under Safe-Pro USA for the 20% performance obligation) and other holdbacks. On April 11, 2024, the Company amended the Exchange Agreement to include the following:

1. Additional Consideration as follows: (i) If on or before March 31, 2026, Safe-Pro USA achieves $5,000,000 in revenue sourced by Pravin Borkar from the sale of Safe-Pro USA manufactured products (the “First Earnout Shares”), the Company shall issue to the members of Safe-Pro USA, the number of shares of Company common stock equal to $1,250,000, valued at the greater of opening price on the date the Company’s common stock is listed for trading on a National Exchange and the closing price of such common stock on such National Exchange on the trading day immediately prior to Safe-Pro USA achieving the First Revenue Milestone, (ii) additionally, if on or before March 31, 2026, Safe-Pro USA achieves $7,500,000 in revenue sourced by Pravin Borkar from the sale of Safe-Pro USA manufactured products (the “Second Earnout Shares”), the Company shall issue to the members of Safe-Pro USA, the number of shares of Company common stock equal to $1,250,000, valued at the greater of opening price on the date the Company’s common stock is listed for trading on a National Exchange and the closing price of such common stock on such National Exchange on the trading day immediately prior to Safe-Pro USA achieving the Second Revenue Milestone, and (iii) if on or before March 31, 2026, Safe-Pro USA achieves $5,000,000 in revenue sourced by Pravin Borkar from the sale of Safe-Pro USA manufactured products, calculated from August 26, 2023, forward, the members of Safe-Pro USA will be entitled to a one-time payment in an amount equal to 10% of the net profits generated therefrom.

2. The amounts owed to Pravin Borkar as set forth in Section 3.12 of the Exchange Agreement shall be paid from the proceeds from the Contracts and Performance Bonds (as defined in the Exchange Agreement), less the ten percent commissions and expenses to each contract, (“BMD Proceeds”), with the Bangladesh Ministry of Defense. Any remaining amounts owed from this balance, after given effect to BMD Proceeds are not the responsibility of the Safe-Pro USA.

3. Obsolete inventory (prior to December 2020) as further identified by Mr. Borkar and Mr. Erdberg, will be assigned to Mr. Borkar.

Pravin Borkar, the sole member of Safe-Pro USA prior to its acquisition by the Company advanced funds, (see assumed liability of $1,622,540) to Safe-Pro USA for working capital purposes prior to the acquisition and during the 2023 and 2022 periods. Additionally, during 2023 and 2022, a company owned by the Borkar paid certain expenses and wages on behalf of the Company and was reimbursed for these expenses. These advances are non-interest bearing and are payable on demand. During the year ended December 31, 2023, the Company was advanced funds of $298,361 and repaid $793,458 of these advances and assumed liability. During the period from June 8, 2022 to December 31, 2022, the Company was advanced funds of $93,003 and repaid $814,892 of these advances and assumed liability. On December 31, 2023 and 2022, amounts due to Borkar, amounted to $405,554 and $900,651, respectively, and on March 31, 2024 and 2023, the amount due was $394,808 and $477,705, which is included in this prospectus as due to related parties on the accompanying consolidated balance sheets.

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Airborne Response Corp.

On August 29, 2022, the Company acquired 100% of Airborne Response Corp. Daniyel Erdberg, our CEO, was the owner of 35.9% of the shares of Airborne Response at the time of the acquisition. Mr. Erdberg received 1,175,000 shares of the Company’s Series B Preferred Stock as payment for his ownership interest in Airborne Response representing approximately 35.9% of the Series B Preferred Stock issued as part of the transaction. Series B Preferred Stock is not convertible until completion of the Company’s initial public offering.

Related Party Payable for Services

The Company incurred production services from a company owned by the spouse of the President of Safe-Pro USA, Pravin Borkar. For the three months ended March 31, 2024 and 2023, there were $0 and $3,600 incurred for related part production services, respectively. During the years ended December 31,2023 and 2022, in the amount of $22,730 and $9,600, respectively, which is included in cost of sales on the accompanying consolidated statements of operations included in this prospectus.

Related Party Accrued Compensation and Expenses

During the year ended December 31, 2023 and 2022, Mr. Erdberg and Mr. Todd agreed to forgive aggregate accrued salary of $210,000 and $221,973, respectively, which has been recorded as contributed capital as presented on the consolidated statement of shareholders’ equity. For the three months ended March 31, 2024 and 2023 there were no amounts forgiven for the same.

On August 26, 2023, pursuant to the Fourth Amendment to the Exchange Agreement, related to the acquisition of Safe-Pro USA, the Company agreed to pay the spouse of Mr. Borkar, Anjali Borkar, $120,000 annual base salary, retroactive to January 1, 2023 and until such time that the Company is listed on a National Market Exchange, which shall be deemed to have occurred upon the closing of this offering. Upon listing on a National Market Exchange Mrs. Borkar is to serve as Vice President of Operations, pursuant to an Employment agreement, dated June 7, 2022. The agreement has a three-year term, that extends for five additional terms of one-year each, unless either party gives 30-days’ advance notice of non-renewal. Under the Agreement Mrs. Borkar will receive an annual base salary of $225,000 and shall be entitled to receive an annual cash bonus in an amount equal to up to 100% of her then-current Base Salary if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors.

For the three months ended March 31, 2024 and 2023, the Company employed one individual who is related to Mr. Borkar earned $27,692 and $27,466, respectively For the year ending December 31, 2023 and 2022, the Company employed two individuals (including Anjali Borkar) who are related to Mr. Borkar, earned $121,600 and $1,600, respectively. As of March 31, 2024, amounts due for accrued compensation, to an individual relating to Mr. Borkar, represented $9,231 and is included on the Company’s unaudited consolidated balance sheet, as accrued compensation, included in this prospectus.

For the three months ended March 31, 2024, there were accrued wages and accrued expenses due to named officers of $363,429 and are as follows; Daniyel Erdberg of $207,962, Theresa Carlise of $108,485, Chris Todd of $37,751 and Pravin Borkar of $9,231. For the three months ended March 31, 2023, amounts for accrued compensation; for Daniyel Erdberg were $26,250 and for Chris Todd were $61,624, for an aggregate amount payable of $87,874. As of December 31, 2023, there were accrued wages and accrued expenses due to related party of $78,575 due to Daniyel Erdberg, $20,363 due to Chris Todd and $73,904 due to Theresa Carlise. These amounts will continue to accrue until such time the Company’s offering is effective. Mr. Erdberg personally guarantees Safe-Pro USA’s American Express credit account. For the three months ended March 31, 2024 and 2023, the balance on this account was $15,498 and $16,913, respectively. For the year ended December 31, 2023 and 2022, the balance on this account was $21,698 and $3,997, respectively.

Total related party payments payable as described above, as of March 31, 2024 and 2023, are $758,237 and $565,579, respectively. Total related party payments payable as of December 31, 2023 and December 31, 2022 are $547,248 and $900,651, respectively. which has been recorded as accrued expense, accrued compensation and due to related party on the accompanying consolidated balance sheet, in this prospectus.

Procedures for Approval of Related Party Transactions

A “related party transaction” is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related party had or will have a direct or indirect material interest. A “related party” includes:

●	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

●	any person who beneficially owns more than 5% of our common stock;

●	any immediate family member of any of the foregoing; or

●	any entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Our Audit Committee is responsible for reviewing and approving in advance any related party transaction.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 9,117,583 shares of common stock are issued and outstanding, 3,000,000 shares of Series A Preferred Stock, and 3,275,000 shares of Series B Preferred Stock are issued and outstanding. In addition, 849,768 shares of common stock are reserved for issuance upon the exercise of outstanding common stock purchase warrants.

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Common Stock

Voting, Dividend and Other Rights. Each outstanding share of common stock entitles the holder to one vote on all matters presented to the shareholders for a vote. Holders of shares of common stock have no cumulative voting, preemptive, subscription or conversion rights. All shares of common stock to be issued pursuant to this registration statement will be duly authorized, fully paid and non-assessable. Our board of directors determines if and when distributions may be paid out of legally available funds to the holders. To date, we have not declared any dividends with respect to our common stock. Our declaration of any cash dividends in the future will depend on our board of directors’ determination as to whether, in light of our earnings, financial position, cash requirements and other relevant factors existing at the time, it appears advisable to do so. We do not anticipate paying cash dividends on the common stock in the foreseeable future.

Rights Upon Liquidation. Upon liquidation, subject to the right of any holders of the preferred stock to receive preferential distributions, each outstanding share of common stock may participate pro rata in the assets remaining after payment of, or adequate provision for, all our known debts and liabilities.

Majority Voting. The holders of a majority of the outstanding shares of common stock constitute a quorum at any meeting of the shareholders. A plurality of the votes cast at a meeting of shareholders elects our directors. The common stock does not have cumulative voting rights. Therefore, the holders of a majority of the outstanding shares of common stock can elect all of our directors. In general, a majority of the votes cast at a meeting of shareholders must authorize shareholder actions other than the election of directors. Most amendments to our articles of incorporation require the vote of the holders of a majority of all outstanding voting shares.

Preferred Stock

Authority of Board of Directors to Create Series and Fix Rights. Under our articles of incorporation, as amended, our board of directors can issue up to 10,000,000 shares of preferred stock from time to time in one or more series. The board of directors is authorized to fix by resolution as to any series the designation and number of shares of the series, the voting rights, the dividend rights, the redemption price, the amount payable upon liquidation or dissolution, the conversion rights, and any other designations, preferences or special rights or restrictions as may be permitted by law. Unless the nature of a particular transaction and the rules of law applicable thereto require such approval, our board of directors has the authority to issue these shares of preferred stock without shareholder approval.

Series A Preferred Stock. The Company has authorized 3,000,000 shares of Series A Preferred Stock. All of the Series A Preferred were issued for the acquisition of Safe-Pro USA LLC. Series A Preferred is convertible into the number of shares of common stock equal to the Series A Stated Value divided by the Fair Market Value of the common stock. The Series A Stated Value is $2.50 per share and the Fair Market Value is equal to the average of the closing price for the Company’s common stock on its principal market for the 20 trading days prior to conversion. Series A Preferred has voting rights equal to the number of shares of common stock into which it may convert. The conversion rights of Preferred Series A are contingent upon the Company’s completion of the offering and or listing on a National Market Exchange, which shall be deemed to have occurred upon the closing of this offering.

Series B Preferred Stock. The Company has authorized 3,275,000 shares of Series B Preferred Stock. All of the Series B Preferred Stock was issued for the acquisition of Airborne Response Corp. The Series B Preferred is convertible into that number of shares of common stock equal to the Series B Stated Value divided by the Fair Market Value of the common stock. The Series B Stated Value is $2.00 per share and the Fair Market Value is equal to the average of the closing price for the Company’s common stock on its principal market for the 20 trading days prior to conversion. The Series B Preferred has voting rights equal to the number of shares of common stock into which it may convert. The conversion rights of Preferred Series B are contingent upon the Company’s completion of the offering and or listing on a National Market Exchange, which shall be deemed to have occurred upon the closing of this offering.

Outstanding Warrants

As of the date of this prospectus, there were 849,768 warrants outstanding with a weighted average years of 2.15, weighted average price of $1.26.

Pursuant to the terms of such warrants, the applicable exercise price of such warrants is subject to adjustment in the event of stock splits, combinations, or the like of our common stock.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, as Amended, and Our Bylaws

The provisions of our certificate of incorporation, as amended, and our bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Calling of Special Meetings of Stockholders. Our bylaws provide that special meetings of the stockholders may be called only by the board of directors.

Removal of Directors; Vacancies. Our bylaws provide that a director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote; provided, however, that notice of intention to act upon such matter shall have been given in the notice calling such meeting.

Amendment of Bylaws. The bylaws provide that the bylaws may be altered, amended or repealed at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting.

Preferred Stock. Our certificate of incorporation, as amended, authorized the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue a series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Forum Selection

Our certificate of incorporation and bylaws provides that the state and federal courts located in the State of Delaware will be the exclusive forum for the following types of actions or proceedings: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or to our stockholders; (iii) an action asserting a claim arising pursuant to any provision of the DGCL; or (iv) any action asserting a claim governed by the internal affairs doctrine. Notwithstanding the foregoing, the exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended. or any claim for which the federal courts have exclusive or concurrent jurisdiction.

While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our certificate of incorporation and bylaws. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions. These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find either exclusive forum provision in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could harm our business.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equity Stock Transfer, LLC. Equity Stock Transfer, LLC’s address is 237 W 37th Street, Suite 602, New York, NY 10018 and its telephone number is (212) 575.5757.

50

Shares Eligible for Future Sale

Future sales of substantial amounts of common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. We are unable to estimate the number of shares of common stock that may be sold in the future.

Upon the closing of this offering, we will have:

●	13,680,249 common stock shares of common stock outstanding;

●	3,345,000 shares of common stock available for future issuance under the 2022 Equity Incentive Plan; and

●	849,768 shares of common stock issuable upon exercise of outstanding warrants.

All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 10% stockholders. None of the holders of shares of our common stock or securities exercisable for or convertible into shares of our common stock have any registration rights.

Lock-Up

The Company, our officer and directors, and holders of 5% or greater of our common stock have agreed not to offer, sell, dispose of or hedge any shares of our common stock, subject to specified limited exceptions, during the period continuing through the date that is one-hundred eighty days from the closing date of the offering.

Rule 144

Shares of common stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, as well as shares held by our current stockholders, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any person who is or has been an affiliate of ours during the 90 days immediately preceding the sale and who has beneficially owned shares for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of: (i) 1% of the number of shares of common stock then outstanding, or (ii) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Stock Plan

We intend to file a registration statement on Form S-8 under the Securities Act of 1933, as amended, which will register 3,345,000 shares of common stock underlying stock options or restricted stock awards available for issuance under our 2022 Equity Incentive Plan. Subject to any vesting requirements, these shares registered on Form S-8 will be eligible for resale in the public markets without restriction, subject to Rule 144 limitations applicable to affiliates.

51

UNDERWRITING

Dawson James Securities, Inc. is acting as the lead managing underwriter and as representative of the underwriters. Subject to the terms and conditions of an underwriting agreement dated August 28, 2024, between us and the Representative, which was filed as an exhibit to the registration statement of which this prospectus is a part, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Name of Underwriter	Number of Shares
Dawson James Securities, Inc.	979,900
Spartan Capital Securities LLC	40,100
Total	1,020,000

The underwriters are committed to purchase all of the shares of common stock offered by this prospectus if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased, or the offering may be terminated. The underwriters are not obligated to purchase the shares of common stock covered by the underwriters’ over-allotment option to purchase additional shares of common stock described below. The underwriters are offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted the underwriters an option exercisable for up to 45 days after the date of the underwriting agreement, to purchase up to 153,000 additional shares of common stock at the public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised, and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional shares of common stock.

Discounts and Commissions

The Representative has advised us that the underwriters propose to offer the shares directly to the public at the public offering price set forth on the cover of this prospectus. In addition, the Representative may offer some of the shares to other securities dealers at such price less a concession of up to $0.175 per share. After the offering to the public, the initial public offering price and other selling terms may be changed by the Representative without changing the Company’s proceeds from the underwriters’ purchase of the shares of common stock.

The following table shows the initial public offering price, underwriting discounts and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option. The underwriting discounts are equal to the public offering price per share less the amount per share the underwriters pay us for the shares.

		Total
	Per Share	Without Over- Allotment Option	With Over- Allotment Option
Initial public offering price	$5.00	$5,100,000	$5,865,000
Underwriting discounts and commissions(1)	$0.40	$408,000	$469,200
Proceeds to us, before expenses	$4.60	$4,692,000	$5,395,800

(1)	Represents an underwriting discount of 8.0%.

52

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $460,000, all of which are payable by us. This figure includes an expense allowance of up to $200,000 of the Representative and up to $12,500 for the actual roadshow expenses of the Representative that we have agreed to pay the Representative related to this offering.

Representative Warrants

Upon the closing of this offering, we will issue to the Representative, Representative Warrants entitling the Representative to purchase up to 51,000 (or 58,650 if the underwriters exercise the over-allotment option in full) shares of common stock. The Representative Warrants shall be exercisable beginning six months from the date of this prospectus for a period of five years from the commencement of sales pursuant to this registration statement of which this prospectus forms a part at an exercise price of $6.25 per share of common stock. The Representative (or permitted assignees under FINRA Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the commencement of sales of the offering. In addition, the warrants provide for certain piggyback and demand registration rights. The registration rights provided will not be greater than five years from the effective date of the registration statement of which this prospectus is a part in compliance with FINRA Rule 5110(g)(8). We will bear all fees and expenses attendant to one demand and unlimited piggyback registration of the securities issuable on exercise of the Representative Warrants. The Representative Warrants and the underlying shares of common stock are registered on the registration statement of which this prospectus is a part. For a more complete description of the Representative Warrants, see the form of Representative Warrant which was filed as an exhibit to the registration statement of which this prospectus is a part.

Determination of Initial Public Offering Price

Before this offering, there has been no public market for our common stock. Accordingly, the initial public offering price was negotiated between us and the Representative. Among the factors considered in these negotiations were:

●	the prospects for our company and the industry in which we operate;

●	our past and present financial and operating performance;

●	financial and operating information and market valuations of publicly traded companies engaged in activities similar to ours;

●	the prevailing conditions of United States securities markets at the time of this offering; and

●	other factors deemed relevant.

Lock-Up Agreements

We and each of our executive officers and directors and any other stockholders of more than 5% of the outstanding shares of our common stock have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of any common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock for 180 days following the closing of this offering without the prior written consent of the Representative.

The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

53

Right of First Refusal

The Representative shall have the right of first refusal for a period of twenty-four months after the closing of this offering to act as lead managing underwriter and book-runner for any and all future equity, equity-linked or debt offerings by us, or any successor to or subsidiary of our company, during such period.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on a website maintained by the Representative and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Representative to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares common stock over-allotted by the underwriters is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares common stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, common stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice.

54

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market making bids must be identified as such.

Certain Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees, however, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services. On June 17, 2024 and July 12, 2024, we entered into two promissory notes, for the aggregate principal amount of $220,000 with Sixth Borough Fund LP, an entity controlled by Robert D. Keyser Jr., a principal of the Representative, which will be repaid in full from the net proceeds received from this offering.

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by ArentFox Schiff LLP, Washington, DC. As of the date hereof, a partner of ArentFox Schiff LLP holds 16,000 shares of our common stock. Certain legal matters in connection with this offering will be passed upon for the underwriters by Ellenoff Grossman & Schole LLP.

EXPERTS

The consolidated financial statements of Safe Pro Group Inc. included in this prospectus for the years ended December 31, 2023 and 2022, have been audited by Salberg & Company, P.A., an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements of Safe-Pro USA LLC, included in this prospectus for the year ended December 31, 2021 and the period ended June 06, 2022, have been audited by Salberg & Company, P.A., an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements of Airborne Response Corp., included in this prospectus for the years ended December 31, 2021 and 2020, have been audited by Salberg & Company, P.A., an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part. Each of these statements is qualified in all respects by this reference.

The registration statement of which this prospectus is a part is available at the SEC’s website at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing to us at 18305 Biscayne Blvd., Suite 222, Aventura, Florida 33160, Attention: Chief Financial Officer or telephoning us at (786) 409-4030.

Upon the completion of this offering, we will be subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with this law, we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the SEC’s website referred to above. We also maintain a website at www.Safeprogroup.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

55

INDEX TO FINANCIAL STATEMENTS

AIRBORNE RESPONSE CORP.

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

SAFE-PRO USA, LLC

FINANCIAL STATEMENTS

JUNE 7, 2022 AND DECEMBER 31, 2021

SAFE PRO GROUP INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

SAFE PRO GROUP INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2024 and 2023

(Unaudited)

F-1

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors and Stockholder of:

Airborne Response Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Airborne Response Corp. (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, changes in shareholders’ deficit, and cash flows, for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

2295 NW Corporate Blvd., Suite 240 ● Boca Raton, FL 33431-7326

Phone: (561) 995-8270 ● Toll Free: (866) CPA-8500 ● Fax: (561) 995-1920

www.salbergco.com ● info@salbergco.com

Member National Association of Certified Valuation Analysts ● Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide ● Member AICPA Center for Audit Quality

F-2

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2022

Boca Raton, Florida

January 30, 2024

F-3

AIRBORNE RESPONSE CORP.

BALANCE SHEETS

	December 31,	December 31,
	2021	2020

ASSETS
CURRENT ASSETS:
Cash	$21,617	$18,105
Accounts receivable	-	303,537
Short-term investments	50,906	-
Prepaid expenses	6,435	5,397

Total Current Assets	78,958	327,039

Property and equipment, net	21,262	34,042

TOTAL ASSETS	$100,220	$361,081

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Note payable - related party	$320,000	$-
Accounts payable and accrued expenses	2,799	88,985

Total Current Liabilities	322,799	88,985

LONG-TERM LIABILITIES:
Note payable - related party	-	320,000

Total Liabilities	322,799	408,985

Commitments and Contingencies (See Note 8)

SHAREHOLDERS’ DEFICIT:
Preferred stock; no par value: 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock; no par value: 100,000,000 shares authorized; 2,500,000 shares issued and outstanding on December 31, 2021 and 2020	-	-
Accumulated deficit	(222,579)	(47,904)

Total Shareholders’ Deficit	(222,579)	(47,904)

Total Liabilities and Shareholders’ Deficit	$100,220	$361,081

See accompanying notes to financial statements.

F-4

AIRBORNE RESPONSE CORP.

STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2021	2020

SALES	$275,924	$484,894

COST OF SALES	164,987	200,775

GROSS PROFIT	110,937	284,119

OPERATING EXPENSES:
Professional fees	5,180	1,965
Depreciation expense	15,754	15,663
General and administrative expenses	54,635	26,245
Loss on disposal of property and equipment	137	6,325

Total Operating Expenses	75,706	50,198

INCOME FROM OPERATIONS	35,231	233,921

OTHER INCOME:
Dividend and interest income	1,094	26

Total Other Income	1,094	26

NET INCOME	$36,325	$233,947

NET INCOME PER COMMON SHARE:
Basic	$0.01	$0.09
Diluted	$0.01	$0.09

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING:
Basic	2,500,000	2,500,000
Diluted	2,750,000	2,750,000

See accompanying notes to financial statements.

F-5

AIRBORNE RESPONSE CORP.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Common Stock		Accumulated	Total Shareholders’
	# of Shares	Amount	Deficit	Deficit

Balance, December 31, 2019	2,500,000	$-	$(266,789)	$(266,789)

Shareholder distributions	-	-	(15,062)	(15,062)

Net income	-	-	233,947	233,947

Balance, December 31, 2020	2,500,000	-	(47,904)	(47,904)

Shareholder distributions	-	-	(211,000)	(211,000)

Net income	-	-	36,325	36,325

Balance, December 31, 2021	2,500,000	$-	$(222,579)	$(222,579)

See accompanying notes to financial statements.

F-6

AIRBORNE RESPONSE CORP.

STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$36,325	$233,947
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	15,754	15,663
Loss from disposal of property and equipment	137	6,325
Change in operating assets and liabilities:
Accounts receivable	303,537	(301,938)
Prepaid expenses	(1,038)	(5,397)
Accounts payable	(86,186)	88,985

NET CASH PROVIDED BY OPERATING ACTIVITIES	268,529	37,585

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3,111)	(7,371)
Purchase of short-term investments	(75,311)	-
Proceeds from sale of short-term investments	24,405	-

NET CASH USED IN INVESTING ACTIVITIES	(54,017)	(7,371)

CASH FLOWS FROM FINANCING ACTIVITIES:
Shareholder distributions	(211,000)	(15,062)
Proceeds from related party advances	-	10,000
Repayment of related party advances	-	(39,937)

NET CASH USED IN FINANCING ACTIVITIES	(211,000)	(44,999)

NET INCREASE (DECREASE) IN CASH	3,512	(14,785)

CASH, beginning of year	18,105	32,890

CASH, end of year	$21,617	$18,105

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

See accompanying notes to financial statements.

F-7

AIRBORNE RESPONSE CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 and 2020

NOTE 1 – NATURE OF ORGANIZATION

Airborne Response Corp., formerly Airborne Response LLC, (the “Company”) was incorporated under the laws of the State of Florida on September 7, 2016. The Company is a provider of mission critical aerial intelligence solutions using uncrewed aircraft systems (UAS), more commonly known as “drones”, to its customers. The Company delivers a full range of drone-based, aerial services including site surveys/mapping, infrastructure inspection (visual, IR, thermal), data capture, analytics and processing powered by machine learning and artificial intelligence (AI) to provide customers with comprehensive data-driven insights and reporting.

On March 21, 2022, the Company converted from a limited liability company to a corporation. The effect of this conversion in the financial statements and footnotes has been presented retroactively for all periods presented herein.

On August 29, 2022, the Company entered into an Acquisition Agreement (the “Acquisition Agreement”) with (i) Safe Pro Group Inc., a Delaware company (“Safe Pro Group”), and (ii) the shareholders of the Company. Pursuant to the Acquisition Agreement, the shareholders of the Company agreed to sell 100% of the issued and outstanding shares of the Company to Safe Pro Group (See Note 12).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Estimates during the years ended December 31, 2021 and 2020 include the allowance for doubtful accounts on accounts receivable, the useful life of property and equipment, and assumptions used in assessing impairment of long-term assets.

Fair Value of Financial Instruments and Fair Value Measurements

FASB ASC 820 - Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on December 31, 2021 and 2020. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

Level 1 -	Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 -	Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3 -	Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, prepaid expenses, note payable, and accounts payable and accrued expenses approximate their fair market value based on the short-term maturity of these instruments.

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (the “FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

F-8

AIRBORNE RESPONSE CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 and 2020

The following table represents the Company’s fair value hierarchy of its financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2021 and 2020.

	December 31, 2021			December 31, 2020
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Short-term investments	$50,906	$-	$-	$—	$-	$-

The Company’s short-term investments are level 1 measurements and are based on quoted market value at each date.

The following table summarizes activity in the Company’s short-term investments for the periods presented:

	December 31, 2021	December 31, 2020
Balance, beginning of year	$-	$-
Additions	75,311	-
Sales	(24,405)	-
Balance, end of year	$50,906	$-

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. The Company had no cash equivalents as of December 31, 2021 and 2020.

Short-Term Investments

The Company’s portfolio of short-term investments consists of stock and bond funds with maturities of more than three months, but less than one year. The Company classifies debt securities as available-for-sale at purchase date and will reevaluate such designation at each period end date. Equity securities are classified as marketable securities. The Company may sell these securities prior to their stated maturities, if any, depending upon changing liquidity requirements. These securities are classified as current assets in the balance sheet and recorded at fair value, with unrealized gains or losses for equity securities included in operations and unrealized gains or losses for debt securities included in accumulated other comprehensive gain or loss and as a component of the statements of comprehensive loss. Gains and losses are recognized when realized. Gains and losses are determined using the specific identification method and are reported in other income (expense), net in the statements of operations.

An impairment loss may be recognized when the decline in fair value of the debt securities is determined to be other-than-temporary. The Company evaluates its investments for other-than-temporary declines in fair value below the cost basis each quarter, or whenever events or changes in circumstances indicate that the cost basis of the short-term investments may not be recoverable. The evaluation is based on a number of factors, including the length of time and the extent to which the fair value has been below the cost basis, as well as adverse conditions related specifically to the security, such as any changes to the credit rating of the security and the intent to sell or whether the Company will more likely than not be required to sell the security before recovery of its amortized cost basis.

The Company did not recognize any unrealized gains or losses on short-term investments for the years ended December 31, 2021 and 2020 as they were not material.

Accounts Receivable

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized as general and administrative expenses.

F-9

AIRBORNE RESPONSE CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 and 2020

Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives of seven years. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of Long-Lived Assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Revenue Recognition

In accordance with ASU Topic 606 - Revenue from Contracts with Customers, the Company recognizes revenue in accordance with that core principle by applying the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company recognizes revenue when, or as, the performance obligation is satisfied. Performance obligations are determined through a review of customer contracts and may differ between customers depending upon contract terms.

Revenues from services are recognized at a point in time when the Company completes services pursuant to its agreements with clients and collectability is probable.

Cost of Sales

Cost of sales include all sub-contractor costs, labor and certain other direct costs, as well as those indirect costs related to contract performance, such as indirect labor and fringe benefits.

Advertising Costs

All costs related to advertising of the Company’s services are expensed in the period incurred. For the years ended December 31, 2021 and 2020, advertising costs charged to operations were $704 and $1,382, respectively and are included in general and administrative expenses on the accompanying statements of operations.

Federal and State Income Taxes

During the year ended December 31, 2021 and 2020, the Company operated as a limited liability company and passed all income and loss to each member based on their proportionate interest in the Company. On March 21, 2022, the Company converted from a limited liability company to a corporation.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of Accounting Standards Codification (ASC) 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of December 31, 2021 and 2020, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. Tax years that remain subject to examination are the years ending on and after December 31, 2017. The Company recognizes interest and penalties related to uncertain income tax positions in other expenses. However, no such interest and penalties were recorded as of December 31, 2021 and 2020.

F-10

AIRBORNE RESPONSE CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 and 2020

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation”, which requires recognition in the financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the employee, director, or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director, and non-employee services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to recognize forfeitures as they occur as permitted under the FASB’s Accounting Standards Update (“ASU”) 2016-09 Improvements to Employee Share-Based Payment.

Net Income Per Share of Common Stock

ASC 260 “Earnings Per Share”, requires dual presentation of basic and diluted earnings per common share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilutive securities and non-vested forfeitable shares. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue shares of common stock were exercised or converted into shares of common stock or resulted in the issuance of shares of common stock that then shared in the earnings of the entity. Basic net income per common share is computed by dividing net income available to shareholders by the weighted average number of common shares outstanding during the period. Diluted net income per common share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The following table presents a reconciliation of basic and diluted net income per shares of common stock:

	Year Ended December 31,
	2021	2020

Net income per shares of common stock - basic:
Net income	$36,325	$233,947
Weighted average shares of common stock outstanding – basic	2,500,000	2,500,000
Net income per share of common stock – basic	$0.01	$0.09

Net income per share of common stock - diluted:
Net income - basic	$36,325	$233,947
Add: interest of convertible debt	-	-
Numerator for income per share of common stock – diluted	$36,325	$233,947

Weighted average shares of common stock outstanding – basic	2,500,000	2,500,000
Add: dilutive shares related to:
Convertible debt	250,000	250,000
Weighted average shares of common stock outstanding – diluted	2,750,000	2,750,000
Net income per share of common stock – diluted	$0.01	$0.09

As of December 31, 2021 and 2020, common stock equivalents consisted of the following:

	December 31,
	2021	2020
Convertible debt	250,000	250,000
	250,000	250,000

F-11

AIRBORNE RESPONSE CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 and 2020

Segment Reporting

During the years ended December 31, 2021 and 2020, the Company operated in one reportable business segment.

Risk and Uncertainties

In March 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. The Company was materially affected by the COVID-19 outbreak in 2020 and 2021 and the ultimate duration and severity of the outbreak and its impact on the economic environment and our business is uncertain. The Company cannot estimate the future impact of the pandemic on its business. A severe or prolonged economic downturn could result in a variety of risks to the Company’s business, including weakened demand for its products and a decreased ability to raise additional capital when needed on acceptable terms, if at all. Currently, the Company is unable to estimate the impact of this event on its operations.

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 – SHORT-TERM INVESTMENTS

On December 31, 2021 and 2020, the Company’s short-term investments consisted of the following:

	December 31, 2021				December 31, 2020
	Cost	Unrealized Gain (Loss)		Fair Value	Cost	Unrealized Gain (Loss)	Fair Value
Equity securities – stock funds	$27,425		$-	$27,425	$-	$-	$-
Debt securities – bond funds	23,481		-	23,481	-	-	-
Total short-term investments	$50,906	$		$50,906	$-	$-	$-

NOTE 4 – ACCOUNTS RECEIVABLE

On December 31, 2021 and 2020, accounts receivable consisted of the following:

	December 31, 2021	December 31, 2020
Accounts receivable	$-	$303,537
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$-	$303,537

For the years ended December 31, 2021 and 2020, bad debt expense amounted to $0.

NOTE 5 – PROPERTY AND EQUIPMENT

On December 31, 2021 and 2020, property and equipment consisted of the following:

	Useful Life	December 31, 2021	December 31, 2020
Machinery and equipment	7 years	$78,959	$77,216
Less: accumulated depreciation		(57,697)	(43,174)
Property and equipment, net		$21,262	$34,042

During the years ended December 31, 2021 and 2020, the Company disposed of equipment and record a loss on disposal of property and equipment of $137 and $6,325, respectively.

For the years ended December 31, 2021 and 2020, depreciation expense amounted to $15,754 and $15,663, respectively.

F-12

AIRBORNE RESPONSE CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 and 2020

NOTE 6 – NOTE PAYABLE – RELATED PARTY

On December 31, 2021 and 2020, note payable – related party consisted of the following:

	December 31, 2021	December 31, 2020
Note payable – related party	$320,000	$320,000
Less: current portion of note payable – related party	(320,000)	-
Note payable – related party – long-term	$-	$320,000

On November 1, 2019, but effective January 1, 2017 for funds borrowed in previous years, the Company entered into a Convertible Loan Agreement (the “Loan Agreement”) and Promissory Note (the “Note”) with Altametry, Inc. and/or John A. Ciampra (the “Lender”). Altametry, Inc. is considered a related party affiliate since the owner of the Company has certain ownership in Altametry. Subject to and in accordance with the terms and conditions of the Loan Agreement and Note, the Company borrowed from the Lender $320,000 for use as working capital. The Note bears no interest. The term of the Note commenced on January 1, 2017 and is due on January 1, 2022.

At the sole option of Lender, all or part of the unpaid principal then outstanding was convertible into equity not to exceed 13% ownership, which percentage initially could not be diluted by subsequent equity sales for one year. On April 15, 2022, pursuant to a Satisfaction and Release Agreement, the Company issued 250,000 shares of its common stock in connection with the conversion of this related party note payable in the amount of $320,000 (See Note 11 and Note 12).

NOTE 7 – SHAREHOLDERS’ DEFICIT

Preferred Stock

The Company is authorized to issue 10,000,000 shares of its no par value preferred stock. The Company’s board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further shareholder approval. As of December 31, 2021 and 2020, no shares have been designated and no preferred shares were issued and outstanding.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company may be involved in litigation related to claims arising out of its operations in the normal course of business. As of December 31, 2021, the Company is not involved in any pending or threatened legal proceedings that it believes could reasonably be expected to have a material adverse effect on its financial condition, results of operations, or cash flows.

NOTE 9 – CONCENTRATIONS

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable and cash deposits. The Company places its cash in banks at levels that, at times, may exceed federally insured limits. On December 31, 2021 and 2020, the Company did not have any cash in excess of FDIC limits of $250,000. The Company has not experienced any losses in such accounts through December 31, 2021.

Geographic Concentrations of Sales

During the years ended December 31, 2021 and 2020, all sales were to customers in Florida in the United States.

Customer Concentrations and Seasonality

For the year ended December 31, 2021, three customers accounted for approximately 97.8% of total sales (74.4%, 12.7%, and 10.7%, respectively). For the year ended December 31, 2020, one customer accounted for approximately 79.2% of total sales. On December 31, 2020, one customer accounted for 100% of the total accounts receivable balance. The Company’s sales are seasonal based on weather conditions or patterns.

F-13

AIRBORNE RESPONSE CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 and 2020

NOTE 10 – INCOME TAXES

For the years ended December 31, 2021 and 2020, the Company operated as a limited liability company and passed all income and loss to its members. Accordingly, no provision for federal and state income taxes has been made in these financial statements. Had the Company been subject to income taxes during the years ended December 31, 2021 and 2020, the approximate pro forma effect of income taxes on the Company’s net income based on the Company’s Federal statutory income tax rate of 21% are as follows:

	(Unaudited) Years ended December 31,
	2021	2020
Net income	$36,325	$233,947
Pro forma income tax based on Federal statutory rate	(7,628)	(49,129)
Pro forma net income	$28,697	$184,818

NOTE 11 – RELATED PARTY TRANSACTIONS

In December 2020, the Company purchased equipment for resale from Altametry, a company owned by Mr. John Ciampa, a beneficial owner of the Company.

In January 2020, the Company advanced $10,000 to Altametry which was repaid in June 2020.

As of December 31, 2019, the Company’s shareholder had advanced $29,937 to the Company. This amount was repaid in 2020.

See Note 6 for note payable – related party.

NOTE 12 – SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the balance sheet date through January 30, 2024, the date these financial statements were available to be issued.

Employment Agreements

On March 21, 2022, the Company entered into an employment agreement with Mr. Daniyel Erdberg, pursuant to which he serves as the Chief Executive Officer of the Company, and entered into an employment agreement with Mr. Christopher Todd, pursuant to which he serves as the Chief Operating Officer of the Company. The employment agreements have an initial term of three years that extends for successive one-year renewal terms unless either party gives 30-days’ advance notice of non-renewal. As consideration for these services, the employment agreements provide Mr. Erdberg and Mr. Todd with the following compensation and benefits:

●	An annual base salary of $225,000. At the discretion of the Board of Directors, a portion of the Base Salary may be accrued and at the election of the Employee paid in the common stock of the Company. The Company shall review the base salary on an annual basis and has the right but not the obligation to increase it but such salary shall not be decreased during the Term.

●	Mr. Erdberg and Mr. Todd shall be eligible for such grants of awards under stock option or other equity incentive plans of the Company adopted by the Board and approved by the Company’s stockholders (or any successor or replacement plan adopted by the Board and approved by the Company’s stockholders) (the “Plan”) as the Compensation Committee of the Company may from time to time determine (the “Share Awards”). Share Awards shall be subject to the applicable Plan terms and conditions, provided, however, that Share Awards shall be subject to any additional terms and conditions as are provided herein or in any award certificate(s), which shall supersede any conflicting provisions governing Share Awards provided under the Plan.

●	Mr. Erdberg shall be entitled to a cash bonus based upon contracts with NextEra Energy, a customer of the Company. Such bonus shall be equal to: 15% in 2022; 10% in 2023; and 5% in 2024 of the Contribution Margin provided by such contracts during the term of this Agreement. Mr. Todd shall be entitled to a cash bonus based upon contracts with NextEra Energy. Such bonus shall be equal to: 20% in 2022; 15% in 2023; and 10% in 2024 of the Contribution Margin provided by such contracts during the term of this Agreement. “Contribution Margin” shall mean net revenue from sales (gross revenue net of refunds or charge backs), less expenses related to the provision of services or equipment under the contract. In addition to the Base Salary set forth above, Mr. Erdberg and M14 Todd shall be entitled to receive an annual cash bonus in an amount equal to up to 100% of his then-current Base Salary if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors (the “Compensation Committee”) for earning bonuses which criteria shall be adopted by the Compensation Committee annually.

F-14

AIRBORNE RESPONSE CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 and 2020

●	Certain other employee benefits and perquisites, including reimbursement of necessary and reasonable travel and participation in retirement and welfare benefits.

Mr. Erdberg’s and Mr. Todd’s employment agreement provide that, in the event that his employment is terminated by the Company without “cause” (as defined in his employment agreement), or if Mr. Erdberg or Mr. Todd resigned for “good reasons” (as defined in his employment agreement), subject to a complete release of claims, he will be entitled to receive any benefits then owed or accrued along with one year of base salary and any unreimbursed expenses incurred by him. All amounts shall be paid on the termination date.

During the years ended December 31, 2023 and 2022, Mr. Erdberg or Mr. Todd agreed to forgive aggregate salary of $210,000 and $211,731, which shall be recorded as contributed capital.

Issuance of Common Stock Pursuant to Subscription Agreements

On March 22, 2022, the Company sold 250,000 shares of its common stock for net proceeds of $250,000, or $1.00 per share.

Issuance of Common Stock for Note Payable

On April 15, 2022, the Company issued 250,000 shares of its common stock in connection with the conversion of a note payable in the amount of $320,000 (See Note 6). At any time during the 18 months following April 15, 2022, should the Company sell shares of its common stock or securities convertible into shares of its common stock for less than $1.00 (the “New Price Per Share”), except for issuances pursuant to a stock award program for bona fide services provided to Company, the Company shall issue that number of additional shares of its common stock to the Lender such that the number of shares of common stock issued to the Lender divided by $250,000 is equal to the New Price Per Share.

Common Stock Issued for Professional Services

During July and August 2022, the Company issued 275,000 shares of its common stock for consulting services rendered or to be rendered. These shares were valued at $275,000, or $1.00 per share of common stock, based on contemporaneous common stock sales by the Company. In connection with these shares, the Company shall record stock-based professional fees of $275,000 over the term of the agreement.

Change of Control

On August 29, 2022, the Company entered into an Acquisition Agreement (the “Acquisition Agreement”) with (i) Safe Pro Group Inc. and (ii) the shareholders of the Company. Pursuant to the Acquisition Agreement, the shareholders of the Company sold 100% of the issued and outstanding shares of the Company to Safe Pro Group Inc. in exchange for 3,275,000 Series B preferred stock of Safe Pro Group Inc.

Other

On March 21, 2022, the Company converted from a limited liability company to a corporation.

F-15

REPORT FROM INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Managing and Sole Member of:

Safe Pro USA, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Safe Pro USA, LLC (the “Company”) as of June 7, 2022 and December 31, 2021, the related statements of operations, changes in members’ deficit, and cash flows, for the period from January 1, 2022 to June 7, 2022 and for the year ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 7, 2022 and December 31, 2021, and the results of its operations and its cash flows for the period from January 1, 2022 to June 7, 2022 and for the year ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company had net income of $561,750 and net cash used in operations of $213,002 for the period from January 1, 2022 to June 7, 2022 and a recent decline in contracts from a significant customer. As of June 7, 2022, the Company had an accumulated deficit, members’ deficit, and working capital deficit of $1,659,483, $1,428,011 and $1,325,619, respectively. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan in regard to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

2295 NW Corporate Blvd., Suite 240 ● Boca Raton, FL 33431-7326

Phone: (561) 995-8270 ● Toll Free: (866) CPA-8500 ● Fax: (561) 995-1920

www.salbergco.com ● info@salbergco.com

Member National Association of Certified Valuation Analysts ● Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide ● Member AICPA Center for Audit Quality

F-16

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2023

Boca Raton, Florida

January 30, 2024

F-17

SAFE-PRO USA, LLC

BALANCE SHEETS

	June 7,	December 31,
	2022	2021

ASSETS

CURRENT ASSETS:
Cash	$75,867	$7,602
Accounts receivable, net	1,633,099	2,299
Inventory	67,145	688,560
Prepaid expenses and other current assets	37,500	-

Total Current Assets	1,813,611	698,461

OTHER ASSETS:
Property and equipment, net	10,030	-
Right of use asset, net	154,265	170,887
Security deposit	4,000	4,000

Total Other Assets	168,295	174,887

TOTAL ASSETS	$1,981,906	$873,348

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$85,251	$13,387
Accrued expenses	257,406	58,779
Due to related parties	2,764,298	2,472,831
Lease liability, current portion	32,275	30,954

Total Current Liabilities	3,139,230	2,575,951

LONG-TERM LIABILITIES:
Note payable	146,000	146,000
Lease liability, net of current portion	124,687	141,158

Total Long-term Liabilities	270,687	287,158

Total Liabilities	3,409,917	2,863,109

Commitments and Contingencies (See Note 7)

MEMBERS’ DEFICIT:
Members’ equity	231,472	231,472
Accumulated deficit	(1,659,483)	(2,221,233)

Total Members’ Deficit	(1,428,011)	(1,989,761)

Total Liabilities and Members’ Deficit	$1,981,906	$873,348

See accompanying notes to the financial statements.

F-18

SAFE-PRO USA, LLC

STATEMENTS OF OPERATIONS

	For the Period from
	January 1, 2022 to	For the Year Ended
	June 7, 2022	December 31,
	(Sale Date)	2021

SALES	$2,010,600	$397,742

COST OF SALES	1,158,323	269,682

GROSS PROFIT	852,277	128,060

OPERATING EXPENSES:
Compensation and related benefits	2,858	273,265
General and administrative expenses	283,921	247,317

Total Operating Expenses	286,779	520,582

INCOME (LOSS) FROM OPERATIONS	565,498	(392,522)

OTHER INCOME (EXPENSE):
Other income	-	11,000
Interest expense, net	(3,748)	(5,469)

Total Other Income (Expense)	(3,748)	5,531

NET INCOME (LOSS)	$561,750	$(386,991)

See accompanying notes to the financial statements.

F-19

SAFE-PRO USA, LLC

STATEMENT OF CHANGES IN MEMBERS’ DEFECIT

FOR THE PERIOD FROM JANUARY 1, 2022 TO JUNE 7, 2022 (SALE DATE)

AND FOR THE YEAR ENDED DECEMBER 31, 2021

			Total
	Members’	Accumulated	Members’
	Equity	Deficit	Deficit

Balance, December 31, 2020	$214,037	$(1,834,242)	$(1,620,205)

Member contribution	17,435	-	17,435

Net loss	-	(386,991)	(386,991)

Balance, December 31, 2021	231,472	(2,221,233)	(1,989,761)

Net income	-	561,750	561,750

Balance, June 7, 2022 (sale date)	$231,472	$(1,659,483)	$(1,428,011)

See accompanying notes to the financial statements.

F-20

SAFE-PRO USA, LLC

STATEMENTS OF CASH FLOWS

	For the Period from
	January 1, 2022 to	For the Year Ended
	June 7, 2022	December 31,
	(Sale Date)	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$561,750	$(386,991)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation expense	170	-
Bad debt expense	38,486	104,040
Lease amortization	1,472	1,225
Change in operating assets and liabilities:
Accounts receivable	(1,630,800)	(2,299)
Other receivables	(38,486)	(104,040)
Inventory	621,415	30,703
Prepaid expenses and other assets	(37,500)	-
Accounts payable	71,864	(9,251)
Accrued expenses	198,627	35,434

NET CASH USED IN OPERATING ACTIVITIES	(213,002)	(331,179)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(10,200)	-

NET CASH USED IN INVESTING ACTIVITIES	(10,200)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from advances - related parties	378,935	499,647
Repayments - related parties	(87,468)	(220,717)
Proceeds from member contributions	-	17,435

NET CASH PROVIDED BY FINANCING ACTIVITIES	291,467	296,365

NET INCREASE (DECREASE) IN CASH	68,265	(34,814)

CASH, beginning of period	7,602	42,416

CASH, end of period	$75,867	$7,602

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$1,473	$-
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Increase in right of use and lease liability	$-	$185,005

See accompanying notes to the financial statements.

F-21

SAFE-PRO USA, LLC

NOTES TO FINANCIAL STATEMENTS

JUNE 7, 2022 AND DECEMBER 31, 2021

NOTE 1 - NATURE OF ORGANIZATION

Nature of organization

Safe-Pro USA, LLC (the “Company” or Safe-Pro USA), a Florida limited liability company organized on November 19, 2008, is a premier manufacturer and seller of high-performance ballistics solutions, including ballistic protective equipment, consisting of explosive ordinance disposal and unexploded ordinance disposal products, ballistic vests, body armor, helmets, ballistic blankets, and more.

On June 7, 2022 (Sale Date) and amended on October 27, 2022, May 12, 2022, August 15, 2023 and August 26, 2023, the Company and the members of the Company (the “Safe-Pro USA Members”), and (iii) the Representative of the Safe-Pro USA Members, entered into a Share Exchange Agreement (the “Exchange Agreement”) with Safe Pro Group Inc. (“Safe Pro Group”). Pursuant to the Exchange Agreement, Safe Pro Group agreed to acquire 100% of the Company’s members units, representing 100% of the Company’s issued and outstanding member interests (the “Safe Pro USA Member Interests”). On June 7, 2022, the Company closed the Exchange Agreement and sold 100% of the Safe-Pro USA Member Interests. The Safe-Pro USA Member Interests were exchanged for 3,000,000 shares of Safe Pro Group’s Series A preferred stock.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going concern

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, the Company had net income of $561,750 and net cash used in operations of $213,002 for the period from January 1, 2022 to June 7, 2022. Additionally, as of June 7, 2022, the Company had an accumulated deficit, members’ deficit, and working capital deficit of $1,659,483, $1,428,011 and $1,325,619, respectively. On June 7, 2022, the Company had cash of $75,867. These factors, along with a recent decline in customer contracts from a significant customer, raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. Management cannot provide assurance that the Company will continue to achieve profitable operations, become cash flow positive or raise additional debt and/or equity capital. Management’s plan to address the going concern risk include the submittal of bids for business from new customers. Additionally, the Company’s parent, Safe Pro Group Inc., is seeking to raise capital through additional debt and/or equity financings to fund its operations in the future. If the Company is unable to raise capital or secure lending in the near future or secure new customer contracts, management expects that the Company will need to curtail its operations. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the period from January 1, 2022 to June 7, 2022 (sale date) and for the year ended December 31, 2021 include estimates for allowance for doubtful accounts on accounts receivable and other receivables, estimates for obsolete or slow-moving inventory, the useful life of property and equipment, the estimate of the fair value lease liability and related right of use asset, assumptions used in assessing impairment of long-term assets, and estimates related to the allocation of the transaction price for revenue recognition purposes.

Fair value of financial instruments and fair value measurements

The Company measures and discloses the fair value of assets and liabilities to be carried at fair value in accordance with ASC 820 – Fair Value Measurements. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on the reporting dates. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2—Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3—Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

F-22

SAFE-PRO USA, LLC

NOTES TO FINANCIAL STATEMENTS

JUNE 7, 2022 AND DECEMBER 31, 2021

The carrying amounts reported in the balance sheets for cash, accounts receivable, inventory, prepaid expenses and other current assets, notes payable, accounts payable, accrued expenses, and due to related parties approximate their fair market value based on the short-term maturity of these instruments.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. The Company has no cash equivalents as of June 7, 2022 and December 31, 2021.

Accounts receivable and other receivables

The Company recognizes an allowance for losses on accounts receivable and other receivables in an amount equal to the estimated probable losses net of recoveries under the current expected credit loss method. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts or other accounts considered at risk or uncollectible. The bad debt expense associated with the allowance for doubtful accounts related to accounts receivable and other receivables is recognized in general and administrative expenses.

Inventory

Inventory, consisting of finished goods, work in process and raw materials, are stated at the lower of cost and net realizable value utilizing the first-in, first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are recorded based on estimates and are included in cost of sales.

Property and equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, which range from five to ten years. Leasehold improvements are depreciated over the shorter of the useful life or lease term including scheduled renewal terms. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

F-23

SAFE-PRO USA, LLC

NOTES TO FINANCIAL STATEMENTS

JUNE 7, 2022 AND DECEMBER 31, 2021

Revenue recognition

In accordance with ASU Topic 606 - Revenue from Contracts with Customers, the Company recognizes revenue in accordance with that core principle by applying the following steps:

Step 1: Identify the contract(s) with a customer.
Step 2: Identify the performance obligations in the contract.
Step 3: Determine the transaction price.
Step 4: Allocate the transaction price to the performance obligations in the contract.
Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company recognizes revenue when, or as, the performance obligation is satisfied. Performance obligations are determined through a review of customer contracts and may differ between customers depending upon contract terms. For a customer during the 2022 period and for the year ended December 31, 2021 for which the Company derived approximately 81% and 75% of its revenue, respectively, the Company has identified two performance obligations:

1)	The sale and delivery of safety equipment, ballistic and bomb vests, helmets, and other equipment.
2)	Training and final inspections related to the sale of the equipment.

The Company estimated the allocation of the transaction price to each of the above performance obligations since it does not have evidence of standalone selling process, which is summarized as follows:

Performance Obligation 1 - Historically, the Company has received 80% of the contract price upon shipment and presentation of required documents.

Performance Obligation 2 - The remaining 20% of the contract price shall be authorized and received after 1) post-shipment inspection is performed, functionality testing is performed, and approval of the testing is granted. The 20% is triggered after testing and training. Local training with the contracted items consists of 1) use and care training, 2) engineering, repair, & maintenance, and 3) inventory management. Historically, the remaining 20% has not been collected. Although the Company believes this 20% will be collected, due to the historical non-payment of this 20%, the Company will not record such revenue until such time as collection is probable and all training and inspections are completed.

In connection with the revenue associated with the major customer discussed above, the Company shall pay a commission of approximately 10% of amounts collected to local agents that assist with the facilitation of training, shipment, and documentation. For the period from January1, 2022 to June 7, 2022 and for the year ended December 31, 2021, commission expense amounted to $163,308 and $29,958, respectively, which is included in general and administrative expenses on the accompanying statements of operations. As of June 7, 2022 and December 31, 2021, accrued commissions amounted to $213,854 and $50,544, which is included in accrued expenses on the accompanying balance sheets.

Revenue from other customers is generally recognized at the time of shipment.

Revenue from product sales is recognized when the related goods are shipped whereas revenue from training and inspection activities is recognized when the services are completed and payment is probable. Discounts in multiple elements sold as a single arrangement are allocated proportionately to the individual elements based on the fair value charged when the element is sold separately.

Advance payments received from customers, as well as unpaid amounts that customers are contractually obligated to pay, are deferred until all revenue recognition criteria are satisfied. There were no deferred amounts at June 7, 2022 and December 31, 2021.

The Company considered the need to make an accrual for warranty expenses that may be incurred. Historically, the Company has incurred no warranty expense and accordingly, the Company believes that no warranty expense accrual is deemed necessary.

Cost of sales

The cost of sales includes the cost of labor, production costs, supplies and materials and freight.

F-24

SAFE-PRO USA, LLC

NOTES TO FINANCIAL STATEMENTS

JUNE 7, 2022 AND DECEMBER 31, 2021

Federal and state income taxes

The Company operated as a limited liability company through June 7, 2022 and passed all income and loss to each member based on their proportionate interest in the Company.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of Accounting Standards Codification (ASC) 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of June 7, 2022 and December 31, 2021, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. Tax years that remain subject to examination are the year ending on and after December 31, 2020. The Company recognizes interest and penalties related to uncertain income tax positions in other expense. However, no such interest and penalties were recorded as of June 7, 2022 and December 31, 2021.

Segment reporting

During the period from January 1, 2022 to June 7, 2022 (sale date) and for the year ended December 31, 2021, the Company operated in one business segment.

Leases

The Company accounts for its leases using the method prescribed by ASC 842 – Lease Accounting, which the Company early adopted in 2021. The Company assess whether the contract is, or contains, a lease at the inception of a contract which is based on (i) whether the contract involves the use of a distinct identified asset, (ii) whether the Company obtains the right to substantially all the economic benefit from the use of the asset throughout the period, and (iii) whether the Company has the right to direct the use of the asset. The Company allocates the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. The Company has elected not to recognize right-of-use (“ROU”) assets and lease liabilities for short-term leases that have a term of 12 months or less.

Operating and financing lease ROU assets represents the right to use the leased asset for the lease term. Operating and financing lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the statements of operations.

Risk factors

The Company’s results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including conditions that are outside of its control, including the impact of health and safety concerns, such as those relating to the current COVID-19 outbreak. The most recent global financial crisis caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for the company’s products and its ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could strain the Company’s domestic and international customers, possibly resulting in delays in customer payments. Any of the foregoing could harm the Company’s business and it cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact the Company’s business.

Recent accounting pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

F-25

SAFE-PRO USA, LLC

NOTES TO FINANCIAL STATEMENTS

JUNE 7, 2022 AND DECEMBER 31, 2021

NOTE 3 – ACCOUNTS RECEIVABLE AND OTHER RECEIVABLES

Accounts receivable

On June 7, 2022 and December 31, 2021, accounts receivable consisted of the following:

	June 7, 2022	December 31, 2021
Accounts receivable	$1,633,099	$2,299
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$1,633,099	$2,299

For the period from January 1, 2022 to June 7, 2022 (sale date) and for the year ended December 31, 2021, the Company did not record any bad debt expense related to accounts receivable.

Performance bond receivable

On June 7, 2022 and December 31, 2021, other receivables consisted solely of performance bond receivables as follows:

	June 7, 2022	December 31, 2021
Other receivables	$142,526	$104,040
Less: allowance for doubtful accounts	(142,526)	(104,040)
Other receivables, net	$-	$-

In relation to the Company’s Bangladesh contracts, the Company was required to obtain a Performance Guarantee (PG) at a designated Bank provided by the Bangladesh Ministry of Defense. The amount of each separate Performance Guarantee is 10% of the CFR (Cost and Freight) value of the contract in US Dollars. The Performance Guarantee was required to be submitted prior to the Contract being executed. In case of the supplier’s failure to fulfill the contractual obligations as per the terms of the contract, the Performance Guarantee may be forfeited. Upon certain conditions being met, the Company would be entitled to reimbursement from the Performance Guarantee being held. The Company has yet to receive any receipts from their performance bonds being held at the designated bank. On June 7, 2022 and December 31, 2021, the total amount of the performance bond receivables outstanding is $142,526 and $104,040, respectively, which expire on various dates through June 2024. On December 31, 2021, the Company has elected to write down the performance bond receivable since collectability is not probable. Accordingly, for the period from January 1, 2022 to June 7, 2022 and for year ended December 31, 2021, the Company recorded bad debt expense of $38,486 and $104,040, which is included in general and administrative expenses on the accompanying statement of operations.

NOTE 4 – INVENTORY

On June 7, 2022 and December 31, 2021, inventory consisted of the following:

	June 7, 2022	December 31, 2021
Raw materials	$60,855	$669,115
Work in process	6,290	19,445
Inventory	$67,145	$688,560

F-26

SAFE-PRO USA, LLC

NOTES TO FINANCIAL STATEMENTS

JUNE 7, 2022 AND DECEMBER 31, 2021

NOTE 5 – PROPERTY AND EQUIPMENT

On June 7, 2022 and December 31, 2021, property and equipment consisted of the following:

	Useful Life	June 7, 2022	December 31, 2021
Manufacturing equipment	5 to 10 years	$1,452,873	$1,442,673
Furniture fixtures and equipment	5 to 7 years	80,700	80,700
		1,533,573	1,523,373
Less: accumulated depreciation		(1,523,543)	(1,523,373)
Property and equipment, net		$10,030	$-

For the period from January 1, 2022 to June 7, 2022 (sale date) and for the year ended December 31, 2021, depreciation expense amounted to $170 and $0, respectively.

NOTE 6 – NOTE PAYABLE

On June 30, 2020, the Company entered into a Loan and Authorization Agreement (the “SBA COVID-19 EIDL Loan”) with respect to a loan of $146,000 from the U.S. Small Business Administration (the “SBA”). Initially, the SBA COVID 19 EIDL Loan was due in monthly installment payments, including principal and interest, of $712, beginning 12 months from the date of the promissory Note. Subsequently, through several loan payment deferrals, the SBA deferred the first payment due from 12 months from the date of the promissory note to 30 months from the date of the Note. The balance of principal and interest will be payable 30 years from the date of the promissory Note, or July 1, 2050. Interest shall accrue at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date(s) of each advance. Each payment will be applied first to interest accrued to the date of receipt of each payment, and the balance, if any, will be applied to principal balance. The Company began paying interest only payments of $712 in January 2023. The SBA Loan is secured by a continuing security interest in and to any and all “Collateral” as described in the SBA COVID-19 EIDL Loan, including all tangible and intangible personal property, including, but not limited to inventory, equipment, accounts receivable, and deposit accounts. As of June 7, 2022 and December 31, 2021, accrued interest related to this note amounted to $10,516 and $8,235, respectively, and is included in accrued expenses on the accompanying balance sheets.

On June 7, 2022 and December 31, 2021, note payable consisted of the following:

	June 7, 2022	December 31, 2021
Note payable	$146,000	$146,000
Total note payable	146,000	146,000
Less: current portion of notes payable	-	-
Notes payable – long-term	$146,000	$146,000

The following schedule provides minimum future note payable principal payments required as of June 7, 2022, under the note payable.

2022	$-
2023	-
2024	-
2025	-
2026	2,535
Thereafter	143,465
Total note payable	$146,000

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Legal matters

From time to time, the Company may be involved in litigation related to claims arising out of its operations in the normal course of business. As of June 7, 2022, the Company is not involved in any pending or threatened legal proceedings that it believes could reasonably be expected to have a material adverse effect on its financial condition, results of operations, or cash flows.

F-27

SAFE-PRO USA, LLC

NOTES TO FINANCIAL STATEMENTS

JUNE 7, 2022 AND DECEMBER 31, 2021

NOTE 8 – CONCENTRATIONS

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable and cash deposits.

The Company’s cash is held at major commercial banks, which may at times exceed the Federal Deposit Insurance Corporation (“FDIC”) limit. To date, the Company has not experienced any losses on its invested cash. On June 7, 2022 and December 31, 2021, the Company did not have any cash in excess of FDIC limits of $250,000.

Geographic concentrations of sales

For the period from January 1, 2022 to June 7, 2022 (sale date) and for the year ended December 31, 2021, 81.2% and 75.3% of the Company’s sales were made to the Bangladesh Ministry of Defense, respectively. All other sales were in the United States.

Customer concentration

For the period from January 1, 2022 to June 7, 2022 (sale date), two customers accounted for 100.0% of total sales (81.2% and 18.8%, respectively). For the year ended December 31, 2021, two customers accounted for approximately 88.4% of total sales (75.3% and 13.1%, respectively). A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s results of operations and financial condition. On June 7, 2022, one customer accounted for 100.0% of the total accounts receivable balance. On December 31, 2021, one customer accounted for 100.0% of the total accounts receivable balance.

Supplier concentration

Generally, during 2022 and 2021, the Company purchased substantially all of its inventory from three suppliers. The loss of these suppliers may have a material adverse effect on the Company’s results of operations and financial condition. However, the Company believes that, if necessary, alternate vendors could supply similar products in adequate quantities to avoid material disruptions to operations.

NOTE 9 – RELATED PARTY TRANSACTIONS

Due to related parties

The Company’s members advance funds to the Company for working capital purposes. These advances are non-interest bearing and are payable on demand. During the period from January 1, 2022 to June 7, 2022 (sale date), the members advanced $244,685 and the Company repaid $51,988. During the year ended December 31, 2021, the members advanced $31,462 and the Company repaid $27,107. On June 7, 2022 and December 31, 2021, amounts due to the members amounted to $2,390,953 and $2,198,256, respectively, and have been included in due to related parties on the accompanying balance sheets.

Safe Pro Inc. (“SPI”) a Florida corporation is a privately held Company, of which Mr. Pravin Borkar, the Company’s chief executive officer and member, is principal of. SPI has provided funds to the Company for working capital purposes. Additionally, SPI has paid accounts payable on behalf of the Company as well as, provided for the Company’s payroll. These advances are non-interest bearing and are payable on demand. During the period from January 1, 2022 to June 7, 2022 (sale date), SPI advanced or paid expenses of $134,250 to the Company and was repaid $35,480. During the year ended December 31, 2021, SPI advanced or paid expenses of $468,185 and the Company repaid $193,610. On June 7, 2022 and December 31, 2021, amounts due to this Company amounted to $373,345 and $274,575, respectively, and have been included in due to related parties on the accompanying balance sheets.

Production expenses – related party

During the period from January 1, 2022 to June 7, 2022 (sale date) and for the year ended December 31, 2021, the Company incurred production services from a company owned by a member of the Company in the amount of $4,200 and $17,880, respectively, which is included in cost of sales on the accompanying statements of operations.

F-28

SAFE-PRO USA, LLC

NOTES TO FINANCIAL STATEMENTS

JUNE 7, 2022 AND DECEMBER 31, 2021

NOTE 10 – OPERATING LEASE RIGHT-OF-USE (“ROU”) ASSETS AND OPERATING LEASE LIABILITIES

In July 2021, the Company entered into a 62-month lease agreement for the lease of office, manufacturing and warehouse space under a non-cancelable operating lease through September 30, 2026. During the term of lease, the Company shall pay base rent of $3,043 from August 1, 2021 to September 30, 2022, with escalation of the base rent of 4% per year thereafter on the anniversary date of the lease. The Company is to pay the base rental rate plus common area assessments and sales tax for the lease payments. In connection with accounting for this lease, on July 27, 2021, the Company increased right of use assets and lease liabilities by $185,005.

In early adopting ASC Topic 842, Leases (Topic 842) on January 1, 2021 the Company had elected the ‘package of practical expedients’, which permitted it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs (see Note 2). In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 months or less. Upon signing of new leases for property and equipment, the Company analyzed the new leases and determined it is required to record a lease liability and a right of use asset on its consolidated balance sheets, at fair value.

During the period from January 1, 2022 to June 7, 2022 (sale date) and for the year ended December 31, 2021, in connection with its property operating lease, including a prior lease, the Company recorded rent expense of $22,779 and $40,987, respectively, which is expensed during the period and included in general and administrative expenses on the accompanying statements of operations.

The significant assumption used to determine the present value of the lease liabilities in July 2021 was a discount rate of 3.75% which was based on the Company’s estimated average incremental borrowing rate.

On June 7, 2022 and December 31, 2021, right-of-use asset (“ROU”) is summarized as follows:

	June 7, 2022	December 31, 2021
Office leases and office equipment right of use assets	$185,005	$185,005
Less: accumulated amortization	(30,740)	(14,118)
Balance of ROU assets	$154,265	$170,887

On June 7, 2022 and December 31, 2021, operating lease liabilities related to the ROU assets are summarized as follows:

	June 7, 2022	December 31, 2021
Lease liabilities related to office leases right of use assets	$156,962	$172,112
Less: current portion of lease liabilities	(32,275)	(30,954)
Lease liabilities – long-term	$124,687	$141,158

On June 7, 2022, future minimum base lease payments due under non-cancelable operating leases are as follows:

Twelve months ended June 7,	Amount
2023	$37,616
2024	39,120
2025	40,685
2026	42,312
2027	10,681
Total minimum non-cancelable operating lease payments	170,414
Less: discount to fair value	(13,452)
Total lease liability on June 7, 2022	$156,962

F-29

SAFE-PRO USA, LLC

NOTES TO FINANCIAL STATEMENTS

JUNE 7, 2022 AND DECEMBER 31, 2021

NOTE 11 – INCOME TAXES

For the period from January 1, 2022 to June 7, 2022 (sale date) and for the year ended December 31, 2021, the Company operated as a limited liability company and passed all income and loss to its member. Accordingly, no provision for federal and state income taxes has been made in these financial statements. Had the Company been subject to income taxes during the period from January 1, 2022 to June 7, 2022 (sale date) and for the year ended December 31, 2021, the approximate pro forma effect of income taxes on the Company’s net income based on the Company’s Federal statutory income tax rate of 21% are as follows:

	For the Period from January 1, 2022 to June 7, 2022 (Sale Date) Unaudited	For the Year Ended December 31, 2021 Unaudited
Net income (loss)	$561,750	$(386,991)
Pro forma income tax based on Federal statutory rate	(117,968)	-
Pro forma net income (loss)	$443,782	$(386,991)

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2022, 2021 and 2020 Corporate Income Tax Returns are subject to Internal Revenue Service examination.

NOTE 12 – SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the balance sheet date through January 30, 2024, the date these financial statements were available to be issued.

Change of control

On June 7, 2022 and amended on October 27, 2022, May 12, 2022, August 15, 2023 and August 26, 2023, the Company and the members of the Company (the “Safe-Pro USA Members”), and (iii) the Representative of the Safe-Pro USA Members, entered into a Share Exchange Agreement (the “Exchange Agreement”) with Safe Pro Group Inc. (“Safe Pro Group”). Pursuant to the Exchange Agreement, Safe Pro Group agreed to acquire 100% of the Company’s member units, representing 100% of the Safe Pro USA Member Interests. On June 7, 2022, the Company closed the Exchange Agreement and sold 100% of the Safe-Pro USA Member Interests. The Safe-Pro USA Member Interests were exchanged for 3,000,000 shares of Safe Pro Group’s Series A preferred stock.

During the year ended December 31, 2023 and for the period from June 8, 2022 to December 31, 2022, the Company received advances from Safe Pro Group of $200,531 and $200,000, respectively.

F-30

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of:

Safe Pro Group Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Safe Pro Group Inc. and Subsidiaries (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023 and 2022, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company had a net loss of $6,314,649 and $507,641 for the years ended December 31, 2023 and 2022, respectively, and cash used in operations of $2,003,878 in 2023. Additionally, the Company had an accumulated deficit and working capital deficit of $6,822,290 and $142,821 as of December 31, 2023. The Company also had a decline in contracts from a significant customer. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2023

Boca Raton, Florida

April 17, 2024

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7326

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

F-31

SAFE PRO GROUP INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2023	2022

ASSETS
CURRENT ASSETS:
Cash	$703,368	$1,752,266
Accounts receivable and other receivables, net	163,329	102,177
Inventory	359,159	364,242
Prepaid expenses and other current assets	48,052	136,104

Total Current Assets	1,273,908	2,354,789

OTHER ASSETS:
Property and equipment, net	320,928	348,832
Right of use assets, net	153,404	217,819
Intangible assets, net	987,292	622,600
Goodwill	684,867	684,867
Security deposits	9,800	9,800

Total Other Assets	2,156,291	1,883,918

TOTAL ASSETS	$3,430,199	$4,238,707

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Convertible note payable, net of discount	$343,796	$-
Accounts payable	169,081	51,043
Accrued expenses	141,660	159,683
Accrued compensation	203,446	134,405
Due to related parties	405,554	900,651
Contract liabilities	84,670	43,978
Lease liabilities, current portion	68,522	62,538

Total Current Liabilities	1,416,729	1,352,298

LONG-TERM LIABILITIES:
Note payable	146,000	146,000
Lease liabilities, net of current portion	91,112	159,634

Total Long-term Liabilities	237,112	305,634

Total Liabilities	1,653,841	1,657,932

Commitments and Contingencies (See Note 11)

SHAREHOLDERS’ EQUITY:
Preferred stock: $0.0001 par value, 10,000,000 shares authorized; Series A preferred stock; 3,000,000 shares designated, 3,000,000 shares issued and outstanding at December 31, 2023 and 2022	300	300
Series B preferred stock; 3,275,000 shares designated, 3,275,000 shares issued and outstanding at December 31, 2023 and 2022	328	328
Common stock: $0.0001 par value, 200,000,000 shares authorized; 8,734,770 and 7,514,379 shares issued and outstanding at December 31, 2023 and 2022, respectively	873	751
Additional paid-in capital	8,597,147	3,087,037
Accumulated deficit	(6,822,290)	(507,641)

Total Shareholders’ Equity	1,776,358	2,580,775

Total Liabilities and Shareholders’ Equity	$3,430,199	$4,238,707

See accompanying notes to the consolidated financial statements.

F-32

SAFE PRO GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2023	2022

REVENUES:
Product sales	622,455	189,416
Services	295,265	961,191

Total Revenues	917,720	1,150,607

COST OF REVENUES:
Product sales	461,111	204,556
Services	145,528	427,514

Total Cost of Revenues	606,639	632,070

GROSS PROFIT	311,081	518,537

OPERATING EXPENSES:
Salary, wages and payroll taxes	2,303,386	427,363
Research and development	373,655	-
Professional fees	3,308,940	337,968
Selling, general and administrative expenses	449,874	180,174
Depreciation and amortization	182,156	75,875

Total Operating Expenses	6,618,011	1,021,380

LOSS FROM OPERATIONS	(6,306,930)	(502,843)

OTHER INCOME (EXPENSES):
Interest income	508	44
Interest expense	(8,227)	(4,842)

Total Other Expenses, net	(7,719)	(4,798)

NET LOSS	$(6,314,649)	$(507,641)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.79)	$(0.10)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	7,984,743	5,284,610

See accompanying notes to the consolidated financial statements.

F-33

SAFE PRO GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional		Total
	# of Shares	Amount	# of Shares	Amount	# of Shares	Amount	Paid-in Capital	Accumulated Deficit	Shareholders’ Equity

Balance, January 1, 2022 (inception)	-	$-	-	$-	-	$-	$-	$-	$-

Common shares issued to founder for cash	-	-	-	-	5,000,000	500	-	-	500

Common shares issued for compensation	-	-	-	-	1,615,000	161	(161)	-	-

Common shares issued for cash	-	-	-	-	700,000	70	699,930	-	700,000

Common shares and warrant units issued for cash	-	-	-	-	148,438	15	474,987	-	475,002

Common shares issued for conversion of notes payable and interest	-	-	-	-	50,941	5	50,936	-	50,941

Preferred shares issued for acquisitions	3,000,000	300	3,275,000	328	-	-	1,639,372	-	1,640,000

Contributed services	-	-	-	-	-	-	221,973	-	221,973

Net loss	-	-	-	-	-	-	-	(507,641)	(507,641)

Balance, December 31, 2022	3,000,000	300	3,275,000	328	7,514,379	751	3,087,037	(507,641)	2,580,775

Common shares issued for compensation	-	-	-	-	625,000	63	1,221,437	-	1,221,500

Common shares and warrant units issued for cash	-	-	-	-	314,141	31	1,005,218	-	1,005,249

Common shares issued for asset acquisition	-	-	-	-	281,250	28	545,597	-	545,625

Accretion of stock-based compensation and professional fees	-	-	-	-	-	-	2,395,200	-	2,395,200

Relative fair value of warrants issued with convertible debt	-	-	-	-	-	-	132,658	-	132,658

Contributed services	-	-	-	-	-	-	210,000	-	210,000

Net loss	-	-	-	-	-	-	-	(6,314,649)	(6,314,649)

Balance, December 31, 2023	3,000,000	$300	3,275,000	$328	8,734,770	$873	$8,597,147	$(6,822,290)	$1,776,358

See accompanying notes to the consolidated financial statements.

F-34

SAFE PRO GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,314,649)	$(507,641)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	239,009	105,356
Stock-based compensation and professional fees	3,616,700	-
Amortization of debt discount	1,454	-
Interest paid with shares of common stock	-	941
Contributed services	210,000	221,973
Lease costs	1,877	1,655
Change in operating assets and liabilities:
Accounts receivable	(61,152)	1,560,216
Inventory	5,083	(297,099)
Prepaid expenses and other assets	88,052	111,248
Security deposits	-	(5,800)
Accounts payable	118,038	(44,144)
Accrued expenses	(18,023)	(97,725)
Contract liabilities	40,692	43,978
Accrued compensation	69,041	(13,865)

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(2,003,878)	1,079,093

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(30,172)	(26,344)
Cash received from acquisition	-	195,904

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(30,172)	169,560

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock and warrants	1,005,249	1,175,502
Proceeds from convertible notes payable	475,000	50,000
Proceeds from related party advances	298,361	93,003
Repayment of due to related party	(793,458)	(814,892)

NET CASH PROVIDED BY FINANCING ACTIVITIES	985,152	503,613

NET (DECREASE) INCREASE IN CASH	(1,048,898)	1,752,266

CASH, beginning of year	1,752,266	-

CASH, end of year	$703,368	$1,752,266

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$5,033	$-
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Increase in intangible assets and equity for asset acquisition	$545,625	$-
Increase in debt discount and additional paid-in capital for warrants issued with debt	$132,658	$-
Common stock issued for convertible notes	$-	$50,000
Increase in right of use assets and lease liabilities	$-	$92,509

ACQUISITIONS:
Assets acquired:
Cash	$-	$195,904
Accounts receivable, net	-	1,662,393
Inventory	-	67,143
Prepaid expenses and other current assets	-	247,352
Property and equipment	-	352,444
Right of use assets	-	154,265
Intangible assets	-	698,000
Goodwill	-	684,867
Security deposit	-	4,000
Total assets acquired	-	4,066,368
Less: liabilities assumed:
Note payable	-	146,000
Accounts payable	-	95,187
Accrued expenses	-	257,408
Accrued compensation	-	148,270
Due to related party	-	1,622,540
Lease liabilities	-	156,963
Total liabilities assumed	-	2,426,368
Net assets acquired	$-	$1,640,000

See accompanying notes to the consolidated financial statements.

F-35

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

NOTE 1 - NATURE OF ORGANIZATION

Safe Pro Group. Inc. (the “Company”) is a Delaware corporation organized on December 15, 2021 under the name of Cybernate Corp and started doing business on January 1, 2022. On July 13, 2022, the Company changed its name from Cybernate Corp. to Safe Pro Group Inc. Through a layered approach to the development and integration of advanced artificial intelligence and machine learning, drone-based remote sensing technologies and services, and personal protective gear, the Company has acquired companies with unique safety and security technologies and solutions that can provide governments, enterprises and non-government organization with innovative solutions designed to respond to evolving threats.

On June 7, 2022 and amended on October 27, 2022, May 12, 2022, August 15, 2023 and August 26, 2023 (See Note 16), the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with (i) Safe-Pro USA, LLC. (“Safe-Pro USA”), a Florida limited liability company organized on November 19, 2008, (ii) the members of Safe-Pro USA (the “Safe-Pro USA Members”), and (iii) the Representative of the Safe-Pro USA Members. Pursuant to the Exchange Agreement, the Company acquired 100% of the Safe-Pro USA Members units, representing 100% of Safe-Pro USA’s issued and outstanding member interests (the “Safe Pro USA Member Interests”). On June 7, 2022, the Company closed the Exchange Agreement and acquired 100% of the Safe-Pro USA Member Interests. The Safe-Pro USA Member Interests were exchanged for 3,000,000 shares of the Company’s Series A preferred stock (See Note 3). Safe-Pro USA is a premier manufacturer and seller of high-performance ballistics solutions, including ballistic protective equipment, consisting of explosive ordinance disposal and unexploded ordinance disposal products, ballistic vests, body armor, helmets, ballistic blankets, and more.

On August 29, 2022, the Company entered into an Acquisition Agreement (the “Acquisition Agreement”) with (i) Airborne Response Corp. (“Airborne Response”), a company incorporated under the laws of the State of Florida on September 7, 2016 under the name of Airborne Response, LLC. and (ii) the shareholders of Airborne Response. On March 21, 2022, Airborne Response, LLC changed its name to Airborne Response Corp. and converted from a limited liability company to a corporation. Pursuant to the Acquisition Agreement, the Company acquired 100% of the issued and outstanding shares of Airborne Response in exchange for 3,275,000 Series B preferred stock of the Company (See Note 3). Airborne Response is a provider of mission critical aerial intelligence solutions using uncrewed aircraft systems (UAS), more commonly known as “drones,” to its customers. Airborne Response delivers a full range of drone-based, aerial services including site surveys/mapping, infrastructure inspection, data capture, analytics and processing powered by machine learning and artificial intelligence (AI) to provide customers with comprehensive data-driven insights and reporting.

On March 9, 2023 (the “Closing Date”), the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with (i) Safe Pro AI LLC (“Safe Pro AI”), organized under the state of New York on February 22, 2021, under the name of Demining Development LLC. and (ii) the members of Safe Pro AI. Pursuant to the Share Exchange Agreement, the Company acquired 100% of the member interests of Safe Pro AI in exchange for 281,250 shares of the Company’s common stock, which 70,312 shares vested on September 9, 2023 and remaining shares were to vest as follows: 70,314 shares twelve-month anniversary of the Closing Date, 70,312 on the eighteen-month anniversary of the Closing Date, and 70,312 on the twenty-four-month anniversary of the Closing Date. On December 31, 2023, the Company’s board of directors approved the vesting of the remaining 210,938 shares. Safe Pro AI owns certain software technologies that enables the rapid, automated processing of aerial and ground-based imagery making it an ideal solution for a number of applications including demining and in law enforcement and security. These shares were valued at $545,625, or $1.94 per share, on the measurement date based on recent sales of units of common stock and warrants. Other than owning certain technologies, Safe Pro AI had no operations and no employees and was not considered a business. Pursuant to ASU 2017-01 and ASC 805, the Company analyzed the Exchange Agreement and the business of Safe Pro AI to determine if the Company acquired a business or acquired assets. Based on this analysis, it was determined that the Company acquired assets. No goodwill was recorded since the Exchange Agreement was accounted for as an asset purchase. In accordance with ASC 805, the fair value of the assets acquired is based on either the fair value of the consideration given or the fair value of the assets acquired, whichever is more clearly evident, and thus, more reliably measurable. The Company used the fair value of the 281,250 shares of common stock issued of $545,625 as the fair value of the assets acquired since this value was more clearly evident, and thus, more reliably measurable than the fair value of the software technologies acquired.

F-36

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation

The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiaries, Safe-Pro USA since its acquisition on June 7, 2022, Airborne Response since its acquisition on August 29, 2022 and Safe Pro AI since its acquisition on March 9, 2023. All intercompany accounts and transactions have been eliminated in consolidation.

Going concern

These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, during the years ended December 31, 2023 and 2022, the Company had a net loss of $6,314,649 and $507,641, respectively. During the year ended December 31, 2023, the Company used net cash in operating activities of $2,003,878 and as of December 31, 2023, the Company had an accumulated deficit and working capital deficit of $6,822,290 and $142,821, respectively. On December 31, 2023 and 2022, the Company had cash of $703,368 and $1,752,266, respectively. Due to a net loss, cash used in operating activities in 2023, and a recent decline in customer contracts from a significant customer, these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. Management cannot provide assurance that the Company will continue to achieve profitable operations, become cash flow positive or raise additional debt and/or equity capital. Management’s plan to address the going concern risk includes the submittal of bids for business from new customers. Additionally, the Company is seeking to raise capital through additional debt and/or equity financings to fund its operations in the future. If the Company is unable to raise capital or secure lending in the near future or secure new customer contracts, management expects that the Company will need to curtail its operations. These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the years ended December 31, 2023 and 2022, include estimates for allowance for doubtful accounts on accounts receivable and other receivables, estimates for obsolete or slow-moving inventory, the useful life of property and equipment, the valuation of assets acquired and liabilities assumed in business acquisitions including intangible assets, the valuation of the purchase price in business acquisitions, the valuation of assets acquired in an asset acquisition, the valuation of intangible assets and goodwill to determine any impairment, the estimate of the fair value of lease liabilities and related right of use assets, assumptions used in assessing impairment of long-lived assets, estimates related to the allocation of the transaction price for revenue recognition purposes, estimates of current and deferred income taxes and deferred tax valuation allowances, and the fair value of non-cash equity transactions.

Fair value of financial instruments and fair value measurements

The Company measures and discloses the fair value of assets and liabilities to be carried at fair value in accordance with ASC 820 – Fair Value Measurements. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on the reporting dates. Accordingly, the estimates presented in these consolidated financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

F-37

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

Level 2—Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3—Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the consolidated balance sheet for cash, accounts and other receivables, inventory, prepaid expenses and other current assets, notes and convertible notes payable, accounts payable, accrued expenses, contract liabilities, and due to related parties approximate their fair market value based on the short-term maturity of these instruments.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Risks and uncertainties

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. As of December 31, 2023 and 2022, the Company had cash in bank in excess of FDIC insured levels of approximately $338,739 and $1,125,986, respectively. To reduce the risk associated with the failure of such financial institutions, the Company evaluates at least annually the rating of the financial institutions in which it holds deposits. Any material loss that the Company may experience in the future could have an adverse effect on its ability to pay its operational expenses or make other payments and may require the Company to move its cash to other high quality financial institutions.

The Company’s results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including conditions that are outside of its control, including the impact of health and safety concerns, such as those relating to the current COVID-19 outbreak, and war in Ukraine and the Middle East. The most recent global financial crisis caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for the Company’s products and services and its ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could strain the Company’s domestic and international customers, possibly resulting in delays in customer payments. Any of the foregoing could harm the Company’s business and it cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact the Company’s business.

Business acquisitions

The Company accounts for business acquisitions using the acquisition method of accounting where the assets acquired and liabilities assumed are recognized based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill. Determining the fair value of certain acquired assets and liabilities is subjective in nature and often involves the use of significant estimates and assumptions, including, but not limited to, the selection of appropriate valuation methodology, projected revenue, expenses, and cash flows, weighted average cost of capital, discount rates, and estimates of terminal values. Business acquisitions are included in the Company’s consolidated financial statements as of the date of the acquisition.

F-38

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

Asset Acquisitions

The Company evaluates acquisitions pursuant to ASC 805, “Business Combinations,” to determine whether the acquisition should be classified as either an asset acquisition or a business combination. Acquisitions for which substantially all of the fair value of the gross assets acquired are concentrated in a single identifiable asset or a group of similar identifiable assets are accounted for as an asset acquisition. For asset acquisitions, the Company allocates the purchase price of these acquired assets on a relative fair value basis and capitalizes direct acquisition related costs as part of the purchase price. Acquisition costs that do not meet the criteria to be capitalized are expensed as incurred and presented in general and administrative costs in the consolidated statements of operations, if any.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. The Company has no cash equivalents as of December 31, 2023 and 2022, respectively.

Accounts receivable and other receivables

The Company adopted ASC 326 “Financial Instruments – Credit Losses” on January 1, 2023. The Company recognizes an allowance for losses on accounts receivable and other receivables in an amount equal to the estimated probable losses net of recoveries under the current expected credit loss method. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts or other accounts considered at risk or uncollectible. The bad debt expense associated with the allowance for doubtful accounts related to accounts receivable and other receivables is recognized in selling, general and administrative expenses.

Inventory

Inventory, consisting of finished goods, work in process and raw materials, are stated at the lower of cost and net realizable value utilizing the first-in, first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed the expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are recorded based on estimates and are included in cost of sales.

Property and equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, which range from five to ten years. Leasehold improvements are depreciated over the shorter of the useful life or lease term including scheduled renewal terms. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

The estimated useful lives of property and equipment are generally as follows:

Years
Manufacturing equipment	7 - 10
Drones and related equipment	5
Furniture, fixtures and office equipment	5

F-39

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

Capitalized internal-use software

Costs incurred to develop internal-use software are expensed as incurred during the preliminary project stage. Internal-use software development costs are capitalized during the application development stage, which is after: (i) the preliminary project stage is completed; and (ii) management authorizes and commits to funding the project and it is probable the project will be completed and used to perform the function intended. Capitalization ceases at the point the software project is substantially complete and ready for its intended use, and after all substantial testing is completed. Upgrades and enhancements are capitalized if it is probable that those expenditures will result in additional functionality. Amortization is provided for on a straight-line basis over the expected useful life of the internal-use software development costs and related upgrades and enhancements, which currently is three years. When existing software is replaced with new software, the unamortized costs of the old software are expensed when the new software is ready for its intended use. During the years ended December 31, 2023 and 2022, the Company did not capitalize any internal-use software development costs.

Goodwill and intangible assets

The Company’s business acquisitions typically result in the recording of goodwill and other intangible assets, which affect the amount of amortization expense and possibly impairment write-downs that the Company may incur in future periods.

Intangible assets are carried at cost less accumulated amortization for finite-lived assets, computed using the straight-line method over the estimated useful life, less any impairment charges.

Goodwill represents the excess of the purchase price paid over the fair value of the net assets acquired in business acquisitions. Goodwill is not subject to amortization but is subject to impairment tests at least annually. The Company reviews the carrying amounts of goodwill by reporting unit at least annually, or when indicators of impairment are present, to determine if goodwill may be impaired. To test goodwill impairment, the Company may first assess qualitative factors to determine whether it is more likely than not that the fair value of goodwill is less than its carrying value. The Company would not be required to quantitatively determine the fair value of goodwill unless it determines, based on the qualitative assessment there are indicators of impairment. Under the quantitative test of goodwill, the Company compares the fair value of the reporting unit to its carrying value, including goodwill. If the carrying value exceeds the fair value, then the goodwill is impaired by the excess amount. The Company performs its annual testing for goodwill during the fourth quarter of each fiscal year or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit.

Intangibles assets, net consists of contractual employment agreements, customer relationships and acquired capitalized internal-use software. All intangible assets determined to have finite lives are amortized over their estimated useful lives. The useful life of an intangible asset is the period over which the asset is expected to contribute directly or indirectly to future cash flows. The Company periodically evaluates both finite and indefinite lived intangible assets for impairment upon occurrence of events or changes in circumstances that indicate the carrying amount of intangible assets may not be recoverable.

See Note 7 for additional information regarding intangible assets and goodwill.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets, including intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

F-40

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

Revenue recognition

In accordance with ASU Topic 606 - Revenue from Contracts with Customers, the Company recognizes revenue in accordance with that core principle by applying the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

Safe-Pro USA

The Company recognizes revenue when, or as, the performance obligation is satisfied. Performance obligations are determined through a review of customer contracts and may differ between customers depending upon contract terms.

For a Bangladesh customer for which Safe-Pro USA historically derived a significant portion of its revenue (see Note 12), the Company has identified two performance obligations:

1)	The sale and delivery of safety equipment, ballistic and bomb vests, helmets, and other equipment.

2)	Training and final inspections related to the sale of the equipment.

The Company estimated the allocation of the transaction price to each of the above performance obligations since it does not have evidence of standalone selling process, which is summarized as follows:

●	Performance Obligation 1 - Historically, the Company has received 80% of the contract price upon shipment and presentation of required documents.

●	Performance Obligation 2 - The remaining 20% of the contract price shall be authorized and received after 1) post-shipment inspection is performed, functionality testing is performed, and approval of the testing is granted. The 20% is triggered after testing and training. Local training with the contracted items consists of 1) use and care training, 2) engineering, repair, & maintenance, and 3) inventory management. Historically, the remaining 20% has not been collected. Although the Company believes this 20% will ultimately be collected, due to the historical non-payment of this 20%, the Company will not record such revenue until such time as collection is probable and all training and inspections are completed (See Note 11 – Commitments regarding this revenue stream).

In connection with the revenue associated with the significant customer discussed above, the Company shall pay a commission of approximately 10% of amounts collected to local agents that assist with the facilitation of training, shipment, and documentation. For the year ended December 31, 2023, there was $30,561 in commission expense, which is included in selling, general and administration expense on the accompanying consolidated statement of operations. For the period from June 8, 2022 to December 31, 2022, there was no commission expense. As of December 31, 2023 and 2022, accrued commissions amounted to $70,555 and $120,402, respectively, which is included in accrued expenses on the accompanying consolidated balance sheets.

Revenue from other Safe-Pro USA customers is generally recognized at the time of shipment, which is the time that the Company satisfies its performance obligations.

Revenue from product sales is recognized when the related goods are shipped whereas revenue from training and inspection activities is recognized when the services are completed and payment is probable. Discounts in multiple elements sold as a single arrangement are allocated proportionately to the individual elements based on the fair value charged when the element is sold separately.

Airborne Response

Airborne Response recognizes revenue when, or as, the performance obligation is satisfied. Performance obligations are determined through a review of customer contracts and may differ between customers depending upon contract terms. Revenues from services are recognized at a point in time when Airborne Response completes services pursuant to its agreements with clients and collectability is probable.

F-41

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

Safe Pro AI

Safe Pro AI will sell subscriptions to its customers for the use of its software under a software as a service subscription model (“SaaS”), which will allow for the rapid, automated processing of aerial and ground-based imagery uploaded by customers, making it an ideal solution for a number of applications including demining, in law enforcement and security. The Company’s SaaS offerings shall be sold under a prepaid or postpaid, usage-based pricing system pursuant to a tiers model, allowing customers to choose the subscription level to be charged based upon their intended usage. The subscription tiers will utilize declining prices as the volume grows. Under this model, customers are charged an upfront fee based upon the number of gigapixels of aerial images uploaded into the system for processing. For customer convenience, Safe Pro AI will initially charge data processing fees on a per hectare basis (1 hectare = 1,000 square meters). Under prepaid pay-as-you-go plans, revenues related to contracts that do not include a specified contract period are recognized upon usage by the customer and satisfaction of the Company’s performance obligation. These usage-based revenues are constrained to the amount the Company expects to be entitled to and receive in exchange for providing access to its platform. If professional services are deemed to be distinct, revenue is recognized as services are performed. The Company does not view the signing of the contract or the provision of initial setup services as discrete earnings events that are distinct.

Contract liabilities

Advance payments received from customers, are deferred until all revenue recognition criteria are satisfied. As of December 31, 2023 and 2022, customer advances payments amounted to $84,670 and $43,978, respectively, which are included in contract liabilities on the accompanying consolidated balance sheet.

Product warranties

The Company’s subsidiary, Safe-Pro USA, provides product warranties on its equipment or components of equipment sold from one to five years. For Safe-Pro USA’s significant customer, Safe-Pro USA provides product warranties of twelve months from the date of receipt of the inspection note, which should occur after the completion of performance obligation 2 discussed above under the revenue recognition policy footnote. The Company considered the need to make an accrual for warranty expenses that may be incurred. Historically, the Company has incurred no warranty expense and accordingly, the Company believes that no warranty expense accrual is deemed necessary.

Cost of sales

The cost of sales includes production and services related depreciation, the cost of labor and fringe benefits, sub-contractor costs, production costs, supplies and materials, freight, and other direct and indirect costs.

Advertising costs

All costs related to advertising of the Company’s services and products are expensed in the period incurred. For the years ended December 31, 2023 and 2022, advertising costs charged to operations were $9,602 and $5,693, respectively, and are included in general and administrative expenses on the accompanying consolidated statements of operations.

Federal and state income taxes

The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

F-42

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the consolidated financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of December 31, 2023 and 2022, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the consolidated financial statements. Tax years that remain subject to examination are the years ending on and after December 31, 2023 and 2022. The Company recognizes interest and penalties related to uncertain income tax positions in other expenses. However, no such interest and penalties were recorded as of December 31, 2023 and 2022.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation”, which requires recognition in the consolidated financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the employee, director, or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director, and non-employee services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to recognize forfeitures as they occur as permitted under the FASB’s Accounting Standards Update (“ASU”) 2016-09 Improvements to Employee Share-Based Payment.

Net loss per common share

ASC 260 “Earnings Per Share”, requires dual presentation of basic and diluted earnings (loss) per share of common stock (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilutive securities and non-vested forfeitable shares. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue shares of common stock were exercised or converted into shares of common stock or resulted in the issuance of shares of common stock that then shared in the earnings of the entity. Basic net loss per share of common stock is computed by dividing net loss available to shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share of common stock is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Potentially dilutive shares of common stock were excluded from the computation of diluted shares outstanding for the years ended December 31, 2023 and 2022, as they would have an anti-dilutive impact on the Company’s net losses and consisted of the following:

	December 31, 2023	December 31, 2022
Stock warrants	611,017	148,438
Common stock issuable upon conversion of convertible notes	148,438	-
Common stock issuable upon conversion of Preferred Series A	1,500,000	1,500,000
Common stock issuable upon conversion of Preferred Series B	1,310,000	1,310,000
Non-vested forfeitable shares	-	1,615,000
Total	3,569,455	4,573,438

The Company has 3,000,000 Series A Preferred and 3,275,000 Series B Preferred shares, issued and outstanding, which upon listing on a National Market Exchange, which shall be deemed to have occurred upon the closing of this offering, and assuming an initial listing price of $5.00 per share, Preferred Series A would convert into 1,500,000 shares of common stock and Preferred Series B would convert into 1,310,000 shares of common stock, (See Note 10).

Segment reporting

The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker is the chief executive officer of the Company, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. During the year ended December 31, 2023, the Company operated in three reportable business segments which consisted of (1) the business of Safe-Pro USA, (2) the business of Airborne Response, and (3) the business of Safe Pro AI. During the year ended December 31, 2022, the Company operated in two reportable business segments which consisted of (1) the business of Safe-Pro USA, and (2) the business of Airborne Response. The Company’s reportable segments are strategic business units that offer different products. They are managed separately based on the fundamental differences in their operations and locations.

F-43

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

Leases

The Company accounts for its leases using the method prescribed by ASC 842 – Lease Accounting, which the Company adopted on January 1, 2022. The Company assess whether the contract is, or contains, a lease at the inception of a contract which is based on (i) whether the contract involves the use of a distinct identified asset, (ii) whether the Company obtains the right to substantially all the economic benefit from the use of the asset throughout the period, and (iii) whether the Company has the right to direct the use of the asset. The Company allocates the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. The Company has elected not to recognize right-of-use (“ROU”) assets and lease liabilities for short-term leases that have a term of 12 months or less.

Operating and financing lease ROU assets represents the right to use the leased asset for the lease term. Operating and financing lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the consolidated statements of operations.

Recent accounting pronouncements

In August 2020, FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40), (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact this guidance will have on its consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 – ACQUISITIONS

Safe Pro USA

On June 7, 2022 (“Measurement Date One”) and amended on October 27, 2022, May 12, 2023, August 15, 2023 and August 26, 2023, the Company entered into and closed on a Share Exchange Agreement (the “Exchange Agreement”) with (i) Safe-Pro USA, (ii) the members of Safe-Pro USA (the “Safe-Pro USA Members”), and (iii) the Representative of the Safe-Pro USA Members. Pursuant to the Exchange Agreement, On June 7, 2022, the Company acquired 100% of the Safe-Pro USA Members units, representing 100% of Safe-Pro USA’s issued and outstanding member interests (the “Safe Pro USA Member Interests”) in exchange for 3,000,000 Series A preferred stock of the Company. Safe-Pro USA is a premier manufacturer and seller of high-performance ballistics solutions, including ballistic protective equipment, consisting of explosive ordinance disposal and unexploded ordinance disposal products, ballistic vests, body armor, helmets, ballistic blankets, and more. For accounting purposes, the total purchase consideration paid was valued at $760,000, which consists of the fair value of the Series A preferred stock, based on the fair value of the business of Safe-Pro USA on Measurement Date One. The Safe-Pro USA Members also entered into employment agreements, including non-competition provisions, to continue with Safe-Pro USA (See Note 11). This acquisition was treated as a business combination under ASC 805 “Business Combinations”.

F-44

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

On August 26, 2023, in connection with the fourth amendment to the exchange agreement with Safe-Pro USA, amongst other items, the Company agreed that after the Company has listed its common stock for trading on a national market system exchange (the “Listing”), the Company shall award the former members of Safe-Pro USA a number of shares of the Company’s common stock equal to $2,500,000 (the “Listing Shares”), valued at the opening price on the date of the Listing. The Listing Shares will vest upon the Company achieving $5,000,000 in revenue through the sale of Safe-Pro USA manufactured products calculated on a trailing twelve-month basis calculated from the date of this amendment forward. Upon the Company achieving $5,000,000 in revenue through the sale of Safe-Pro USA manufactured products, calculated from the date of this amendment forward, the former Safe-Pro USA members will be entitled to a one-time payment in an amount equal to 10% of the net profits generated therefrom. Upon completion of an initial public offering (“IPO”), the Sellers of Safe-Pro USA may request acceleration of amounts due to them up to $500,000 based on the collection of accounts receivable from their significant customer. The Company considered the Listing Shares to be compensatory in nature and not part of the purchase price consideration paid since, pursuant to ASC 815-10-25 (i) the fourth amendment to the exchange agreement with Safe-Pro USA dated August 26, 2023 exceeded the one-year measurement period which began on Measurement Date One. Pursuant to ASC 805-10-25-19, after the measurement period ends, the Company shall revise the accounting for a business combination only to correct an error in accordance with Topic 250, (ii) the facts and circumstances surrounding the Listing Shares did not exist on the acquisition date of June 2, 2022, and (iii) the Listing Shares were considered an incentive to the Safe-Pro USA members to achieve $5,000,000 in revenues through the sale of Safe-Pro USA manufactured products calculated on a trailing twelve-month basis and the Listing Shares only vest upon the Company achieving such revenues. The Listing Shares shall be accounted for pursuant to ASC 718 – Stock-based compensation. Pursuant to ASC 718, the value of the Listing Shares shall be recognized upon a successful IPO and when the attainment the performance condition of $5,000,000 in revenues is probable.

Airborne Response

On August 29, 2022 (the “Measurement Date Two”), the Company entered into and closed on an Acquisition Agreement (the “Acquisition Agreement”) with (i) Airborne Response and (ii) the shareholders of Airborne Response. Pursuant to the Acquisition Agreement, the Company acquired 100% of the issued and outstanding shares of Airborne Response in exchange for 3,275,000 Series B preferred stock of the Company. Airborne Response is a provider of mission critical aerial intelligence solutions using uncrewed aircraft systems (UAS), more commonly known as “drones”, to its customers. Airborne Response delivers a full range of drone-based, aerial services including site surveys/mapping, infrastructure inspection (visual, IR, thermal), data capture, analytics and processing powered by machine learning and artificial intelligence (AI) to provide customers with comprehensive data-driven insights and reporting. The Series B preferred stock was valued at $880,000 based on the fair value of the business of Airborne Response on Measurement Date Two. The Airborne Response Sellers also entered into employment agreements, including non-competition provisions, to continue with Airborne Response after the acquisition (See Note 11). This acquisition was treated as a business combination under ASC 805 “Business Combinations”.

Safe Pro AI

On March 9, 2023 (the “Closing Date” and measurement date), the Company entered into and closed on a Share Exchange Agreement (the “Share Exchange Agreement”) with (i) Safe Pro AI and (ii) the members of Safe Pro AI. Pursuant to the Share Exchange Agreement, the Company acquired 100% of the member interests of Safe Pro AI in exchange for 281,250 shares of the Company’s common stock, which 70,312 shares vested on September 9, 2023 and remaining shares were to vest as follows: 70,314 shares twelve-month anniversary of the Closing Date, 70,312 on the eighteen-month anniversary of the Closing Date, and 70,312 on the twenty-four-month anniversary of the Closing Date. On December 31, 2023, the Company’s board of directors approved the vesting of the remaining 210,938 shares. Safe Pro AI owns certain software technologies that enables the rapid, automated processing of aerial and ground-based imagery making it an ideal solution for a number of applications including demining and in law enforcement and security. These shares were valued at $545,625, or $1.94 per share, on the measurement date based on recent sales of units of common stock and warrants. Other than owning certain technologies, Safe Pro AI had no operations or no employees and was not considered a business. Pursuant to ASU 2017-01 and ASC 805, the Company analyzed the Exchange Agreement and the business of Safe Pro AI to determine if the Company acquired a business or acquired assets. Based on this analysis, it was determined that the Company acquired an asset. No goodwill was recorded since the Exchange Agreement was accounted for as an asset purchase. In accordance with ASC 805, the fair value of the assets acquired is based on either the fair value of the consideration given or the fair value of the assets acquired, whichever is more clearly evident, and thus, more reliably measurable. The Company used the fair value of the 281,250 shares of common stock issued of $545,625 as the fair value of the assets acquired since this value was more clearly evident, and thus, more reliable measurable than the fair value of the software acquired. This acquisition was treated as an asset acquisition under ASC 805 “Business Combinations” since Safe Pro AI did not meet the definition of a business under ASC 805. ACS 805 requires the use of the relative fair value method for asset acquisitions to allocate the purchase price, however, since only a single software asset was acquired, the entire purchase price was allocated to this asset.

F-45

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

For the above acquisitions treated as a business combination, the assets acquired and liabilities assumed were recorded at their estimated fair values on the respective acquisition date, subject to adjustment during the measurement period with subsequent changes to be recognized in earnings or loss. These estimates are inherently uncertain and are subject to refinement. Management develops estimates based on assumptions as a part of the purchase price allocation process to value the assets acquired and liabilities assumed as of the business acquisition date. As a result, during the purchase price measurement period, which may be up to one year from the business acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed based on completion of adjusted valuations, with the corresponding offset to goodwill. After the purchase price measurement period, the Company may record any adjustments to assets acquired or liabilities assumed in operating expenses in the period in which the adjustments may have been determined. Based upon the purchase price allocations, the following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of the respective 2022 and 2023 acquisitions:

	Safe-Pro USA	Airborne Response	Safe Pro AI	Total
Assets acquired:
Cash	$75,868	$120,036	$-	$195,904
Accounts receivable, net	1,633,100	29,293	-	1,662,393
Inventory	67,143	-	-	67,143
Prepaid expenses and other current assets	37,500	209,852	-	247,352
Property and equipment	335,030	17,414	-	352,444
Other assets	4,000	-	-	4,000
Right of use assets	154,265	-	-	154,265
Other intangible assets	203,000	495,000	545,625	1,243,625
Goodwill	518,255	166,612	-	684,867
Total assets acquired at fair value	3,028,161	1,038,207	545,625	4,611,993
Liabilities assumed:
Notes payable	(146,000)	-	-	(146,000)
Accounts payable	(85,250)	(9,937)	-	(95,187)
Accrued expenses	(257,408)	(148,270)	-	(405,678)
Due to related parties	(1,622,540)	-	-	(1,622,540)
Lease liabilities	(156,963)	-	-	(156,963)
Total liabilities assumed	(2,268,161)	(158,207)	-	(2,426,368)
Net asset acquired	$760,000	$880,000	$545,625	$2,185,625
Purchase consideration paid:
Series A preferred shares issued	$760,000	$-	$-	$760,000
Series B preferred shares issued	-	880,000	-	880,000
Fair value of common stock issued	-	-	545,625	545,625
Total purchase consideration paid	$760,000	$880,000	$545,625	$2,185,625

Goodwill is expected to be deductible for income tax purposes over a period of 15 years.

The following unaudited pro forma consolidated results of operations have been prepared as if the acquisition of Safe-Pro USA and Airborne Response had occurred as of the beginning of the following period:

For the Year Ended December 31, 2022
Net Revenues	$3,202,587
Net Loss	$(203,088)
Net Loss Attributable to Common Stockholders	$(203,088)
Net Loss per Share	$(0.04)

F-46

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented and is not intended to be a projection of future results.

NOTE 4 – ACCOUNTS RECEIVABLE AND OTHER RECEIVABLES

Accounts receivable

On December 31, 2023 and 2022, accounts receivable consisted of the following:

	December 31, 2023	December 31, 2022
Accounts receivable	$163,329	$102,177
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$163,329	$102,177

For the years ended December 31, 2023 and 2022, the Company did not record any bad debt expense related to accounts receivable.

Performance bond receivable

On December 31, 2023 and 2022, other receivables consisted solely of performance bond receivables as follows:

	December 31, 2023	December 31, 2022
Other receivables	$142,526	$142,526
Less: allowance for doubtful other receivables	(142,526)	(142,526)
Other receivables, net	$-	$-

In relation to Safe-Pro USA’s historically significant customer, Safe-Pro USA was required to obtain a Performance Guarantee (PG) at a bank designated by the customer. The amount of each separate Performance Guarantee is 10% of the CFR (Cost and Freight) value of the contract in US Dollars. The Performance Guarantee was required to be submitted prior to the Contract being executed. In case of the supplier’s failure to fulfill the contractual obligations as per the terms of the contract, the Performance Guarantee may be forfeited. Upon certain conditions being met, the Company would be entitled to reimbursement from the Performance Guarantee being held. The Company has yet to receive any receipts from their performance bonds being held at the designated bank. As of December 31, 2023 and 2022, the total amount of the performance bond receivables outstanding is $142,526, which expire on various dates through June 2024. Prior to June 7, 2022, the Company has elected to write down the performance bond receivable since collectability is not probable and accordingly, the performance bond receivable is fully reserved.

NOTE 5 – INVENTORY

On December 31, 2023 and 2022, inventories consisted of the following:

	December 31, 2023	December 31, 2022
Raw materials	$253,737	$207,278
Work in process	93,532	110,671
Finished goods	11,890	46,293
Less reserve for obsolete inventory	-	-
Total	$359,159	$364,242

F-47

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

NOTE 6 – PROPERTY AND EQUIPMENT

On December 31, 2023 and 2022, property and equipment consisted of the following:

	December 31, 2023	December 31, 2022
Manufacturing equipment	$340,009	$335,030
Drones and related equipment	61,622	37,852
Furniture, fixtures and office equipment	7,329	5,906
	408,960	378,788
Less accumulated depreciation	(88,032)	(29,956)

Total	$320,928	$348,832

For the year ended December 31, 2023 and 2022, depreciation expense amounted to $58,076 and $29,956, respectively.

NOTE 7 – INTANGIBLE ASSETS AND GOODWILL

As a result of the acquisitions of Safe-Pro USA and Airborne Response during the year ended December 31, 2022, there was a $1,382,867 increase in the gross intangible assets made up of $698,000 of finite lived intangible assets and $684,867 of goodwill (See Note 3). The increase in gross finite lived intangible assets in 2022 is associated with customer relationships and contractual employment agreements. As a result of the acquisition of Safe Pro AI on March 9, 2023, there was a $545,625 increase in the gross intangible assets made up of $545,625 of finite lived intangible assets, consisting of a single software asset, which has not yet been placed in service as of December 31, 2023.

On December 31, 2023 and 2022, intangible assets subject to amortization consisted of the following:

	December 31, 2023
	Amortization period (years)	Gross Amount	Accumulated Amortization	Net finite intangible assets
Customer relationships	5	$388,000	$(106,145)	$281,855
Contractual employment agreements	3	310,000	(150,188)	159,812
Acquired capitalized internal-use software	3	545,625	-	545,625
		$1,243,625	$(256,333)	$987,292

	December 31, 2022
	Amortization period (years)	Gross Amount	Accumulated Amortization	Net finite intangible assets
Customer relationships	5	$388,000	$(46,854)	$341,146
Contractual employment agreements	3	310,000	(28,546)	281,454
		$698,000	$(75,400)	$622,600

On December 31, 2023 and 2022, goodwill consisted of the following:

	December 31, 2023	December 31, 2022
Safe-Pro USA	$518,255	$518,255
Airborne Response	166,612	166,612
Total goodwill	$684,867	$684,867

For the years ended December 31, 2023 and 2022, amortization of intangible assets amounted to $180,933 and $75,400, respectively.

F-48

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

Amortization of intangible assets with finite lives attributable to future periods is as follows:

Year ending December 31:	Amount
2024	$271,871
2025	315,954
2026	259,475
2027	139,992
Total	$987,292

NOTE 8 – NOTE PAYABLE

On June 30, 2020, Safe-Pro USA entered into a Loan and Authorization Agreement (the “SBA COVID-19 EIDL Loan”) with respect to a loan of $146,000 from the U.S. Small Business Administration (the “SBA”). Initially, the SBA COVID 19 EIDL Loan was due in monthly installment payments, including principal and interest, of $712, beginning 12 months from the date of the promissory Note. Subsequently, through several loan payment deferrals, the SBA deferred the first payment due from 12 months from the date of the promissory note to 30 months from the date of the Note. The balance of principal and interest will be payable 30 years from the date of the promissory Note, or July 1, 2050. Interest shall accrue at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date(s) of each advance. Each payment will be applied first to interest accrued to the date of receipt of each payment, and the balance, if any, will be applied to principal balance. Safe-Pro USA began paying interest only payments of $712 in January 2023. The SBA Loan is secured by a continuing security interest in and to any and all “Collateral” as described in the SBA COVID-19 EIDL Loan, including all Safe Pro USA’s tangible and intangible personal property, including, but not limited to inventory, equipment, accounts receivable, and deposit accounts. As of December 31, 2023 and 2022, accrued interest related to this note amounted to $7,598 and $13,710, respectively, and is included in accrued expenses on the accompanying consolidated balance sheets.

On December 31, 2023 and 2022, note payable consisted of the following:

	December 31, 2023	December 31, 2022

Note payable	$146,000	$146,000
Total note payable	146,000	146,000
Less: current portion of note payable	-	-
Note payable – long-term	$146,000	$146,000

The following schedule provides minimum future note payable principal payments required as of the year ended:

2024	$-
2025	-
2026	2,535
2027	3,219
2028	3,342
Thereafter	136,904
Total note payable	$146,000

NOTE 9 - CONVERTIBLE DEBT

On July 1, 2022, the Company entered into unsecured convertible debt agreements with two investors (the “Investors”), pursuant to which the Company issued and sold to Investors convertible promissory notes in the aggregate principal amount of $50,000. The Company received net proceeds of $50,000. The convertible notes were to mature 12 months after issuance, bore interest at a rate of 6% per annum and were convertible at a fixed conversion price of $1.00 per share. On October 21, 2022, the Company issued 50,941 shares of its common stock upon the conversion of the convertible notes of $50,000 and interest of $941.

F-49

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

On December 27, 2023, the Company entered into convertible debt agreements with an investor pursuant to which the Company issued and sold to the Investor (i) a convertible note in the principal amount of $475,000 and (ii) three-year warrants to purchase up to 148,438 shares of the Company’s common stock at an initial exercise price of $1.00, subject to adjustment. The Company received net proceeds of $475,000. The convertible debt matures 12 months after issuance and bears interest at a rate of 15% per annum. Upon default, the interest rate shall be 18%. At any time on or before the Maturity Date of December 27, 2024, the investor may convert any outstanding and unpaid principal portion and accrued and unpaid Interest of this Note into share of the company’s common stock at the conversion price of $3.20 per share, subject to adjustment, as provided in agreement, including price protection. If at any time this convertible note is outstanding the Company shall offer, issue or agree to issue any common stock or securities convertible into or exercisable for shares of common stock to any person or entity at a price per share or conversion or exercise price per share which shall be less than the then applicable Conversion Price, without the consent of the Investor, except with respect to Excepted Issuances, as defined, then the Company shall issue, for each such occasion, additional shares of Common Stock to each Investor so that the average per share purchase price of the shares of common stock issued to the investor (for only conversion shares still owned by the investor) is equal to such other lower price per share and the Conversion Price shall automatically be reduced to such other lower price per share. Should the price of the Company’s common stock upon the Company’s IPO be less than $5.00 per share then for any amounts the Investor converted prior to IPO Date, then then the Company shall issue to the Investor that number of Shares so that the value of the Conversion Shares on the IPO Date shall have a value equal to $5.00 per share. For any amounts the Investor has not converted prior to IPO Date, the Conversion Price shall be reduced proportionally to the IPO price as follows:

●	As an example, if the IPO price is equal to $4.00 per share then the Conversion Price shall be reduced by 20% from $3.20 per share to $2.56 per share ($4.00 representing a 20% discount to the $5.00 minimum IPO price).

The 148,438 Warrants were valued at $184,063, or $1.24, and using the relative fair value method, the Company recorded as debt discount of $132,658 to be amortized over the life of the note. During the years ended December 31, 2023 and 2022, amortization of debt discount, which is reflected in interest expense on the accompanying consolidated statements of operations, amounted to $1,454 and $0, respectively.

The Warrants were valued on the grant date using a Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 2.91%, expected dividend yield of 0%, expected option term of three years, and expected volatility of 70.0% based on the calculated volatility of comparable companies.

The Note and Warrants contain conversion limitations providing that a holder thereof may not convert the Notes or exercise the Warrants to the extent (but only to the extent) that, if after giving effect to such conversion, the holder or any of its affiliates would beneficially own in excess of 4.9% of the outstanding shares of the Company’s common stock immediately after giving effect to such conversion or exercise.

On December 31, 2023 and 2022, convertible note payable consisted of the following:

	December 31, 2023	December 31, 2022
Convertible note payable	$475,000	$-
Less: debt discount	(131,204)	-
Convertible note payable, net	343,796	-
Less: current portion of convertible note payable	(343,796)	-
Convertible note payable – long-term	$-	$-

F-50

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

NOTE 10 – STOCKHOLDERS’ EQUITY

Preferred Stock

Series A Preferred Stock

On June 7, 2022, the Company’s board of directors approved an Amendment to its Articles of Incorporation to designate a series of preferred stock, the Series A Convertible Preferred Stock (the “Series A Preferred”). The Series A Preferred Certificate of Designation became effective on January 20, 2023, with the Secretary of State of the State of Delaware. The Certificate of Designations established 3,000,000 shares of the Series A Preferred, par value $0.0001, having such designations, preferences, and rights as determined by the Company’s Board of Directors in its sole discretion, in accordance with the Company’s Articles of Incorporation and Amended and Restated Bylaws.

Each share of Series A Preferred had an initial stated value of $10.00 per share. On August 28, 2023, the Company amended its Series A Preferred Certificate of Designation to amend the Series A Stated Value to $2.50 per share (the “Series A Stated Value”).

The holders of the Series A Preferred Stock shall have conversion rights as follows. Each share of Series A Preferred is convertible into the number of shares of common stock equal to the Series A Stated Value divided by the Fair Market Value of the common stock. The Series A Stated Value is $2.50 per share and the Fair Market Value is equal to the average of the closing price for the Company’s common stock on a National Market Exchange, which shall be deemed to have occurred upon the closing of this offering, for the 20 trading days prior to conversion or in the case of an initial public offering the initial listing price. Series A Preferred has voting rights equal to the number of shares of common stock into which it may convert. The conversion rights of Preferred Series A are contingent upon the Company’s completion of the initial public offering and/or listing on a National Market Exchange, which shall be deemed to have occurred upon the closing of this offering.

The holders of the Series A Preferred shall be entitled to any dividend that is payable to the holders of the Company’s common stock. The holders of the Series A Preferred then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred in an amount at least equal to (i) in the case of a dividend on common stock or any class or series that is convertible into common stock, that dividend per Share of Series A Preferred as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into common stock and (B) the number of shares of common stock issuable upon conversion of a share of Series A Preferred, in each case calculated on the record date for determination of holders entitled to receive such dividend.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, each share of Series A Preferred shall automatically be converted into shares of the Company’s common stock at the then applicable conversion rate determined in accordance with the Series A Preferred Certificate of Designation. In the case of a Deemed Liquidation Event, as defined in the Certificate of Designation, each share of Series A Preferred shall automatically be converted into shares of common stock at the then applicable conversion rate, except that the Series A Conversion Price was equal to the per share Series A Stated Value, as amended.

The Series A Preferred also contains certain protection provisions, as defined.

In any matter presented to the shareholders of the Company for their action or consideration at any meeting of shareholders of the Company (or by written consent of shareholders in lieu of meeting), each holder of outstanding shares of Series A Preferred shall be entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series A Preferred held by such holder are convertible as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Articles of Incorporation, holders of Series A Preferred shall vote together with the holders of common stock as a single class.

F-51

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

The Series A Preferred were evaluated to determine whether temporary or permanent equity classification on the consolidated balance sheet was appropriate. As per the terms of the Series A Preferred Certificate of Designation, Series A Preferred is not redeemable for cash. As such, the Series A Preferred is classified as permanent equity. The Company concluded that the conversion rights under the Series A Preferred were clearly and closely related to the equity host instrument. Accordingly, the conversion rights feature on the Series A Preferred were not considered an embedded derivative that required bifurcation.

On June 7, 2022, in connection with the acquisition of 100% of the Safe-Pro USA, the Company issued 3,000,000 share of Series A preferred stock (See Note 3).

Series B Preferred Stock

On August 29, 2022, the Company’s board of directors approved an Amendment to its Articles of Incorporation to designate a series of preferred stock, the Series B Convertible Preferred Stock (the “Series B Preferred”). The Series B Preferred Certificate of Designation became effective on January 30, 2023 with the Secretary of State of the State of Delaware. The Series B Preferred Certificate of Designations established 3,275,000 shares of the Series B Preferred, par value $0.0001, having such designations, preferences, and rights as determined by the Company’s Board of Directors in its sole discretion, in accordance with the Company’s Articles of Incorporation and Amended and Restated Bylaws.

Each share of Series B Preferred shall have a stated value of $2.00 per share (the “Series B Stated Value”).

The holders of the Series B Preferred Stock shall have conversion rights as follows. Each share is convertible into that number of shares of common stock equal to the Series B Stated Value divided by the Fair Market Value of the common stock. The Series B Stated Value is $2.00 per share and the Fair Market Value is equal to the average of the closing price for the Company’s common stock a National Market Exchange, which shall be deemed to have occurred upon the closing of this offering, for the 20 trading days prior to conversion or in the case of an initial public offering the initial listing price. The Series B Preferred has voting rights equal to the number of shares of common stock into which it may convert. The conversion rights of Preferred Series B are contingent upon the Company’s completion of the initial public offering and/or listing on a National Market Exchange, which shall be deemed to have occurred upon the closing of this offering.

The holders of the Series B Preferred shall be entitled to any dividend that is payable to the holders of the Company’s common stock. The holders of the Series B Preferred then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred in an amount at least equal to (i) in the case of a dividend on common stock or any class or series that is convertible into common stock, that dividend per Share of Series B Preferred as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into common stock and (B) the number of shares of common stock issuable upon conversion of a share of Series A Preferred, in each case calculated on the record date for determination of holders entitled to receive such dividend.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, each share of Series B Preferred shall automatically be converted into shares of the Company’s common stock at the then applicable conversion rate determined in accordance with the Series B Preferred Certificate of Designation. In the case of a Deemed Liquidation Event, as defined in the Certificate of Designation, each share of Series B Preferred shall automatically be converted into shares of common stock at the Series B Conversion Price equal to $2.00 per share.

F-52

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

In any matter presented to the shareholders of the Company for their action or consideration at any meeting of shareholders of the Company (or by written consent of shareholders in lieu of meeting), each holder of outstanding shares of Series B Preferred shall be entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series B Preferred held by such holder are convertible as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Articles of Incorporation, holders of Series B Preferred shall vote together with the holders of common stock as a single class.

The Series B Preferred also contains certain protection provisions, as defined.

The Series B Preferred were evaluated to determine whether temporary or permanent equity classification on the consolidated balance sheet was appropriate. As per the terms of the Series B Preferred Certificate of Designation, Series B Preferred is not redeemable for cash. As such, the Series B Preferred is classified as permanent equity. The Company concluded that the conversion rights under the Series B Preferred were clearly and closely related to the equity host instrument. Accordingly, the conversion rights feature on the Series B Preferred were not considered an embedded derivative that required bifurcation.

On August 29, 2022, in connection with the acquisition of 100% of Airborne Response, the Company issued 3,275,000 share of Series B preferred stock (See Note 3).

Common Stock

Common stock and common stock units issued for cash

2022

On January 4, 2022, the Company issued 5,000,000 shares of its common stock to its founder for proceeds of $500.

During the period from June 2022 to September 2022, the Company sold 700,000 shares of its common stock for aggregate proceeds of $700,000, or $1.00 per share.

During the period from October 31, 2022 to December 2022, the Company completed a private placement of 148,438 Units for aggregate proceeds of $475,002, or $3.20 per Unit. Each Unit consisted of one share of common stock and one common stock purchase warrant of the Company. Each warrant entitles the holder thereof to acquire one share of common stock of the Company for a price of $1.00 for a period of 3 years from the date of issuance.

2023

During the year ended December 31, 2023, the Company completed a private placement of 314,141 Units for aggregate proceeds of $1,005,249, or $3.20 per Unit. Each Unit consisted of one share of common stock and one common stock purchase warrant of the Company. Each warrant entitles the holder thereof to acquire one share of common stock of the Company for a price of $1.00 for a period of 3 years from the date of issuance.

In connection with the Units issued for cash at $3.20 per unit in 2022 and 2023, as discussed above, at any time during the 12 months following the acceptance of the investor’s subscription by the Company (the “Protection Period”), should the Company sell shares of its common stock or securities convertible into shares of its common stock for less than the Per Share Purchase Price (the “New Purchase Price”), except for issuances pursuant to a stock award program for bona fide services provided to Company, the Company shall issue that number of additional shares of its common stock to the Subscriber such that the number of shares of common stock issued to the Subscriber (the Subscribed Shares plus the additional shares divided by the Subscription Proceeds is equal to the New Purchase Price. Additionally, should the Company have an IPO or become public through a reverse merger or similar transaction where the Company and its shareholders represent the controlling interest in the public company during the Protection Period, the Company covenants that if the price per share at the IPO (the “IPO Price”) is less than $5.00 per share (after giving effect to any split or consolidation) then the Company shall issue to the Subscriber that number of Shares so that the value of the Subscribers subscribed for shares shall be equal to not less than $5.00 per share.

F-53

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

Common stock issued for convertible note

On October 21, 2022, the Company issued 50,941 shares of its common stock upon the conversion of a convertible note of $50,000 and interest of $941 at the contractual conversion price of $1.00 per share.

Common stock issued for services

During the year ended December 31, 2022, the Company issued 1,615,000 shares of common stock for services rendered for compensation and professional fees. The Company valued these common shares at the fair value of $2,395,200, at a range from $1.00 per share to $1.94 per share based on sales of common stock and common stock units in recent private placements. The shares are considered issue and outstanding as they were issued and have voting and dividend rights. The vesting of the 1,615,000 shares of common stock was amended to be contingent upon an IPO event of the Company occurring. Since these common shares are contingent on the occurrence of an event for which probability could not be determined, no compensation cost would be recognized related to these shares of common stock until the occurrence of the IPO event. On November 1, 2023 the board approved the vesting of 730,000 of the 2022 stock awards for a total compensation of $730,000. In addition, on December 31, 2023 the board approved the vesting of 790,000 of the 2022 stock awards for a total compensation of $1,532,600. In addition, there were 95,000 shares of the 2022 stock awards valued at $132,600 that vested in 2023 pursuant to other conditions. The December 31, 2023 Board resolution included 145,000 shares from 2023 stock awards valued at $281,300 compensation (included in the 625,000 shares for services disclosed in the paragraph below) for a total of 935,000 shares for a total compensation of $1,813,900.

During the year ended December 31, 2023, the Company issued 625,000 shares of common stock for services rendered. The Company valued these common shares at the fair value of $1,221,500, or $1.94 to $1.96 per share based on sales of common stock units in recent private placements. In connection with these shares, during the year ended December 31, 2023, the Company recorded stock-based compensation of $979,000 and stock-based professional fees of $242,500.

Common stock issued for asset acquisition

On March 9, 2023, the Company entered into and closed on a Share Exchange Agreement (the “Share Exchange Agreement”) with (i) Safe Pro AI and (ii) the members of Safe Pro AI. Pursuant to the Share Exchange Agreement, the Company acquired 100% of the member interests of Safe Pro AI in exchange for 281,250 shares of the Company’s common stock, These shares were valued at $545,625, or $1.94 per share, on the measurement date based on recent sales of units of common stock and warrants, and the acquired asset was recorded as an intangible asset on the accompanying consolidated balance sheet (See Note 3).

Contributed services

During the year ended December 31, 2022, two executives agreed to forgive aggregate accrued salary of $221,973, which has been recorded as contributed capital as presented on the consolidated statement of shareholders’ equity (See Note 10).

On December 31, 2023, Mr. Erdberg and Mr. Todd agreed to forgive aggregate accrued salary of $210,000, which has been recorded as contributed capital. Additionally, their Airborne Response accrued employment agreements were extended for an additional year.

Warrants

During the period from October 31, 2022 to December 2022, the Company completed a private placement of 148,438 Units for aggregate proceeds of $475,002, or $3.20 per Unit. Each Unit consisted of one common share and one common share purchase warrant of the Company for aggregate warrants of 148,438. Each warrant entitles the holder thereof to acquire one common share of the Company for a price of $1.00 for a period of 3 years from the date of issuance.

During the year ended December 31, 2023, the Company completed a private placement of 314,141 Units for aggregate proceeds of $1,005,249, or $3.20 per Unit. Each Unit consisted of one common share and one common share purchase warrant of the Company for an aggregate of 314,141 warrants. Each warrant entitles the holder thereof to acquire one common share of the Company for a price of $1.00 for a period of 3 years from the date of issuance.

F-54

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

On December 27, 2023, the Company entered into a convertible debt agreement with an investor pursuant to which the Company issued and sold to the Investor (i) a convertible promissory note in the principal amount of $475,000 and (ii) three-year warrants to purchase up to 148,438 shares of the Company’s common stock at an initial exercise price of $1.00, subject to adjustment.

A summary of the status of the Company’s total outstanding warrants and changes during the years ended December 31, 2023 and 2022 is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (1)
Balance Outstanding on January 1, 2022	-	$-	-	$-
Issued	148,438	1.00	3.0	-
Balance Outstanding on December 31, 2022	148,438	1.00	2.9	139,532
Issued	462,579	1.00	3.0	-
Balance Outstanding on December 31, 2023	611,017	$1.00	2.5	$574,356
Exercisable, December 31, 2023	611,017	$1.00	2.5	$574,356

(1) The aggregate intrinsic value on December 31, 2023 and 2022 was calculated based on the difference between the calculated fair value on December 31, 2023 and 2022 of $1.94 and the exercise price of the underlying warrants.

The Company determined that the warrants do not meet the definition of liability under FASB ASC Topic 480 and therefore classified the warrants as equity instruments.

2022 Equity Incentive Plan

On July 1, 2022, the Company’s Board of Directors authorized and adopted the 2022 Equity Incentive Plan (the “2022 Plan”) and reserved 5,000,000 shares of common stock for issuance thereunder. The 2022 Plan’s purpose is to encourage ownership in the Company by employees, officers, directors and consultants whose long-term service the Company considers essential to its continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success. The 2022 Plan provides for the issuance of incentive stock options, non-statutory stock options, restricted stock, restricted stock units (“RSUs”), and other stock-based awards. During the year ended December 31, 2023 and 2022, 595,000 and 830,000 of the Company’s common shares issued for services, as described above, were issued pursuant to the 2022 Plan, respectively. As December 31, 2023 and 2022, the Company has 3,575,000 and 4,170,000 shares available for issue under the 2022 Plan.

F-55

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Legal matters

From time to time, the Company may be involved in litigation related to claims arising out of its operations in the normal course of business. As of December 31, 2023, the Company is not involved in any pending or threatened legal proceedings that it believes could reasonably be expected to have a material adverse effect on its financial condition, results of operations, or cash flows.

Employment agreements

Daniyel Erdberg – Chief Executive Officer – Airborne Response Corp.

On March 21, 2022, the Company’s wholly owned subsidiary, Airborne Response Corp. (“Airborne”), entered into a three-year Employment Agreement, (“Agreement”) with Daniyel Erdberg, that extends for successive one-year renewal terms unless either party gives 30-days’ advance notice of non-renewal. Under the Agreement Mr. Erdberg will serve as Airborne’s Chief Executive Officer and will receive an annual base salary of $225,000 and participation in retirement and welfare benefits. At the discretion of the Board of Directors, a portion of the Base Salary may be accrued and at the election of the Employee be paid in common stock of the Company. The Agreement provides for a performance bonus based upon certain customer contracts of 15% in 2022; 10% in 2023; and 5% in 2024 of the Contribution Margin provided by such contracts during the term of the Agreement. “Contribution Margin” shall mean net revenue from sales (gross revenue net of refunds or charge backs), less expenses related to the provision of services or equipment under the contract. During the years ended December 31, 2023 and 2022, Airborne recorded performance bonuses to Mr. Erdberg of $13,575 and $79,031, respectively, which is included in salary, wages and payroll taxes on the accompanying consolidated statements of operations. Additionally, Mr. Erdberg shall be entitled to receive an annual cash bonus of an amount equal to up to 100% of his then-current Base Salary if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors. In the event of termination “without cause” or resignation with ‘good reason” (as defined within the Agreement), Mr. Erdberg shall receive one year base salary. During the years ended December 31, 2023 and 2022, Mr. Erdberg agreed to forgive an aggregate salary of $105,000 and $105,866, respectively.

Christopher Todd – Chief Operating Officer – Airborne Response Corp.

On March 21, 2022, Airborne entered into a three-year Employment Agreement, (“Agreement”) with Christopher Todd, that extends for successive one-year renewal terms unless either party gives 30-days’ advance notice of non-renewal. Under the Agreement Mr. Todd will serve as Airborne’s Chief Operating Officer and will receive an annual base salary of $225,000 and participation in retirement and welfare benefits. At the discretion of the Board of Directors, a portion of the Base Salary may be accrued and at the election of the Employee be paid in common stock of the Company. The Agreement provides for a performance bonus based upon certain customer contracts of 15% in 2022; 20% in 2022; 15% in 2023; and 10% in 2024 of the Contribution Margin provided by such contracts during the term of this Agreement. “Contribution Margin” shall mean net revenue from sales (gross revenue net of refunds or charge backs), less expenses related to the provision of services or equipment under the contract. During the years ended December 31, 2023 and 2022, Airborne recorded performance bonuses to Mr. Todd of $20,363 and $105,374, respectively, which is included in salary, wages and payroll taxes on the accompanying consolidated statements of operations. Additionally, Mr. Todd shall be entitled to receive an annual cash bonus in an amount equal to up to 100% of his then-current Base Salary if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors. In the event of termination “without cause” or resignation with ‘good reason” (as defined within the Agreement), Mr. Todd shall receive one year base salary. During the years ended December 31, 2023 and 2022, Mr. Todd agreed to forgive an aggregate salary and benefits of $105,000 and $116,107, respectively.

Pravin Borkar – Chief Technical Officer Safe Pro Group Inc and President – Safe-Pro USA LLC

On June 7, 2022, the Company’s wholly owned subsidiary, Safe-Pro USA LLC. (“SPUSA”), entered into a three-year Employment Agreement, (“Agreement”) with Pravin Borkar, that extends for five additional terms of one-year each, unless either party gives 30-days’ advance notice of non-renewal. Under the Agreement Mr. Borkar will serve as SPUSA’s President and Chief Technical Officer of Safe Pro Group Inc., (“Parent”). Mr. Borkar will receive an annual base salary of $225,000 with participation in retirement and welfare benefits of up to $1,500 per month for medical premiums, upon the date the Parent becomes effective on a national market system exchange. At the discretion of the Board of Directors, a portion of base salary may be accrued and at election of Mr. Borkar be paid in common stock of the Parent. Mr. Borkar shall be entitled to receive an annual cash bonus in an amount equal to up to 100% of his then-current Base Salary if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors. On August 26, 2023, pursuant to the Fourth Amendment to the Exchange Agreement, related to the acquisition of Safe-Pro USA, the Company agreed to pay Mr. Borkar, $120,000 annual base salary, retroactive to January 1, 2023, until such time that the Company is listed on a National Market Exchange, which shall be deemed to have occurred upon the closing of this offering. Additionally, on August 26, 2023, in connection with the fourth amendment to the Exchange Agreement, the Company agreed that after the Company has listed its common shares for trading on a national market system exchange (the “Listing”), the Company shall award the former members of Safe-Pro USA a number of shares of the Company’s common stock equal to $2,500,000 (the “Listing Shares”), valued at the opening price on the date of the Listing. The Listing Shares will vest upon the Company achieving $5,000,000 in revenue through the sale of Safe-Pro USA manufactured products calculated on a trailing twelve-month basis calculated from the date of this amendment forward. Upon the Company achieving $5,000,000 in revenue through the sale of Safe-Pro USA manufactured products, calculated from the date of this amendment forward, the former Safe-Pro USA members will be entitled to a one-time payment in an amount equal to 10% of the net profits generated therefrom. The Company considered the Listing Shares to be compensatory in nature (See Note 3). The Listing Shares shall be accounted for pursuant to ASC 718 – Stock-based compensation. Pursuant to ASC 718, the value of the Listing Shares shall be recognized upon a successful IPO and when the attainment the performance condition of $5,000,000 in revenues is probable. See Note 17 – Subsequent Events for Fifth Amendment to Exchange Agreement.

F-56

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

Anjali Borkar – Vice President of Operations of Safe-Pro USA

On June 7, 2022, the Company’s wholly owned subsidiary, Safe-Pro USA entered into a three-year employment agreement, (“Agreement”) with Anjali Borkar, that extends for five additional terms of one-year each, unless either party gives 30-days’ advance notice of non-renewal. Under the Agreement Ms. Borkar will serve as Safe-Pro USA’s vice president of operations. Ms. Borkar will receive an annual base salary of $225,000 upon the date the Company becomes effective on a national market system exchange. Ms. Borkar shall be entitled to receive an annual cash bonus in an amount equal to up to 100% of his then-current Base Salary if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors. On August 26, 2023, pursuant to the Fourth Amendment to the Exchange Agreement, related to the acquisition of Safe-Pro USA, the Company agreed to pay Ms. Borkar, $120,000 annual base salary, retroactive to January 1, 2023, until such time that the Company is listed on a National Market Exchange, which shall be deemed to have occurred upon the closing of this offering.

Theresa Carlise – Chief Financial Officer – Safe Pro Group Inc.

On June 22, 2023, the Company entered into a one-year Employment Agreement, (“Agreement”) that extends for an additional one-year renewal term unless either party gives 30-days’ advance notice of non-renewal, with Theresa Carlise. Under the Agreement, Ms. Carlise shall serve as Chief Financial Officer with annual base salary as follows (i) $5,000 per month from the Execution Date and for a period of six months (the “Initial Payment Period”), which shall accrue monthly and be payable upon listing on Nasdaq or other National Market System exchange or at such time after the effective date hereof that the Company has raised at least $750,000, whichever is earlier, (ii) $10,000 per month beginning in the seventh month after the Execution Date (the “Second Payment Period”), payable on the Company’s regular payment schedule. (iii) $15,000 per month beginning the day after the Company is listed for trading on Nasdaq or other National Market System exchange. In addition to the Base Salary of $15,000, the Employee shall additional be entitled to a car allowance of $600 per month and payment of 100% of her health insurance premium through the Company’s plan or if the Company doesn’t have a plan, then up to $1,500 per month of the actual premium paid for private health insurance. on listing on Nasdaq or other National Market System exchange, the term of this agreement will automatically be amended to re-commence a new one-year term, from the listing date thereof. Upon execution of this agreement Ms. Carlise received 30,000 fully vested restricted shares of the Company.

On November 1, 2023, the Company entered into Amendment No. 1 to the June 22, 2023 Agreement. Section 4(a)(i) and Section 4(a)(ii) of the Employment Agreement, regarding Annual Base Salary is hereby amended to read as follows: “(i) $10,000 per month from the Execution Date and for a period of six months (the “Initial Payment Period”), which shall accrue monthly and be payable upon listing on Nasdaq or other National Market System exchange, whichever is earlier $10,000 per month beginning the earlier of January 22, 2024 or at such time after the effective date hereof that the Company has raised at least $750,000 (the “Second Payment Period”), be payable semimonthly less applicable taxes on the Company’s regular payroll processing schedule.”

On March 27, 2024, the Company and Ms. Carlise entered into Amendment No. 2 to the June 22, 2023 Agreement (see Note 17). On April 12, 2024, the Compensation and Nominating Committees of the Company’s Board of Directors and the Board of Directors approved the Amended and Restated Employment Agreement (“A&R Agreement’) for Theresa Carlise. The Nominating Committee appointed Ms. Carlise as Assistant Secretary, in addition to her current positions as Chief Financial Officer and Treasurer. The Compensation Committee approved the following: (i) the benefits provided within the Agreement, upon the listing on a National Market Exchange, which shall be deemed to have occurred upon the closing of this offering, were to be accrued from the effective date of June 22, 2023 forward,  to include $600 monthly auto allowance and insurance premiums of $1,500 month, (ii)  four weeks of PTO, of which unused portion will accrue into the following year, (iii) annual minimum increases to Base Salary between 10-20%, to be determined by the Compensation Committee  and (iii) adjustment to the language in Other Tax Matters, Section 409A.

As of December 31, 2023, in connection with this employment agreement, the Company accrued wages due to this executive of $73,904, which is included in accrued compensation on the accompanying consolidated balance sheet.

Daniyel Erdberg – Chief Executive Officer – Safe Pro Group Inc.

On November 1, 2023, the Company entered into a five-year Employment Agreement, (“Agreement”) with Mr. Erdberg, (“Executive”), which extends automatically for successive one-year renewal terms unless either party gives 90-days’ advance notice of non-renewal. Upon listing on Nasdaq or other National Market System exchange, the term of this agreement will automatically be amended to re-commence a new one-year term, from the listing date thereof.

F-57

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

Base Salary. During the first year of the Term, the Company shall pay to the Executive an annual salary of $360,000 (“Base Salary”). Thereafter, the Compensation Committee of the Board (the “Committee”) shall consider increases in Base Salary for subsequent years in connection with performance and a review of compensation provided at peer companies, which companies shall be subject to review on a continuing basis (the “Peer Group”), taking into account Company and individual performance objectives; provided, however, that Base Salary shall be increased as of each anniversary of the Effective Date by a minimum of the greater of five percent or the annual increase in the Federal Consumer Price Index. Executive’s Base Salary shall not be decreased (including after any increases pursuant to this Section 3(a)) without Executive’s written consent. Notwithstanding the foregoing, the Base Salary shall be accrued on the books of the Company until such time that the Board determines that the Company has sufficient capital to begin paying the Base Salary monthly in cash. At such time any accrued and unpaid Base Salary shall be paid over a six-month period, or at the election of the Executive in shares of the Company’s common stock at the then current market price. Additionally, upon the commencement of cash payments of the Base Salary to the Executive, the Executive’s employment agreement with Airborne Response, shall be terminated by the mutual agreement of the Executive and Airborne Response, with any accrued and unpaid salary to be paid to Executive at that time.

Additional Benefits. Certain other employee benefits and perquisites, including reimbursement of necessary and reasonable travel and participation in retirement and welfare benefits, and a car allowance of $1,000 per month. If the Company does not provide health insurance or the Executive is covered under a different policy, the Company shall reimburse Executive up to $3,500 per month for health insurance coverage, which may be accrued at the option of the Board and which may be paid in shares of the Company’s common stock at the option of the Employee.

Long-term incentive award. During the Term, the Executive shall have an annual target long-term incentive award opportunity of 300% of one year’s Base Salary. The Committee will award the Executive’s long-term incentive award based on an evaluation of performance and Peer Group compensation practices, taking into account Company and individual performance objectives. In its sole discretion, the Committee may award a long-term incentive award in excess of the target long-term incentive award opportunity. Notwithstanding the foregoing, the Committee may grant a special long-term incentive award at any time. Long-term incentive awards not granted under the 2022 Safe Pro Group Equity Incentive Plan (collectively with any successor plan thereto, the “Equity Incentive Plan”) shall be deemed “earned” if Executive is employed on the last day of the applicable performance period and shall be paid no later than March 15th of the year immediately following the year in which the applicable performance period expired. Awards granted under the Equity incentive Plan shall be subject to the terms and conditions of such plan and the award agreement.

Annual Target Cash Bonus Opportunity. During the Term, Mr. Erdberg shall have an annual target cash bonus opportunity of 100% of one year’s Base Salary with a minimum guaranteed annual cash bonus of 25% of one year’s Base Salary. The Committee shall award the Executive’s annual cash bonus based on an evaluation of performance and Peer Group compensation practices, taking into account Company and individual performance objectives. In its sole discretion, the Committee may award an annual cash bonus in excess of the annual cash bonus opportunity. Notwithstanding the foregoing, the Committee may grant a special bonus at any time. Annual cash bonuses shall be deemed “earned” if Executive is employed on the last day of the year to which the bonus relates and shall be paid no later than March 15th of the year immediately following the year to which the annual bonus relates.

Adjusted EBITDA Milestone Equity Award. In addition to the bonus awards set forth above, the Executive shall be entitled to the bonus awards as follows; for each calendar year during the Term, in which the Company achieves the adjusted EBITDA. For the purposes hereof “Adjusted EBITDA” shall mean Earnings before payment of interest, taxes, depreciation or amortization and shall not include unrealized gains or losses, non-cash expenses, gains or losses on foreign exchange, goodwill impairments, non-operating income, and share-based compensation. See table below.

Market Cap Milestone Performance Award. Upon the Company meeting the Market Cap Milestones listed below and maintaining such market cap for a period of 22 consecutive trading days, the Executive will be awarded that number of shares set forth in the as referenced in the table below and shall be based upon the value of all shares issued and outstanding during the period as used in the Basic” earnings per share calculation.

F-58

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

Adjusted EBITDA Milestones	Bonus Awards Shares	Market Cap Milestones	Bonus Awards Shares

$500,000	100,000	$30.000,000	200,000
$1,000,000	200,000	$40,000,000	200,000
$2,000,000	225,000	$60,000,000	200,000
$4,000,000	237,500	$80,000,000	200,000
$5,000,000	237,500

National Security Exchange Registration Equity Award. Upon the Company going public on a National Securities Exchange, the Executive will be entitled to an award of 450,000 shares of common stock.

Significant Transaction Bonus. Upon the Company closing a Significant Transaction, as defined below, the Executive shall be granted that number of shares of common stock or a new series of preferred shares of the Company that is convertible into common stock of the Company equal to 5% of the of the value of all of the consideration, including any stock, cash or debt, of such completed transaction. The Executive can earn this grant of stock for each Significant Transaction closed by the Company during the Term of this Agreement. “Significant Transaction” shall mean the Company closing a financing for at least $500,000, not including the Company’s initial public offering, or the closing of an acquisition with a valuation (determined by the value of the consideration paid by the Company) of not less than $1,000,000.

As of December 31, 2023, in connection with this employment agreement, the Company accrued wages and other benefits due to this executive of $69,000, of which $60,000 is included in accrued compensation and $9,000 is included in accrued expenses on the accompanying consolidated balance sheet.

Agreement with directors

On May 4, 2022, the Company entered into Letter Agreements with three Directors of the Company. For services to be performed, the Company agrees to pay each director an annual fee of $48,000 payable in equal monthly installments commencing upon listing on a national exchange. Additionally, the Company granted each director 50,000 shares of common stock of the Company. Pursuant to the Letter Agreement, as amended, the vesting of these common shares is contingent upon an IPO event of the Company occurring. Since these shares of common stock are contingent on the occurrence of an event for which probability could not be determined, no compensation cost would be recognized related to these shares of common stock until the occurrence of the IPO event. In September 2022, the Company cancelled the letter agreement with one of these directors and 25,000 of his 50,000 shares of common stock were cancelled. On November 1, 2023, the Company’s board of directors approved the vesting of an aggregate of 125,000 of these shares and recognized stock-based compensation upon vesting.

Product liability insurance

The Company’s subsidiary, Safe-Pro USA, carries a product liability policy that covers up to $2,000,000 of claims retroactive to June 26, 2020.

Contingent amounts due to related parties

As discussed in Note 13 – Related Party Transactions, the Company agreed to assume liability to the former members of Safe-Pro USA of $1,622,540 as of the Safe-Pro USA acquisition date. The amount due to the former members Safe-Pro USA was originally agreed to be $2,193,901, which was reduced to $1,622,540 to account for certain revenues not recognized since the performance obligation was not completed (See Note 2 – Revenue Recognition under Safe-Pro USA for the 20% performance obligation or collection under its performance bonds) and other holdbacks. The parties agreed that if the Company recognizes and collects the 20% performance obligation in the future that the former members would be reimbursed this difference up to $571,361, net of 10% commissions payable and certain other expenses.

F-59

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

NOTE 12 – CONCENTRATIONS

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable and cash deposits.

The Company’s cash is held at major commercial banks, which may at times exceed the Federal Deposit Insurance Corporation (“FDIC”) limit. To date, the Company has not experienced any losses on its invested cash. As of December 31, 2023 and 2022, the Company had cash in bank in excess of FDIC insured levels of approximately $338,739 and $1,125,986, respectively.

Geographic concentrations of sales

During the year ended December 31, 2023, 33.6% of total sales were to a customer in Bangladesh and 66.4% of total sales were to customers in the United States. During the year ended December 31, 2022, 1.0% of total sales were to a customer in Bangladesh and 99.0% were to customers in the United States.

Customer concentration

For the year ended December 31, 2023, three customers accounted for approximately 80.5% of total sales (33.6%, 18.0% and 28.9%, respectively). For the year ended December 31, 2022, two customers accounted for approximately 95.0% of total sales (79.1% and 15.9%, respectively). A reduction in sales from or the loss of such customers would have a material adverse effect on the Company’s results of operations and financial condition. Additionally, for the for the year ended December 31, 2023, 33.6% of Safe-Pro USA’s sales were made to the Bangladesh Ministry of Defense. During the period from June 8, 2022 (acquisition date) to December 31, 2022, Safe-Pro USA recognized 1% revenue from this significant customer.

On December 31, 2023, two customers accounted for 100.0% of the total accounts receivable balance (52.0% and 48.0%, respectively). On December 31, 2022, one customer accounted for approximately 94.0% of the total accounts receivable balance. Sales of Airborne Response are seasonal based on weather conditions or patterns.

Supplier concentration

During 2023 and 2022, the Company purchased substantially all of its inventory from four suppliers. The loss of these suppliers may have a material adverse effect on the Company’s results of operations and financial condition. However, the Company believes that, if necessary, alternate vendors could supply similar products in adequate quantities to avoid material disruptions to operations.

NOTE 13 – RELATED PARTY TRANSACTIONS

Due to related parties

In connection with the Acquisition of Safe-Pro USA, the Company agreed to assume a liability due to the former member of Safe-Pro USA of $1,622,540. The Safe-Pro USA preacquisition members advanced funds to Safe-Pro USA for working capital purposes prior to the acquisition and during the 2023 and 2022 periods. Additionally, during 2023 and 2022, a company owned by the preacquisition members paid certain expenses and wages on behalf of the Company and was reimbursed for these expenses. These advances are non-interest bearing and are payable on demand. During the year ended December 31, 2023, the Company was advanced funds of $298,361 and repaid $793,458 of these advances and assumed liabilities. During the period from June 8, 2022 to December 31, 2022, the Company was advanced funds of $93,003 and repaid $814,892 of these advances and assumed liabilities. On December 31, 2023 and 2022, amounts due to the former member amounted to $405,554 and $900,651, respectively, which is included in due to related parties on the accompanying consolidated balance sheets. See Note 11 – Contingencies for contingent amounts to related partes.

F-60

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

Production expenses – related party

During the years ended December 31, 2023 and 2022, the Company incurred production services from a company owned by the former member of Safe-Pro USA in the amount of $22,730 and $9,600, respectively, which is included in cost of sales on the accompanying consolidated statements of operations.

Contributed services

During the year ended December 31, 2023 and 2022, Mr. Erdberg and Mr. Todd agreed to forgive aggregate accrued salary of $210,000 and $221,973, respectively, which has been recorded as contributed capital as presented on the consolidated statement of shareholders’ equity.

NOTE 14 – OPERATING LEASE RIGHT-OF-USE (“ROU”) ASSETS AND OPERATING LEASE LIABILITIES

On July 13, 2022, and effective on August 1, 2022, the Company entered into a 36-month lease agreement for the lease of office space under a non-cancelable operating lease through July 31, 2025. During the term of lease, the Company shall pay base rent of $2,704 from August 1, 2022 to July 1, 2023, with escalation of the base rent of 4% per year thereafter on the anniversary date of the lease. The Company is to pay the base rental rate plus common area assessments and sales tax for the lease payments. In connection with this lease, on August 1, 2022, the Company increased right of use assets and lease liabilities of $92,509.

In July 2021, Safe-Pro USA entered into a 62-month lease agreement for the lease of office, manufacturing and warehouse space under a non-cancelable operating lease through September 30, 2026. During the term of lease, the Company shall pay base rent of $3,043 from August 1, 2021 to September 30, 2022, with escalation of the base rent of 4% per year thereafter on the anniversary date of the lease. The Company is to pay the base rental rate plus common area assessments and sales tax for the lease payments. Common area assessments and sales tax for the lease payments are expensed monthly as incurred. In connection with the Company’s acquisition of Safe-Pro USA, on June 7, 2022, the Company acquired right of use assets and assumed lease liabilities of $154,265 and $156,963, respectively.

In adopting ASC Topic 842, Leases (Topic 842) on January 1, 2022 the Company had elected the ‘package of practical expedients’, which permitted it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs (see Note 2). In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 months or less. Upon signing of new leases for property and equipment, the Company analyzed the new leases and determined it is required to record a lease liability and a right of use asset on its consolidated balance sheets, at fair value.

During the years ended December 31, 2023 and 2022, in connection with its property operating leases, the Company recorded rent expense of $89,488 and $46,988, respectively, which is expensed during the year and included in general and administrative expenses on the accompanying consolidated statements of operations.

The significant assumption used to determine the present value of the lease liabilities on August 1, 2022 and June 7, 2022 was a discount rate ranging from 3.75% to 6.0%, which was based on the Safe-Pro USA’s and the Company’s estimated average incremental borrowing rate, respectively.

On December 31, 2023 and 2022, right-of-use asset (“ROU”) is summarized as follows:

	December 31, 2023	December 31, 2022
Office lease right of use assets	$246,774	$246,774
Less: accumulated amortization	(93,370)	(28,955)
Balance of ROU assets	$153,404	$217,819

F-61

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

On December 31, 2023 and 2022, operating lease liabilities related to the ROU assets are summarized as follows:

	December 31, 2023	December 31, 2022
Lease liabilities related to office lease right of use assets	$159,634	$222,172
Less: current portion of lease liabilities	(68,522)	(62,538)
Lease liabilities – long-term	$91,112	$159,634

On December 31, 2023, future minimum base lease payments due under non-cancelable operating leases are as follows:

Twelve months ended December 31,	Amount
2024	$74,202
2025	61,964
2026	32,042
Total minimum non-cancelable operating lease payments	168,208
Less: discount to fair value	(8,574)
Total lease liabilities on December 31, 2023	$159,634

NOTE 15 – SEGMENT REPORTING

During the year ended December 31, 2023, the Company operated in three reportable business segments which consisted of (1) the business of Safe-Pro USA, (2) the business of Airborne Response, and (3) the business of Safe Pro AI. During the year ended December 31, 2022, the Company operated in two reportable business segments which consisted of (1) the business of Safe-Pro USA, and (2) the business of Airborne Response. The Company’s reportable segments are strategic business units that offer different products. They are managed separately based on the fundamental differences in their operations and locations.

Information with respect to these reportable business segments for the years ended December 31, 2023 and 2022 was as follows:

	Year Ended December 31,	Year Ended December 31,
	2023	2022
Revenues:
Safe-Pro USA	$622,455	$9,416
Airborne Response	295,265	1,141,191
Safe Pro AI	-	-
	917,720	1,150,607
Depreciation and amortization:
Safe-Pro USA	108,965	61,655
Airborne Response	128,821	43,226
Safe Pro AI	-	-
Other (a)	1,223	475
	239,009	105,356
Interest expense:
Safe-Pro USA	5,724	4,842
Airborne Response	-	-
Safe Pro AI	-	-
Other (a)	2,503	-
	8,227	4,842
Net income (loss):
Safe-Pro USA	(435,318)	(194,910)
Airborne Response	(449,306)	40,109
Safe Pro AI	(373,655)	-
Other (a)	(5,056,370)	(352,840)
	$(6,314,649)	$(507,641)

F-62

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

	December 31, 2023	December 31, 2022
Identifiable long-lived tangible assets, net by segment:
Safe-Pro USA	$265,402	$308,121
Airborne Response	49,895	35,280
Other (a)	5,631	5,431
	$320,928	$348,832

(a)	The Company does not allocate any general and administrative or financing expenses of its holding company activities to its reportable segments, because these activities are managed at the corporate level.

NOTE 16 – INCOME TAXES

The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The deferred tax assets on December 31, 2023 and 2022 consist only of net operating loss carryforwards. The net deferred tax asset has been fully offset by a valuation allowance because of the uncertainty of the attainment of future taxable income.

The items accounting for the difference between income taxes at the effective Federal statutory rate of 21%, and the Company’s effective tax rate for the years ended December 31, 2023 and 2022 were as follows:

	Year Ended December 31, 2023	Year Ended December 31, 2022
Income tax benefit at U.S. statutory rate	$(1,326,077)	$(106,605)
Income tax benefit – State	(315,732)	(25,382)
Non-deductible expenses	983,449	51,697
Change in valuation allowance	658,360	80,290
Total provision for income tax	$-	$-

The Company’s approximate net deferred tax asset as of December 31, 2023 and 2022 was as follows:

Deferred Tax Asset:	December 31, 2023	December 31, 2022
Net operating loss carryforward	$738,650	$80,290
Valuation allowance	(738,650)	(80,290)
Net deferred tax asset	$-	$-

The net operating loss carryforward was approximately $2,841,000 on December 31, 2023. The Company provided a valuation allowance equal to the net deferred income tax asset as of December 31, 2023 and 2022 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward. During the year ended December 31, 2023, the valuation allowance increased by $658,360. Additionally, the future utilization of the net operating loss carryforward to offset future taxable income is subject to an annual limitation as a result of ownership changes that may occur in the future. All estimated loss carry forwards may be carried forward indefinitely subject to annual usage limitations.

F-63

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2022 and 2023 Corporate Income Tax Return is subject to Internal Revenue Service examination.

NOTE 17 – SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the balance sheet date through April 17, 2024, the date these consolidated financial statements were available to be issued.

Employment agreement

On March 27, 2024, the Company and the Company’s CFO entered into Amendment No. 2 to the June 22, 2023 Agreement. The Agreement is amended as follows:

1. Section 2 of the Employment Agreement is hereby amended to read as follows: Duties. The Employee shall serve as Chief Financial Officer and Treasurer, with such duties, responsibilities, and authority as are commensurate and consistent with her position, as may be, from time to time, assigned by the Chief Executive Officer (the “CEO”) of the Corporation.

2. Section 3 of the Employment Agreement is hereby amended to read as follows: Term of Employment. The term of the Employee’s employment hereunder, unless sooner terminated as provided herein (the “Initial Term”), shall be for a period of two (2) years commencing on the Effective Date of June 22, 2023. Upon listing on Nasdaq or other National Market System exchange, the term of this agreement will automatically be amended to re-commence a new three (3) year term, from the listing date thereof, (“Amended Renewal Term”). The term of this Agreement shall automatically be extended for three additional terms of one (1) year each (each a “Renewal Term”) unless either party gives prior written notice of non-renewal to the other party no later than thirty (30) days prior to the expiration of the Initial Term (“Non-Renewal Notice”), or the then current Renewal Term or Amended Renewal Term, as the case may be. For purposes of this Agreement, the Initial Term, Amended Renewal Term and any Renewal Term are hereinafter collectively referred to as the “Term.”

3. Section 4(a)(ii) and 4(a)(iii) of the Employment Agreement is hereby amended to read as follows: (i) $12,500 per month from the Execution Date and for a period of six months (the “Initial Payment Period”), which shall accrue monthly and be payable upon listing on Nasdaq or other National Market System exchange, whichever is earlier”. (ii) Beginning January 22, 2024, $10,000 payable semi-monthly less applicable taxes on the Company’s regular payroll processing schedule and the remaining $2,500 per month to be accrued and payable at such time the Company becomes effective on a National Market Exchange, which shall be deemed to have occurred upon the closing of this offering.

On April 12, 2024, the Compensation and Nominating Committees of the Company’s Board of Directors and the Board of Directors approved the Amended and Restated Employment Agreement (“A&R Agreement’) for Theresa Carlise. The Nominating Committee appointed Ms. Carlise as Assistant Secretary, in addition to her current positions as Chief Financial Officer and Treasurer. The Compensation Committee approved the following: (i) the benefits provided within the Agreement, upon the listing on a National Market Exchange, which shall be deemed to have occurred upon the closing of this offering, were to be accrued from the effective date of June 22, 2023 forward, to include $600 monthly auto allowance and insurance premiums of $1,500 month, (ii) four weeks of PTO, of which unused portion will accrue into the following year, (iii) annual minimum increases to Base Salary between 10-20%, to be determined by the Compensation Committee and (iii) adjustment to the language in Other Tax Matters, Section 409A.

F-64

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

Convertible notes and warrants

During March 2024, the Company entered into Note and Warrant Purchase Agreements with several investors, pursuant to which the Company issued and sold to the Investors (i) convertible notes in the aggregate principal amount of $275,002 and (ii) three-year warrants to purchase up to 85,938 shares of the Company’s common stock at an initial exercise price of $1.00, subject to adjustment. The Company received net proceeds of $275,002. The convertible notes mature 12 months after issuance and bears interest at a rate of 15% per annum. Upon default, the interest rate shall be 18%. At any time on or before the Maturity Date, the investor may convert any outstanding and unpaid principal portion and accrued and unpaid Interest of this Note into share of the Company’s common stock at the conversion price of $3.20 per share, subject to adjustment, as provided in agreement, including price protection. If at any time this convertible note is outstanding the Company shall offer, issue or agree to issue any common stock or securities convertible into or exercisable for shares of common stock to any person or entity at a price per share or conversion or exercise price per share which shall be less than the then applicable Conversion Price, without the consent of the Investor, except with respect to Excepted Issuances, as defined, then the Company shall issue, for each such occasion, additional shares of Common Stock to each Investor so that the average per share purchase price of the shares of common stock issued to the investor (for only conversion shares still owned by the investor) is equal to such other lower price per share and the Conversion Price shall automatically be reduced to such other lower price per share. Should the price of the Company’s common stock upon the Company’s IPO be less than $5.00 per share then for any amounts the Investor converted prior to IPO Date, then then the Company shall issue to the Investor that number of Shares so that the value of the Conversion Shares on the IPO Date shall have a value equal to $5.00 per share. For any amounts the Investor has not converted prior to IPO Date, the Conversion Price shall be reduced proportionally to the IPO price as follows:

Common stock units issued for cash

During March and April 2024, the Company completed a private placement of 51,249 Units for aggregate proceeds of $163,997, or $3.20 per Unit. Each Unit consisted of one common share and one common share purchase warrant of the Company. Each warrant entitles the holder thereof to acquire one common share of the Company for a price of $1.00 for a period of 3 years from the date of issuance.

In connection with these Units issued cash, at any time during the 12 months following the acceptance of the investor’s subscription by the Company (the “Protection Period”), should the Company sell shares of its common stock or securities convertible into shares of its common stock for less than the Per Share Purchase Price (the “New Purchase Price”), except for issuances pursuant to a stock award program for bona fide services provided to Company, the Company shall issue that number of additional shares of its common stock to the Subscriber such that the number of shares of common stock issued to the Subscriber (the Subscribed Shares plus the additional shares divided by the Subscription Proceeds is equal to the New Purchase Price. Additionally, should the Company have an IPO, or become public through a reverse merger or similar transaction where the Company and its shareholders represent the controlling interest in the public company during the Protection Period, the Company covenants that if the price per share at the IPO (the “IPO Price”) is less than $5.00 per share (after giving effect to any split or consolidation) then the Company shall issue to the Subscriber that number of Shares so that the value of the Subscribers subscribed for shares shall be equal to not less than $5.00 per share.

Fifth Amendment to Exchange Agreement

On June 7, 2022 (“Measurement Date One”) and amended on October 27, 2022, May 12, 2023, August 15, 2023 and August 26, 2023 (See Note 3), the Company entered into and closed on a Share Exchange Agreement (the “Exchange Agreement”) with (i) Safe-Pro USA, (ii) the members of Safe-Pro USA (the “Safe-Pro USA Members”), and (iii) the Representative of the Safe-Pro USA Members. Pursuant to the Exchange Agreement, on June 7, 2022, the Company acquired 100% of the Safe-Pro USA Members units, representing 100% of Safe-Pro USA’s issued and outstanding member interests (the “Safe Pro USA Member Interests”) in exchange for 3,000,000 Series A preferred stock of the Company. The Exchange Agreement was further amended on April 11, 2024 to include:

1. Additional Consideration as follows: (i) If on or before March 31, 2026, the Company achieves $5,000,000 in revenue sourced by Pravin Borkar from the sale of Safe-Pro USA manufactured products, calculated on a trailing twelve-month basis (the “First Revenue Milestone”) the Parent shall issue to the Members a number of shares of Parent Common Stock equal to $1,250,000 (the “First Earnout Shares”), valued at the greater of opening price on the date the Parent’s common stock is listed for trading on a National Exchange and the closing price of such common stock on such National Exchange on the trading day immediately prior to the Company achieving the First Revenue Milestone, (ii) additionally, if on or before March 31, 2026, upon the Company achieving $7,500,000 in revenue sourced by Pravin Borkar from the sale of Safe-Pro USA manufactured products, (the “Second Revenue Milestone”) calculated on a trailing twelve-month basis, the Parent shall issue to the Members a number of shares of Parent Common Stock equal to $1,250,000 (the “Second Earnout Shares”), valued at the greater of opening price on the date the Parent’s common stock is listed for trading on a National Exchange and the closing price of such common stock on such National Exchange on the trading day immediately prior to the Company achieving the Second Revenue Milestone. The Second Earnout Shares shall be in addition to the First Earnout Shares, and (iii) if on or before March 31, 2026, the Company achieves $5,000,000 in revenue sourced by sourced by Pravin Borkar from the sale of Safe-Pro USA manufactured products, calculated from August 26, 2023, forward, the Members will be entitled to a one-time payment in an amount equal to 10% of the net profits generated therefrom.

2. The amounts owed to Pravin Borkar as set forth in Section 3.12 shall be paid from the proceeds from the Contracts and Performance Bonds, less the ten percent commissions and expenses to each contract, (“BMD Proceeds”), with Bangladesh Ministry of Defense. Any remaining amounts owed from this balance, after given effect to BMD Proceeds are not the responsibility of the Company.

3. Obsolete inventory (prior to December 2020) as further identified by Mr. Borkar and Mr. Erdberg, will be assigned to Mr. Borkar.

F-65

SAFE PRO GROUP INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2024	2023
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$399,607	$703,368
Accounts receivable, net	72,838	163,329
Inventory	402,639	359,159
Prepaid expenses and other current assets	211,165	48,052

Total Current Assets	1,086,249	1,273,908

OTHER ASSETS:
Property and equipment, net	305,484	320,928
Right of use assets, net	136,822	153,404
Intangible assets, net	942,058	987,292
Goodwill	684,867	684,867
Security deposits	9,800	9,800

Total Other Assets	2,079,031	2,156,291

TOTAL ASSETS	$3,165,280	$3,430,199

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Convertible notes payable, net of discount	$578,780	$343,796
Accounts payable	154,998	169,081
Accrued expenses	121,156	141,660
Accrued compensation	391,005	203,446
Due to related parties	394,808	405,554
Contract liabilities	428,187	84,670
Lease liabilities, current portion	70,084	68,522

Total Current Liabilities	2,139,018	1,416,729

LONG-TERM LIABILITIES:
Note payable	146,000	146,000
Lease liabilities, net of current portion	72,962	91,112

Total Long-term Liabilities	218,962	237,112

Total Liabilities	2,357,980	1,653,841

Commitments and Contingencies (See Note 11)

SHAREHOLDERS’ EQUITY:
Preferred stock: $0.0001 par value, 10,000,000 shares authorized;
Series A preferred stock; 3,000,000 shares designated, 3,000,000 shares issued and outstanding at March 31, 2024 and December 31, 2023	300	300
Series B preferred stock; 3,275,000 shares designated, 3,275,000 shares issued and outstanding at March 31, 2024 and December 31, 2023	328	328
Common stock: $0.0001 par value, 200,000,000 shares authorized; 8,784,770 and 8,734,770 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	878	873
Additional paid-in capital	8,771,944	8,597,147
Accumulated deficit	(7,966,150)	(6,822,290)

Total Shareholders’ Equity	807,300	1,776,358

Total Liabilities and Shareholders’ Equity	$3,165,280	$3,430,199

See accompanying unaudited notes to the consolidated financial statements.

F-66

SAFE PRO GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	March 31,
	2024	2023

REVENUES:
Product sales	$222,356	$366,969
Services	85,297	6,538

Total Revenues	307,653	373,507

COST OF REVENUES:
Product sales	148,212	229,169
Services	32,226	7,403

Total Cost of Revenues	180,438	236,572

GROSS PROFIT	127,215	136,935

OPERATING EXPENSES:
Salary, wages and payroll taxes	434,578	318,003
Research and development	85,777	21,958
Professional fees	460,773	190,942
Selling, general and administrative expenses	185,372	42,627
Depreciation and amortization	45,601	45,528

Total Operating Expenses	1,212,101	619,058

LOSS FROM OPERATIONS	(1,084,886)	(482,123)

OTHER INCOME (EXPENSES):
Interest income	-	505
Interest expense	(58,974)	(1,369)

Total Other Expenses, net	(58,974)	(864)

NET LOSS	$(1,143,860)	$(482,987)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.13)	$(0.06)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	8,779,825	7,499,798

See accompanying unaudited notes to the consolidated financial statements.

F-67

SAFE PRO GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023

(Unaudited)

							Additional		Total
	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Paid-in	Accumulated	Shareholders’
	# of Shares	Amount	# of Shares	Amount	# of Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2023	3,000,000	$300	3,275,000	$328	8,734,770	$873	$8,597,147	$(6,822,290)	$1,776,358

Common shares issued for professional services rendered	-	-	-	-	50,000	5	97,995	-	98,000

Relative fair value of warrants issued with convertible debt	-	-	-	-	-	-	76,802	-	76,802

Net loss	-	-	-	-	-	-	-	(1,143,860)	(1,143,860)

Balance, March 31, 2024	3,000,000	$300	3,275,000	$328	8,784,770	$878	$8,771,944	$(7,966,150)	$807,300

							Additional		Total
	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Paid-in	Accumulated	Shareholders’
	# of Shares	Amount	# of Shares	Amount	# of Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2022	3,000,000	$300	3,275,000	$328	7,514,379	$751	$3,087,037	$(507,641)	$2,580,775

Common shares issued for asset acquisition	-	-	-	-	281,250	28	545,597	-	545,625

Accretion of stock-based compensation and professional fees	-	-	-	-	-	-	55,000	-	55,000

Net loss	-	-	-	-	-	-	-	(482,987)	(482,987)

Balance, March 31, 2023	3,000,000	$300	3,275,000	$328	7,795,629	$779	$3,687,634	$(990,628)	$2,698,413

See accompanying unaudited notes to the consolidated financial statements.

F-68

SAFE PRO GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	March 31,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,143,860)	$(482,987)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	60,677	59,279
Stock-based compensation and professional fees	98,000	55,000
Amortization of debt discount	36,785	-
Lease costs	(6)	698
Change in operating assets and liabilities:
Accounts receivable	90,491	(205,705)
Inventory	(43,480)	73,148
Prepaid expenses and other assets	(163,113)	33,944
Accounts payable	(14,083)	49,083
Accrued expenses	(20,503)	(31,335)
Contract liabilities	343,517	(22,351)
Accrued compensation	187,559	(46,531)

NET CASH USED IN OPERATING ACTIVITIES	(568,016)	(517,757)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes payable	275,001	-
Repayment of due to related party	(10,746)	(404,199)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	264,255	(404,199)

NET DECREASE IN CASH	(303,761)	(921,956)

CASH, beginning of period	703,368	1,752,266

CASH, end of period	$399,607	$830,310

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$2,404	$3,560
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Increase in intangible assets and equity for asset acquisition	$-	$545,625
Increase in debt discount and additional paid-in capital	$76,802	$-

See accompanying unaudited notes to the consolidated financial statements.

F-69

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

NOTE 1 - NATURE OF ORGANIZATION

Safe Pro Group. Inc. (the “Company”) is a Delaware corporation organized on December 15, 2021 under the name of Cybernate Corp and started doing business on January 1, 2022. On July 13, 2022, the Company changed its name from Cybernate Corp. to Safe Pro Group Inc. Through a layered approach to the development and integration of advanced artificial intelligence and machine learning, drone-based remote sensing technologies and services, and personal protective gear, the Company has acquired companies with unique safety and security technologies and solutions that can provide governments, enterprises and non-government organization with innovative solutions designed to respond to evolving threats.

On June 7, 2022 and amended on October 27, 2022, May 12, 2022, August 15, 2023, August 26, 2023 and April 11, 2024, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with (i) Safe-Pro USA, LLC. (“Safe-Pro USA”), a Florida limited liability company organized on November 19, 2008, (ii) the members of Safe-Pro USA (the “Safe-Pro USA Members”), and (iii) the Representative of the Safe-Pro USA Members. Pursuant to the Exchange Agreement, the Company acquired 100% of the Safe-Pro USA Members units, representing 100% of Safe-Pro USA’s issued and outstanding member interests (the “Safe Pro USA Member Interests”). On June 7, 2022, the Company closed the Exchange Agreement and acquired 100% of the Safe-Pro USA Member Interests. The Safe-Pro USA Member Interests were exchanged for 3,000,000 shares of the Company’s Series A preferred stock. Safe-Pro USA is a premier manufacturer and seller of high-performance ballistics solutions, including ballistic protective equipment, consisting of explosive ordinance disposal and unexploded ordinance disposal products, ballistic vests, body armor, helmets, ballistic blankets, and more.

On August 29, 2022, the Company entered into an Acquisition Agreement (the “Acquisition Agreement”) with (i) Airborne Response Corp. (“Airborne Response”), a company incorporated under the laws of the State of Florida on September 7, 2016 under the name of Airborne Response, LLC. and (ii) the shareholders of Airborne Response. On March 21, 2022, Airborne Response, LLC changed its name to Airborne Response Corp. and converted from a limited liability company to a corporation. Pursuant to the Acquisition Agreement, the Company acquired 100% of the issued and outstanding shares of Airborne Response in exchange for 3,275,000 Series B preferred stock of the Company. Airborne Response is a provider of mission critical aerial intelligence solutions using uncrewed aircraft systems (UAS), more commonly known as “drones,” to its customers. Airborne Response delivers a full range of drone-based, aerial services including site surveys/mapping, infrastructure inspection, data capture, analytics and processing powered by machine learning and artificial intelligence (AI) to provide customers with comprehensive data-driven insights and reporting.

On March 9, 2023 (the “Closing Date”), the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with (i) Safe Pro AI LLC (“Safe Pro AI”), organized under the state of New York on February 22, 2021, under the name of Demining Development LLC. and (ii) the members of Safe Pro AI. Pursuant to the Share Exchange Agreement, the Company acquired 100% of the member interests of Safe Pro AI in exchange for 281,250 shares of the Company’s common stock, which 70,312 shares vested on September 9, 2023 and remaining shares were to vest as follows: 70,314 shares twelve-month anniversary of the Closing Date, 70,312 on the eighteen-month anniversary of the Closing Date, and 70,312 on the twenty-four-month anniversary of the Closing Date. On December 31 2023, the Company’s board of directors approved the vesting of the remaining 210,938 shares. Safe Pro AI owns certain software technologies that enables the rapid, automated processing of aerial and ground-based imagery making it an ideal solution for a number of applications including demining and in law enforcement and security. These shares were valued at $545,625, or $1.94 per share, on the measurement date based on recent sales of units of common stock and warrants. Other than owning certain technologies, Safe Pro AI had no operations and no employees and was not considered a business. Pursuant to ASU 2017-01 and ASC 805, the Company analyzed the Exchange Agreement and the business of Safe Pro AI to determine if the Company acquired a business or acquired assets. Based on this analysis, it was determined that the Company acquired assets. No goodwill was recorded since the Exchange Agreement was accounted for as an asset purchase. In accordance with ASC 805, the fair value of the assets acquired is based on either the fair value of the consideration given or the fair value of the assets acquired, whichever is more clearly evident, and thus, more reliably measurable. The Company used the fair value of the 281,250 common shares issued of $545,625 as the fair value of the assets acquired since this value was more clearly evident, and thus, more reliably measurable than the fair value of the software technologies acquired.

F-70

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation

The unaudited consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiaries, Safe-Pro USA since its acquisition on June 7, 2022, Airborne Response since its acquisition on August 29, 2022 and Safe Pro AI since its acquisition on March 9, 2023. All intercompany accounts and transactions have been eliminated in consolidation.

Management acknowledges its responsibility for the preparation of the accompanying unaudited consolidated financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its financial position and the results of its operations for the periods presented. The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (the “U.S. GAAP”) for interim financial information and with the instructions Article 8-03 of Regulation S-X. Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole.

Certain information and note disclosure normally included in consolidated financial statements prepared in accordance with U.S. GAAP has been condensed or omitted from these statements pursuant to such accounting principles and, accordingly, they do not include all the information and notes necessary for comprehensive consolidated financial statements. These unaudited consolidated financial statements should be read in conjunction with the summary of significant accounting policies and notes to the consolidated financial statements for the years ended December 31, 2023 and 2022 of the Company which were included elsewhere in this Registration Statement on Form S-1.

Going concern

These unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying unaudited consolidated financial statements, during the three months ended March 31, 2024 and 2023, the Company had a net loss of $1,143,860 and $482,987, respectively. During the three months ended March 31, 2024, the Company used net cash in operating activities of $568,016 and as of March 31, 2024, the Company had an accumulated deficit and working capital deficit of $7,966,150 and $1,052,769, respectively. On March 31, 2024, the Company had cash of $399,607. Due to a net loss and cash used in operating activities in 2023 and 2024, and a recent decline in customer contracts from a significant customer, these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. Management cannot provide assurance that the Company will continue to achieve profitable operations, become cash flow positive or raise additional debt and/or equity capital. Management’s plan to address the going concern risk includes the submittal of bids for business from new customers. Additionally, the Company is seeking to raise capital through additional debt and/or equity financings to fund its operations in the future. If the Company is unable to raise capital or secure lending in the near future or secure new customer contracts, management expects that the Company will need to curtail its operations. These unaudited consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the three months ended March 31, 2024 and 2023, include estimates for allowance for doubtful accounts on accounts receivable and other receivables, estimates for obsolete or slow-moving inventory, the useful life of property and equipment, the valuation of assets acquired in an asset acquisition, the valuation of intangible assets and goodwill to determine any impairment, the estimate of the fair value of lease liabilities and related right of use assets, assumptions used in assessing impairment of long-lived assets, estimates related to the allocation of the transaction price for revenue recognition purposes, estimates of current and deferred income taxes and deferred tax valuation allowances, and the fair value of non-cash equity transactions.

F-71

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

Fair value of financial instruments and fair value measurements

The Company measures and discloses the fair value of assets and liabilities to be carried at fair value in accordance with ASC 820 – Fair Value Measurements. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on the reporting dates. Accordingly, the estimates presented in these unaudited consolidated financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2—Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3—Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the unaudited consolidated balance sheet for cash, accounts and other receivables, inventory, prepaid expenses and other current assets, notes and convertible notes payable, accounts payable, accrued expenses, contract liabilities, and due to related parties approximate their fair market value based on the short-term maturity of these instruments.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Risks and uncertainties

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. As of March 31, 2024 and December 31, 2023, the Company had cash in bank in excess of FDIC insured levels of approximately $0 and $338,739, respectively. To reduce the risk associated with the failure of such financial institutions, the Company evaluates at least annually the rating of the financial institutions in which it holds deposits. Any material loss that the Company may experience in the future could have an adverse effect on its ability to pay its operational expenses or make other payments and may require the Company to move its cash to other high quality financial institutions.

The Company’s results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including conditions that are outside of its control, including the impact of health and safety concerns, such as the war in Ukraine and the Middle East. The most recent global financial crisis caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for the Company’s products and services and its ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could strain the Company’s domestic and international customers, possibly resulting in delays in customer payments. Any of the foregoing could harm the Company’s business and it cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact the Company’s business.

F-72

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

Business acquisitions

The Company accounts for business acquisitions using the acquisition method of accounting where the assets acquired and liabilities assumed are recognized based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill. Determining the fair value of certain acquired assets and liabilities is subjective in nature and often involves the use of significant estimates and assumptions, including, but not limited to, the selection of appropriate valuation methodology, projected revenue, expenses, and cash flows, weighted average cost of capital, discount rates, and estimates of terminal values. Business acquisitions are included in the Company’s consolidated financial statements as of the date of the acquisition.

Asset acquisitions

The Company evaluates acquisitions pursuant to ASC 805, “Business Combinations,” to determine whether the acquisition should be classified as either an asset acquisition or a business combination. Acquisitions for which substantially all of the fair value of the gross assets acquired are concentrated in a single identifiable asset or a group of similar identifiable assets are accounted for as an asset acquisition. For asset acquisitions, the Company allocates the purchase price of these acquired assets on a relative fair value basis and capitalizes direct acquisition related costs as part of the purchase price. Acquisition costs that do not meet the criteria to be capitalized are expensed as incurred and presented in general and administrative costs in the unaudited consolidated statements of operations, if any.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. The Company has no cash equivalents as of March 31, 2024 and December 31, 2023, respectively.

Accounts receivable and other receivables

The Company adopted ASC 326 “Financial Instruments – Credit Losses” on January 1, 2023. The Company recognizes an allowance for losses on accounts receivable and other receivables in an amount equal to the estimated probable losses net of recoveries under the current expected credit loss method. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts or other accounts considered at risk or uncollectible. The bad debt expense associated with the allowance for doubtful accounts related to accounts receivable and other receivables is recognized in selling, general and administrative expenses.

Inventory

Inventory, consisting of finished goods, work in process and raw materials, are stated at the lower of cost and net realizable value utilizing the first-in, first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed the expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are recorded based on estimates and are included in cost of sales.

Property and equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, which range from five to ten years. Leasehold improvements are depreciated over the shorter of the useful life or lease term including scheduled renewal terms. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

F-73

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

The estimated useful lives of property and equipment are generally as follows:

Years
Manufacturing equipment	7 - 10
Drones and related equipment	5
Furniture, fixtures and office equipment	5

Capitalized internal-use software

Costs incurred to develop internal-use software are expensed as incurred during the preliminary project stage. Internal-use software development costs are capitalized during the application development stage, which is after: (i) the preliminary project stage is completed; and (ii) management authorizes and commits to funding the project and it is probable the project will be completed and used to perform the function intended. Capitalization ceases at the point the software project is substantially complete and ready for its intended use, and after all substantial testing is completed. Upgrades and enhancements are capitalized if it is probable that those expenditures will result in additional functionality. Amortization is provided for on a straight-line basis over the expected useful life of the internal-use software development costs and related upgrades and enhancements, which currently is three years. When existing software is replaced with new software, the unamortized costs of the old software are expensed when the new software is ready for its intended use. During the three months ended March 31, 2024 and 2023, the Company did not capitalize any internal-use software development costs.

Goodwill and intangible assets

The Company’s business acquisitions typically result in the recording of goodwill and other intangible assets, which affect the amount of amortization expense and possibly impairment write-downs that the Company may incur in future periods.

Intangible assets are carried at cost less accumulated amortization for finite-lived assets, computed using the straight-line method over the estimated useful life, less any impairment charges.

Goodwill represents the excess of the purchase price paid over the fair value of the net assets acquired in business acquisitions. Goodwill is not subject to amortization but is subject to impairment tests at least annually. The Company reviews the carrying amounts of goodwill by reporting unit at least annually, or when indicators of impairment are present, to determine if goodwill may be impaired. To test goodwill impairment, the Company may first assess qualitative factors to determine whether it is more likely than not that the fair value of goodwill is less than its carrying value. The Company would not be required to quantitatively determine the fair value of goodwill unless it determines, based on the qualitative assessment there are indicators of impairment. Under the quantitative test of goodwill, the Company compares the fair value of the reporting unit to its carrying value, including goodwill. If the carrying value exceeds the fair value, then the goodwill is impaired by the excess amount. The Company performs its annual testing for goodwill during the fourth quarter of each fiscal year or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit.

Intangibles assets, net consists of contractual employment agreements, customer relationships and acquired capitalized internal-use software. All intangible assets determined to have finite lives are amortized over their estimated useful lives. The useful life of an intangible asset is the period over which the asset is expected to contribute directly or indirectly to future cash flows. The Company periodically evaluates both finite and indefinite lived intangible assets for impairment upon occurrence of events or changes in circumstances that indicate the carrying amount of intangible assets may not be recoverable.

See Note 7 for additional information regarding intangible assets and goodwill.

F-74

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets, including intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Revenue recognition

In accordance with ASU Topic 606 - Revenue from Contracts with Customers, the Company recognizes revenue in accordance with that core principle by applying the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

Safe-Pro USA

The Company recognizes revenue when, or as, the performance obligation is satisfied. Performance obligations are determined through a review of customer contracts and may differ between customers depending upon contract terms.

For a Bangladesh customer for which Safe-Pro USA historically derived a significant portion of its revenue (see Note 12), the Company has identified two performance obligations:

1)	The sale and delivery of safety equipment, ballistic and bomb vests, helmets, and other equipment.
2)	Training and final inspections related to the sale of the equipment.

The Company estimated the allocation of the transaction price to each of the above performance obligations since it does not have evidence of standalone selling process, which is summarized as follows:

●	Performance Obligation 1 - Historically, the Company has received 80% of the contract price upon shipment and presentation of required documents.

●	Performance Obligation 2 - The remaining 20% of the contract price shall be authorized and received after 1) post-shipment inspection is performed, functionality testing is performed, and approval of the testing is granted. The 20% is triggered after testing and training. Local training with the contracted items consists of 1) use and care training, 2) engineering, repair, & maintenance, and 3) inventory management. Historically, the remaining 20% has not been collected. Although the Company believes this 20% will ultimately be collected, due to the historical non-payment of this 20%, the Company will not record such revenue until such time as collection is probable and all training and inspections are completed (See Note 11 – Commitments regarding this revenue stream).

In connection with the revenue associated with the significant customer discussed above, the Company shall pay a commission of approximately 10% of amounts collected to local agents that assist with the facilitation of training, shipment, and documentation. For the three months ended March 31, 2024 and 2023, there was $0 and $30,788 in commission expense, which is included in selling, general and administration expense on the accompanying unaudited consolidated statement of operations. As of March 31, 2024 and December 31, 2023, accrued commissions amounted to $60,337 and $70,555, respectively, which is included in accrued expenses on the accompanying unaudited consolidated balance sheets.

F-75

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

Revenue from other Safe-Pro USA customers is generally recognized at the time of shipment, which is the time that the Company satisfies its performance obligations.

Revenue from product sales is recognized when the related goods are shipped whereas revenue from training and inspection activities is recognized when the services are completed and payment is probable. Discounts in multiple elements sold as a single arrangement are allocated proportionately to the individual elements based on the fair value charged when the element is sold separately.

Airborne Response

Airborne Response recognizes revenue when, or as, the performance obligation is satisfied. Performance obligations are determined through a review of customer contracts and may differ between customers depending upon contract terms. Revenues from services are recognized at a point in time when Airborne Response completes services pursuant to its agreements with clients and collectability is probable.

Safe Pro AI

Safe Pro AI will sell subscriptions to its customers for the use of its software under a software as a service subscription model (“SaaS”), which will allow for the rapid, automated processing of aerial and ground-based imagery uploaded by customers, making it an ideal solution for a number of applications including demining, in law enforcement and security. The Company’s SaaS offerings shall be sold under a prepaid or postpaid, usage-based pricing system pursuant to a tiers model, allowing customers to choose the subscription level to be charged based upon their intended usage. The subscription tiers will utilize declining prices as the volume grows. Under this model, customers are charged an upfront fee based upon the number of gigapixels of aerial images uploaded into the system for processing. For customer convenience, Safe Pro AI will initially charge data processing fees on a per hectare basis (1 hectare = 1,000 square meters). Under prepaid pay-as-you-go plans, revenues related to contracts that do not include a specified contract period are recognized upon usage by the customer and satisfaction of the Company’s performance obligation. These usage-based revenues are constrained to the amount the Company expects to be entitled to and receive in exchange for providing access to its platform. If professional services are deemed to be distinct, revenue is recognized as services are performed. The Company does not view the signing of the contract or the provision of initial setup services as discrete earnings events that are distinct.

Contract liabilities

Advance payments received from customers, as well as unpaid amounts that customers are contractually obligated to pay, are deferred until all revenue recognition criteria are satisfied. As of March 31, 2024 and December 31, 2023, customer advances payments amounted to $428,187 and $84,670, respectively, which are included in contract liabilities on the accompanying unaudited consolidated balance sheet.

Product warranties

The Company’s subsidiary, Safe-Pro USA, provides product warranties on its equipment or components of equipment sold from one to five years. For Safe-Pro USA’s significant customer, Safe-Pro USA provides product warranties of twelve months from the date of receipt of the inspection note, which should occur after the completion of performance obligation 2 discussed above under the revenue recognition policy footnote. The Company considered the need to make an accrual for warranty expenses that may be incurred. Historically, the Company has incurred no warranty expense and accordingly, the Company believes that no warranty expense accrual is deemed necessary.

Cost of sales

The cost of sales includes the cost of labor and fringe benefits, sub-contractor costs, production costs, supplies and materials, freight, production, services and related depreciation, and other direct and indirect costs.

F-76

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

Advertising costs

All costs related to advertising of the Company’s services and products are expensed in the period incurred. For the three months ended March 31, 2024 and 2023, advertising costs charged to operations were $13,646 and $1,472, respectively, and are included in general and administrative expenses on the accompanying unaudited consolidated statements of operations.

Federal and state income taxes

The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the consolidated financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of March 31, 2024 and December 31, 2023, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the consolidated financial statements. Tax years that remain subject to examination are the years ending on and after December 31, 2023 and 2022. The Company recognizes interest and penalties related to uncertain income tax positions in other expenses. However, no such interest and penalties were recorded during the three months ended March 31, 2024 and 2023.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation”, which requires recognition in the consolidated financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the employee, director, or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director, and non-employee services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to recognize forfeitures as they occur as permitted under the FASB’s Accounting Standards Update (“ASU”) 2016-09 Improvements to Employee Share-Based Payment.

Net loss per common share

ASC 260 “Earnings Per Share”, requires dual presentation of basic and diluted earnings (loss) per common share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilutive securities and non-vested forfeitable shares. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares or resulted in the issuance of common shares that then shared in the earnings of the entity. Basic net loss per common share is computed by dividing net loss available to shareholders by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of common shares, common share equivalents and potentially dilutive securities outstanding during each period. Potentially dilutive common shares were excluded from the computation of diluted shares outstanding for the three months ended March 31, 2024 and 2023, as they would have an anti-dilutive impact on the Company’s net losses and consisted of the following:

	March 31, 2024	March 31, 2023
Stock warrants	696,955	148,438
Common shares issuable upon conversion of convertible notes	234,376	-
Common shares issuable upon conversion of Preferred Series A	1,500,000	1,500,000
Common shares issuable upon conversion of Preferred Series B	1,310,000	1,310,000
Non-vested forfeitable shares	-	1,615,000
Total	3,741,331	4,573,438

F-77

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

The Company has 3,000,000 Series A Preferred and 3,275,000 Series B Preferred shares, issued and outstanding, which upon listing on a National Market Exchange and assuming an initial listing price of $5.00 per share, Preferred Series A would convert into 1,500,000 common shares and Preferred Series B would convert into 1,310,000 common shares, (See Note 10).

Segment reporting

The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker is the chief executive officer of the Company, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. During the three months ended March 31, 2024 and 2023, the Company operated in three reportable business segments which consisted of (1) the business of Safe-Pro USA, (2) the business of Airborne Response, and (3) the business of Safe Pro AI. The Company’s reportable segments are strategic business units that offer different products. They are managed separately based on the fundamental differences in their operations and locations.

Leases

The Company accounts for its leases using the method prescribed by ASC 842 – Lease Accounting, which the Company adopted on January 1, 2022. The Company assess whether the contract is, or contains, a lease at the inception of a contract which is based on (i) whether the contract involves the use of a distinct identified asset, (ii) whether the Company obtains the right to substantially all the economic benefit from the use of the asset throughout the period, and (iii) whether the Company has the right to direct the use of the asset. The Company allocates the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. The Company has elected not to recognize right-of-use (“ROU”) assets and lease liabilities for short-term leases that have a term of 12 months or less.

Operating and financing lease ROU assets represents the right to use the leased asset for the lease term. Operating and financing lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the unaudited consolidated statements of operations.

Recent accounting pronouncements

In August 2020, FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40), (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact this guidance will have on its consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

F-78

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

NOTE 3 – ACQUISITION

Safe Pro AI

On March 9, 2023 (the “Closing Date” and measurement date), the Company entered into and closed on a Share Exchange Agreement (the “Share Exchange Agreement”) with (i) Safe Pro AI and (ii) the members of Safe Pro AI. Pursuant to the Share Exchange Agreement, the Company acquired 100% of the member interests of Safe Pro AI in exchange for 281,250 shares of the Company’s common stock, which 70,312 shares vested on September 9, 2023 and remaining shares were to vest as follows: 70,314 shares twelve-month anniversary of the Closing Date, 70,312 on the eighteen-month anniversary of the Closing Date, and 70,312 shares on the twenty-four-month anniversary of the Closing Date. On December 31 2023, the Company’s board of directors approved the vesting of the remaining 210,938 shares. Safe Pro AI owns certain software technologies that enables the rapid, automated processing of aerial and ground-based imagery making it an ideal solution for a number of applications including demining and in law enforcement and security. These shares were valued at $545,625, or $1.94 per share, on the measurement date based on recent sales of units of common stock and warrants. Other than owning certain technologies, Safe Pro AI had no operations or no employees and was not considered a business. Pursuant to ASU 2017-01 and ASC 805, the Company analyzed the Exchange Agreement and the business of Safe Pro AI to determine if the Company acquired a business or acquired assets. Based on this analysis, it was determined that the Company acquired an asset. No goodwill was recorded since the Exchange Agreement was accounted for as an asset purchase. In accordance with ASC 805, the fair value of the assets acquired is based on either the fair value of the consideration given or the fair value of the assets acquired, whichever is more clearly evident, and thus, more reliably measurable. The Company used the fair value of the 281,250 common shares issued of $545,625 as the fair value of the assets acquired since this value was more clearly evident, and thus, more reliable measurable than the fair value of the software acquired. This acquisition was treated as an asset acquisition under ASC 805 “Business Combinations” since Safe Pro AI did not meet the definition of a business under ASC 805. ACS 805 requires the use of the relative fair value method for asset acquisitions to allocate the purchase price, however, since only a single software asset was acquired, the entire purchase price was allocated to this asset.

NOTE 4 – ACCOUNTS RECEIVABLE AND OTHER RECEIVABLES

Accounts receivable

On March 31, 2024 and December 31, 2023, accounts receivable consisted of the following:

	March 31, 2024	December 31, 2023
Accounts receivable	$72,838	$163,329
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$72,838	$163,329

For the three months ended March 31, 2024 and 2023, the Company did not record any bad debt expense related to accounts receivable.

Performance bond receivable

On March 31, 2024 and December 31, 2023, other receivables consisted solely of performance bond receivables as follows:

	March 31, 2024	December 31, 2023
Other receivables	$142,526	$142,526
Less: allowance for doubtful other receivables	(142,526)	(142,526)
Other receivables, net	$-	$-

F-79

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

In relation to Safe-Pro USA’s historically significant customer, Safe-Pro USA was required to obtain a Performance Guarantee (PG) at a bank designated by the customer. The amount of each separate Performance Guarantee is 10% of the CFR (Cost and Freight) value of the contract in US Dollars. The Performance Guarantee was required to be submitted prior to the Contract being executed. In case of the supplier’s failure to fulfill the contractual obligations as per the terms of the contract, the Performance Guarantee may be forfeited. Upon certain conditions being met, the Company would be entitled to reimbursement from the Performance Guarantee being held. The Company has yet to receive any receipts from their performance bonds being held at the designated bank. As of March 31, 2024 and December 31, 2023, the total amount of the performance bond receivables outstanding is $142,526, which expire on various dates through June 2024. Prior to June 7, 2022, the Company has elected to write down the performance bond receivable since collectability is not probable and accordingly, the performance bond receivable is fully reserved.

NOTE 5 – INVENTORY

On March 31, 2024 and December 31, 2023, inventories consisted of the following:

	March 31, 2024	December 31, 2023
Raw materials	$250,983	$253,737
Work in process	102,428	93,532
Finished goods	49,228	11,890
Less reserve for obsolete inventory	-	-
Total	$402,639	$359,159

NOTE 6 – PROPERTY AND EQUIPMENT

On March 31, 2024 and December 31, 2023, property and equipment consisted of the following:

	March 31, 2024	December 31, 2023
Manufacturing equipment	$340,009	$340,009
Drones and related equipment	61,622	61,622
Furniture, fixtures and office equipment	7,329	7,329
	408,960	408,960
Less accumulated depreciation	(103,476)	(88,032)

Total	$305,484	$320,928

For the three months ended March 31, 2024 and 2023, depreciation expense amounted to $15,443 and $14,046, respectively.

NOTE 7 – INTANGIBLE ASSETS AND GOODWILL

As a result of the acquisition of Safe Pro AI on March 9, 2023, there was a $545,625 increase in the gross intangible assets made up of $545,625 of finite lived intangible assets, consisting of a single software asset, which has not yet been placed in service as of March 31, 2024.

On March 31, 2024 and December 31, 2023, intangible assets subject to amortization consisted of the following:

	March 31, 2024
	Amortization period (years)	Gross Amount	Accumulated Amortization	Net finite intangible assets
Customer relationships	5	$388,000	$(125,545)	$262,455
Contractual employment agreements	3	310,000	(176,022)	133,978
Acquired capitalized internal-use software development costs	3	545,625	-	545,625
		$1,243,625	$(301,567)	$942,058

F-80

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

	December 31, 2023
	Amortization period (years)	Gross Amount	Accumulated Amortization	Net finite intangible assets
Customer relationships	5	$388,000	$(106,145)	$281,855
Contractual employment agreements	3	310,000	(150,188)	159,812
Acquired capitalized internal-use software development costs	3	545,625	-	545,625
		$1,243,625	$(256,333)	$987,292

On March 31, 2024 and December 31, 2023, goodwill consisted of the following:

	March 31, 2024	December 31, 2023
Safe-Pro USA	$518,255	$518,255
Airborne Response	166,612	166,612
Total goodwill	$684,867	$684,867

For the three months ended March 31, 2024 and 2023, amortization of intangible assets amounted to $45,234 and $45,233, respectively.

Amortization of intangible assets with finite lives attributable to future periods is as follows:

Year ending March 31:	Amount
2025	$271,871
2026	290,120
2027	259,475
2028	120,592
Total	$942,058

NOTE 8 – NOTE PAYABLE

On June 30, 2020, Safe-Pro USA entered into a Loan and Authorization Agreement (the “SBA COVID-19 EIDL Loan”) with respect to a loan of $146,000 from the U.S. Small Business Administration (the “SBA”). Initially, the SBA COVID 19 EIDL Loan was due in monthly installment payments, including principal and interest, of $712, beginning 12 months from the date of the promissory Note. Subsequently, through several loan payment deferrals, the SBA deferred the first payment due from 12 months from the date of the promissory note to 30 months from the date of the Note. The balance of principal and interest will be payable 30 years from the date of the promissory Note, or July 1, 2050. Interest shall accrue at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date(s) of each advance. Each payment will be applied first to interest accrued to the date of receipt of each payment, and the balance, if any, will be applied to principal balance. Safe-Pro USA began paying interest only payments of $712 in January 2023. The SBA Loan is secured by a continuing security interest in and to any and all “Collateral” as described in the SBA COVID-19 EIDL Loan, including all Safe Pro USA’s tangible and intangible personal property, including, but not limited to inventory, equipment, accounts receivable, and deposit accounts. As of March 31, 2024 and December 31, 2023, accrued interest related to this note amounted to $7,513 and $7,598, respectively, and is included in accrued expenses on the accompanying unaudited consolidated balance sheets.

F-81

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

On March 31, 2024 and December 31, 2023, note payable consisted of the following:

	March 31, 2024	December 31, 2023

Note payable	$146,000	$146,000
Total note payable	146,000	146,000
Less: current portion of note payable	-	-
Note payable – long-term	$146,000	$146,000

The following schedule provides minimum future note payable principal payments required during future periods:

Year ending March 31:	Amount
2025	$-
2026	-
2027	3,328
2028	3,249
2029	3,373
2030	3,502
Thereafter	132,548
Total note payable	$146,000

NOTE 9 – CONVERTIBLE NOTES PAYABLE

On December 27, 2023, the Company entered into convertible debt agreements with an investor pursuant to which the Company issued and sold to the Investor (i) a convertible note in the principal amount of $475,000 (the “December 2023 Convertible Note”) and (ii) three-year warrants to purchase up to 148,438 shares of the Company’s common stock at an initial exercise price of $1.00, subject to adjustment (the December 2023 Warrants”). The Company received net proceeds of $475,000. The December 2023 Convertible Note matures 12 months after issuance and bears interest at a rate of 15% per annum. Upon default, the interest rate shall be 18%. At any time on or before the Maturity Date of December 27, 2024, the investor may convert any outstanding and unpaid principal portion and accrued and unpaid interest of the December 2023 Convertible Note into shares of the Company’s common stock at the conversion price of $3.20 per share (“Conversion Price”), subject to adjustment, as provided in agreement, including price protection. If at any time the December 2023 Convertible Note is outstanding the Company shall offer, issue or agree to issue any common stock or securities convertible into or exercisable for shares of common stock to any person or entity at a price per share or conversion or exercise price per share which shall be less than the then applicable Conversion Price, without the consent of the Investor, except with respect to Excepted Issuances, as defined, then the Company shall issue, for each such occasion, additional shares of Common Stock to each Investor so that the average per share purchase price of the shares of common stock issued to the investor (for only conversion shares still owned by the investor) is equal to such other lower price per share and the Conversion Price shall automatically be reduced to such other lower price per share. Should the price of the Company’s common stock upon the Company’s IPO be less than $5.00 per share, then for any amounts the Investor converted prior to IPO Date, the Company shall issue to the Investor that number of Shares so that the value of the Conversion Shares on the IPO Date shall have a value equal to $5.00 per share. For any amounts the Investor has not converted prior to IPO Date, the Conversion Price shall be reduced proportionally to the IPO price. As an example, if the IPO price is equal to $4.00 per share then the Conversion Price shall be reduced by 20% from $3.20 per share to $2.56 per share ($4.00 representing a 20% discount to the $5.00 minimum IPO price).

The 148,438 December 2023 Warrants were valued at $184,063, or $1.24, and using the relative fair value method, the Company recorded as a debt discount of $132,658 to be amortized over the life of the December 2023 Convertible Note. The December 2023 Warrants were valued on the grant date using a Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 2.91%, expected dividend yield of 0%, expected option term of three years, and expected volatility of 70.0% based on the calculated volatility of comparable companies.

F-82

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

During March 2024, the Company entered into convertible debt agreements with investors pursuant to which the Company issued and sold to the Investors (i) convertible notes in the principal amount of $275,001 (the March 2024 Convertible Notes”) and (ii) three-year warrants to purchase up to 85,938 shares of the Company’s common stock at an initial exercise price of $1.00, subject to adjustment (the “March 2024 Warrants”). The Company received net proceeds of $275,001. The March 2024 Convertible Notes mature 12 months after issuance and bear interest at a rate of 15% per annum. Upon default, the interest rate shall be 18%. At any time on or before the Maturity Date of March 2025, the investors may convert any outstanding and unpaid principal portion and accrued and unpaid Interest of the March 2024 Convertible Notes into share of the Company’s common stock at the conversion price of $3.20 per share, subject to adjustment, as provided in agreement, including price protection. If at any time the March 2024 Convertible Notes are outstanding the Company shall offer, issue or agree to issue any common stock or securities convertible into or exercisable for shares of common stock to any person or entity at a price per share or conversion or exercise price per share which shall be less than the then applicable Conversion Price, without the consent of the Investors, except with respect to Excepted Issuances, as defined, then the Company shall issue, for each such occasion, additional shares of Common Stock to each Investor so that the average per share purchase price of the shares of common stock issued to the investor (for only conversion shares still owned by the investor) is equal to such other lower price per share and the Conversion Price shall automatically be reduced to such other lower price per share. Should the price of the Company’s common stock upon the Company’s IPO be less than $5.00 per share then for any amounts the Investors converted prior to IPO Date, the Company shall issue to the Investors that number of Shares so that the value of the Conversion Shares on the IPO Date shall have a value equal to $5.00 per share. For any amounts the Investor has not converted prior to IPO Date, the Conversion Price shall be reduced proportionally to the IPO price. As an example, if the IPO price is equal to $4.00 per share then the Conversion Price shall be reduced by 20% from $3.20 per share to $2.56 per share ($4.00 representing a 20% discount to the $5.00 minimum IPO price).

The 85,938 March 2024 Warrants were valued at $106,563, or $1.24, and using the relative fair value method, the Company recorded as debt discount of $76,802 to be amortized over the life of the March 2024 Convertible Notes. The March 2024 Warrants were valued on the grant date using a Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 2.91%, expected dividend yield of 0%, expected option term of three years, and expected volatility of 70.0% based on the calculated volatility of comparable companies.

The December 2023 Convertible Note, March 2024 Convertible Notes, December 2023 Warrants, and March 2024 Warrants contain conversion limitations providing that a holder thereof may not convert the Notes or exercise the Warrants to the extent (but only to the extent) that, if after giving effect to such conversion, the holder or any of its affiliates would beneficially own in excess of 4.9% of the outstanding shares of the Company’s common stock immediately after giving effect to such conversion or exercise.

During the three months ended March 31, 2024 and 2023, amortization of debt discount, which is reflected in interest expense on the accompanying consolidated statements of operations, amounted to $36,785 and $0, respectively.

On March 31, 2024 and December 31, 2023, convertible notes payable consisted of the following:

	March 31, 2024	December 31, 2023
Convertible notes payable	$750,001	$475,000
Less: debt discount	(171,221)	(131,204)
Convertible notes payable, net	578,780	343,796
Less: current portion of convertible notes payable	(578,780)	(343,796)
Convertible notes payable – long-term	$-	$-

NOTE 10 – STOCKHOLDERS’ EQUITY

Preferred Stock

Series A Preferred Stock

On June 7, 2022, the Company’s board of directors approved an Amendment to its Articles of Incorporation to designate a series of preferred stock, the Series A Convertible Preferred Stock (the “Series A Preferred”). The Series A Preferred Certificate of Designation became effective on January 20, 2023, with the Secretary of State of the State of Delaware. The Certificate of Designations established 3,000,000 shares of the Series A Preferred, par value $0.0001, having such designations, preferences, and rights as determined by the Company’s Board of Directors in its sole discretion, in accordance with the Company’s Articles of Incorporation and Amended and Restated Bylaws.

F-83

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

Each share of Series A Preferred had an initial stated value of $10.00 per share. On August 28, 2023, the Company amended its Series A Preferred Certificate of Designation to amend the Series A Stated Value to $2.50 per share (the “Series A Stated Value”).

The holders of the Series A Preferred Stock shall have conversion rights as follows. Each share of Series A Preferred is convertible into the number of common shares equal to the Series A Stated Value divided by the Fair Market Value of the common stock. The Series A Stated Value is $2.50 per share and the Fair Market Value is equal to the average of the closing price for the Company’s common stock on a National Market Exchange, for the 20 trading days prior to conversion or in the case of an initial public offering the initial listing price. Series A Preferred has voting rights equal to the number of common shares into which it may convert. The conversion rights of Preferred Series A are contingent upon the Company’s completion of the initial public offering and/or listing on a National Market Exchange.

The holders of the Series A Preferred shall be entitled to any dividend that is payable to the holders of the Company’s common stock. The holders of the Series A Preferred then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred in an amount at least equal to (i) in the case of a dividend on common stock or any class or series that is convertible into common stock, that dividend per Share of Series A Preferred as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into common stock and (B) the number of shares of common stock issuable upon conversion of a share of Series A Preferred, in each case calculated on the record date for determination of holders entitled to receive such dividend.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, each share of Series A Preferred shall automatically be converted into shares of the Company’s common stock at the then applicable conversion rate determined in accordance with the Series A Preferred Certificate of Designation. In the case of a Deemed Liquidation Event, as defined in the Certificate of Designation, each share of Series A Preferred shall automatically be converted into shares of common stock at the then applicable conversion rate, except that the Series A Conversion Price was equal to the per share Series A Stated Value, as amended.

The Series A Preferred also contains certain protection provisions, as defined.

In any matter presented to the shareholders of the Company for their action or consideration at any meeting of shareholders of the Company (or by written consent of shareholders in lieu of meeting), each holder of outstanding shares of Series A Preferred shall be entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series A Preferred held by such holder are convertible as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Articles of Incorporation, holders of Series A Preferred shall vote together with the holders of common stock as a single class.

The Series A Preferred were evaluated to determine whether temporary or permanent equity classification on the consolidated balance sheet was appropriate. As per the terms of the Series A Preferred Certificate of Designation, Series A Preferred is not redeemable for cash. As such, the Series A Preferred is classified as permanent equity. The Company concluded that the conversion rights under the Series A Preferred were clearly and closely related to the equity host instrument. Accordingly, the conversion rights feature on the Series A Preferred were not considered an embedded derivative that required bifurcation.

On June 7, 2022, in connection with the acquisition of 100% of the Safe-Pro USA, the Company issued 3,000,000 share of Series A preferred stock.

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SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

Series B Preferred Stock

On August 29, 2022, the Company’s board of directors approved an Amendment to its Articles of Incorporation to designate a series of preferred stock, the Series B Convertible Preferred Stock (the “Series B Preferred”). The Series B Preferred Certificate of Designation became effective on January 30, 2023 with the Secretary of State of the State of Delaware. The Series B Preferred Certificate of Designations established 3,275,000 shares of the Series B Preferred, par value $0.0001, having such designations, preferences, and rights as determined by the Company’s Board of Directors in its sole discretion, in accordance with the Company’s Articles of Incorporation and Amended and Restated Bylaws.

Each share of Series B Preferred shall have a stated value of $2.00 per share (the “Series B Stated Value”).

The holders of the Series B Preferred Stock shall have conversion rights as follows. Each share is convertible into that number of common shares equal to the Series B Stated Value divided by the Fair Market Value of the common stock. The Series B Stated Value is $2.00 per share and the Fair Market Value is equal to the average of the closing price for the Company’s common stock a National Market Exchange, for the 20 trading days prior to conversion or in the case of an initial public offering the initial listing price. The Series B Preferred has voting rights equal to the number of common shares into which it may convert. The conversion rights of Preferred Series B are contingent upon the Company’s completion of the initial public offering and/or listing on a National Market Exchange.

The holders of the Series B Preferred shall be entitled to any dividend that is payable to the holders of the Company’s common stock. The holders of the Series B Preferred then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred in an amount at least equal to (i) in the case of a dividend on common stock or any class or series that is convertible into common stock, that dividend per Share of Series B Preferred as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into common stock and (B) the number of shares of common stock issuable upon conversion of a share of Series A Preferred, in each case calculated on the record date for determination of holders entitled to receive such dividend.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, each share of Series B Preferred shall automatically be converted into shares of the Company’s common stock at the then applicable conversion rate determined in accordance with the Series B Preferred Certificate of Designation. In the case of a Deemed Liquidation Event, as defined in the Certificate of Designation, each share of Series B Preferred shall automatically be converted into shares of common stock at the Series B Conversion Price equal to $2.00 per share.

In any matter presented to the shareholders of the Company for their action or consideration at any meeting of shareholders of the Company (or by written consent of shareholders in lieu of meeting), each holder of outstanding shares of Series B Preferred shall be entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series B Preferred held by such holder are convertible as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Articles of Incorporation, holders of Series B Preferred shall vote together with the holders of common stock as a single class.

The Series B Preferred also contains certain protection provisions, as defined.

The Series B Preferred were evaluated to determine whether temporary or permanent equity classification on the consolidated balance sheet was appropriate. As per the terms of the Series B Preferred Certificate of Designation, Series B Preferred is not redeemable for cash. As such, the Series B Preferred is classified as permanent equity. The Company concluded that the conversion rights under the Series B Preferred were clearly and closely related to the equity host instrument. Accordingly, the conversion rights feature on the Series B Preferred were not considered an embedded derivative that required bifurcation.

On August 29, 2022, in connection with the acquisition of 100% of Airborne Response, the Company issued 3,275,000 share of Series B preferred stock.

F-85

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

Common Stock

In connection with 314,141 and 148,438 Units issued for cash at $3.20 per unit in 2023 and 2022, respectively, at any time during the 12 months following the acceptance of the investor’s subscription by the Company (the “Protection Period”), should the Company sell shares of its common stock or securities convertible into shares of its common stock for less than the Per Share Purchase Price (the “New Purchase Price”), except for issuances pursuant to a stock award program for bona fide services provided to Company, the Company shall issue that number of additional shares of its common stock to the Subscriber such that the number of shares of common stock issued to the Subscriber (the Subscribed Shares plus the additional shares divided by the Subscription Proceeds is equal to the New Purchase Price. Additionally, should the Company have an IPO or become public through a reverse merger or similar transaction where the Company and its shareholders represent the controlling interest in the public company during the Protection Period, the Company covenants that if the price per share at the IPO (the “IPO Price”) is less than $5.00 per share (after giving effect to any split or consolidation) then the Company shall issue to the Subscriber that number of Shares so that the value of the Subscribers subscribed for shares shall be equal to not less than $5.00 per share.

Common stock issued for services

2024

During the three months ended March 31, 2024, the Company issued 50,000 vested common shares to a director for services rendered pursuant to a January 9, 2024 board of directors agreement (See Note 11). The Company valued these common shares at the fair value of $98,000, or $1.96 per share based on sales of common stock units in recent private placements. In connection with these shares, during the three months ended March 31, 2024, the Company recorded stock-based professional fees of $98,000.

Common stock issued for asset acquisition

2023

On March 9, 2023, the Company entered into and closed on a Share Exchange Agreement (the “Share Exchange Agreement”) with (i) Safe Pro AI and (ii) the members of Safe Pro AI. Pursuant to the Share Exchange Agreement, the Company acquired 100% of the member interests of Safe Pro AI in exchange for 281,250 shares of the Company’s common stock, These shares were valued at $545,625, or $1.94 per share, on the measurement date based on recent sales of units of common stock and warrants, and the acquired asset was recorded as an intangible asset on the accompanying unaudited consolidated balance sheet (See Note 3).

Warrants

During March 2024, the Company entered into convertible note agreements with investors pursuant to which the Company issued and sold to the Investors (i) the March 2024 Convertible Notes in the principal amount of $275,001 and (ii) the March 2024 Warrants to purchase up to 85,938 shares of the Company’s common stock at an initial exercise price of $1.00, subject to adjustment.

A summary of the status of the Company’s total outstanding warrants and changes during the three months ended March 31, 2024 is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (1)
Balance Outstanding on December 31, 2023	611,017	$1.00	2.5	$574,356
Issued	85,938	1.00	3.0	-
Balance Outstanding on March 31, 2024	696,955	$1.00	2.3	$669,077
Exercisable, March 31, 2024	696,955	$1.00	2.3	$669,077

(1) The aggregate intrinsic value on March 31, 2024 was calculated based on the difference between the calculated fair value on March 31, 2024 of $1.96 and the exercise price of the underlying warrants. The aggregate intrinsic value on December 31, 2023 was calculated based on the difference between the calculated fair value on December 31, 2023 of $1.94 and the exercise price of the underlying warrants.

The Company determined that the warrants do not meet the definition of liability under FASB ASC Topic 480 and therefore classified the warrants as equity instruments.

2022 Equity Incentive Plan

On July 1, 2022, the Company’s Board of Directors authorized and adopted the 2022 Equity Incentive Plan (the “2022 Plan”) and reserved 5,000,000 shares of common stock for issuance thereunder. The 2022 Plan’s purpose is to encourage ownership in the Company by employees, officers, directors and consultants whose long-term service the Company considers essential to its continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success. The 2022 Plan provides for the issuance of incentive stock options, non-statutory stock options, restricted stock, restricted stock units (“RSUs”), and other stock-based awards. During the year ended December 31, 2023 and 2022, 595,000 and 830,000 of the Company’s common shares issued for services, as described above, were issued pursuant to the 2022 Plan, respectively. During the three months ended March 31, 2024, 50,000 of the Company’s common shares issued for services, as described above, were issued pursuant to the 2022 Plan. As of March 31, 2024 and December 31, 2023, the Company had 3,525,000 and 3,575,000 shares available for issuance under the 2022 Plan.

F-86

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Legal matters

From time to time, the Company may be involved in litigation related to claims arising out of its operations in the normal course of business. As of March 31, 2024, the Company is not involved in any pending or threatened legal proceedings that it believes could reasonably be expected to have a material adverse effect on its financial condition, results of operations, or cash flows.

Employment agreements

Daniyel Erdberg – Chief Executive Officer – Airborne Response Corp.

On March 21, 2022, the Company’s wholly owned subsidiary, Airborne Response Corp. (“Airborne”), entered into a three-year Employment Agreement, (“Agreement”) with Daniyel Erdberg, that extends for successive one-year renewal terms unless either party gives 30-days’ advance notice of non-renewal. Under the Agreement Mr. Erdberg will serve as Airborne’s Chief Executive Officer and will receive an annual base salary of $225,000 and participation in retirement and welfare benefits. At the discretion of the Board of Directors, a portion of the Base Salary may be accrued and at the election of the Employee be paid in common stock of the Company. The Agreement provides for a performance bonus based upon certain customer contracts of 15% in 2022; 10% in 2023; and 5% in 2024 of the Contribution Margin provided by such contracts during the term of the Agreement. “Contribution Margin” shall mean net revenue from sales (gross revenue net of refunds or charge backs), less expenses related to the provision of services or equipment under the contract. During the years ended December 31, 2023 and 2022, Airborne recorded performance bonuses to Mr. Erdberg of $13,575 and $79,031, respectively, which is included in salary, wages and payroll taxes on the accompanying consolidated statements of operations. Additionally, Mr. Erdberg shall be entitled to receive an annual cash bonus of an amount equal to up to 100% of his then-current Base Salary if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors. In the event of termination “without cause” or resignation with ‘good reason” (as defined within the Agreement), Mr. Erdberg shall receive one year base salary. During the years ended December 31, 2023 and 2022, Mr. Erdberg agreed to forgive an aggregate salary of $105,000 and $105,866, respectively. As of March 31, 2024, in connection with this employment agreement, the Company accrued wages due to this executive of $30,847, which is included in accrued compensation on the accompanying unaudited consolidated balance sheet.

Christopher Todd – Chief Operating Officer – Airborne Response Corp.

On March 21, 2022, Airborne entered into a three-year Employment Agreement, (“Agreement”) with Christopher Todd, that extends for successive one-year renewal terms unless either party gives 30-days’ advance notice of non-renewal. Under the Agreement Mr. Todd will serve as Airborne’s Chief Operating Officer and will receive an annual base salary of $225,000 and participation in retirement and welfare benefits. At the discretion of the Board of Directors, a portion of the Base Salary may be accrued and at the election of the Employee be paid in common stock of the Company. The Agreement provides for a performance bonus based upon certain customer contracts of 15% in 2022; 20% in 2022; 15% in 2023; and 10% in 2024 of the Contribution Margin provided by such contracts during the term of this Agreement. “Contribution Margin” shall mean net revenue from sales (gross revenue net of refunds or charge backs), less expenses related to the provision of services or equipment under the contract. During the years ended December 31, 2023 and 2022, Airborne recorded performance bonuses to Mr. Todd of $20,363 and $105,374, respectively, which is included in salary, wages and payroll taxes on the accompanying consolidated statements of operations. Additionally, Mr. Todd shall be entitled to receive an annual cash bonus in an amount equal to up to 100% of his then-current Base Salary if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors. In the event of termination “without cause” or resignation with ‘good reason” (as defined within the Agreement), Mr. Todd shall receive one year base salary. During the years ended December 31, 2023 and 2022, Mr. Todd agreed to forgive an aggregate salary and benefits of $105,000 and $116,107, respectively. As of March 31, 2024, in connection with this employment agreement, the Company accrued wages due to this executive of $33,136, which is included in accrued compensation on the accompanying unaudited consolidated balance sheet.

F-87

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

Pravin Borkar – Chief Technical Officer Safe Pro Group Inc and President – Safe-Pro USA LLC

On June 7, 2022, the Company’s wholly owned subsidiary, Safe-Pro USA LLC. (“SPUSA”), entered into a three-year Employment Agreement, (“Agreement”) with Pravin Borkar, that extends for five additional terms of one-year each, unless either party gives 30-days’ advance notice of non-renewal. Under the Agreement Mr. Borkar will serve as SPUSA’s President and Chief Technical Officer of Safe Pro Group Inc., (“Parent”). Mr. Borkar will receive an annual base salary of $225,000 with participation in retirement and welfare benefits of up to $1,500 per month for medical premiums, upon the date the Parent becomes effective on a national market system exchange. At the discretion of the Board of Directors, a portion of base salary may be accrued and at election of Mr. Borkar be paid in common stock of the Parent. Mr. Borkar shall be entitled to receive an annual cash bonus in an amount equal to up to 100% of his then-current Base Salary if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors. On August 26, 2023, pursuant to the Fourth Amendment to the Exchange Agreement, related to the acquisition of Safe-Pro USA, the Company agreed to pay Mr. Borkar, $120,000 annual base salary, retroactive to January 1, 2023, until such time that the Company is listed on a National Market Exchange. Additionally, on August 26, 2023, in connection with the fourth amendment to the Exchange Agreement, the Company agreed that after the Company has listed its common shares for trading on a national market system exchange (the “Listing”), the Company shall award the former members of Safe-Pro USA a number of shares of the Company’s common stock equal to $2,500,000 (the “Listing Shares”), valued at the opening price on the date of the Listing. The Listing Shares will vest upon the Company achieving $5,000,000 in revenue through the sale of Safe-Pro USA manufactured products calculated on a trailing twelve-month basis calculated from the date of this amendment forward. Upon the Company achieving $5,000,000 in revenue through the sale of Safe-Pro USA manufactured products, calculated from the date of this amendment forward, the former Safe-Pro USA members will be entitled to a one-time payment in an amount equal to 10% of the net profits generated therefrom. The Company considered the Listing Shares to be compensatory in nature (See Note 3). The Listing Shares shall be accounted for pursuant to ASC 718 – Stock-based compensation. Pursuant to ASC 718, the value of the Listing Shares shall be recognized upon a successful IPO and when the attainment the performance condition of $5,000,000 in revenues is probable. (See Note 16 – Subsequent Events for additional amendment).

Anjali Borkar – Vice President of Operations of Safe-Pro USA

On June 7, 2022, the Company’s wholly owned subsidiary, Safe-Pro USA entered into a three-year employment agreement, (“Agreement”) with Anjali Borkar, that extends for five additional terms of one-year each, unless either party gives 30-days’ advance notice of non-renewal. Under the Agreement Ms. Borkar will serve as Safe-Pro USA’s vice president of operations. Ms. Borkar will receive an annual base salary of $225,000 upon the date the Company becomes effective on a national market system exchange. Ms. Borkar shall be entitled to receive an annual cash bonus in an amount equal to up to 100% of his then-current Base Salary if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors. On August 26, 2023, pursuant to the Fourth Amendment to the Exchange Agreement, related to the acquisition of Safe-Pro USA, the Company agreed to pay Ms. Borkar, $120,000 annual base salary, retroactive to January 1, 2023, until such time that the Company is listed on a National Market Exchange.

Theresa Carlise – Chief Financial Officer – Safe Pro Group Inc.

On June 22, 2023, the Company entered into a one-year Employment Agreement, (“Agreement”) that extends for an additional one-year renewal term unless either party gives 30-days’ advance notice of non-renewal, with Theresa Carlise. Under the Agreement, Ms. Carlise shall serve as Chief Financial Officer with annual base salary as follows (i) $5,000 per month from the Execution Date and for a period of six months (the “Initial Payment Period”), which shall accrue monthly and be payable upon listing on Nasdaq or other National Market System exchange or at such time after the effective date hereof that the Company has raised at least $750,000, whichever is earlier, (ii) $10,000 per month beginning in the seventh month after the Execution Date (the “Second Payment Period”), payable on the Company’s regular payment schedule. (iii) $15,000 per month beginning the day after the Company is listed for trading on Nasdaq or other National Market System exchange. In addition to the Base Salary of $15,000, the Employee shall additional be entitled to a car allowance of $600 per month and payment of 100% of her health insurance premium through the Company’s plan or if the Company does not have a plan, then up to $1,500 per month of the actual premium paid for private health insurance. on listing on Nasdaq or other National Market System exchange, the term of this agreement will automatically be amended to re-commence a new one-year term, from the listing date thereof. Upon execution of this agreement Ms. Carlise received 30,000 fully vested restricted shares of the Company.

F-88

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

On November 1, 2023, the Company entered into Amendment No. 1 to the June 22, 2023 Agreement. Section 4(a)(i) and Section 4(a)(ii) of the Employment Agreement, regarding Annual Base Salary is hereby amended to read as follows: “(i) $10,000 per month from the Execution Date and for a period of six months (the “Initial Payment Period”), which shall accrue monthly and be payable upon listing on Nasdaq or other National Market System exchange, whichever is earlier $10,000 per month beginning the earlier of January 22, 2024 or at such time after the effective date hereof that the Company has raised at least $750,000 (the “Second Payment Period”), be payable semimonthly less applicable taxes on the Company’s regular payroll processing schedule.”

On March 27, 2024, the Company and Ms. Carlise entered into Amendment No. 2 to the June 22, 2023 Agreement. On April 12, 2024, the Compensation and Nominating Committees of the Company’s Board of Directors and the Board of Directors approved the Amended and Restated Employment Agreement (“A&R Agreement’) for Theresa Carlise. The Nominating Committee appointed Ms. Carlise as Assistant Secretary, in addition to her current positions as Chief Financial Officer and Treasurer. The Compensation Committee approved the following: (i) the benefits provided within the Agreement, upon the listing on a National Market Exchange, were to be accrued from the effective date of June 22, 2023 forward, to include $600 monthly auto allowance and insurance premiums of $1,500 month, (ii) four weeks of PTO, of which unused portion will accrue into the following year, (iii) annual minimum increases to Base Salary between 10-20%, to be determined by the Compensation Committee and (iii) adjustment to the language in Other Tax Matters, Section 409A.

As of March 31, 2024 and December 31, 2023, in connection with this employment agreement, the Company accrued wages due to this executive of $103,485 and $73,904, respectively, which is included in accrued compensation on the accompanying unaudited consolidated balance sheet.

Daniyel Erdberg – Chief Executive Officer – Safe Pro Group Inc.

On November 1, 2023, the Company entered into a five-year Employment Agreement, (“Agreement”) with Mr. Erdberg, (“Executive”), which extends automatically for successive one-year renewal terms unless either party gives 90-days’ advance notice of non-renewal. Upon listing on Nasdaq or other National Market System exchange, the term of this agreement will automatically be amended to re-commence a new one-year term, from the listing date thereof.

Base Salary. During the first year of the Term, the Company shall pay to the Executive an annual salary of $360,000 (“Base Salary”). Thereafter, the Compensation Committee of the Board (the “Committee”) shall consider increases in Base Salary for subsequent years in connection with performance and a review of compensation provided at peer companies, which companies shall be subject to review on a continuing basis (the “Peer Group”), taking into account Company and individual performance objectives; provided, however, that Base Salary shall be increased as of each anniversary of the Effective Date by a minimum of the greater of five percent or the annual increase in the Federal Consumer Price Index. Executive’s Base Salary shall not be decreased (including after any increases pursuant to this Section 3(a)) without Executive’s written consent. Notwithstanding the foregoing, the Base Salary shall be accrued on the books of the Company until such time that the Board determines that the Company has sufficient capital to begin paying the Base Salary monthly in cash. At such time any accrued and unpaid Base Salary shall be paid over a six-month period, or at the election of the Executive in shares of the Company’s common stock at the then current market price. Additionally, upon the commencement of cash payments of the Base Salary to the Executive, the Executive’s employment agreement with Airborne Response, shall be terminated by the mutual agreement of the Executive and Airborne Response, with any accrued and unpaid salary to be paid to Executive at that time.

Additional Benefits. Certain other employee benefits and perquisites, including reimbursement of necessary and reasonable travel and participation in retirement and welfare benefits, and a car allowance of $1,000 per month. If the Company does not provide health insurance or the Executive is covered under a different policy, the Company shall reimburse Executive up to $3,500 per month for health insurance coverage, which may be accrued at the option of the Board and which may be paid in shares of the Company’s common stock at the option of the Employee.

Long-term incentive award. During the Term, the Executive shall have an annual target long-term incentive award opportunity of 300% of one year’s Base Salary. The Committee will award the Executive’s long-term incentive award based on an evaluation of performance and Peer Group compensation practices, taking into account Company and individual performance objectives. In its sole discretion, the Committee may award a long-term incentive award in excess of the target long-term incentive award opportunity. Notwithstanding the foregoing, the Committee may grant a special long-term incentive award at any time. Long-term incentive awards not granted under the 2022 Safe Pro Group Equity Incentive Plan (collectively with any successor plan thereto, the “Equity Incentive Plan”) shall be deemed “earned” if Executive is employed on the last day of the applicable performance period and shall be paid no later than March 15th of the year immediately following the year in which the applicable performance period expired. Awards granted under the Equity incentive Plan shall be subject to the terms and conditions of such plan and the award agreement.

F-89

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

Annual Target Cash Bonus Opportunity. During the Term, Mr. Erdberg shall have an annual target cash bonus opportunity of 100% of one year’s Base Salary with a minimum guaranteed annual cash bonus of 25% of one year’s Base Salary. The Committee shall award the Executive’s annual cash bonus based on an evaluation of performance and Peer Group compensation practices, taking into account Company and individual performance objectives. In its sole discretion, the Committee may award an annual cash bonus in excess of the annual cash bonus opportunity. Notwithstanding the foregoing, the Committee may grant a special bonus at any time. Annual cash bonuses shall be deemed “earned” if Executive is employed on the last day of the year to which the bonus relates and shall be paid no later than March 15th of the year immediately following the year to which the annual bonus relates.

Adjusted EBITDA Milestone Equity Award. In addition to the bonus awards set forth above, the Executive shall be entitled to the bonus awards as follows; for each calendar year during the Term, in which the Company achieves the adjusted EBITDA. For the purposes hereof “Adjusted EBITDA” shall mean Earnings before payment of interest, taxes, depreciation or amortization and shall not include unrealized gains or losses, non-cash expenses, gains or losses on foreign exchange, goodwill impairments, non-operating income, and share-based compensation. See table below.

Market Cap Milestone Performance Award. Upon the Company meeting the Market Cap Milestones listed below and maintaining such market cap for a period of 22 consecutive trading days, the Executive will be awarded that number of shares set forth in the as referenced in the table below and shall be based upon the value of all shares issued and outstanding during the period as used in the Basic” earnings per share calculation.

Adjusted EBITDA Milestones	Bonus Awards Shares	Market Cap Milestones	Bonus Awards Shares
$500,000	100,000	$30.000,000	200,000
$1,000,000	200,000	$40,000,000	200,000
$2,000,000	225,000	$60,000,000	200,000
$4,000,000	237,500	$80,000,000	200,000
$5,000,000	237,500

National Security Exchange Registration Equity Award. Upon the Company going public on a National Securities Exchange, the Executive will be entitled to an award of 450,000 shares of common stock.

Significant Transaction Bonus. Upon the Company closing a Significant Transaction, as defined below, the Executive shall be granted that number of shares of common stock or a new series of preferred shares of the Company that is convertible into common stock of the Company equal to 5% of the of the value of all of the consideration, including any stock, cash or debt, of such completed transaction. The Executive can earn this grant of stock for each Significant Transaction closed by the Company during the Term of this Agreement. “Significant Transaction” shall mean the Company closing a financing for at least $500,000, not including the Company’s initial public offering, or the closing of an acquisition with a valuation (determined by the value of the consideration paid by the Company) of not less than $1,000,000.

As of March 31, 2024, in connection with this employment agreement, the Company accrued wages and other benefits due to this executive of $172,500, of which $167,500 is included in accrued compensation and $5,000 is included in accrued expenses on the accompanying unaudited consolidated balance sheet. As of December 31, 2023, in connection with this employment agreement, the Company accrued wages and other benefits due to this executive of $69,000, of which $60,000 is included in accrued compensation and $9,000 is included in accrued expenses on the accompanying unaudited consolidated balance sheet.

F-90

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

Agreements with directors

On May 4, 2022, the Company entered into Letter Agreements with three Directors of the Company. For services to be performed, the Company agrees to pay each director an annual fee of $48,000 payable in equal monthly installments commencing upon listing on a national exchange. Additionally, the Company granted each director 50,000 common shares of the Company. Pursuant to the Letter Agreement, as amended, the vesting of these common shares was contingent upon an IPO event of the Company occurring. Since these common shares were contingent on the occurrence of an event for which probability could not be determined, no compensation cost would be recognized related to these common shares until the occurrence of the IPO event. In September 2022, the Company cancelled the letter agreement with one of these directors and 25,000 of his 50,000 common shares were cancelled. On November 1, 2023, the Company’s board of directors approved the vesting of an aggregate of 125,000 of these shares and recognized stock-based compensation upon vesting.

On January 9, 2024, the Company entered into a Letter Agreement with a Director of the Company. For services to be performed, the Company agrees to pay this director an annual fee of $48,000 payable in equal monthly installments commencing upon listing on a national exchange. Additionally, the Company granted the director 50,000 vested common shares of the Company (See Note 10).

Product liability insurance

The Company’s subsidiary, Safe-Pro USA, carries a product liability policy that covers up to $2,000,000 of claims retroactive to June 26, 2020.

Contingent amounts due to related parties

As discussed in Note 13 – Related Party Transactions, the Company agreed to assume a liability to the former members of Safe-Pro USA of $1,622,540 as of the Safe-Pro USA acquisition date. The amount due to the former members Safe-Pro USA was originally agreed to be $2,193,901, which was reduced to $1,622,540 to account for certain revenues not recognized since the performance obligation was not completed (See Note 2 – Revenue Recognition under Safe-Pro USA for the 20% performance obligation) and other holdbacks. On April 11, 2024, pursuant to the Fifth Amendment to Exchange Agreement, should the Company collect the 20% performance obligation in the future that the former members would be reimbursed this difference up to $571,361. In addition, pursuant to Amendment No. 5, all further payments due under this contingent obligation of $571,361, are to be paid from the proceeds of contracts and performance bonds, offset by certain costs associated with the contracts, from the customer the Bangladesh Ministry of Defense

NOTE 12 – CONCENTRATIONS

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable and cash deposits.

The Company’s cash is held at major commercial banks, which may at times exceed the Federal Deposit Insurance Corporation (“FDIC”) limit. To date, the Company has not experienced any losses on its invested cash. As of March 31, 2024 and December 31, 2023, the Company had cash in bank in excess of FDIC insured levels of approximately $0 and $338,739, respectively.

Geographic concentrations of sales

During the three months ended March 31, 2024, 21% of total sales were to a customer in Canada and 79% of total sales were to customers in the United States. During the three months ended March 31, 2023, 82.4% of total sales were to a customer in Bangladesh and 17.6% were to customers in the United States.

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SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

Customer concentration

For the three months ended March 31, 2024, three customers accounted for approximately 95.3% of total sales (49.5%, 21.0% and 24.8%, respectively). For the three months ended March 31, 2023, two customers accounted for approximately 98.2% of total sales (82.4% and 15.8%, respectively). A reduction in sales from or the loss of such customers would have a material adverse effect on the Company’s results of operations and financial condition. Additionally, for the three months ended March 31, 2023, 83.9% of Safe-Pro USA’s sales were made to the Bangladesh Ministry of Defense. During the three months ended March 31, 2024, Safe-Pro USA did not recognize any revenue from this significant customer.

On March 31, 2024, one customer accounted for 79% of the total accounts receivable balance. On December 31, 2023, two customers accounted for 100.0% of the total accounts receivable balance (52.0% and 48.0%, respectively). Sales of Airborne Response are seasonal based on weather conditions or patterns.

Supplier concentration

During the three months ended March 31, 2024, the Company purchased approximately 72% of its inventory from two suppliers. During the three months ended March 31, 2023, the Company purchased approximately 66.5% of its inventory from one supplier. The loss of these suppliers may have a material adverse effect on the Company’s results of operations and financial condition. However, the Company believes that, if necessary, alternate vendors could supply similar products in adequate quantities to avoid material disruptions to operations.

NOTE 13 – RELATED PARTY TRANSACTIONS

Due to related parties

In connection with the Acquisition of Safe-Pro USA, the Company agreed to assume a liability due to the former member of Safe-Pro USA of $1,622,540. The Safe-Pro USA preacquisition members advanced funds to Safe-Pro USA for working capital purposes prior to the acquisition and during the 2024, 2023 and 2022 periods. Additionally, during 2024, 2023 and 2022, a company owned by the preacquisition members paid certain expenses and wages on behalf of the Company and was reimbursed for these expenses. These advances are non-interest bearing and are payable on demand. During the three months ended March 31, 2024, the Company repaid $10,746 of these advances and assumed liabilities. During the year ended December 31, 2023, the Company was advanced funds of $298,361 and repaid $793,458 of these advances and assumed liabilities. During the period from June 8, 2022 to December 31, 2022, the Company was advanced funds of $93,003 and repaid $814,892 of these advances and assumed liabilities. On March 31, 2024 and December 31, 2023, amounts due to the former member amounted to $394,808 and $405,554, respectively, which is included in due to related parties on the accompanying unaudited consolidated balance sheets. See Note 11 – Contingencies for contingent amounts due to related parties.

Production expenses – related party

During the three months ended March 31, 2024 and 2023, the Company incurred production services from a company owned by the former member of Safe-Pro USA in the amount of $0 and $3,600, respectively, which is included in cost of sales on the accompanying unaudited consolidated statements of operations.

NOTE 14 – OPERATING LEASE RIGHT-OF-USE (“ROU”) ASSETS AND OPERATING LEASE LIABILITIES

On July 13, 2022, and effective on August 1, 2022, the Company entered into a 36-month lease agreement for the lease of office space under a non-cancelable operating lease through July 31, 2025. During the term of lease, the Company shall pay base rent of $2,704 from August 1, 2022 to July 1, 2023, with escalation of the base rent of 4% per year thereafter on the anniversary date of the lease. The Company is to pay the base rental rate plus common area assessments and sales tax for the lease payments. In connection with this lease, on August 1, 2022, the Company increased right of use assets and lease liabilities of $92,509.

F-92

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

In July 2021, Safe-Pro USA entered into a 62-month lease agreement for the lease of office, manufacturing and warehouse space under a non-cancelable operating lease through September 30, 2026. During the term of lease, the Company shall pay base rent of $3,043 from August 1, 2021 to September 30, 2022, with escalation of the base rent of 4% per year thereafter on the anniversary date of the lease. The Company is to pay the base rental rate plus common area assessments and sales tax for the lease payments. Common area assessments and sales tax for the lease payments are expensed monthly as incurred. In connection with the Company’s acquisition of Safe-Pro USA, on June 7, 2022, the Company acquired right of use assets and assumed lease liabilities of $154,265 and $156,963, respectively.

In adopting ASC Topic 842, Leases (Topic 842) on January 1, 2022 the Company had elected the ‘package of practical expedients’, which permitted it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs (see Note 2). In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 months or less. Upon signing of new leases for property and equipment, the Company analyzed the new leases and determined it is required to record a lease liability and a right of use asset on its consolidated balance sheets, at fair value.

During the three months ended March 31, 2024 and 2023, in connection with its property operating leases, the Company recorded rent expense of $22,710 and $22,947, respectively, which is expensed during the period and included in general and administrative expenses on the accompanying unaudited consolidated statements of operations.

The significant assumption used to determine the present value of the lease liabilities on August 1, 2022 and June 7, 2022 was a discount rate ranging from 3.75% to 6.0%, which was based on the Safe-Pro USA’s and the Company’s estimated average incremental borrowing rate, respectively.

On March 31, 2024 and December 31, 2023, right-of-use asset (“ROU”) is summarized as follows:

	March 31, 2024	December 31, 2023
Office lease right of use assets	$246,774	$246,774
Less: accumulated amortization	(109,952)	(93,370)
Balance of ROU assets	$136,822	$153,404

On March 31, 2024 and December 31, 2023, operating lease liabilities related to the ROU assets are summarized as follows:

	March 31, 2024	December 31, 2023
Lease liabilities related to office lease right of use assets	$143,046	$159,634
Less: current portion of lease liabilities	(70,084)	(68,522)
Lease liabilities – long-term	$72,962	$91,112

On March 31, 2024, future minimum base lease payments due under non-cancelable operating leases are as follows:

Twelve months ended March 31,	Amount
2025	$74,935
2026	53,600
2027	21,362
Total minimum non-cancelable operating lease payments	149,897
Less: discount to fair value	(6,851)
Total lease liabilities on March 31, 2024	$143,046

F-93

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

NOTE 15 – SEGMENT REPORTING

During the three months ended March 31, 2024 and 2023, the Company operated in three reportable business segments which consisted of (1) the business of Safe-Pro USA, (2) the business of Airborne Response, and (3) the business of Safe Pro AI. The Company’s reportable segments are strategic business units that offer different products. They are managed separately based on the fundamental differences in their operations and locations.

Information with respect to these reportable business segments for the three months ended March 31, 2024 and 2023 was as follows:

	Three Months Ended March 31,	Three Months March 31,
	2024	2023
Revenues:
Safe-Pro USA	$222,356	$366,969
Airborne Response	85,297	6,538
Safe Pro AI	-	-
	307,653	373,507
Depreciation and amortization:
Safe-Pro USA	27,312	27,175
Airborne Response	32,998	31,809
Safe Pro AI	-	-
Other (a)	367	295
	60,677	59,279
Interest expense:
Safe-Pro USA	56,832	1,369
Airborne Response	2,142	-
Safe Pro AI	-	-
Other (a)	-	-
	58,974	1,369
Net income (loss):
Safe-Pro USA	(63,477)	(14,329)
Airborne Response	(144,667)	(137,583)
Safe Pro AI	(85,937)	(21,958)
Other (a)	(849,779)	(309,117)
	$(1,143,860)	$(482,987)

	March 31, 2024	December 31, 2023
Identifiable long-lived tangible assets, net by segment:
Safe-Pro USA	$253,406	$265,402
Airborne Response	46,814	49,895
Other (a)	5,264	5,631
	$305,484	$320,928

(a)	The Company does not allocate any general and administrative or financing expenses of its holding company activities to its reportable segments, because these activities are managed at the corporate level.

F-94

SAFE PRO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 and 2023

NOTE 16 – SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the balance sheet date through May 29, 2024, the date these unaudited consolidated financial statements were available to be issued.

Fifth Amendment to Exchange Agreement

On June 7, 2022 (“Measurement Date One”) and amended on October 27, 2022, May 12, 2023, August 15, 2023 and August 26, 2023, the Company entered into and closed on a Share Exchange Agreement (the “Exchange Agreement”) with (i) Safe-Pro USA, (ii) the members of Safe-Pro USA (the “Safe-Pro USA Members”), and (iii) the Representative of the Safe-Pro USA Members. Pursuant to the Exchange Agreement, on June 7, 2022, the Company acquired 100% of the Safe-Pro USA Members units, representing 100% of Safe-Pro USA’s issued and outstanding member interests (the “Safe Pro USA Member Interests”) in exchange for 3,000,000 Series A preferred stock of the Company. The Exchange Agreement was further amended on April 11, 2024 to include:

1. Additional Consideration as follows: (i) If on or before March 31, 2026, the Company achieves $5,000,000 in revenue sourced by Pravin Borkar from the sale of Safe-Pro USA manufactured products, calculated on a trailing twelve-month basis (the “First Revenue Milestone”) the Parent shall issue to the Members a number of shares of Parent Common Stock equal to $1,250,000 (the “First Earnout Shares”), valued at the greater of opening price on the date the Parent’s common stock is listed for trading on a National Exchange and the closing price of such common stock on such National Exchange on the trading day immediately prior to the Company achieving the First Revenue Milestone, (ii) additionally, if on or before March 31, 2026, upon the Company achieving $7,500,000 in revenue sourced by Pravin Borkar from the sale of Safe-Pro USA manufactured products, (the “Second Revenue Milestone”) calculated on a trailing twelve-month basis, the Parent shall issue to the Members a number of shares of Parent Common Stock equal to $1,250,000 (the “Second Earnout Shares”), valued at the greater of opening price on the date the Parent’s common stock is listed for trading on a National Exchange and the closing price of such common stock on such National Exchange on the trading day immediately prior to the Company achieving the Second Revenue Milestone. The Second Earnout Shares shall be in addition to the First Earnout Shares, and (iii) if on or before March 31, 2026, the Company achieves $5,000,000 in revenue sourced by sourced by Pravin Borkar from the sale of Safe-Pro USA manufactured products, calculated from August 26, 2023, forward, the Members will be entitled to a one-time payment in an amount equal to 10% of the net profits generated therefrom.

2. The amounts owed to Pravin Borkar shall be paid from the proceeds from the Contracts and Performance Bonds, less the ten percent commissions and expenses to each contract, (“BMD Proceeds”), with Bangladesh Ministry of Defense. Any remaining amounts owed from this balance, after given effect to BMD Proceeds are not the responsibility of the Company.

3. Obsolete inventory (prior to December 2020) as further identified by Mr. Borkar and Mr. Erdberg, will be assigned to Mr. Borkar.

Employment agreement

On April 12, 2024, the Compensation and Nominating Committees of the Company’s Board of Directors and the Board of Directors approved the Amended and Restated Employment Agreement (“A&R Agreement’) for Theresa Carlise. The Nominating Committee appointed Ms. Carlise as Assistant Secretary, in addition to her current positions as Chief Financial Officer and Treasurer. The Compensation Committee approved the following: (i) the benefits provided within the Agreement, upon the listing on a National Market Exchange, were to be accrued from the effective date of June 22, 2023 forward, to include $600 monthly auto allowance and insurance premiums of $1,500 month, (ii) four weeks of PTO, of which unused portion will accrue into the following year, (iii) annual minimum increases to Base Salary between 10-20%, to be determined by the Compensation Committee and (iii) adjustment to the language in Other Tax Matters, Section 409A. (See Note 11).

Common stock units issued for cash

On April 2, 2024, the Company completed a private placement of 51,249 Units for aggregate proceeds of $163,997, or $3.20 per Unit. Each Unit consisted of one common share and one common share purchase warrant of the Company. Each warrant entitles the holder thereof to acquire one common share of the Company for a price of $1.00 for a period of 3 years from the date of issuance.

On April 30, 2024, the Company completed a private placement of 70,314 Units for aggregate proceeds of $230,807, or $3.20 per Unit. Each Unit consisted of one common share and one common share purchase warrant of the Company. Each warrant entitles the holder thereof to acquire one common share of the Company for a price of $3.20 for a period of 3 years from the date of issuance.

In connection with these Units issued for cash, at any time during the 12 months following the acceptance of the investor’s subscription by the Company (the “Protection Period”), should the Company sell shares of its common stock or securities convertible into shares of its common stock for less than the Per Share Purchase Price of $3.20 (the “New Purchase Price”), except for issuances pursuant to a stock award program for bona fide services provided to Company, the Company shall issue that number of additional shares of its common stock to the Subscriber such that the number of shares of common stock issued to the Subscriber (the Subscribed Shares plus the additional shares divided by the Subscription Proceeds is equal to the New Purchase Price. Additionally, should the Company have an IPO, or become public through a reverse merger or similar transaction where the Company and its shareholders represent the controlling interest in the public company during the Protection Period, the Company covenants that if the price per share at the IPO (the “IPO Price”) is less than $5.00 per share (after giving effect to any split or consolidation) then the Company shall issue to the Subscriber that number of Shares so that the value of the Subscribers subscribed for shares shall be equal to not less than $5.00 per share.

F-95

1,020,000 Shares of Common Stock

SAFE PRO GROUP INC.

PROSPECTUS

Dawson James Securities, Inc.

Spartan Capital Securities LLC

August 28, 2024